                  -------------------------------------------
                                   FORM S-4
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                ----------------------------------------------

                             Colony Bankcorp, Inc.
               ------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)

                                    Georgia
                -----------------------------------------------
                (State or Other Jurisdiction of Incorporation)

                                  58-1492391
                  -------------------------------------------
                           (I.R.S. Employer ID No.)

                                     6060
  --------------------------------------------------------------------------
             (Primary Standard Industrial Classification Code No.)

                             302 South Main Street
                          Fitzgerald, Georgia  31750
                                (912) 426-6000
   ------------------------------------------------------------------------
              (Address, including zip code and telephone number, Including area code, of Registrant's Principal Executive Offices)

                                James D. Minix
                             302 South Main Street
                          Fitzgerald, Georgia  31750
                                (912) 426-6000
       -----------------------------------------------------------------
                    (Name and Address of Agent for Service)

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the effective date of the Registration Statement and the receipt of all requisite regulatory approvals.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:
======

======

                               CALCULATION OF REGISTRATION FEE

Title of            Amount to be      Proposed Maximum     Proposed Maximum     Amount of
Securities To Be    Registered        Offering Price       Aggregate            Registration Fee
Registered                            Per Unit             Offering Price
- -----------------------------------------------------------------------------------------------------
Common Stock,
$10.00 Par Value
Per Share           200,000.00               *                    *                  $1,194.96
- -----------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------

* As provided in the Agreement and Plan of Reorganization, each of the 50,730 shares of common stock of Broxton State Bank will be converted into and exchanged for a number of shares of common stock of the registrant with a value equal to 1.65 times the per share book value of the Broxton State Bank common stock to be acquired, as defined in the Agreement. For purposes of the exchange ratio, the per share value of the shares of the registrant to be issued equals
1.25 times the sum of the registrant's common stock, surplus, undivided profits and year-to-date earnings or losses. On June 30, 1996, the book value of Broxton State Bank, as defined, was $41.40 per share, entitling the holders of its common stock to receive in the aggregate $3,465,378 of common stock of the registrant. On that date, the defined per share value of the registrant's common stock was $21.73 per share, resulting in the issuance of 159,475 shares, or $3,465,378 in the aggregate. The registration fee is based on that aggregate amount. The registrant is registering additional shares in order to insure registration of a sufficient number of shares, but will amend the registration statement at such time as the actual number of shares to be issued can be determined.

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

                                               TOTAL NUMBER OF PAGES ___________
                                                       EXHIBIT INDEX ___________

                             COLONY BANKCORP, INC.

                             Cross Reference Sheet
  [Pursuant to Reg. Section 230.404(a) and Reg. Section 229.501 Item 501(b)]

Item 1.     Forepart of Registration        Facing Sheet, Cross Reference
            Statement and Outside Front     Sheet, and Forepart of
            Cover Page of Prospectus        Prospectus

Item 2.     Inside Front and Outside        Available Information and
            Back Cover Pages of             Table of Contents
            Prospectus

Item 3.     Summary Information, Risk       Introduction, Summary of
            Factors, Ratio of Earnings      Proxy Statement, Certain
            to Fixed Charges, and           Risk Factors, and Pro Forma
            Other Information               Selected Financial Information
                                            and Per Share Data

Item 4.     Terms of the Transaction        The Proposed Reorganization;
                                            Appendix "A"; Federal Income
                                            Tax Consequences;
                                            Description of Securities;
                                            Certain Risk Factors; Price
                                            Ranges of Capital Stock of
                                            Broxton and Colony

Item 5.     Pro-Forma Financial             Selected Pro Forma Financial
            Information                     Information and Per Share
                                            Data; Financial Statements

Item 6.     Material Contracts with         Material Contracts Between
            the Company being Acquired      Broxton and Colony

Item 7.     Additional Information          Resale of Colony Common Stock
            Required for Reoffering by      Received in the Reorganization
            Persons and Parties Deemed
            to be Underwriters

Item 8.     Interest of Named Experts       Legal Opinions and Accountants
            and Counsel

Item 9.     Disclosure of Commission        Indemnification of Directors,
            Position on Indemnification     Officers, and Controlling
            for Securities Act Liabilities  Persons

Item 10.    Information with Respect        Not Applicable
            to S-3 Registrants

Item 11.    Incorporation of Certain        Not Applicable
            Information by Reference

Item 12.    Information with Respect        Not Applicable
            to S-2 or S-3 Registrants

Item 13.    Incorporation of Certain        Not Applicable
            Information by Reference

Item 14.    Information with Respect        History and Business of Colony
            to Registrants Other than       Bankcorp, Inc.; Price Ranges of
            S-3                             Capital Stock of Broxton and
                                            Colony; Dividend Policy of Colony
                                            and Broxton; Summary of Operations
                                            Colony (Unaudited); Management's
                                            Discussion and Analysis of
                                            Summary of Operations; Selected
                                            Financial Information; Legal
                                            Opinions and Accountants; Material
                                            Contracts between Broxton and Colony

Item 15.    Information with Respect        Not Applicable
            to S-3 Companies

Item 16.    Information with Respect        Not Applicable
            to S-2 or S-3 Companies

Item 17.    Information with Respect        History and Business of Broxton
            to Companies Other than         State Bank;  Price Ranges of
            S-3 or S-2 Companies            Capital Stock of Colony and Broxton;
                                            Selected Financial Information;
                                            Summary of Operations - Broxton
                                            (unaudited); and Management's
                                            Discussion and Analysis of Summary
                                            of Operations - Broxton

Item 18.    Information if Proxies,         Introduction; Rights of Dissenting
            Consents, or Authorizations     Shareholders; Management of Broxton
            are to be Solicited             State Bank; Principal Shareholders
                                            Broxton and Colony; Your Vote is
                                            Important; Expenses of Soliciting
                                            Proxies

Item 19.    Information if Proxies,         Not Applicable
            Consents or Authorizations
            are not to be Solicited or
            in an Exchange Offer

                              Broxton State Bank

                                PROXY STATEMENT

             Special Meeting of Shareholders of Broxton State Bank
                      to be held on September _____, 1996
                            ______________________

                             COLONY BANKCORP, INC.

                                  PROSPECTUS

This prospectus relates to the shares of common stock of Colony Bankcorp, Inc. ("Colony"), a Georgia corporation registered as a bank holding company, offered hereby to the shareholders of Broxton State Bank ("Broxton"), upon consummation of a proposed merger of Broxton Interim, Inc., a wholly-owned subsidiary of Colony, with and into Broxton State Bank, with Broxton State Bank as the surviving corporation which will be operated after the merger as a wholly-owned subsidiary of Colony. Upon completion of the merger, each share of Broxton State Bank common stock will be converted into the right to receive shares of the $10.00 par value common stock of Colony which have a value equal to 1.65 times the per share book value of the Broxton common stock as of the effective date of the merger. The method of calculating the exchange ratio is more particularly set forth in the Agreement.

COLONY BANKCORP, INC. HAS FILED A REGISTRATION STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION COVERING THE ESTIMATED SHARES OF COMMON STOCK OF COLONY BANKCORP, INC. TO BE ISSUED IN CONNECTION WITH THE REORGANIZATION. THIS PROXY STATEMENT ALSO CONSTITUTES A PROSPECTUS OF COLONY BANKCORP, INC. FILED AS A PART OF SUCH REGISTRATION STATEMENT.

                        _______________________________

A DISCUSSION OF MATERIAL RISKS IN CONNECTION WITH THE ACQUISITION OF THE SECURITIES OFFERED HEREUNDER IS CONTAINED ON PAGE 10 OF THE PROXY STATEMENT.

                        ______________________________

THE SHARES OF COMMON STOCK OF COLONY BANKCORP, INC. TO BE ISSUED IN CONNECTION WITH THE REORGANIZATION HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        ______________________________

THE SHARES OF COLONY BANKCORP, INC. COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR BANK DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

This Proxy Statement and Prospectus is first being mailed to shareholders of Broxton State Bank on or about August _____, 1996.

                                PROXY STATEMENT
                               TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----
Introduction........................................................       3
Summary of Proxy Statement..........................................       5
     Time, Date and Place...........................................       5
     Record Date....................................................       5
     Purposes of the Meeting........................................       5
     Shares Outstanding on the Record Date
        and Entitled to Vote........................................       5
     Terms of the Reorganization Plan...............................       6
     Business of Broxton and Colony.................................       6
     Reasons for the Reorganization.................................       6
     Determination of the Purchase Price............................       7
     Operations of Broxton and Colony
        after the Reorganization....................................       7
     Vote Required to Approve Merger - Voting Rights................       7
     Rights of Dissenting Shareholders..............................       8
     Effect of Reorganization on Broxton's
        Shareholders................................................       8
     Risk Factors...................................................       8
     Tax Consequences...............................................       8
     Regulatory Approval............................................       9
     Principal Ownership of Colony and Broxton......................       9
     Market Value of Shares of Broxton and Colony...................       9
Certain Risk Factors................................................      10
     No Established Trading Market for Colony's
          Stock.....................................................      10
     Restrictions on Dividends......................................      10
     Regulation.....................................................      10
     Competitive and Economic Conditions............................      11
     Voting Control.................................................      11
     Adequacy of Loan Losses........................................      11
     Effect of Reorganization on Rights
          of Shareholders...........................................      12
Selected Financial Information for Colony Bankcorp, Inc.............      13
The Proposed Reorganization.........................................      16
     Description of Reorganization..................................      16
     Reasons for the Reorganization.................................      17
     Determination of Purchase Price................................      18
     Conditions to the Reorganization...............................      20
     Surrender of Certificates......................................      20
     Shareholder Approval...........................................      21
     Effect of Reorganization on Broxton's Shareholders.............      21
     Accounting Treatment...........................................      23
     Income Tax Consequences........................................      23
Rights of Dissenting Shareholders...................................      23
Resale of Colony Common Stock Received
     in the Reorganization..........................................      26
Federal Income Tax Consequences.....................................      28

                                      (i)

History and Business of Colony Bankcorp, Inc........................     30
     Business of Colony Bankcorp, Inc...............................     30
     Market Area of Colony..........................................     31
     Lending Policies...............................................     31
     Regulation - Colony Bankcorp, Inc..............................     33
     Regulation - Subsidiary Banks..................................     36
     Capital Requirements...........................................     36
     Insurance Premiums.............................................     38
     Employees......................................................     38
History and Business of Broxton State Bank..........................     39
     History........................................................     39
     Business of Broxton............................................     39
     Banking Premises...............................................     40
     Competition....................................................     40
     Employees......................................................     40
     Monetary Policies..............................................     40
     Supervision and Regulation.....................................     41
     Regulation and Legislative Changes.............................     41
     Legal Proceedings..............................................     42
     Legal Proceedings for Colony...................................     42
Financial Statements................................................     42
Price Ranges of Capital Stock of Broxton
     and of Colony..................................................     43
Dividend Policy of Colony and Broxton...............................     44
Selected Financial Information and Pro Forma Per Share Data.........     46
Summary of Operations (Unaudited) -
     Broxton State Bank.............................................     52
Management's Discussion and Analysis of Financial
     Condition and Results of Operations -
     Broxton State Bank.............................................     55
Broxton State Bank - Selected Historical
     Financial Data.................................................     68
Summary of Operations of Colony Bankcorp, Inc.
     (Unaudited)....................................................     70
Management's Discussion and Analysis of Financial
     Condition and Results of Operations -
     Colony Bankcorp,Inc............................................     73
Solicitation of Proxies.............................................     83
Management of Colony Bankcorp, Inc..................................     83
     Directors and Principal Officers...............................     83
     Information About Meetings and Committees
     of the Board of Directors......................................     86
     Transactions with Management...................................     87
     Compensation of Colony's Executive Officers
     and Directors..................................................     87
Principal Shareholders of Broxton and Colony........................     90
Operation of Colony and Broxton Upon
     Consummation of the Reorganization.............................     91
     Colony.........................................................     91
     Broxton........................................................     92
Description of Securities...........................................     93
     Common Stock of Colony.........................................     93
     Common Stock of Broxton........................................     94

                                     (ii)

Material Contracts Between Broxton and Colony.......................     94
Legal Opinion and Accountants.......................................     95
Expenses of Solicitation............................................     95
Indemnification of Directors, Officers and
     Controlling Persons                                                 95
Other Matters.......................................................     97

                                     (iii)

Financial Statements........................................Appendix "A"
Agreement by and Among Broxton State Bank,
     Colony Bankcorp, Inc. and Broxton
     Interim, Inc...........................................Appendix "B"
Georgia Business Corporation Code Article 13 -
     Rights of Dissenting Shareholders......................Appendix "C"

                                      (iv)

- --------------------------------------------------------------------------------

                             AVAILABLE INFORMATION

- --------------------------------------------------------------------------------

     Colony Bankcorp, Inc. has filed a Registration Statement (herein together with all amendments thereto called the "Registration Statement") with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, with respect to shares of common stock to be issued in the Reorganization. This Proxy Statement does not contain all of the information set forth in the Registration Statement. For further information, reference is made to the Registration Statement, including the exhibits filed or incorporated by reference as a part thereof. The Registration Statement and other information filed by Colony Bankcorp, Inc. can be inspected and copied at the Public Reference Facilities maintained by the Commission at Room 1024 of the Commission's Office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices in New York (7 World Trade Center, Suite 1300, New York, New York 10048), and in Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511). Copies of such material can also be obtained from the Public Reference Section of the Commission, at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

     Colony Bankcorp, Inc. is registered with the Securities and Exchange Commission as a reporting company under the Securities Exchange Act of 1934, and as such is subject to the informational requirements of the Exchange Act.
Colony is required to file reports, proxy and informational statements with the Securities and Exchange Commission. Such reports and other information filed by Colony Bankcorp, Inc. can be inspected and copied at the Public Reference Facilities maintained by the Commission in Washington, D.C. and at certain of its regional offices at the addresses furnished in the preceding paragraph. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates.

     Broxton State Bank has previously furnished to its shareholders an annual report for the year ended December 31, 1995. Both Colony and Broxton State Bank are required by rules and regulations of the Georgia Department of Banking and Finance to furnish financial statements to their shareholders which contain certain financial information, including year end balance sheets, statements of income and expenses, changes in capital accounts, and statements of cash flows. Colony Bankcorp, Inc. furnishes its shareholders annually with a report which is required by law to contain financial information that has been examined and reported upon, with an opinion expressed by, an independent public or certified public accountant. That report is furnished prior to the annual meeting of the shareholders of Colony Bankcorp, Inc.

- --------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT

- --------------------------------------------------------------------------------

     Approval of the Reorganization requires the affirmative vote of two-thirds of Broxton's common stock. To assure your representation at the special meeting, you are requested to sign, date and complete the enclosed proxy card promptly and return it in the accompanying postage pre-paid, self-addressed envelope, whether or not you expect to attend the special meeting. Any shareholder giving a proxy has the right to revoke it at any time before it is voted.

     This notice of special shareholders meeting and the accompanying Proxy Statement (of which the Summary is a part) also constitute a Prospectus of the $10.00 par value common stock of Colony Bankcorp, Inc. to be issued in connection with the Reorganization.

     IF YOU SIGN AND RETURN THE PROXY BUT DO NOT MARK YOUR PROXY EITHER "FOR" OR "AGAINST" THE PROPOSED REORGANIZATION, THE PROXY WILL BE VOTED "FOR" THE REORGANIZATION. IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THE PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

- --------------------------------------------------------------------------------

                                  INTRODUCTION

- --------------------------------------------------------------------------------

     This proxy statement and prospectus is being furnished to the holders of shares of common stock of Broxton State Bank, ("Broxton"), Broxton, Georgia, in connection with the solicitation by management of Broxton of proxies for use at the special meeting of shareholders of Broxton to be held on September ____, 1996 at the time and place and for the purposes set forth in the accompanying notice of special meeting and at any adjournments thereof.

     At the special meeting, Broxton's shareholders will be asked to consider and act upon an Agreement containing a Plan of Reorganization and Agreement of Merger ("Agreement"; "Reorganization") entered into by and among Broxton, Colony Bankcorp, Inc. ("Colony"), a Georgia corporation registered as a bank holding company, and Broxton Interim, Inc. ("Interim"), a wholly-owned subsidiary of Colony formed for the sole purpose of effectuating the merger and which will be merged with and into Broxton, with Broxton as the surviving corporation. A copy of the Agreement is attached as Appendix "B" hereto. Under the terms of the Agreement, each of the shares of Broxton common stock, other than any shares which may be owned by Colony as of the effective date of the merger, shall be converted into the right to receive a number of shares of the $10.00 par value common stock of Colony which have a value equal to 1.65 times the per share book value of the Broxton common stock as of that date (the "Exchange Ratio"). For purposes of determining the Exchange Ratio, the per share book value of the Broxton common stock to be acquired by Colony shall be the sum of the bank's common stock, surplus, undivided profits and year-to-date earnings or losses as shown on Broxton's general ledger using generally accepted accounting principles consistently applied as of the close of business on the effective date of the merger, without adjustment for net unrealized gains or losses on securities available for sale as provided by Statement of Financial Accounting Standards No. 115, divided by the number of issued and outstanding shares of Broxton. For purposes of determining the Exchange Ratio, the per share value of the shares of common stock of Colony to be issued in connection with the acquisition shall be equal to 1.25 times the sum of Colony's common stock, surplus, undivided profits and year-to-date earnings or losses as shown on Colony's general ledger using generally accepted accounting principles consistently applied as of the close of business on the effective date of the merger, without any adjustment for net unrealized gains or losses on securities available for sale as provided by Statement of Financial Accounting Standards No. 115, divided by the number of issued and outstanding shares of Colony as of the effective date. No fractional shares shall be issued; instead, fractional shares distributable to shareholders of Broxton shall be paid for in cash by Colony at a price equal to the value of Colony common stock as calculated for purposes of the Exchange Ratio.

     As a result of the merger, Colony will own all (100%) of the issued and outstanding shares of common stock of Broxton, which will thereafter be operated as a wholly-owned subsidiary of Colony.

     Any proxy given pursuant to this solicitation may be revoked at any time before it is voted by so notifying the secretary of Broxton, Martha K. Summerlin, 401 Alabama Street, North, P.O. Box 309, Broxton, Georgia 31519, in writing prior to the special meeting or by appearing at the meeting and requesting the right to vote in person at the meeting, without compliance with any other formalities. If the proxy is properly signed and returned by the shareholder and is not revoked, it will be voted at the special meeting in the manner specified therein. If a shareholder signs and returns the proxy but does not specify how the proxy is to be voted, the proxy will be voted in favor of the Reorganization.

     All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by Colony. In addition to the solicitation by mail, directors, officers, and regular employees of Broxton may solicit proxies by telephone, telegram, or personal interview for which they will receive no compensation in addition to their regular salaries.

     This Proxy Statement was mailed on August _____, 1996 and on that date, Broxton had issued and outstanding 50,730 shares of $10.00 par value common stock, which constitutes its only class of voting securities, with each share entitled to one vote. Only shareholders of record at the close of business on August ____, 1996, are entitled to notice of and to vote at the special meeting of shareholders or any adjournments thereof.

     The principal executive offices of Broxton are located at 401 Alabama Street, North, P.O. Box 309, Broxton, Georgia 31519, and the telephone number at that address is (912) 359-2351.

     The principal executive offices of Colony are located at 302 South Main Street, P.O. Box 989, Fitzgerald, Georgia 31750, and the telephone number at that address is (912) 426-6000.

- --------------------------------------------------------------------------------

                           SUMMARY OF PROXY STATEMENT

- --------------------------------------------------------------------------------

     The following is a brief summary of certain information contained elsewhere in the Proxy Statement and prospectus. References made to the Agreement in this summary are qualified in their entirety by the more detailed information contained in this Proxy Statement, the appendices to this Proxy Statement, and the documents referred to in this Proxy Statement.

Time, Date, and Place
- ---------------------

     The special meeting of shareholders of Broxton State Bank will be held at __________ o'clock __.m., local time, on September ___, 1996, at the main offices of Broxton located at 401 Alabama Street, North, Broxton, Georgia 31519.

Record Date
- -----------

     Only holders of record of Broxton's common stock at the close of business on August ____, 1996, will be entitled to notice of this meeting and to vote at such meeting.

Purposes of the Meeting
- -----------------------

     (1) To consider and vote upon an Agreement containing a Plan of Reorganization and Agreement of Merger by and among Broxton, Colony Bankcorp, Inc., a Georgia corporation registered as a bank holding company, and Broxton Interim, Inc., a wholly-owned subsidiary of Colony, pursuant to which, among other things (i) Interim will be merged with and into Broxton, which will be the surviving corporation to the merger and which will thereafter be operated as a wholly-owned subsidiary of Colony; and (ii) each of the 50,730 shares of common stock of Broxton, $10.00 par value, will be converted into and exchanged for the right to receive shares of the $10.00 par value common stock of Colony, all as more fully set forth in the accompanying Proxy Statement and in the copy of the Agreement dated June 4, 1996 annexed to this Proxy Statement as Appendix "B" hereof.

     (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

Shares Outstanding on the Record Date and Entitled to Vote
- ----------------------------------------------------------

     All 50,730 shares of Broxton's $10.00 par value common stock are entitled to one vote per share. These are the only voting securities of Broxton outstanding.

Terms of the Reorganization Plan
- --------------------------------

     Pursuant to the Reorganization, Broxton Interim, Inc., a wholly-owned subsidiary of Colony formed for the sole purpose of effectuating the proposed merger, will be merged with and into Broxton, with Broxton as the surviving corporation. As a result of the merger, each of the 50,730 shares of the $10.00 par value common stock of Broxton will be converted into shares of common stock of Colony in accordance with the Exchange Ratio more particularly set forth in the Agreement. Broxton, as the surviving corporation to the merger, will thereafter be operated as a wholly-owned subsidiary of Colony, which in turn will operate as a bank holding company pursuant to the laws of Georgia and of the United States. See: "THE PROPOSED REORGANIZATION".

Business of Broxton and Colony
- ------------------------------

     Broxton operates a full service banking business in Broxton, Coffee County, Georgia. It provides such customary banking services as checking and savings, various other types of time deposits, safe deposit facilities, and money transfers. It also finances commercial and consumer transactions, makes secured and unsecured loans, and provides other financial services to its customers.
See:  "BUSINESS OF BROXTON".

     Broxton Interim, Inc. is a Georgia corporation which has been formed for the sole purpose of consummating the Reorganization and which will not engage in any active business operations prior to the merger with Broxton. Colony is a Georgia corporation registered as a bank holding company which conducts virtually all of its business operations through its five wholly-owned subsidiary banks. See: "BUSINESS OF COLONY AND BROXTON UPON CONSUMMATION OF THE REORGANIZATION".

Reasons for the Reorganization
- ------------------------------

     The Reorganization is to be accomplished to implement the terms of an Agreement between Broxton and Colony which will effectuate the sale of Broxton to Colony. Although Broxton has performed well financially in recent years, it is the opinion of management of Broxton that the proposed affiliation with Colony will enhance the profitability of the operations of Broxton by allowing it to reduce its operating expenses and by increasing, through its loan participations with the subsidiaries of Colony, its flexibility in extending credit to its customers. Management is of the further opinion that the exchange of Broxton stock for that of Colony is beneficial to shareholders of Broxton in that the common stock of Colony, although not actively traded, is more liquid than that of Broxton.

     Management believes the terms of the merger to be fair in terms of the price and exchange ratio offered to shareholders of

Broxton, and believes that the combination of Broxton with Colony affords it the best opportunity to fully realize its banking potential, since the holding company has greater flexibility in areas such as purchasing its own shares and diversifying into bank-related business activities. See: "THE PROPOSED REORGANIZATION - Reasons for the Merger".

Determination of the Purchase Price
- -----------------------------------

     The purchase price was negotiated at arms-length between management of Broxton and management of Colony. The Exchange Ratio provided for in the Agreement would have resulted, assuming an effective date of the merger of June 30, 1996, in the receipt of Colony common stock, valued in accordance with the Exchange Ratio contained in the Agreement, in the amount of $68.31 for each share of Broxton common stock as of that date, or 1.65 times the per share book value of the Broxton common stock as of that date as defined in the Agreement. An independent appraisal was not obtained in connection with these negotiations.
See:  "THE PROPOSED REORGANIZATION- Determination of Purchase Price".

Operations of Broxton and Colony after the Reorganization
- ---------------------------------------------------------

     If the Reorganization is consummated, Broxton, as the surviving corporation to the merger, will continue to operate as a state bank and engage in substantially the same business and activities in which Broxton is presently engaged. No significant change in the officers or directors of Broxton will be effected as a result of the Reorganization. Upon completion of the Reorganization, Colony will continue to be operated as a bank holding company under the Federal Bank Holding Company Act of 1956, as amended, and the bank holding company laws of Georgia. See: "OPERATION OF COLONY AND BROXTON UPON CONSUMMATION OF THE REORGANIZATION", "MANAGEMENT OF BROXTON", and "MANAGEMENT OF COLONY".

Vote Required to Approve Merger - Voting Rights
- -----------------------------------------------

     Approval of the Agreement requires the affirmative vote by the holders of at least 33,821 (66.67%) of the outstanding shares of Broxton's common stock entitled to vote at the special meeting of shareholders. Colony does not presently own any of the common stock of Broxton, nor do any directors or executive officers of Broxton own any of the common stock of Colony. The Board of Directors of Broxton, who own in the aggregate 31,438 shares (61.97%) of Broxton, have unanimously approved and recommended to the shareholders of Broxton that they adopt the Agreement and are contractually obligated to vote in favor of it.

     The Board of Directors of Broxton has unanimously approved the Plan of Reorganization and Agreement of Merger and recommends a vote by the shareholders in favor of the proposal.

     The enclosed proxy, if properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained therein. If no instructions are given, properly executed and returned proxies will be voted in favor of the Reorganization Plan.

Rights of Dissenting Shareholders
- ---------------------------------

     If the merger is consummated, those shareholders of Broxton who dissent will be entitled, under Section 7-1-537 of the Financial Institutions Code of Georgia, upon compliance with the provisions of Article 13 of the Georgia Business Corporation Code, to receive the "fair value" of their shares in cash. Management believes the payments to the selling shareholders provided for by the Agreement represents the "fair value" of the shares of any dissenting shareholders. See: "RIGHTS OF DISSENTING SHAREHOLDERS" AND APPENDIX "C".

Effect of Reorganization on Broxton's Shareholders
- --------------------------------------------------

     If the merger is consummated, the holders of 50,730 shares of common stock of Broxton will receive common stock of Colony in exchange, and will have no further ownership interest in Broxton.

     Holders of common stock of Colony do not have pre-emptive rights to acquire in proportion to their present share ownership any additional shares of capital stock which may in the future be sold or issued by Colony; shareholders of Broxton presently have such rights. Stock of Colony may be issued for property or services as well as for cash. See "THE PROPOSED MERGER - Effect of Merger on Broxton's Shareholders"; "DESCRIPTION OF SECURITIES".

Risk Factors
- ------------

     Owners of shares of common stock of Colony will incur risks substantially different from those associated with the ownership of shares of common stock of Broxton. Broxton's shareholders are urged to carefully review the section of this Proxy Statement entitled "CERTAIN RISK FACTORS".

Tax Consequences
- ----------------

     Consummation of the Reorganization is conditioned upon, among other things, the parties to the Reorganization receiving an opinion from Colony's special counsel, Martin, Snow, Grant & Napier, Macon, Georgia, to the effect that under the applicable provisions of the Internal Revenue Code of 1954, as amended (the "Code"), no gain or loss will be recognized for federal income tax purposes by Broxton, Colony, or the shareholders of Broxton who will receive common stock of Colony in connection with the proposed Reorganization. Cash received for fractional shares and cash received by shareholders of Broxton exercising their dissenter's rights will be treated as amounts distributed in redemption of their shares and will be taxable under the provisions of Section 302 of the Code as either ordinary income or capital gain or loss depending upon the circumstances of the individual shareholder. No ruling with respect to the federal income tax effects of the proposed merger will be requested from the Internal Revenue Service. The full tax opinion rendered by Martin, Snow, Grant & Napier is attached to the registration statement of Colony as an exhibit and addresses all material tax consequences of the merger to shareholders of Colony. See: "FEDERAL INCOME TAX CONSEQUENCES".

Regulatory Approval
- -------------------

     Consummation of the proposed merger is subject to and conditioned upon approval of the Georgia Department of Banking and Finance, the Federal Deposit Insurance Corporation, and the Federal Reserve Board. Application to each of those agencies has been made by Colony and Broxton. As of this date neither the Federal Reserve Board nor the Georgia Department of Banking and Finance has approved or denied the applications. The Federal Deposit Insurance Corporation will not approve or reject the application pending before it until after the special meeting of shareholders.

Principal Ownership of Colony and Broxton
- -----------------------------------------

     Colony presently has issued and outstanding 1,291,110 shares of its common stock, which are owned by approximately 808 shareholders. R. Sidney Ross is the owner of approximately 12.45% of the issued and outstanding common stock of Colony; no other person is the beneficial owner of more than 5% of the issued and outstanding common stock of Colony.

     Directors, executive officers and their affiliates own 31,438 shares (61.97%) of the issued and outstanding shares of Broxton as of June 30, 1996. The affirmative vote of 33,820 (66.67%) of the issued and outstanding shares of Broxton is required for approval of the transaction.

     Broxton presently has issued and outstanding 50,730 shares of its common stock, which are owned by approximately ninety (90) shareholders. Carl C. Atkinson and Curtis A. Summerlin, who own in the aggregate 32,761 shares of Broxton's common stock, are the only persons who own more than 5% of Broxton's common stock.

Market Value of Shares of Broxton and Colony
- --------------------------------------------

     There is no established trading market for shares of the common stock of Broxton. The common stock of Colony is not traded in the over-the-counter market or on any stock exchange. However, Sterne, Agee and Leach, Inc. attempts to make a market for the company's common stock, and as a consequence it is more actively traded than is the common stock of Broxton.

- --------------------------------------------------------------------------------

                              CERTAIN RISK FACTORS

- --------------------------------------------------------------------------------

No Established Trading Market for Colony's Stock
- ------------------------------------------------

     There is no established public trading market for shares of Colony's common stock and the stock of Colony is not traded in the over-the-counter market or on any stock exchange. Although the market for Colony's common stock has been enhanced through the efforts of the brokerage firm of Sterne, Agee and Leach, Inc. to locate prospective sellers and buyers of the Company's stock, management has no reason to expect that an established trading market will develop in the shares of Colony in the foreseeable future. See generally, "PRICE RANGES OF CAPITAL STOCK OF BROXTON AND OF COLONY".

Restrictions on Dividends
- -------------------------

     The earnings of Colony consist almost entirely of dividends paid to it from its five subsidiary banks, The Bank of Fitzgerald, Ashburn Bank, Community Bank of Wilcox, The Bank of Dodge County and The Bank of Worth. Each of those companies is restricted by law with respect to the dividends which can be paid to Colony. Dividends paid by the subsidiary banks may not exceed fifty percent (50%) of the net profits of the Bank after taxes for the previous fiscal year without prior approval of the Georgia Department of Banking and Finance. In addition, The Bank of Fitzgerald may not pay any cash dividends without the prior written consent of the Regional Director of the Federal Deposit Insurance Commission or that of the Commissioner of the Georgia Department of Banking and Finance.

Regulation
- ----------

     Both Colony and its subsidiaries are subject to considerable regulation by both federal and state governments and regulatory agencies. Regulations promulgated by the regulatory agencies exercising regulatory control over Colony and its subsidiary banks restrict in many respects the activities in which Colony and its subsidiaries can engage. Changes in those regulations can significantly affect the operations of Colony and its subsidiaries. Laws and regulations promulgated by federal and state governments and agencies address, without limitation, establishment of branch offices, the maintenance of adequate capital by Colony and its subsidiary banks, necessary levels of reserves against deposits, and the types and amounts of loans and investments. The Federal

Reserve Board, Federal Deposit Insurance Corporation, and Georgia Department of Banking and Finance possess extensive powers to prevent or remedy unsafe or unsound practices by the entities which they regulate. See generally, "BUSINESS OF COLONY".

Competitive and Economic Conditions
- -----------------------------------

     Colony and its subsidiaries operate in a very competitive market, and compete with other commercial banks, savings and loan associations, finance companies, credit unions, and agricultural credit associations. A recent trend towards deregulation of the financial services industry is likely to result in increased financial competition from non-banking financial institutions, such as insurance companies, securities brokerage funds, and money market mutual funds.

     In addition, the financial performance of Colony and its subsidiaries is in large measure dependent upon the economic conditions of Colony's market area. The general economic conditions of the geographic markets served by the subsidiary banks of Colony have generally been favorable in recent years, but no assurance can be given that those economic conditions will continue, and an adverse change in those economic conditions could severely impair the ability of the Bank's customers to repay extensions of credit. Most of the subsidiary banks of Colony are located in rural, predominantly agricultural areas, the economies of which are particularly subject to fluctuations in weather and, to a lesser extent, fluctuations in government price supports. See generally, "BUSINESS OF COLONY - Market Area of Colony".

Voting Control
- --------------

     Directors and executive officers of Colony are the beneficial owners, in the aggregate, of approximately 37.63% of Colony's outstanding stock. It is anticipated, based upon the financial condition of Colony and of Broxton as of June 30, 1996, that approximately 159,475 additional shares of Colony's common stock will be issued to shareholders of Broxton, resulting in a decrease in the beneficial ownership of those persons who are presently directors and executive officers of Colony to approximately 33.49% of Colony's outstanding stock. The directors and executive officers, although not parties to any voting trust or other agreements with respect to the voting of their shares, as a group exert considerable influence on the outcome of all matters submitted to Colony's shareholders for approval. See generally, "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

Adequacy of Loan Losses
- -----------------------

     The subsidiary banks of Colony maintain a reserve to protect against future loan losses. The allowance for loan losses is established through a provision for loan losses charged to expenses. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The adequacy of the loan loss reserve is evaluated periodically by management. The allowance for potential loan losses is based upon a percentage of the outstanding balances and for specific loans when their ultimate collectibility is considered questionable.

     The allowance for loan losses at June 30, 1996 was 2.06% of total loans outstanding, compared to an allowance for loan losses of 2.06% as of December 31, 1995 and 1.74% of total loans outstanding at December 31, 1994. The provision for loan losses was $3,216,050 in 1995, as compared to a provision of $2,080,500 in 1994, an increase of 54.58%, reflecting a deterioration of the quality of the collateral held as security on loans and the ability of debtors to service their indebtedness. 47.57% of the net chargeoffs for 1995 were attributable to one commercial line and one agricultural line. Net loan chargeoffs for 1995 represented 1.26% of average loans outstanding, as compared to 0.94% for 1994. An increase in the allowance for loan losses will adversely impact the earnings of Colony. Management believes the allowance for loan losses as of June 30, 1996 to be adequate, as of that date, to cover potential losses in the loan portfolio. However, should Colony's allowance for loan losses prove to be inadequate, future additions to the allowance for loan loss will result in a decrease in Colony's net income and could result in a decrease in or elimination of Colony's dividends.

     The loan portfolio of Colony has a relatively high concentration in the agricultural sector of the economy. As of December 31, 1995 Colony had approximately $46 million in agricultural-related loans, of which $20.5 million were loans to either finance crop production expenses or to finance the purchase of farm-related equipment, and $25.5 million for loans secured by mortgages on farm land. Management believes that in addition, given the prevalence of the agricultural industry in its market area, a substantial portion of its commercial, industrial, and consumer installment loans should be considered to be agricultural-related, and the financial performance of the Bank is therefore susceptible to fluctuations in the agricultural economy. Accordingly, in the event of an adverse change in the agricultural economy of the market area served by the subsidiary banks of Colony, Colony's provisions for loan losses could prove inadequate.

Effect of Reorganization on Rights of Shareholders
- --------------------------------------------------

     Holders of common stock of Colony will have substantially different rights from shareholders of Broxton.

     Shares of Broxton have pre-emptive rights, which entitle the shareholders of Broxton to acquire in proportion to their present share ownership any additional shares of common stock of Broxton which may in the future be sold or issued for cash by Broxton; the holders of common stock of Colony have no such pre-emptive rights. Colony will in most cases be able to issue additional shares without shareholder approval, and in the event Colony offers such shares for cash without affording on an elective basis pre-emptive rights to its shareholders, the issuance of such shares will dilute the percentage ownership interest of shareholders of Colony, although the effect of such issuance on the net value of the ownership interest of shareholders in Colony will depend upon the price at which such shares are issued. See generally, "DESCRIPTION OF SECURITIES".

- --------------------------------------------------------------------------------

          SELECTED FINANCIAL INFORMATION FOR COLONY BANKCORP, INC.

- --------------------------------------------------------------------------------


     The following selected financial data is derived from the consolidated financial statements of Colony Bankcorp, Inc. The data for the six months ended June 30, 1995 and 1996 (which is unaudited) and for the years ended December 31, 1991 through 1995 is derived from financial statements which reflect, in the opinion of management, all normal recurring adjustments necessary to summarize fairly such information for such periods. The following data should be read in conjunction with Colony's consolidated financial statements and the related notes contained elsewhere in this registration statement.

             COLONY BANKCORP, INC. SELECTED HISTORICAL INFORMATION
                   (IN THOUSANDS EXCEPT FOR PER SHARE DATA)

                                 Six Months Ended
                                 ----------------
                                 June 30 (Unaudited)                               Year Ended December 31
                                 ------------------------      -------------------------------------------------------------
                                      1996       1995             1995         1994         1993         1992         1991

INCOME STATEMENT DATA:
- ----------------------
Total Interest Income            $   12,094   $   11,621       $   24,089   $   20,993   $   20,072   $   20,097   $   21,780
Total Interest Expense                6,048        5,212           11,441        8,995        9,157       10,636       13,721
Net Interest Income                   6,046        6,409           12,648       11,998       10,915       10,271        8,059
Provision for Loan
Losses                                1,130        1,187            3,216        2,080        4,089        3,680        1,245
Net Interest Income After
Loan Loss Provision                   4,916        5,222            9,432        9,918        6,826        6,591        6,814
  Total Noninterest Income
excluding security gains
(losses)                              1,219        1,092            2,010        1,756        1,598        1,763        1,699
Security Gains (Losses)                   3           18               42            8           11          566           71
Total Noninterest
Expense                               4,103        4,254            8,420        8,441        7,717        7,525        6,610
Income Tax Expense                      634          681              923        1,022          121          291          488
Net Income                            1,401        1,397            2,141        2,219          597        1,104        1,486

PER SHARE DATA:
- ----------------

Net Income                             1.09         1.15             1.75         1.82         0.49         0.91         1.25
Cash Dividends                         0.15         0.15             0.30         0.26         0.26         0.26         0.24
Book Value                            16.94        15.49            16.31        13.77        13.12        12.89        12.25

OTHER INFORMATION:
- -------------------

Average Number of
Shares Outstanding                1,291,110    1,216,110        1,221,200    1,216,110    1,216,110    1,216,110    1,188,859

STATEMENT OF CONDITION
- -----------------------
DATA; PERIOD END:
- ------------------

Total Assets                        279,507      263,985          278,568      248,816      234,934      229,157      213,933
Securities                           51,012       44,965           46,023       46,781       45,336       32,183       43,244
Loans, Net of
Unearned Income                     201,552      194,742          188,385      173,359      164,615      164,030      148,515
Total Deposits                      251,466      238,189          253,243      227,043      214,508      208,773      193,565
Long-Term Borrowings                  3,400        3,775            2,504        2,779        3,206        3,112        3,517

Stock Holder's Equity                21,870       18,838           21,055       16,750       15,957       15,673       14,903

PERFORMANCE RATIOS:
- -------------------
Return on Average
Assets /(1)/                           1.02%        0.85%            0.82%        0.89%        0.24%        0.48%        0.68%
Return on Average
Stockholder's Equity/(1)/             12.75%       11.59%           11.16%       12.95%        3.67%        7.21%       10.69%
Net Interest Margin/(1)/               4.78%        5.37%            5.24%        5.24%        4.82%        4.84%        4.08%
Efficiency/(2)/                       55.98%       56.11%           56.96%       60.78%       61.02%       61.83%       66.62%
Dividend Payout                       13.76%       13.04%           17.14%       14.29%       53.06%       28.57%       19.20%

ASSET QUALITY RATIOS:
- ---------------------

Net Charge - Offs to
Average Loans Net of
Unearned Income/(1)/                   0.90%        1.00%            1.26%        0.94%        2.28%        1.77%        0.61%
Problem Assets to Net
Loans and Other Real
Estate/(3)/                            4.58%        3.36%            4.05%        2.29%        2.23%        3.01%        1.62%
Nonperforming Assets to
Net Loans and Other
Real Estate/(4)/                       4.89%        3.79%            4.13%        2.42%        2.46%        3.14%        2.03%
Allowance for Loan
Losses to Loans, Net
of Unearned Income                     2.06%        1.70%            2.06%        1.75%        1.60%        1.51%        1.21%
Allowance for Loan
Losses to Nonperforming
Assets/(4)/                           42.49%       45.27%           50.45%       72.83%       65.70%       48.30%       60.36%

LIQUIDITY AND CAPITAL RATIOS:
- -----------------------------
Average Stockholder's
Equity to Average Assets               7.94%        7.10%            7.16%        6.73%        6.64%        6.68%        6.53%
Average Loans to
Average Deposits                      77.65%       77.92%           79.09%       79.56%       77.12%       81.90%       75.91%
Tier 1 Risk-Based
Capital/(5)/                          10.03%        8.78%            9.96%        9.72%        8.97%        8.87%        9.33%
Total Risk-Based
Capital/(5)/                          11.29%       10.03%           11.22%       10.98%       10.22%       10.12%       10.52%
Tier 1 Leverage/(5)/                   7.89%        7.16%            7.50%        6.82%        6.58%        6.52%        6.10%

(1)  Interim period ratios are annualized.
(2) Noninterest expense divided by the sum of net interest income (taxable - equivalent basis) and noninterest income net of gains (losses) from security transactions.
(3) Problem assets include loans on a nonaccrual basis, reconstructed loans, and foreclosed properties.
(4) Nonperforming assets include loans on a nonaccrual basis, reconstructed loans, loans 90 days or more past due, and foreclosed properties.
(5) The required minimum Tier 1 and total risk-based capital ratios are 4.0% and 8.0%, respectively. The minimum leverage ratio of Tier 1 capital to total adjusted assets is 3.0% and 5.0%, depending on the risk profile of the institution and other factors.

- --------------------------------------------------------------------------------

                          THE PROPOSED REORGANIZATION

- --------------------------------------------------------------------------------

     Reference is made to a copy of the Agreement, set forth in full as Appendix "B" hereto, for a complete statement of the terms of the proposed Agreement.
The statements contained herein with respect to the Reorganization are qualified in their entirety by reference to Appendix "B".

Description of Reorganization
- -----------------------------

     Colony is a business corporation under the laws of the State of Georgia which is a registered as a bank holding company and which presently owns all of the issued and outstanding stock of The Bank of Fitzgerald, Fitzgerald, Georgia; Community Bank of Wilcox, Pitts, Georgia; Ashburn Bank, Ashburn, Georgia; The Bank of Dodge County, Eastman, Georgia and The Bank of Worth, Sylvester, Georgia.

     Broxton is a commercial bank chartered and existing under the laws of the State of Georgia which operates a banking business in Coffee County, Georgia. The Reorganization will consummate a sale of Broxton to Colony.

     Interim is a wholly-owned subsidiary of Colony which has been organized solely for the purpose of effectuating the proposed merger and reorganization, and has not actively engaged in or transacted any business.

     The Reorganization will be accomplished by merging Interim with and into Broxton, with Broxton as the surviving corporation. Upon the effective date of the merger, each of the 50,730 shares of Broxton will be converted into and exchanged for shares of the $10.00 par value common stock of Colony having a value, as of the effective date of the merger, of 1.65 times the per share book value of Broxton as of that date (the "Exchange Ratio"). For purposes of determining the Exchange Ratio, the per share book value of Broxton's common stock shall be the sum of the bank's common stock, surplus, undivided profits and year-to-date earnings or losses as shown on the general ledger maintained by the bank as of the close of business on the effective date of the merger, without adjustment for net unrealized gains or losses on securities available for sale as provided by Statement of Financial Accounting Standards No. 115 SFAS, divided by the number of issued and outstanding shares of the bank as of that date. For purposes of determining the Exchange Ratio, the per share value of the shares of common stock of Colony to be issued in connection with the acquisition shall be 1.25 times the sum of Colony's common stock, surplus, undivided profits and year-to-date earnings or losses as shown on the general ledger maintained by Colony as of the effective date, without any adjustment for net unrealized gains or losses on securities available for sale as provided by Statement of Financial Accounting Standards No. 115 SFAS, divided by the number of issued and outstanding shares of Colony as of that date. No fractional shares shall be issued; instead, fractional shares shall be paid in cash by Colony at a price equal to the value of Colony's common stock for purposes of the Exchange Ratio. A description of the common stock of Colony to be issued in connection with the Reorganization appears in the section headed "DESCRIPTION OF SECURITIES".

     As a result of the Reorganization, Colony will own all (100%) of the issued and outstanding shares of Broxton after the merger, which will thereafter continue to operate as a bank but which will function as a wholly-owned subsidiary of Colony. The charter, bylaws, officers and directors of Broxton will not be changed as a result of the merger.

Reasons for the Reorganization
- ------------------------------

     The Reorganization is proposed to implement the sale of Broxton to Colony. Although the management of Broxton has been satisfied with its financial performance in recent years, it has become increasingly difficult for a financial institution with assets of approximately $21.0 million to compete effectively with larger organizations, and it is the opinion of management of Broxton that affiliation with a multi-bank holding company will enable it to achieve economies of scale and reduce its operating expenses. In addition, the shares of Broxton's common stock, particularly those owned by minority shareholders, lack liquidity. Approximately 388 shares of Broxton's common stock have been traded or exchanged since January 1, 1993, at prices approximating 75% of the book value of Broxton.

     As a consequence, the Board of Directors of Broxton authorized Curtis A. Summerlin, President and Chief Executive Officer, to engage in negotiations with several entities which had expressed an interest in acquiring the bank, including Colony. Management determined that the offer of Colony represented the best value reasonably available to shareholders of Broxton (see "Determination of the Purchase Price"), and on April 29, 1996 Broxton entered into a non-binding letter of intent which outlined the preliminary understanding of the parties with respect to the proposed acquisition of Broxton by Colony. Thereafter, after extensive discussions between the parties and their legal counsel, and with the unanimous vote of the Board of Directors of both institutions, the parties entered into an Agreement and Plan of Reorganization dated June 4, 1996, a true and correct copy of which is attached hereto as Appendix "A".

     Colony offered to purchase Broxton because of its familiarity with the operations of that institution; the attractiveness of the

Coffee County market, which Colony considers to be a natural extension of its banking market, and the similarity of the Coffee County market to that market presently served by Colony; and anticipated increased profits resulting from consolidation of operations of the two entities.

Determination of Purchase Price
- -------------------------------

     The Agreement provides for the acquisition of all of the 50,730 issued and outstanding shares of the $10.00 par value common stock of Broxton in exchange for shares of the $10.00 par value common stock of Colony. The Agreement provides that each share of Broxton common stock will be entitled to receive in connection with the merger a number of shares of the common stock of Colony which have a value, as defined in the Agreement, equal to 1.65 times the per share book value of the bank as of the date of closing (the "Exchange Ratio"). The per share book value of the bank for purposes of the Exchange Ratio consists of the sum of the bank's common stock, surplus, undivided profits and year-to-date earnings or losses as shown on the general ledger maintained by the bank as of the effective date of the merger, divided by the number of issued and outstanding shares of the bank as of that date. The per share value of the shares of common stock of Colony to be issued in connection with the acquisition for purposes of the Exchange Ratio is 1.25 times the sum of Colony's common stock, surplus, undivided profits and year-to-date earnings or losses as shown on the general ledger maintained by it as of the effective date of the merger, divided by the number of issued and outstanding shares of Colony as of the closing date. Net unrealized gains or losses on securities available for sale as provided by Statement of Financial Accounting Standards No. 115 SFAS will not be considered in determining the book value of Broxton or the value of the common stock of Colony. No fractional shares will be issued; instead, fractional shares shall be paid in cash by Colony at a price equal to the value of Colony's common stock determined by the Exchange Ratio. That Exchange Ratio was negotiated between management of Colony and Broxton. No appraisal of Broxton's shares or of the common stock of Colony was obtained in connection with those negotiations. However, the Board of Directors of Colony and Broxton believe the terms of the merger, including the Exchange Ratio, are fair and equitable. In assessing the fairness of the Exchange Ratio, the Board of Broxton considered, among other matters, the financial condition of Colony; the earning power of Broxton and Colony based on both historical and anticipated operations; recent trading prices of stock of Broxton and of Colony as to which management of each entity has knowledge, and the volume of shares of each entity traded in recent years; the prices paid in recent purchases of other financial institutions in Georgia; and the anticipated effect of recent changes in Georgia's branch banking laws which permit the expansion of branching operations by banks in Georgia.

     The Agreement also provides for the execution of a covenant not to compete by Curtis A. Summerlin, President and majority shareholder of Broxton, which will preclude Mr. Summerlin from competing in the banking business with Colony and its subsidiaries in Coffee County and other counties in which Colony conducts a banking business, in consideration of the sum of $100,000.00 to be paid by Colony to Mr. Summerlin.

     As of June 30, 1996, the common stock of Broxton has a book value, without adjustment for net unrealized gains or losses on securities available for sale as provided by Financial Accounting Standards No. 115, of $41.40 per share. On that same date, the book value of Colony's common stock, determined in that same manner, was $17.38 per share, and the per share value of Colony's common stock on that date, determined in accordance with the Agreement as 1.25 times the per share book value, was $21.73 per share. Had the merger been consummated on June 30, 1996, shareholders of Broxton would have been entitled to receive for each share of Broxton owned by him or her 3.14 shares of Colony common stock for each share of Broxton stock owned. In assessing the desirability of the merger, the Board of Directors of Broxton also determined that the financial, managerial and other resources of Colony will facilitate the operation of Broxton and will enhance its ability to compete with other financial institutions operating in Coffee County and surrounding counties and its ability to serve existing customers.

     The tax-free nature of the Reorganization and the liquidity of the shares of Colony to be received by Broxton shareholders in connection with the merger relative to the liquidity of Broxton's common stock was a material factor in its decision to enter into the Agreement. Management of Broxton is aware of the trade of only 8 shares of its common stock in 1993 at a price of $50.00 per share; 255 shares of its stock in 1994 at a price of $30.00 per share; and 121 shares of its common stock in 1995 at a price of $30.00 per share.

     Although there is no established trading market for the shares of Colony, it is the opinion of management of both Colony and Broxton that the shares of Colony's stock are more liquid and marketable than are those of Broxton. As of June 30, 1996 there were approximately 1,291,110 shares of Colony common stock issued and outstanding, held by approximately 808 shareholders of record. Sterne, Agee and Leach, Inc. attempts to make a market for Colony's common stock. Management of Colony is aware of the purchase and sale of 35,098 shares of its common stock in 1994 at prices ranging from a low of $12.50 per share to a high of $15.50 per share; 25,697 shares of its common stock in 1995 at prices ranging from a low of $15.00 per share to a high of $22.50 per share; and of 62,974 shares of its common stock traded through the six months ended June 30, 1996 at prices ranging from a low of $20.00 per share to a high of $21.00 per share. In addition, in the fall of

1995 Colony issued an additional 75,000 shares of its common stock in a public offering at a price of $20.00 per share, which was approximately 1.25 times the book value of Colony's common stock of $16.08 per share as of September 30, 1995. See "PRICE RANGES OF CAPITAL STOCK OF BROXTON AND COLONY".

Conditions to the Reorganization
- --------------------------------

     Consummation of the Reorganization, which has been approved unanimously by the Board of Directors of Broxton and Colony, is conditioned upon approval by the shareholders of Broxton as required by law and the receipt of certain required regulatory approvals, including the Georgia Department of Banking and Finance, the Federal Reserve Bank Board, and the Federal Deposit Insurance Corporation. Applications for approval of the Reorganization have been filed with these regulatory authorities. Neither the Federal Reserve Bank Board nor the Georgia Department of Banking and Finance has passed upon the application submitted to them; the Federal Deposit Insurance Corporation will not pass upon the application submitted to it until after the vote by the shareholders of Broxton.

     Further, the Reorganization will not be completed until a favorable tax opinion has been received from Broxton's special counsel, Martin, Snow, Grant & Napier. As a condition to the issuance of a favorable tax opinion, special counsel has required Colony to make a representation that payments to dissenting shareholders and expenses incident to the Reorganization will not total 10% of the fair market value of the net assets of Broxton as determined immediately prior to the Reorganization. If payments to dissenters and organizational expenses exceed 10% of the fair market value of Broxton's net assets and if, in the opinion of special counsel to Colony, such payments jeopardize the tax-free status of the Reorganization, the Reorganization will not be consummated. All of the foregoing conditions may not be waived, and must be fully satisfied before the Reorganization will be completed.

Surrender of Certificates
- -------------------------

     Upon consummation of the proposed merger, each of the 50,730 shares of Broxton State Bank common stock issued and outstanding on the effective date of the merger shall, as of the effective date, by virtue of the merger and without any action on the part of the holders thereof, be converted into the right to receive common stock of Colony, resulting in the receipt of an estimated 159,475 shares of Colony's common stock by the shareholders of Broxton. As soon as practicable after consummation of the merger, each holder as of the effective date of any of the shares of Broxton State Bank owned by him or her shall be entitled, upon presentation and surrender to Colony of the certificates representing such shares, to receive in exchange a stock certificate which will evidence the shares of Colony common stock to which he or she is entitled under the terms of the merger and cash in lieu of any fractional shares. Until so surrendered, each outstanding certificate which before the merger represented stock of Broxton will be deemed solely to evidence the shareholder's right to receive certificates evidencing his or her ownership of common stock in Colony, and to receive cash in lieu of any fractional shares, but will not in any event evidence ownership of any shares of stock of Broxton, all of which shall be owned after the merger by Colony. Until certificates owned by holders of common stock of Broxton immediately prior to the merger are surrendered, the holder of any such certificates who is entitled to receive shares of common stock of Colony or cash in lieu of fractional shares will not have the right to receive dividends paid with respect to shares of common stock of Colony to which the holder is otherwise entitled as a result of the merger or to cash in lieu of fractional shares, but when such certificates are surrendered, Colony will issue to the holder stock certificates representing the holder's ownership of common shares of Colony to which he or she is entitled under the terms of the merger, together with any dividends accrued in connection therewith, and cash for any fractional shares to which the shareholder may be entitled.

Shareholder Approval
- --------------------

     The affirmative vote of the holders of at least two-thirds of the outstanding shares of Broxton's common stock entitled to vote at the special meeting is required for approval of the Reorganization. On August _____, 1996, the record date for the determination of shareholders entitled to notice of and to vote at the special meeting, the outstanding voting securities of Broxton consisted of 50,730 shares of $10.00 par value common stock, with the registered holders thereof being entitled to one vote per share.

Effect of Reorganization on Broxton's Shareholders
- --------------------------------------------------

     If the Reorganization is consummated, the holders of 50,730 shares of the $10.00 par value common stock of Broxton will be entitled to receive common stock of Colony. There were 1,291,110 shares of Colony's common stock issued and outstanding as of June 30, 1996, and if the merger were consummated as of that date an additional 159,475 shares would have been issued in connection with the acquisition of Broxton. Accordingly, the proportionate interest of each of Broxton's existing shareholders in Colony's common stock, including directors, executive officers and beneficial owners of more than 5% of any class of Broxton's common stock, will be approximately 10.99% of the issued and outstanding common stock of Colony.

     After the proposed Reorganization, the rights and privileges of holders of the common stock of Colony will be governed by the provisions of the Georgia Business Corporation Code rather than the

Financial Institutions Code of Georgia. As shareholders of Colony, such persons will have rights generally comparable to those which they presently have as shareholders of Broxton. Shareholders of Broxton have pre-emptive rights which enable them to acquire in proportion to their present share ownership any additional shares of capital stock which may in the future be sold or issued for cash by Broxton; shareholders of Colony have no such pre-emptive rights. Stock of Broxton, subject to certain exceptions, may be issued only for cash consideration; stock of Colony may be issued for consideration consisting of any tangible or intangible property or benefit to Colony, including cash, promissory notes, services performed, contracts for services to be performed, or other securities to the corporation. See "DESCRIPTION OF SECURITIES".

     The authorized capital stock of Broxton consists of 50,730 shares of $10.00 par value common stock, all of which are presently issued and outstanding. The authorized common stock of Colony consists of five million shares of $10.00 par value common stock, of which 1,291,110 shares are issued and outstanding. It is estimated that after consummation of the Reorganization, approximately 1,485,585 shares will then be outstanding and approximately 3,549,415 shares will be available for issuance by the Board of Directors without shareholder approval. The additional number of authorized but unissued shares of Colony is advantageous as it will provide the flexibility to issue additional shares, to raise additional equity capital, and to use in connection with acquisitions without requiring a vote of the shareholders to amend Colony's articles of incorporation to increase the authorized capital stock. Management has no present plans or intentions to issue additional shares in the future.

     The affirmative vote of two-thirds of the shareholders of Broxton is required to approve a merger. Only a majority vote of the shareholders of Colony is required to approve a merger, share exchange, consolidation or sale, lease, transfer, exchange, or other disposition of all or substantially all of the assets of Colony.

     Neither the articles of incorporation of Broxton nor those of Colony provide for any other class of its stock. Neither the common stock of Broxton nor that of Colony is by its terms convertible or redeemable. There are no options or warrants issued, outstanding or contemplated with respect to the shares of common stock of either Colony or of Broxton.

     Directors of Broxton and of Colony owe a duty of loyalty to the corporations which they serve, and must discharge their duties as a director in good faith and in a manner they believe to be in the best interests of the corporation and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. The articles of incorporation of Colony eliminate the personal liability of directors of Colony to the corporation and its shareholders for monetary damages for breach of the duty of care or other duty imposed upon them as directors; provided, however, that no provision of the articles of incorporation of Colony eliminates or limits the liability of any director (i) for any appropriation, in violation of his or her duties, of any business opportunity of the corporation; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for voting for, or assenting to, the declaration of an improper dividend, or (iv) for any other circumstances enumerated in O.C.G.A.
(S)14-2-832; or for any transaction from which the director derived an improper personal benefit. The articles of incorporation of Broxton do not contain any such provisions.

Accounting Treatment
- --------------------

     The proposed transaction will be treated for accounting purposes as a "pooling of interests".

Income Tax Consequences
- -----------------------

     In general, no gain or loss will be recognized for federal income tax purposes by Broxton, Colony or the shareholders of Broxton who will receive common stock of Colony in connection with the proposed Reorganization. Cash received by those holders of shares of Broxton in lieu of fractional shares will be taxable as either ordinary income or capital gain or loss, depending upon the circumstances of the individual shareholder. See "FEDERAL INCOME TAX CONSEQUENCES".

THE MANAGEMENT OF BROXTON STATE BANK RECOMMENDS THAT THE BANK'S SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO RATIFY, CONFIRM, AND APPROVE THE REORGANIZATION.

- --------------------------------------------------------------------------------

                       RIGHTS OF DISSENTING SHAREHOLDERS

- --------------------------------------------------------------------------------

     Any holder of record of common stock of Broxton who objects to the proposed merger and fully complies with all of the provisions of Section 1320 et seq. of
                                                                     -- ---
the Georgia Business Corporation Code, shall be entitled to demand and receive payment of an amount equal to the "fair value" of all, but not less than all, of his or her shares of common stock of Broxton, provided the merger is consummated.

     Any shareholder of Broxton who desires to dissent from the proposed reorganization and to receive payment for the "fair value" of his or her common stock shall do the following: (1) deliver to

Broxton prior to the special meeting of shareholders at which the vote will be taken on the merger, or at the special meeting but before the vote is taken, a written notice of his or her intent to demand payment for his or her shares if the proposed merger is effectuated; and (2) abstain from voting or vote against the merger.

     A vote against the proposed merger will not in itself constitute the separate written notice of the shareholder's intention to demand payment for his or her shares required by O.C.G.A. (S)14-2-1321(a). Any notice required to be given to Broxton must be forwarded to Broxton State Bank, 401 Alabama Street, North, P.O. Box 309, Broxton, Georgia 31519; Attention: Martha K. Summerlin.

     If the merger is approved at the special meeting of shareholders, Broxton will, no later than ten (10) days after the merger is effectuated, deliver to each shareholder who shall have complied with conditions (1) and (2) above written notice of approval of the proposed merger at such address as the shareholder has furnished Broxton in writing, or, if none, at the shareholder's address as it appears on the records of Broxton. The notice by Broxton to the dissenting shareholder will be accompanied by a copy of Article 13 of the Georgia Business Corporation Code and will advise the dissenting shareholder where the demand for payment must be sent and where and when certificates for certificated shares must be deposited; will inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received; and will set a date by which Broxton must receive the payment demand, which date may not be fewer than thirty (30) nor more than sixty (60) days after the date the notice to the shareholder is delivered. WITHIN THE TIME PROVIDED BY SUCH NOTICE, THE DISSENTING SHAREHOLDER MUST DEMAND PAYMENT AND DEPOSIT HIS OR HER CERTIFICATES WITH BROXTON IN ACCORDANCE WITH THE TERMS OF THE NOTICE. ANY SHAREHOLDER WHO FAILS TO DEMAND PAYMENT WITHIN THE TIME AND IN THE MANNER PROVIDED WILL NOT BE ENTITLED TO BE PAID FOR HIS OR HER SHARES.

     If all of the preceding conditions above are fully satisfied, Broxton will be required within ten (10) days of the later of the date the proposed merger is effectuated or receipt of a payment demand by notice to each shareholder who has complied with all of the conditions set forth herein to pay each dissenter the amount Broxton estimates to be the fair value of his or her shares, plus accrued interest. The offer of payment will be accompanied by a balance sheet of Broxton as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any; a statement of the corporation's estimate of the fair value of the shares; an explanation of how the interest was calculated; a statement of the dissenter's right to demand payment under O.C.G.A. (S)14-2-1327; and a copy of Article 13 of the Georgia Business Corporation Code. If Broxton does not complete the merger within sixty
(60) days after the date set for demanding payment and depositing share certificates, Broxton must return the deposited certificates and, if Broxton then completes the proposed merger, it must send a new notice to those shareholders who perfected their dissenter's rights under O.C.G.A. (S)14-2-1322.

     If the shareholder accepts the corporation's offer by written notice to the corporation within thirty (30) days after the corporation's offer or is deemed to have accepted such offer by failure to respond within thirty (30) days, payment for his or her shares shall be made within sixty (60) days after the making of the offer or the taking of the proposed corporate action, whichever is later.

     Any dissenting shareholder who is dissatisfied with Broxton's offer of payment may demand payment of his or her estimate of the fair value of his or her shares, together with interest due, if he or she notifies the corporation in writing of that estimate and if either (1) the dissenter believes the amount offered by Broxton is less than the fair value of his or her shares or that the interest due is incorrectly calculated, or (2) Broxton, having failed to effectuate the proposed merger, does not return the deposited certificates within sixty (60) days after the date set for demanding payment. ANY SHAREHOLDER WHO FAILS TO NOTIFY THE CORPORATION OF HIS OR HER DEMAND IN WRITING WITHIN THIRTY (30) DAYS AFTER BROXTON OFFERS PAYMENT FOR HIS OR HER SHARES WAIVES HIS OR HER RIGHT TO DEMAND PAYMENT FOR HIS OR HER ESTIMATED VALUE OF THE SHARES.

     If the shareholder's demand for payment remains unsettled, Broxton will commence legal proceedings within sixty (60) days after receiving the payment demand in the Superior Court of Coffee County to determine the fair value of the shares and accrued interest; if it fails to take such action within that period, it must pay to each dissenter whose demand remains unsettled the amount demanded. All dissenters whose demands remain unsettled will be made parties to the proceeding. The court will assess all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the parties, against Broxton, except that the court may assess the costs against all or some of the dissenters in amounts the court finds equitable to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment. The court may also assess fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable, against Broxton and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Georgia law relating to dissenters' rights, or against either Broxton or a dissenter, in favor of any other party, if the court finds the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by Article 13 of the Georgia Business Corporation Code. No action by any dissenter to enforce dissenter's rights may be brought more than three (3) years after consummation of the proposed merger.

     The foregoing does not purport to be a complete statement of the provisions of Article 13 of the Georgia Business Corporation Code and is qualified in its entirety by reference to said Article, which is reproduced in full as Appendix "C" to the Proxy Statement.

- --------------------------------------------------------------------------------

                         RESALE OF COLONY COMMON STOCK
                         RECEIVED IN THE REORGANIZATION

- --------------------------------------------------------------------------------

     For those shareholders of Broxton who are not deemed "affiliates" of Broxton or Colony, there will be no restrictions on resale of the securities of Colony to be issued to such shareholders under the Securities Act of 1933, as amended. "Affiliates" are generally defined as persons or entities who control, or are controlled by, or are under common control with Broxton or Colony at the time of the special meeting of shareholders called to vote on the proposed Reorganization (generally, executive officers, directors and shareholders who own ten percent (10%) or more of the stock of Broxton). Subsequent transfers of the shares of Colony common stock received by Broxton shareholders who are deemed affiliates of Broxton may be transferred only pursuant to (a) a further registration under the Securities Act of the shares of Colony common stock to be transferred, (b) compliance with Rule 145 promulgated under the Securities Act of 1933, or (c) an applicable exemption from registration. Rule 145 of the Securities and Exchange Commission will permit in general the public resale of the common stock of Colony to be received by affiliates of Broxton within certain limitations as to the amount of Colony common stock sold in any three-month period and as to the manner of sale. After that two-year period, affiliates of Broxton who are not also affiliates of Colony may resell their shares without restriction. It is anticipated that upon consummation of the proposed Reorganization the holders of the 50,730 shares of Broxton common stock will receive approximately 159,475 shares of the common stock of Colony, and that of that amount approximately 98,827 shares will be held by persons considered to be underwriters of Broxton and the sale of such shares subject to restrictions imposed by Rule 145 of the Securities and Exchange Commission.

     It is anticipated that Curtis A. Summerlin, President and Chief Executive Officer, will be a director of Colony upon consummation of the merger, but that otherwise no affiliates of Broxton will be affiliates of Colony after consummation of the proposed Reorganization. However, those persons who may be deemed affiliates of Colony following the merger have been advised that the resale of shares of Colony owned by such affiliates must be in compliance with the provisions of Rule 144 of the Securities and Exchange Commission, pursuant to an effective registration statement under the Securities Act of 1933 and the Georgia Securities Act of 1973, as amended, unless those securities are exempt from registration thereunder. Such persons have further been advised that in the event Colony should cease to be a registered company with the Securities and Exchange Commission or should Colony fail to satisfy its reporting requirements under the Securities Exchange Act of 1934, Rule 144 of the Securities and Exchange Commission will not be available to affiliates of Colony. Accordingly, sales of such shares by affiliates of Colony in that event must either be exempt under federal or state securities laws or registered with either the Securities and Exchange Commission or the Georgia Commissioner of Securities. The Securities Act of 1933 exempts sales by affiliates to persons who reside solely in the State of Georgia and transactions not involving a "public offering". However, even if the affiliate establishes such an exemption under the Securities Act of 1933, the affiliate must nevertheless comply with the registration provisions of the Georgia Securities Act of 1973, unless an exemption is also available under that statute. The most common exemption available to affiliates of Colony is that set forth in Section 9(m) of the Georgia Securities Act of 1973, which provides an exemption under state law for affiliate sales of the securities of Colony if certain conditions are met, including the limitation of 15 persons in the aggregate in Georgia purchasing such securities from all affiliates of Colony during the 12-month period ending on the date of such sale. Each purchaser must also execute a statement that he is purchasing such securities as investment for his own account, and not with the intent of participating, directly or indirectly, in distribution of such securities, and any certificate representing such securities must be marked for a period of one year from the date of such sale to clearly indicate the securities evidenced thereby were issued or sold in reliance on that exemption and cannot be sold or transferred except in a transaction which is likewise exempt.

     Broxton has agreed to use its reasonable efforts to cause each person who may be deemed to be an affiliate of Broxton to execute and deliver to Colony not later than 30 days prior to the effective date of the merger an agreement providing that such affiliate will not sell, pledge, transfer or otherwise dispose of any Colony common stock obtained as a result of the merger (i) except in compliance with the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder. Certificates representing shares of Broxton common stock surrendered for exchange by any person who is an affiliate of Broxton for purposes of Rule 145(c) under the Securities Act of

1933 shall not be exchanged for certificates representing shares of Colony common stock until Colony has received such a written agreement from such person. The stock certificates representing Colony common stock issued to affiliates in the merger may bear a legend summarizing the foregoing restrictions.


- --------------------------------------------------------------------------------

                        FEDERAL INCOME TAX CONSEQUENCES

- --------------------------------------------------------------------------------

     Provided the merger is consummated in accordance with the Agreement, the merger will be treated for federal income tax purposes under the Internal Revenue Code of 1954, as amended (the "Code"), as a sale of the stock of Broxton, and the federal income tax consequences of the merger to the shareholders of Broxton will be as follows:

     (1) No federal income tax gain or loss will be recognized by shareholders of Broxton upon transfer of their common stock of Broxton in exchange for common stock of Colony. The basis of the stock of Colony received by shareholders of Broxton will be the same as their basis in the exchanged common stock of Broxton (less any proportionate part of such basis allocable to any fractional interest in any shares of Colony common stock). The holding period of the shares of common stock of Broxton received by shareholders of Broxton will be the same as the holding period for the common stock of Broxton exchanged, provided Broxton stock was held as a capital asset on the date of the exchange.

     (2) Cash received in appraisal proceedings by shareholders of Broxton who dissent from the merger will be treated as having been received as a distribution and redemption of stock pursuant to (S)302 of the Code; and gain or loss will be recognized for such shareholders measured by the difference between the amount of cash received and the adjusted basis of Broxton's stock exchanged; and such gain or loss will be capital gain or loss, provided Broxton's stock is a capital asset in the hands of such shareholders.

     (3) No gain or loss will be recognized by Broxton or by Interim, as the surviving corporation, upon the receipt by the surviving corporation of the assets of Broxton or of Interim in exchange for the common stock of Interim.

     (4) No gain or loss will be recognized by Colony upon the receipt of common stock of the surviving corporation in exchange for the common stock of Colony.

     (5) The receipt of cash in lieu of fractional shares will be treated as if the fractional shares were distributed as part of the exchange and then redeemed by Colony, and gain or loss will be recognized in an amount equal to the difference between the cash received and the basis of the Broxton common stock surrendered, which gain or loss will be a capital gain or loss if the Broxton common stock was a capital asset in the hands of the shareholder.

     Any opinion as to the federal income tax consequences of the Reorganization will be conditioned on the assumption that Broxton, as the surviving corporation to the merger, upon consummation of the Reorganization, will: (i) hold at least 90% of the fair market value of the net assets and (ii) at least 70% of the fair market value of the gross assets held by Broxton immediately prior to the Reorganization. All amounts paid by Broxton for any Reorganization expenses and payments made to any dissenting shareholders will be considered assets held by Broxton immediately prior to the Reorganization. The Reorganization will not be completed if payments to dissenting shareholders and expenses of the Reorganization total 10% of the fair market value of the net assets of Broxton and if in the opinion of special counsel to Colony such payments jeopardize the tax-free nature of the Reorganization.

     In general, cash received by holders of Broxton's common stock exercising their rights of dissent will be treated as amounts distributed in redemption of their shares, and will be taxable under the provisions of Section 302 of the Code. However, it is possible that, as a result of the applicable rules attributing stock ownership among related individuals and entities in which they have an interest (such as partnerships, trusts, estates, and corporations), the
Section 302 rules may not apply, and the distribution will be treated as either a dividend or return of capital under Section 301 of the Code. Moreover, even if the distribution is treated as being subject to Section 302, the gain over the basis of the redeemed stock may be taxable as either ordinary income or capital gain, depending upon the circumstances of the individual shareholder.

     Receipt of a favorable tax opinion from Colony's special counsel, Martin, Snow, Grant & Napier, in form and substance satisfactory to the Board of Directors of Broxton, is a condition to the consummation of the Reorganization. No ruling will be requested from the Internal Revenue Service. The full tax opinion, which has been rendered by Martin, Snow, Grant & Napier, Macon, Georgia, special counsel to Colony, appears as an exhibit to the registration statement, and that full tax opinion addresses all material federal income tax consequences of the merger to shareholders of Broxton unless otherwise specified.

     Shareholders are advised to consult their own tax advisors to make a personal evaluation of the federal income tax consequences, and as to any state or local tax consequences incident to the Reorganization.

- --------------------------------------------------------------------------------

                 HISTORY AND BUSINESS OF COLONY BANKCORP, INC.

- --------------------------------------------------------------------------------

Business of Colony Bankcorp, Inc.
- ---------------------------------

     Colony Bankcorp, Inc. is a Georgia business corporation organized for the purpose of operating as a bank-holding company under the Federal Bank Holding Company Act of 1956, as amended, and the Bank Holding Company Laws of Georgia (Georgia Laws 1976, pp. 168 et. seq.). Colony owns all of the issued and outstanding common stock of the following commercial banks: The Bank of Fitzgerald, Fitzgerald, Georgia, which it acquired on July 22, 1983; Pitts Banking Company, Pitts, Wilcox County, Georgia, which it acquired on April 30, 1984; Ashburn Bank, Ashburn, Turner County, Georgia, which it acquired on November 1, 1984; The Bank of Dodge County, Eastman, Dodge County, Georgia, which it acquired on September 30, 1985; and The Bank of Worth, Sylvester, Worth County, Georgia, which it acquired on July 31, 1991. Colony conducts virtually all of its operations through its bank subsidiaries. Each bank operates a full service banking business and engages in a broad range of commercial banking activities, including accepting customary types of demand and time deposits; making individual, consumer, commercial and installment loans; money transfers; safe deposit services; and making investments in the United States Government and municipal services. None of the banks offer trust services other than acting as a custodian for individual retirement accounts.

     The Company owns no real estate, and its assets consist almost exclusively of the stock of its subsidiaries. The assets of each of the subsidiaries consist primarily of loans and investment securities, though each subsidiary owns the real estate and facilities out of which it conducts its business and the equipment located therein. The Bank of Fitzgerald also owns the real estate and improvements upon which are located the principal offices of the Company, and it leases those facilities to the Company.

     All of the banks offer their customers a variety of checking and savings accounts. The installment loan departments of the banks make both direct consumer loans and also purchase retail installment contracts from local automotive dealers and other sellers of consumer goods. All of the banks are located in predominantly rural areas of the State of Georgia with a large agricultural industry.

     The data processing work of the banks is processed through Colony.

Market Area of Colony
- ---------------------

     The subsidiary banks of Colony are located in five contiguous counties in South Central Georgia, with offices in Dodge, Wilcox, Turner, Ben Hill, and Worth Counties. That five-county area had a population in 1990 of approximately 69,308, as reported by the United States Bureau of Census. The market area of Colony's subsidiary banks extends to the surrounding, contiguous counties and encompasses an area within an approximately 45-50 mile radius, the geographical center of which is Fitzgerald. The Bank of Fitzgerald operates in Ben Hill County, Georgia out of two locations in Fitzgerald. Ashburn Bank competes in Turner County, Georgia out of three locations in Ashburn. Community Bank of Wilcox operates out of two locations in Wilcox County, Georgia, one of which is in Pitts and the other of which is in Rochelle. The Bank of Dodge County operates out of an office in Eastman, Georgia and maintains a branch in Chester, Georgia. The Bank of Worth operates out of a single location in Sylvester, Worth County, Georgia.

     The ten (10) banking facilities operated by the banks are located in areas which are predominantly rural in nature, and the economies of the market area served by those facilities have a significant agricultural segment. As of March 31, 1996, approximately 23.88% of Colony's consolidated loan portfolio was comprised of agricultural-related loans, including crop production loans and loans made to finance the purchase of farm equipment, and real estate mortgages secured by farm land. This represents a significant, although not undue, concentration of loans in a specific industry and necessarily subjects the earnings of Colony to a degree of volatility. However, Colony employs, through its subsidiary banks, several loan officers with extensive experience in making agricultural and agricultural-related loans, and in evaluating the credit worthiness of agricultural borrowers, as a result of which the agricultural-related loans of Colony have generally been profitable. The agricultural loans are generally collateralized by an interest in the crops or farm-related equipment of the borrower, by a mortgage on real estate, or by an assignment of crop insurance proceeds, or some combination of those items. A substantial portion of Colony's agricultural loans are guaranteed by agencies or programs of the United States. All agricultural loans are analyzed at the end of each year before further funds of the banks are committed, and generally the prior year's financial performance is required to be documented by tax returns or financial statements.

Lending Policies
- ----------------

     The lending policies of Colony are embodied in comprehensive statements of lending policy adopted by the subsidiary banks, which are reviewed and modified periodically. In general, those policies delegate to lending officers of Colony authority to approve loans which do not exceed a specified maximum amount, depending upon the seniority and experience of the lending officer. Loans in excess of those specified limits, but not in excess of $300,000.00, must be approved by the officer's loan committee, composed of the bank's President and all of its Vice-Presidents. Loans in excess of $300,000.00 must be approved by the director's loan committee, which consists of at least three (3) outside directors of the bank and the bank's President or senior lending officer.

     In general, Colony authorizes loans to be made only in those counties in which the subsidiary banks are located and in contiguous counties, except with the approval of the President or the director's loan committee of the bank. An analysis of the borrower's projected cash flow and debt-service ability as well as an evaluation of any collateral proposed by the borrower or required by Colony is made in connection with each proposed extension of credit. Lending officers of each bank actively solicit customers in the commercial, agricultural and consumer sectors.

     All requested loans are reviewed carefully before made, with particular consideration to the borrower's character, repayment capacity and collateral. Significant loans require review of documentation of the borrower's financial history, such as tax returns and financial statements. Loans secured by real estate are generally limited to a specified percentage of the value of the real estate, supported by competent appraisals. The lending policy requires that before real estate is accepted as collateral it must be personally viewed by a representative of the bank, with particular attention given to observance of potential environmental hazards. Special procedures are in place to insure that loans to directors and executive officers are not made on terms more favorable than such loans are made to other borrowers in similar circumstances.

     All loans are subject to an independent audit and review by someone other than the officer transacting the loan. Colony has adopted a loan review program, providing for a review of significant loans by the subsidiary banks by a loan review officer of Colony. All loans officers are required to prepare written evaluations at least annually on all credit lines in excess of $250,000.00 which are assigned to them, addressing the history, current credit standing, balances and plans to collect repayment.

     Colony seeks to avoid an undue concentration of loans in any particular sector of the economy, although it attempts primarily to make loans to small businesses, including farmers, and consumers. In addition to the agricultural loans of Colony discussed above, the subsidiaries make general commercial and industrial loans, primarily to manufacturers, wholesalers and retailers of goods, service companies and other industries. As of March 31, 1996, approximately $10.9 million in Colony's consolidated loan portfolio, or 5.66%, consisted of such general commercial and industrial loans. A significant percentage of those loans are guaranteed by the United States Small Business Administration, and are generally secured by inventory, equipment, accounts receivable and other assets.

     Colony seeks generally to avoid long term, fixed-rated loans secured by real estate, especially where such loans are not matched by liabilities of similar maturities. As of March 31, 1996, Colony, on a consolidated basis, had outstanding loans secured by real estate mortgages, excluding farm land, in the amount of $88,257,000.00, or approximately 45.80% of its loan portfolio. These loans generally have maturities of 2-3 years, and interest rates are generally adjusted at least annually, or more frequently. Colony had outstanding on that date construction loans of only $864,000.00. A substantial portion of Colony's consolidated loan portfolio, approximately 20.11% as of March 31, 1996, consists of consumer loans, including home equity, motor vehicle, student and signature loans, as well as small personal lines of credit. All of the subsidiary banks offer credit cards to their customers.

     The Community Reinvestment Act seeks to ensure that each financial institution meets the credit needs of the entire community served by that institution, including low-and moderate-income neighborhoods, consistent with the safe and sound operation of that institution. In accordance with that statute and rules and regulations promulgated by the Board of Governors of the Federal Reserve System, each of the subsidiary banks has established a Community Reinvestment Act program designed to further the purposes of the Act and to ensure compliance with it. Each program is overseen by a Community Reinvestment Act officer, and each of the banks has adopted written Community Reinvestment Act statements.

Regulation - Colony Bankcorp, Inc.
- ----------------------------------

     Colony Bankcorp, Inc. is registered as a bank holding company with both the Georgia Department of Banking and Finance as well as with the Board of Governors of the Federal Reserve System. It is required to file annual reports and other information regarding its business operations and those of its subsidiaries with both of those regulatory agencies and is subject to examination by both of those agencies.

     The Bank Holding Company Act requires every bank holding company to obtain the prior approval of the Board of Governors of the Federal Reserve System (i) before it may acquire direct or indirect ownership or control of any voting shares of any bank if, after such acquisitions, such bank holding company will directly or indirectly own or control more than 5% of the voting shares of such bank; (ii) before it may acquire all or substantially all of the assets of a bank; and (iii) before it may merge or be consolidated with another bank holding company. This Act further requires that consummation of approved acquisitions or mergers be delayed, generally for a period of not less than thirty (30) days following the date of such approval, during which time complaining parties may obtain a review of the Board's order granting its approval by filing a petition in the appropriate United States Court of Appeals petitioning that the order be set aside. Historically, the Board of Governors could not approve the acquisition by Colony of any voting shares of, or substantially all the assets of, any bank located outside Georgia unless such acquisition was specifically authorized by the statutes of the state in which the bank to be acquired was located. The State of Georgia enacted legislation which enabled holding companies located in other southeastern states to acquire banks located in the State of Georgia, provided the southeastern states in which such holding companies were located passed reciprocal legislation which allowed bank holding companies in Georgia to acquire banks located in those states. However, effective September 29, 1995, the Board of Governors of the Federal Reserve System may approve an application by a bank holding company which is adequately capitalized and adequately managed to acquire control of, or acquire all or substantially all the assets of, a bank located in a state other than the home state of the bank holding company, without regard to whether such transaction is prohibited or permitted under state law. Such approval will not be granted to the acquisition of a bank in a host state by an out-of-state bank holding company if the applicable law of the host state provides that the acquired bank be in existence for a minimum period of time not to exceed at least five years.

     The Bank Holding Company Act prohibits (with specific exceptions) Colony from engaging in non-banking activities or from acquiring direct or indirect control of any company engaged in non-banking activities. The Board of Governors by regulation or order may make exceptions for activities determined to be so closely related to banking or managing or controlling banks as to be a proper incident thereto, in determining whether a particular activity is permissible, the Board of Governors is to consider whether the performance of such an activity can reasonably be expected to produce benefits to the public, such as a greater convenience, increased competition or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices. For example, making, acquiring or servicing loans, providing discount securities brokerage services, leasing personal property, providing certain investment or financial advice, performing certain data processing services, acting as agent or broker in selling life insurance and certain other types of insurance in connection with credit transactions and certain underwriting activities have all been determined by regulations of the Board of Governors to be permissible activities. The Bank Holding Company Act does not place territorial limitations on permissible bank-related activities of bank holding companies. However, despite prior approval, the Board of Governors does have the power to order a holding company or its subsidiaries to terminate any activity, or terminate its ownership or control of any subsidiary, when it has reasonable cause to believe the continuation of such activity or such ownership or control constitutes a serious risk to the financial safety, soundness or stability of any bank subsidiary of that holding company. The Federal Reserve Board considers whether the performance of such activities by an affiliate of the holding company can reasonably be expected to produce benefits to the public which outweigh possible adverse effects.

     Under applicable federal law, Colony and its subsidiaries are prohibited from extending credit, selling or leasing property, and furnishing any service to any customer on the condition or requirement that the customer obtain any additional property, service or credit from Colony and its subsidiaries, refrain from obtaining any property, service or credit from any competitor of Colony or its subsidiaries, or furnish any property, service or credit to Colony or its subsidiaries. In addition, Colony is required, unless it satisfies certain threshold supervisory requirements, to give the Federal Reserve Board prior written notice of any purchase or redemption of its outstanding equity securities if the gross consideration for the purchase or redemption, when combined with a net consideration paid for all such purchases or redemptions during the preceding twelve (12) months, is equal to ten percent (10%) or more of Colony's consolidated net worth. The Federal Reserve Board may disapprove such a purchase or redemption under certain prescribed circumstances.

     The Federal Reserve Board has been vested with substantial enforcement powers over bank-holding companies and non-banking subsidiaries in those circumstances which represent unsafe or unsound practices or constitute violations of law. The Federal Reserve Board, for instance, may issue cease and desist orders to prohibit unsafe or unsound practices or practices which constitute violations of the law. In addition, the Federal Reserve Board may assess civil penalties against companies or individuals who violate the Bank Holding Company Act or orders or regulations promulgated pursuant thereto in amounts up to $1 million for each day of the violation; may order termination of non-banking activities of non-banking subsidiaries or bank holding companies; and may order termination of ownership and control of a non-banking subsidiary by a bank holding company. Certain violations may also result in criminal penalties.

     Colony is also subject to regulation as a bank holding company by the State of Georgia. Georgia law requires an annual registration of all Georgia bank holding companies with the Department of Banking and Finance. Such registration includes information with respect to the financial condition, operation, management and intercompany relationships of the bank holding company and its subsidiaries and such related matters as the Department of Banking and Finance deems necessary or appropriate to carry out the purposes of Georgia law. Furthermore, the Department of Banking and Finance may from time to time require reports under oath to keep itself informed as to whether the provisions of Georgia banking laws, regulations, and orders issued thereunder by the Department have been complied with, and may make examinations of each bank holding company and subsidiary thereof.

     In addition, Georgia law provides that, without prior approval of the Commissioner of the Department of Banking and Finance, it is unlawful (i) for any bank holding company to acquire direct or indirect ownership or control of more than 5% of the voting shares of any bank; (ii) for any bank holding company or subsidiary thereof, other than a bank, to acquire all or substantially all of the assets of a bank; or (iii) for any bank holding company to merge or consolidate with any other bank holding company. It is also unlawful for any bank holding company to acquire direct or indirect ownership or control of more than 5% of the voting shares of any bank unless such bank has been in existence and continually operated as a bank for five years or more prior to the date of application to the Commissioner for approval of such acquisition, except in instances in which the bank is organized to facilitate the acquisition of a bank meeting the five-year requirement.

     Colony and its banking subsidiaries are deemed "affiliates" within the meaning of Section 23A of the Federal Reserve Act and are subject to restrictions contained in the Act on loan and other transactions between affiliates. A transaction between affiliates of the Corporation may not exceed 10% of the capital stock and surplus of the banking subsidiary involved and the total of all transactions by a banking subsidiary may not exceed 20% of its capital stock and surplus. All extensions of credit may not exceed 20% of its capital stock and surplus. All extensions of credit by the bank subsidiaries to affiliates of the corporation must be secured.

Regulation - Subsidiary Banks
- -----------------------------

     Each of the subsidiary banks of Colony are chartered under the laws of the State of Georgia, are not members of the Federal Reserve System, but are subject to regulation by the Federal Deposit Insurance Corporation (FDIC) since their deposits are insured by the FDIC to the extent provided by law. As such, they are subject to regulation in the same manner and fashion as is Broxton State Bank. See "HISTORY AND BUSINESS OF BROXTON - SUPERVISION AND REGULATION".

Capital Requirements
- --------------------

     Both Colony and its subsidiary banks are required to maintain minimum capital ratios. The minimum ratio of Total Capital to

Total-Risk Weighted Assets is 8%, of which at least 4% must be in the form of Tier 1 Capital (Core). Core Capital elements include common stockholder's equity, qualifying non-cumulative perpetual preferred stock, qualifying cumulative perpetual preferred stock, and minority interest in the equity accounts of consolidated subsidiaries. Tier 1 Capital is defined generally as the sum of those Core Capital elements less good will and other tangible assets required to be deducted in accordance with applicable regulations. Tier 2 Capital consists of allowances for loan and lease losses (subject to applicable limitations), perpetual preferred stock and related surplus, hybrid capital instruments, perpetual debt, and mandatory convertible debt securities, and term subordinated debt and intermediate-term preferred stock.

     As of March 31, 1996, the Tier 1 Capital ratio of Colony, on a consolidated basis, was 10.07%, and its total Tier 1 and Tier 2 risk-based capital was 11.33%. Both of those measures were in excess of regulatory minimums of 4% for Tier 1 and 8% for total risk-based capital.

     In addition, Colony is required to maintain a leverage capital ratio of not less than 4%. As of March 31, 1996, Colony's leverage capital ratio was 7.77%.

     Banking institutions which do not meet applicable capital requirements are subject to corrective action taken by the appropriate federal banking agencies. A financial institution which is notified by the appropriate banking agency that it is under-capitalized, significantly under-capitalized or critically under-capitalized must submit an acceptable capital restoration plan, and financial institutions are prohibited from making capital distribution if thereafter it is under-capitalized. An under-capitalized institution is also prohibited from increasing its average total assets until its capital restoration plan has been accepted, and is also generally prohibited from making acquisitions, establishing any branches or engaging in any new line of business except in accordance with the capital restoration plan or the approval of the appropriate agency. An under-capitalized institution which fails to submit an acceptable capital restoration plan or fails to implement a capital restoration plan accepted by the appropriate agency may be required to sell additional stock, merge with another institution, remove or replace members of management or take other appropriate action.

     Under regulations recently adopted by the Board of Governors of the Federal Reserve System, a bank's exposure to declines in the economic value of its capital due to changes in interest rates is one factor the agencies will consider in evaluating a bank's capital adequacy. Additional capital may be required if, in the judgment of the applicable regulatory agency, the bank's capital provisions for interest rate risks are inadequate. Additional regulations are being considered which will address in greater detail the role of interest rate risks in assessing the adequacy of a bank's capital.

Insurance Premiums
- ------------------

     The deposits of each of Colony's subsidiary banks are insured by the Federal Deposit Insurance Corporation to the extent authorized by law. Each subsidiary bank is assessed a premium by the FDIC for that coverage and the FDIC has developed a risk-based system to determine a bank's assessment rate. The risk-based system places institutions into one of nine risk categories using a two-step process based first on capital ratios and then on other supervisory information, and the insurance premiums for each commercial bank depends upon the level of capitalization and other supervisory concerns. Pursuant to these regulations, the deposit insurance rates for each of the subsidiary banks was established at .023% of its domestic deposits, except that the assessment rate for The Bank of Fitzgerald was 0.26% of domestic deposits. In 1995 the Bank Insurance Fund achieved a designated reserve ratio of 1.25%, as a result of which a new assessment schedule has been adopted and Bank Insurance Fund members, will be assessed rates ranging from 0.00% of domestic deposits to 0.31% of domestic deposits with a minimum annual assessment of $2,000.00. The assessment rate of each financial institution will reflect the risk posed to the Insurance Fund by the bank. It is anticipated the assessment rate of all of the subsidiary banks of Colony except The Bank of Fitzgerald and The Bank of Worth will be the minimum annual assessment of $2,000.00; the assessment rate of The Bank of Fitzgerald is presently .03% of its domestic deposits. However, the FDIC is authorized to increase or decrease the assessment rates by a maximum of five basis points without engaging in a notice-and-comment rule making proceeding, and no assurance can be furnished that the assessment rates of the subsidiary banks of Colony will not be increased by that five-basis point maximum in the future, or in excess of that amount with appropriate notice by the Federal Deposit Insurance Corporation.

     The Bank of Worth is a member of the Savings Association Insurance Fund, and the regulations recently adopted by the Federal Deposit Insurance Corporation do not alter the manner in which the premiums are assessed against members of that Fund.

Employees
- ---------

     As of June 30, 1996, Colony Bankcorp, Inc. and its subsidiaries had 128 full-time employees and 10 part-time employees.

- --------------------------------------------------------------------------------

                   HISTORY AND BUSINESS OF BROXTON STATE BANK

- --------------------------------------------------------------------------------

History
- -------

     Broxton State Bank was chartered under the laws of the State of Georgia on August 4, 1966 and opened for business on September 1, 1966, having absorbed "Citizens Bank", a private, unincorporated bank. It has conducted a general banking business from a single location at 401 North Alabama Street in Broxton, Georgia since that time. Broxton has not undergone any merger, consolidation, acquisition of assets or assumption of deposit liabilities of another bank in its history. Since opening for business, Broxton has experienced steady growth in assets and earnings. As of June 30, 1996 the bank has assets of $19.1 million; loans of $12.3 million; and equity capital of $2.1 million.

Business of Broxton
- -------------------

     The bank is a full-service bank offering a wide variety of banking services targeted at all sectors of the bank's primary market area. The bank offers customary types of demand, savings, time, and individual retirement accounts; installment, commercial and real estate loans; home mortgages and personal lines of credit; Visa and Master Card services through its correspondent, Columbus Bank & Trust; safe deposit and night depository services; cashier's checks, money orders, travelers checks, wire transfers and various other services that can be tailored to the customer's needs. The bank does not offer trust services at this time.

     FiServ, Inc. (formerly Basis Information Technologies, which was wholly owned by First Financial Management Corporation) provides data processing services for the bank. SunTrust Bank Atlanta, Georgia, supplies data processing services for the bank's bond accounting portfolio. The bank utilizes the services of the Georgia Bankers Bank, Atlanta, Georgia, for all clearing and overnight federal funds investments through a sweep investment account.

     The bank serves the residents of Coffee County, Georgia, which has a population of approximately 32,000.

     The bank has correspondent relationships with: NationsBank; SunTrust Bank; Columbus Bank & Trust; Georgia Bankers Bank; Bank of Fitzgerald; Ashburn Bank; Bank of Dodge County; Bank of Worth; and Wilcox County Bank.

Banking Premises
- ----------------

     The bank has only one banking office located at 401 North Alabama Street, Broxton, Georgia. The building consists of approximately 5,000 square feet of space. The building is equipped with four alarm-equipped vaults, one for safe-deposit boxes and cash storage, one for night depository service, and two for record storage. The building has two drive-in systems, one commercial drawer and one pneumatic tube system.

Competition
- -----------

     The banking business in Coffee County is highly competitive. Although Broxton State Bank is the only bank in Broxton, there are five other banks with offices in Douglas, Georgia, approximately eight (8) miles from Broxton: Coffee County Bank, which operates out of three locations; NationsBank, which operates out of one location; SunTrust Bank, South Georgia, N.A., which maintains its main office in Albany but which operates out of three locations in Douglas; Southeastern Bank, which maintains its main office in Darien, but which operates out of two locations in Nichols and Douglas; First National Bank of Coffee County, which has one office in Douglas; and SouthTrust, which operates out of one location in Douglas. In addition, Atlantic Coastal Credit Union maintains an office in Douglas.

Employees
- ---------

     As of March 1, 1996, the bank had 13 full-time employees. In the opinion of management, the bank enjoys an excellent relationship with its employees. The bank is not a party to any collective bargaining agreement.

Monetary Policies
- -----------------

     The results of operation of Broxton are affected by the credit policies of monetary authorities, particularly the Board of Governors of the Federal Reserve System, even though Broxton is not a member of the Federal Reserve. The instruments of monetary policy employed by the Federal Reserve include open market operations in U.S. Government Securities, changes in discount rates on member bank borrowings, and changes in reserve requirements against member bank deposits. In view of changing conditions in the national economy and in the money markets, as well as the effect of action by monetary and fiscal authorities, including the Federal Reserve System, no prediction can be made as to possible future changes in interest rates, deposit levels, loan demand, or the business and earnings of Broxton.

Supervision and Regulation
- --------------------------

     Upon consummation of the Reorganization, Broxton will continue to operate as a banking institution incorporated under the laws of the state of Georgia and subject to examination by the Georgia Department of Banking and Finance. The Department regulates all areas of Broxton's commercial banking operations, including reserves, loans, mergers, payment of dividends, interest rates, establishment of branches and other aspects of its operations. Broxton must also comply with state usury laws which limit the rates of interest which may be charged on certain types of loans.

     In addition to state banking laws and regulations applicable to Broxton as a state banking institution, Broxton is also insured and regulated by the Federal Deposit Insurance Corporation ("FDIC"). The major functions of the FDIC with respect to insured banks include paying off depositors to the extent provided by law in the event a bank is closed without adequate provisions having been made to pay the claims of depositors, acting as the receiver of state banks placed in receivership when appointed receiver by state authorities, and preventing the continuation or development of unsound and unsafe banking practices. In addition, the FDIC is authorized to examine insured banks which are not members of the Federal Reserve System to determine the condition of such banks for insurance purposes. The FDIC is also authorized to approve mergers, consolidations, and assumption of deposit liability transactions between insured banks and non-insured banks or institutions, and to prevent capital or surplus diminution in such transactions where the resulting, continued, or assumed bank is an insured non-member state bank. Also, the FDIC closely examines non-member banks for compliance with certain federal statutes such as the Community Reinvestment Act and the Truth-in-Lending Act.

     Subsidiary banks of a bank holding company are subject to certain restrictions imposed by the Federal Reserve Act, as amended, on any extensions of credit to the bank holding company or any of its subsidiaries, on investments in the stock or other securities thereof, and on the taking of such stock or securities as collateral for loans to any borrower.

Regulation and Legislative Changes
- ----------------------------------

     The business in which Broxton presently engages is particularly subject to government regulation. Both the FDIC and the Georgia Department of Banking and Finance are granted wide latitude in enforcing sanctions against any bank which does not operate in accordance with applicable regulations, policies and directives. Proceedings may be brought against any bank or any director, officer, or employee of the bank that is engaged in any unsafe and unsound practice, including the violation of applicable laws and regulations. Civil penalties may be assessed against such companies or individuals for violations of federal statutes, orders or regulations in an amount not to exceed $1,000,000 for each day's violations. The FDIC has the additional authority to terminate insurance of accounts, after notice and hearing, upon a finding by the FDIC that the insured institution is or has engaged in unsafe or unsound practices that have not been corrected, or is in an unsafe and unsound condition to continue operations, or has violated any applicable law, regulation, rule or order of, or condition imposed, by the appropriate supervisors. In addition, the FDIC is empowered, upon notice and hearing, to remove any director, officer or employee of any bank under its jurisdiction which has violated any law or regulation, any final cease and desist order, or any written condition or agreement to which the bank is a party, or has engaged in any unsafe or unsound practice in connection with the bank, or has breached a fiduciary duty to the bank. The Georgia Department of Banking and Finance has similar powers.

Legal Proceedings
- -----------------

     Broxton is not a party to any legal proceedings except for ordinary routine litigation which is incidental to the business of Broxton. The possible outcomes of that ordinary routine litigation is not expected, in the opinion of management, to have a material impact on the future operations of Broxton.

Legal Proceedings for Colony
- ----------------------------

     Colony and its subsidiaries are involved periodically in legal proceedings which are incidental to the business in which they are engaged. Among other such proceedings, The Bank of Fitzgerald is a defendant in a complaint brought in the Superior Court of Ben Hill County, in which the plaintiff complains of a claimed wrongful foreclosure and seeks damages in excess of $1,000,000.00. It is the opinion of Colony that the complaint of the plaintiff is without merit, and that the complaint does not expose either The Bank of Fitzgerald or Colony to any material loss. Otherwise, neither Colony nor its subsidiary banks is presently a party to any litigation which is not routine litigation incidental to the business of Colony or of the subsidiary banks. Colony is not aware of any material legal proceedings contemplated or threatened against Colony or its subsidiary banks.

- --------------------------------------------------------------------------------

                              FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

     Certain financial statements concerning Broxton and Colony are attached hereto as Appendix "A". Also included in the Proxy Statement under the heading "PRO FORMA FINANCIAL STATEMENTS" is certain pro forma financial information restating certain historical financial information of Broxton and of Colony to reflect the effect of the proposed Reorganization on the financial performance of Broxton and of Colony.

- --------------------------------------------------------------------------------

             PRICE RANGES OF CAPITAL STOCK OF BROXTON AND OF COLONY

- --------------------------------------------------------------------------------

     There is no established trading market for shares of the common stock of either Broxton or Colony. Further, although there has been a significant increase in the trading volume of Colony's common stock in recent years, management of Colony has no reason to expect that an established trading market will develop in its common stock after completion of the Reorganization.

     The following table reflects the sale of shares of Broxton stock occurring in 1993, 1994, 1995 and for the six months ended June 30, 1996:

================================================================================
    YEAR                     NUMBER OF                     SELLING
                              SHARES                        PRICE
                              TRADED
- --------------------------------------------------------------------------------
    1993                          8                        $50.00
- --------------------------------------------------------------------------------
    1994                        255                        $30.00
- --------------------------------------------------------------------------------
    1995                        121                        $30.00
- --------------------------------------------------------------------------------
    1996 (6 Months)             -0-                          ---
================================================================================

     There are approximately 90 shareholders of Broxton State Bank.

     Management of Colony is frequently advised of the terms upon which shares of its common stock are traded. Management of Colony is aware of the purchase and sale of 6,621 shares of its common stock in 1993; 35,098 shares of its common stock in 1994; 25,697 shares of its common stock in 1995; and 62,974 shares of its common stock through the six months ended June 30, 1996. According to information available to Colony, its stock traded in the following ranges:

================================================================================
                                        HIGH                    LOW
================================================================================
FIRST QUARTER 1993                     $15.00                  $12.50
- --------------------------------------------------------------------------------
SECOND QUARTER 1993                    $15.00                  $12.50
- --------------------------------------------------------------------------------
THIRD QUARTER 1993                     $15.00                  $12.50
- --------------------------------------------------------------------------------
FOURTH QUARTER 1993                    $15.00                  $12.50
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
FIRST QUARTER 1994                     $15.00                  $12.50
- --------------------------------------------------------------------------------
SECOND QUARTER 1994                    $15.00                  $12.50
- --------------------------------------------------------------------------------
THIRD QUARTER 1994                     $15.00                  $12.50
- --------------------------------------------------------------------------------
FOURTH QUARTER 1994                    $15.50                  $15.00
- --------------------------------------------------------------------------------
FIRST QUARTER 1995                     $16.50                  $15.00
- --------------------------------------------------------------------------------
SECOND QUARTER 1995                    $18.50                  $15.00
- --------------------------------------------------------------------------------
THIRD QUARTER 1995                     $20.00                  $18.50
- --------------------------------------------------------------------------------
FOURTH QUARTER 1995                    $22.50                  $20.00
- --------------------------------------------------------------------------------
FIRST QUARTER 1996                     $20.50                  $20.00
- --------------------------------------------------------------------------------
SECOND QUARTER 1996                    $21.00                  $20.00
================================================================================

     The prices reflected in the above table have been adjusted to reflect the issuance by Colony as of July 1, 1995 of a 100% stock dividend paid to shareholders of record of Colony, increasing the number of issued and outstanding shares of its common stock from 608,055 to 1,216,110.

     In the fourth quarter of 1995 Colony conducted a stock offering, pursuant to which it issued and sold 75,000 shares of its $10.00 par value common stock at a price of $20.00 per share, or approximately 1.25 times the book value of Colony's common stock at the time of the offering.

     As of June 30, 1996, Colony had approximately 808 shareholders.

- --------------------------------------------------------------------------------

                     DIVIDEND POLICY OF COLONY AND BROXTON

- --------------------------------------------------------------------------------
     Holders of common stock of Broxton are entitled to such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor. Dividends paid may not exceed 50% of net profits of Broxton after taxes for the previous fiscal year without prior approval of the Georgia Department of Banking and Finance. Broxton does not pay cumulative dividends on its common stock. Broxton paid a dividend of $2.00 per share for the years
1992, 1993, 1994 and 1995.  It has not declared any dividend in 1996.

     Broxton is also allowed to declare and pay dividends in authorized but unissued shares of its stock, provided there is transferred to capital stock an amount equal to the value of the shares distributed and provided further that after payment of the dividend, Broxton continues to maintain required levels of paid-in capital and appropriated retained earnings. Broxton has paid a stock dividend to its shareholders on several occasions, most recently in 1981.

     Colony has historically paid quarterly cash dividends to its shareholders. The following table sets forth the amount of each dividend paid per share for each quarter of Colony's operation since January 1, 1993 (figures have been adjusted to reflect the 100% stock dividend declared by Colony as of July 1,
1995):

================================================================================
                        1996            1995           1994           1993
                    (Six Months)
================================================================================
FIRST QUARTER           $.075           $.075          $.065          $.065
- --------------------------------------------------------------------------------
SECOND QUARTER          $.075           $.075          $.065          $.065
- --------------------------------------------------------------------------------
THIRD QUARTER            N/A            $.075          $.065          $.065
- --------------------------------------------------------------------------------
FOURTH QUARTER           N/A            $.075          $.065          $.065
================================================================================

     Colony Bankcorp, Inc. has paid stock dividends to its shareholders on several occasions, most recently on June 30, 1995, when it declared a 100% stock dividend, increasing the number of issued and outstanding shares of its common stock from 608,055 to 1,216,110.

     The Board of Directors of both Colony and Broxton hope future operations of Colony and its subsidiaries will result in a payment of dividends to shareholders. However, neither Broxton nor Colony can assure the future payment of dividends, either in cash or in stock, as the payment of such dividends will depend on the net earnings and capital ratios of Colony's subsidiary banks which are more fully discussed under "CERTAIN RISK FACTORS".

                        SELECTED FINANCIAL INFORMATION
                         AND PRO FORMA PER SHARE DATA


The following unaudited pro forma condensed financial statements give effect to the Merger as contemplated herein. The transaction is under the "pooling of interests" method of accounting. These pro forma financial statements are presented for illustrative purposes only and, therefore, are not necessarily indicative of the operating results and financial position that might have been achieved had the Merger occurred as of an earlier date, nor are they necessarily indicative of the operating results and financial position which may occur in the future.

The pro forma condensed balance sheet as of June 30, 1996 gives effect to the Merger as thought the transaction has been consummated on that date. Pro forma condensed statements of income for the six-month period ended June 30, 1996 and for the fiscal years ended December 31, 1995 and 1994 give effect to the Merger as though the transaction had occurred at the beginning of the earliest period presented. Certain pro forma adjustments to the pro forma condensed balance sheet have been made to give effect to the issuance of additional shares of common stock and to anticipated transaction costs as of June 30, 1996 and for the six-month period then ended. Additional costs related to the proposed merger will be recorded in the statements of income as incurred.

The pro forma condensed financial statements are derived from the historical financial statements of Colony Bankcorp, Inc. and Subsidiaries and Broxton State Bank as of June 30, 1996 and for the six-month period ended June 30, 1996 and for the fiscal years ended December 31, 1995 and 1994 and should be read in conjunction with Colony's and Broxton's historical financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference or contained elsewhere in the Prospectus/Proxy Statement.

COLONY BANKCORP, INC.
PRO FORMA COMBINED CONDENSED BALANCE SHEET AT JUNE 30, 1996 (UNAUDITED)

                                               Actual
                                                                       Pro Forma      Pro Forma
                                        Colony         Broxton        Adjustments     Combined
                                        ------         -------        -----------     --------
                                                             (in thousands)
ASSETS

Cash and Balances Due From
  Depository Institutions            $       7,382   $       1,134    $               $        8,516

Federal Funds Sold                           8,590             600                             9,190

Investment Securities                       51,012           6,167                            57,179

Loans, Net                                 197,395          12,327                           209,722

Premises and Equipment, net                  5,625             603                             6,228

Other Assets                                 9,503             544                            10,047
                                      ------------    ------------    ------------     -------------

TOTAL ASSETS                         $     279,507   $      21,375   $           0    $      300,882
                                      ============     ===========    ============     =============

LIABILITIES

Deposits                             $     251,466   $      19,189   $                $      270,855

Notes Payable and Other Borrowed
  Money                                      3,400               0                             3,400

Other Liabilities                            2,771             125              16(b)         2,912
                                      ------------    ------------    ------------     -------------

TOTAL LIABILITIES                          257,637          19,314              16           276,967
                                      ------------    ------------    ------------     -------------

STOCKHOLDERS' EQUITY

Common Stock                                12,911             507           1,088 (a)        14,506

Paid-in-Capital                              1,117           1,093          (1,088)(a)         1,122

Retained Earnings                            8,140             500             (16)(b)         8,894

Net Unrealized Loss on Securities             (568)            (39)                             (607)

                                      ------------    ------------    ------------     -------------

TOTAL STOCKHOLDERS' EQUITY                  21,870           2,061             (16)           23,915
                                      ------------    ------------    ------------     -------------

TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY               $     279,507   $      21,375   $           0    $      300,882
                                      ============    ============    ============     =============

See notes and assumptions.

                 PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                    FOR THE SIX MONTHS ENDED JUNE 30, 1996
                                  (UNAUDITED)

                                                                 Pro Forma        Pro Forma
                                   Colony         Broxton       Adjustments       Combined
                                   ------         -------       -----------       --------
                                         (in thousands except per share data)
Interest Income               $      12,094    $        863  $                $       12,957

Interest Expense                      6,048             393                            6,441
                               ------------     -----------    -------------    ------------

Net Interest Income                   6,046             470                            6,516

Provision for Loan Losses             1,130              15                            1,145
                               ------------     -----------    -------------    ------------

Net Interest Income After
  Provision for Loan Losses           4,916             455                            5,371

Noninterest Income                    1,189             122                            1,311

Noninterest Expense                   4,070             454               25 (b)       4,549
                               ------------     -----------    -------------    ------------

Interest Before Income Taxes          2,035             123              (25)          2,133

Income Taxes                            634              30               (9)(c)         655
                               ------------     -----------    -------------    ------------

Net Income                    $       1,401    $         93   $          (16)          1,478
                               ============     ===========    =============    ============

Net Income Per Share of
  Common Stock                 $       1.09            1.84                             1.02
                               ============     ===========                     ============

Weighted Average Shares
  Outstanding                         1,291              51                            1,451
                               ============     ===========                     ============

See notes and assumptions

                             COLONY BANKCORP, INC.
                 PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                     FOR THE YEAR ENDED DECEMBER 31, 1995

                                                                                 PRO FORMA              PRO FORMA
                                             COLONY           BROXTON           ADJUSTMENTS              COMBINED
                                             ------           -------           -----------              --------
                                                        (in thousands except per share data)
Interest Income                       $           24,089  $           1,655  $                    $         25,744

Interest Expense                                  11,441                699                                 12,140
                                        ----------------    ---------------    ----------------     --------------

Net Interest Income                               12,648                956

Provision for Loan Losses                          3,216                 30                                  3,246
                                        ----------------    ---------------    ----------------     --------------

Net Interest Income After
     Provision for Loan Losses                     9,432                926                                 10,358

Noninterest Income                                 2,052                277                                  2,329

Noninterest Expense                                8,420                911                                  9,331
                                        ----------------    ---------------    ----------------     --------------

Income Before Income Taxes                         3,064                292                                  3,356

Income Taxes                                         923                 60                                    983
                                        ----------------    ---------------    ----------------     --------------

Net Income                            $            2,141                232  $                0   $          2,373
                                        ================    ===============    ================     ==============

Net Income Per Share of Common Stock                1.75               4.57                                   1.72
                                        ================    ===============                        ===============

Weighted Average Shares Outstanding                1,221                 50                                  1,381
                                        ================     ==============                        ===============

See notes and assumptions.

                             COLONY BANKCORP, INC.
                 PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                     FOR THE YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)


                                                                     Pro Forma     Pro Forma
                                            Colony      Broxton     Adjustments    Combined
                                            ------      -------     -----------    --------
                                                   (In thousands except per share data)
Interest Income                         $     20,933  $     1,454  $             $     22,447

Interest Income                                8,995          517                       9,512
                                          ----------   ----------    -----------   ----------

Net Interest Income                           11,998          937                      12,935

Provision for Loan Losses                      2,080           17                       2,097
                                          ----------   ----------    -----------   ----------

Net Interest Income After Provision
  for Loan Losses                              9,918          920                      10,838

Noninterest Income                             1,764          191                       1,955

Noninterest Expense                            8,441          865                       9.306
                                          ----------   ----------    -----------   ----------

Income Before Income Taxes                     3,241          246                       3,487

Income Taxes                                   1,022           43                       1,065
                                          ----------   ----------    -----------   ----------

Net Income                               $     2,219  $       203   $          0  $     2,422
                                          ==========   ==========    ===========   ==========

Net Income Per Share of Common Stock     $      1.82         3.98                        1.76
                                          ==========   ==========                  ==========

Weighted Average Shares Outstanding            1,216           50                       1,376
                                          ==========   ==========                  ==========

See notes and assumptions.

COLONY BANKCORP, INC.
NOTES AND ASSUMPTIONS TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The accompanying pro forma financial statements have been prepared to give effect to the acquisition of Broxton State Bank as if such transaction had occurred as of the beginning of the period presented for income statement information and as of the balance sheet date for balance sheet information.

(a) Represents the following adjustments to reflect consideration paid for the acquisition of Broxton State Bank. The acquisition will be recorded as a pooling of interests:

     Consideration Paid (159,547 shares of Colony Bankcorp,
     Inc. common stock)                                                  2,061
                                                                    ============

     Allocation of Consideration Paid:

     Assets acquired:

     Cash and balances due from depository institutions                   1,134
     Federal Funds sold                                                     600
     Investment securities                                                6,167
     Loans, net                                                          12,327
     Premises and equipment, net                                            603
     Other Assets                                                           544
                                                                    ------------

     TOTAL ASSETS ACQUIRED                                               21,375
                                                                    ============

     Liabilities assumed:

     Deposits                                                            19,189
     Other Liabilities                                                      125
                                                                    ------------

     TOTAL LIABILITIES ASSUMED                                           19,314
                                                                    ============

     NET AMOUNT ALLOCATED                                                 2,061
                                                                    ============

     Colony Bankcorp, Inc. pro forma combined shares of common
     stock outstanding                                                1,450,657
                                                                    ============

(b) Represents adjustment to reflect estimated expenses associated with the acquisition.

(c)  Represents adjustment to reflect tax effect of above adjustment.

- --------------------------------------------------------------------------------

                             SUMMARY OF OPERATIONS
                                  (UNAUDITED)
                               BROXTON STATE BANK

- --------------------------------------------------------------------------------

     Broxton's following Unaudited Summary of Operations is presented by Broxton's management for the periods indicated. The financial information furnished in the Unaudited Summary of Operations reflects all adjustments which are, in the opinion of management, necessary to a fair statement of the results for the periods covered herein. These comments should be read in conjunction with the other financial statements appearing elsewhere in the Proxy Statement.

            SUMMARY OF OPERATIONS (UNAUDITED) OF BROXTON STATE BANK
                    (IN THOUSANDS EXCEPT FOR PER SHARE DATA)

                                          Year Ended December 31
                                ------------------------------------------------
                                1995     1994     1993     1992     1991
INTEREST INCOME
Interest and Fees on Loans      $1,286   $1,008   $1,014   $1,157   $1,455

Interest on Investment
Securities                         342      398      448      558      583

Interest on Federal Funds
Sold                               -0-      -0-       17        8       21

Other Interest                      27       48      -0-      -0-      -0-
                                ------   ------   ------   ------   ------

Total Interest Income           $1,655   $1,454   $1,479   $1,723   $2,059
                                ======   ======   ======   ======   ======

INTEREST EXPENSE
Interest on Deposits            $  699   $  517   $  533   $  753   $1,157
                                ------   ------   ------   ------   ------

Total Interest Expense          $  699   $  517   $  533   $  753   $1,157
                                ======   ======   ======   ======   ======

Net Interest Income             $  956   $  937   $  946   $  970   $  902

Provisions for Loan Losses      $   30   $   17   $   63   $   45   $   64
                                ------   ------   ------   ------   ------

Net Interest Income After
Provisions for Loan Losses      $  926   $  920   $  883   $  925   $  838
                                ======   ======   ======   ======   ======

OTHER INCOME
Service Charge on Deposit
Accounts                        $  135   $  130   $  130   $  132   $  128

Other Noninterest Income        $  142   $   60   $   52   $   88   $  101
                                ------   ------   ------   ------   ------

Total Other Income              $  277   $  190   $  182   $  220   $  229
                                ======   ======   ======   ======   ======

OTHER EXPENSES
Salary and Employee Benefits    $  432   $  466   $  417   $  443   $  441

Occupancy Expenses of
Bank Premises                      146       98      120      124      112

Other Operating Expenses           333      301      325      315      322
                                ------   ------   ------   ------   ------

Total Operating Expenses        $  911   $  865   $  862   $  882   $  875
                                ======   ======   ======   ======   ======

Net Other Income (Loss)         $( 634)  $( 675)  $( 680)  $( 662)  $( 646)

Income Before Taxes             $  292   $  245   $  203   $  263   $  192

Federal Income Tax Expense
(Net of Income Tax Benefits)    $   60   $   43   $   33   $   58   $   24
                                ======   ======   ======   ======   ======

Net Income (Loss)               $  232   $  202   $  170   $  205   $  168

Earnings Per Share - Net        $ 4.57   $ 3.98   $ 3.36   $ 4.04   $ 3.30

            SUMMARY OF OPERATIONS (UNAUDITED) OF BROXTON STATE BANK
                    (IN THOUSANDS EXCEPT FOR PER SHARE DATA)

                                                6 Months Ended June 30
                                        ----------------------------------------
                                        1996                1995
INTEREST INCOME
Interest and Fees on Loans              $ 680               $ 613

Interest on Investment
Securities                                183                 180

Interest on Federal Funds
Sold                                      -0-                 -0-

Other Interest                            -0-                   6
                                        -----               -----

Total Interest Income                   $ 863               $ 799
                                        =====               =====

INTEREST EXPENSE
Interest on Deposits                    $ 393               $ 325
                                        -----               -----

Total Interest Expense                  $ 393               $ 325
                                        =====               =====

Net Interest Income                     $ 470               $ 474

Provisions for Loan Losses              $  15               $  15
                                        -----               -----

Net Interest Income After
Provisions for Loan Losses              $ 455               $ 459
                                        =====               =====

OTHER INCOME
Service Charge on Deposit
Accounts                                $  69               $  57

Other Noninterest Income                $  53               $  23
                                        -----               -----

Total Other Income                      $ 122               $  80
                                        =====               =====

OTHER EXPENSES
Salary and Employee Benefits            $ 196               $ 205

Occupancy Expenses of
Bank Premises                              72                  66

Other Operating Expenses                  186                 164
                                        -----               -----

Total Operating Expenses                $ 454               $ 435
                                        =====               =====

Net Other Income (Loss)                 $(332)              $(355)

Income Before Taxes                     $ 123               $ 104

Federal Income Tax Expense
(Net of Income Tax Benefits)            $  30               $  16
                                        =====               =====

Net Income (Loss)                       $  93               $  88

Earnings Per Share - Net                $1.84               $1.73

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
             FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                             (BROXTON STATE BANK)

The following is a discussion of Broxton State Bank's (Bank) financial condition at December 31, 1995, and the results of operations for the three year period ended December 31, 1995. The purpose of this discussion is to focus on information about the Bank's financial condition and results of operations which is not otherwise apparent from the audited financial statements included in this Registration Statement. Reference should be made to those statements and the selected financial data presented elsewhere in this report for an understanding of the following discussion and analysis.

BALANCE SHEETS

The Bank's assets increased by 5.19% from 19.7 million to $20.7 million during the year ended December 31, 1995. The Bank anticipates this moderate growth in future years and will take measures to insure that safe and adequate levels of capital are maintained. Assets decreased during the same period in 1994 by .1% or $200,000. Earning assets, which are comprised of investment securities, Federal funds sold and loans, increased approximately $1.7 million or 10.41% in 1995, as compared to an increase of $600,000 or 3.68% in 1994.

Deposits are used to fund loan growth and any excess funds are invested consistent with the Bank's investment policy. The primary focus is to maximize the Bank's earnings through lending activities. Total loans increased 22.99% or $2.3 million in 1995, as compared to 6.10% to $600,000 in 1994.

Investment securities and Federal funds sold decreased approximately $500,000 during 1995. These same types of investments remained approximately unchanged in 1994. During 1994 the Bank adopted Statement of Financial Accounting Standards No 115, "Accounting for Certain Investments in Debt and Equity Securities." For comparability purposes, assuming SFAS 115 was adopted in 1993, these types of investments decreased by approximately $150,000 in 1994. The decrease in 1993 was attributable to investing all available funds in higher yielding assets, or loans. The Bank's investment securities and Federal funds sold are managed in relation to loan demand and deposit growth. Investments securities are purchased and are held as available for sale and consist primarily of U.S. Government backed or sponsored securities.

The growth in assets during 1995 comes primarily from deposits, which increased 3.9% or approximately $700,000 in 1995, as compared to an increase of 1.3% or approximately $200,000 for the same period in 1993. Time deposits increased 15.75% or $1.4 million in 1995, as compared to 1994 when time deposits increased 2.06% or $200,000. Interest-bearing demand and savings deposits decreased by 12.5% or $900,000 in 1995, as compared to 1993 when interest-bearing demand and savings deposits increased 5.05% or $3000,000. Non-interest-bearing deposits increased 7.91% or $200,000 in 1995, a compared to a decrease of 9.37% or $300,000 in 1994.

LIQUIDITY AND CAPITAL RESOURCES

The liquidity and capital resources of the Bank are monitored on a periodic basis by State and Federal regulatory authorities. As determined under guidelines established by those regulatory authorities, the Bank's liquidity ratios at December 31, 1995, were considered satisfactory. At that date, the Bank's short-term investments were adequate to cover any reasonably anticipated immediate need for funds.

At December 31, 1995, the Bank's capital ratios were considered adequate based on the Federal Reserve Board's and FDIC's minimum capital requirements. During 1995, the Bank increased its capital by retaining net earnings of $232,000 and paid dividends of $101,460 which gives a net income of $130,000. At December 31, 1995, total capital of the Bank amounted to approximately $2,000,000.

Selected financial information relating to the Bank's minimum capital requirements for the periods is as follows:

                                                         December 31          Regulatory
                                                         -----------
                                                       1995        1994      Requirements
                                                       ----        ----      ------------
     Tier 1 Capital (to risk weighted assets)         16.00%      18.00%            4.00%
     Tier 1 Capital (to average assets)               10.00%       9.00%            4.00%
     Total capital (to risk weighted assets)          18.00%      19.00%            8.00%

The purpose of liquidity management is to ensure that there are sufficient cash flows to satisfy demands for credit, deposit withdrawals and other needs of the company. Traditional sources of liquidity include asset maturities and growth in core deposits. A company may achieve its desired liquidity objectives from the management of assets and liabilities, and through funds provided by operations. Funds invested in short-term marketable instruments and the continuous maturing of other earning assets are sources of liquidity from the asset perspective. The liability base provides sources of liquidity through deposit growth, the maturity structure of liabilities and accessibility to market sources of funds.

Scheduled loan payments are a relatively stable source of funds, but loan payoffs and deposit flows fluctuate significantly, being influenced by interest rates and general economic conditions and competition. The Bank attempts to price its deposits to meet its asset/liability objectives consistent with local market conditions.

RESULTS OF OPERATIONS

The Bank's results of operations are determined by its ability to effectively manage interest income and expense, to minimize loan and investment losses, to generate non-interest income and to control operating expenses. Since interest rates are determined by market forces and economic conditions beyond the control of the Bank, the Bank's ability to generate net interest income is dependent upon its ability to obtain an adequate net interest spread between the rate paid on interest-bearing liabilities and the rate earned on interest-earning assets. The net yield on average interest-earning assets increased in 1995 to 9.19%, as compared to 8.22% in 1994. The Bank's net interest spread was 4.69% in 1995, as compared to 4.8% in 1994. Net interest income increased to $956,000 in 1995, as compared to $937,000 in 1994.

The net yield on average interest-earning assets decreased in 1994 to 8.22%, as compared to 8.63% in 1993. The Bank's net interest spread was 4.8% in 1994, as compared to 5.03% in 1993. Net interest income decreased to $937,000, in 1994 as compared to $946,000 in 1993.

Provision for Loan Losses
- -------------------------

The Bank recorded provisions for loan losses in 1995 and 1994 of $30,000 and $16,862 respectively. Provision for loan losses was $63,000 in 1993. The allowance for loan loss amounted to $166,426 or 1.34% of total loans outstanding at December 31, 1995, as compared to $150,061 or 1.48% of total loans outstanding at December 31, 1994. Nonaccrual loans totaled $16,144 at December 31, 1995. Other non-performing assets totaled $280,000 and consisted of other real estate. Based on management's evaluation of the loan portfolio, which includes a continuing review of past due loan loss experience, current conditions which may affect the borrower's ability to pay and the underlying collateral value of the loans, the reserve for loan losses is considered adequate to absorb possible losses on existing loans that may become uncollectible.

Other Income
- ------------

Other operating income consists, in part, of service charges on deposit accounts. Service charges on deposits increased in 1995 by 3.3% to $135,000, as compared to $130,000 in 1994. Service charges remained relatively constant in 1994 when compared to 1993.

Cash Flows
- ----------

Cash flows for the Bank are of three major types. Cash flows from operating activities consist primarily of interest and fees received on loans, interest received on investment securities and Federal funds sold, and cash paid for interest and operating expenses. Investing activities use cash for the purchase of investment securities and fixed assets, and to fund loans. Investing activities also generate cash from the proceeds of matured investment securities and loan repayments. Cash flows from financing activities generate cash from a net increase in deposit accounts. Financing activities use cash for the payment of cash dividends.

For the years ended December 31, 1995, cash flows for operating activities were provided in the amount of $1.6 million by interest received from loans, securities and Federal funds. Approximately $277,000 was provided by service charges, commission and fees and other income. Cash flows used in operating activities consisted of $654,000 of interest paid on deposits, $432,000 paid out in salaries and other personnel payments, and $570,000 paid for occupancy expenses, income taxes and other operating payments. Cash flows of $1.9 million were provided by the proceeds of sold and matured investment securities. Cash flows of $502,000 were used to purchase investment securities. Additional cash flows used in investing activities totaled $2.4 million for the net increase in loans and purchases of bank furniture and equipment. Cash flows of $692,000 were provided by the net increase in deposits. Cash flows were used for the payment of cash dividends of $101,460. The net effect was a $207,000 decrease in cash equivalents.

The Bank considers its liquidity and capital resources adequate to meet its foreseeable short and long-term needs. The Bank anticipates that it will have sufficient funds available to meet current loan commitments and to fund or refinance, on a timely basis, its other material commitments and liabilities.

Other than the effect of events as described above, the Bank is not aware of any other known trends, events or uncertainties that will have or that are reasonably likely to have a material effect on the Bank's liquidity, capital resources or operations. The Bank is also not aware of any current recommendations by the regulatory authorities which, if they were implemented, would have such an effect.

Effects of Inflation
- --------------------

The impact of inflation on banks differs from its impact on non-financial institutions. Banks, as financial intermediaries, have assets which are primarily monetary in nature and which tend to fluctuate in concert with inflation. A bank can reduce the impact of inflation if it can manage its rate sensitivity gap. This gap represents the difference between rate sensitive assets and rate sensitive liabilities. The Bank, through its asset-liability management, attempts to structure the assets and liabilities and manage the rate sensitivity gap, thereby seeking to minimize the potential effects of inflation. For information on the management of the Bank's interest rate sensitivity assets and liabilities, see the "Asset/Liability Management" section.

Other Expense
- -------------

Non-interest expense increased 5.28% or $46,000 in 1995, as compared to an increase of .52% or $4,000 in 1994. Salaries and employee benefits represented 47.44%, 53.85%, and 48.43% of non-interest expense for the years ended December 31, 1995, 1994, and 1993, respectively, and accounted for $(34,000) and $49,000 of respective changes. Overall non-interest expense remained stable in 1994. Other non-interest expense increased in 1995 due to additional depreciation and expenses associated with the bank renovation and equipment purchases. Consulting fees also contributed to the increase in 1995 non-interest expense.

Income Tax
- ----------

The Bank had income tax expense of $60,000 in 1995 which represented an effective tax rate of 20.62% as compared to tax expense of $43,000 in 1994, or an effective tax rate of 17.60%. Tax expense was $32,000 in 1993, which represented an effective tax rate of 16.1%. At December 31, 1995, the Bank had net deferred tax assets of $6,000 consisting primarily of timing differences related to depreciation and loan loss reserves.

The Bank, as required, adopted Financial Accounting Standards Board Statement No. 109, "Accounting For Income Taxes," in 1993. The impact of adopting this standard on the Bank's financial statements was minimal.

Net Income
- ----------

The Bank had net income of $232,000 in 1995, as compared to net income $202,000 in 1994. In 1993, the Bank had net income of $170,000.

Average Total Assets
- --------------------

Average total assets increased by 2.08% or $411,000 in 1995 when compared to 1994, when average assets decreased .32% or $62,000. Average earning assets increased by 3.56% or $619,000 in 1995 when compared to 1994 and increased 1.49% or $28,000 in 1994 when compared to 1993. The increase in 1995 and 1994 was due primarily to an increase in loans.

Average Total Deposits
- ----------------------

Average total deposits increased by 2.88% or $403,000 in 1995 when compared to 1994. Average time deposits accounted for the majority of this increase. Average total deposits increased by .79% or $139,000 in 1994 when compared to 1993.

Asset/Liability Management
- --------------------------

It is the Bank's objective to manage assets and liabilities to provide a satisfactory, consistent level of profitability within the frame work of established cash, loan, investment, borrowing and capital policies. The chief executive officer and Board of Directors are charged with the responsibility for monitoring policies and procedures that are designed to ensure acceptable composition of the asset/liability mix. It is the overall philosophy of management to support asset growth primarily through growth of core deposits of all categories made by local individuals, partnerships and corporations.

The Bank's asset/liability mix is monitored on a regular basis with a report reflecting the interest rate sensitive assets and interest rate sensitive liabilities being prepared and presented to the Board of Directors on a monthly basis. The objective of this policy is to monitor interest rate sensitive assets and liabilities so as to minimize the impact of substantial movements in interest rates on earnings.

The most common way to measure a bank's interest rate exposure is through its one-year cumulative repricing gap. The one-year gap is calculated by taking all assets that reprice or mature within one year and subtracting all liabilities that reprice or mature within one year. The difference between these two amounts is called the "gap," the amount of either liabilities or assets that will reprice within the next year without a corresponding asset or liability repricing within such year.

The following tables, sets forth the distribution of the repricing of the Bank's earning assets and interest-bearing liabilities as of December 31, 1995, the interest rate sensitivity gap, the cumulative

December 31, 1995, the interest rate sensitivity gap, the cumulative interest rate sensitivity gap, the interest rate sensitivity gap ratio and the cumulative sensitivity gap ratio. The table also sets forth the time periods in which earning assets and liabilities will mature or may reprice in accordance with their contractual terms. However, the table does not necessarily indicate the impact of general interest rate movements on the net interest margin since the repricing of various categories of assets and liabilities is subject to competitive pressures and the needs of the Bank's customers. In addition, various assets and liabilities indicated as repricing within the same period may in fact, reprice at different times within the same period and at different rates.

                              BROXTON STATE BANK
                             INTEREST SENSITIVITY
                               DECEMBER 31,1995

                                                                        Dollars in Thousands

                                                        Within       3 months to       After
                                                       3 months         1 Year        1 Year         Total
Earnings Assets:
  Federal Funds Sold                                   $   1,040     $       0      $       0      $   1,040
  Investment Securities                                      721         1,163          3,645          5,529
  Loans                                                    6,653         1,483          4,672         12,808
                                                        ---------     ---------      ---------      ---------

   Total Rate Sensitive Assets                         $   8,414     $   2,646      $   8,317      $  19,377
                                                        =========     =========      =========      =========

  Memo: RSA 1-5 years = $6,256; RSA over 5 years = $2,061


Interest-bearing Liabilities
  NOW and Savings                                      $   2,750     $       0      $       0      $   2,750
  Insured Money Market                                     3,022             0              0          3,022
  Certificates, less than $100,000                         2,190         3,930          1,725          7,845
  Certificates, $100,000 and over                            409         1,471            200          2,080
                                                        ---------     ---------      ---------     ----------

   Total Interest-bearing Liabilities                  $   8,371     $   5,401      $   1,925      $  15,697
                                                        =========     =========      =========     ==========

  Memo: RSL 1-5 years = $1,343; RSL over 5 years = $582


Interest Rate Sensitive Gap                            $      43     $  (2,755)     $   6,392     $    3,680
                                                        =========     =========      =========     ==========

Cumulative Rate Sensitivity Gap                        $      43     $  (2,712)     $   3,680
                                                        =========     =========      =========

                                                            1.01          0.49           4.32
Interest rate sensitivity gap ratio                     =========     =========      =========

Cumulative interest rate sensitivity gap ratio              1.01          0.80           1.23
                                                        =========     =========      =========

  Memos:  Gap 1-5 years = $4,913; Gap over 5 years = $1,479

          Cumulative Gap 1-5 years = $2,201; Cumulative Gap over 5 years =
          $3,680

          Gap Ratio 1-5 years = 4.66; Gap Ratio over 5 years = 3.54

          Cumulative Gap Ratio 1-5 years = 1.15; Cumulative Gap Ratio over 5 years = 1.23

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1995

                             (BROXTON STATE BANK)

The following is a discussion of Broxton State Bank's (Bank) financial condition at June 30, 1996, and the results of operations for the two six months ended June 30, 1996 and 1995. The purpose of this discussion is to focus on information about the Bank's financial condition and results of operations which is not otherwise apparent from the compiled financial statements included in this Registration Statement. Reference should be made to those statements and the selected financial data presented elsewhere in this report for an understanding of the following discussion and analysis.

BALANCE SHEETS

The Bank's assets increased by 3.7% from $20.6 million to $21.3 million during the six months ended June 30, 1996. The Bank anticipates this moderate growth in future years and will take measures to insure that safe and adequate levels of capital are maintained. Assets increased during the same period in 1995 by 2.2% or $425,000. Earning assets, which are comprised of investment securities, Federal funds sold and loans, increased approximately $870,000 or 3.60% during the six month period in 1996, as compared to an increase of $330,000 or 2.0% for the same period in 1995.

Deposits are used to fund loan growth and any excess funds are invested consistent with the Bank's investment policy. The primary focus is to maximize the Bank's earnings through lending activities. Total loans increased .38% or $40,000 during the six month period in 1996, as compared to 11.5% or $1.2 million for the same period in 1995.

Investment securities and Federal funds sold increased approximately $630,000 during the six month period in 1996. These same types of investments decreased approximately $820,000 for the same period in 1995. The Bank's investment securities and Federal funds sold are managed in relation to loan demand and deposit growth; therefore, fluctuations occur between these earning assets frequently based on loan demand. Investments securities are purchased and are held as available for sale and consist primarily of U.S Government backed or sponsored securities.

The growth in assets during the six month period in 1996 comes primarily from deposits, which increased 4.3% or approximately $790,000, as compared to an increase of 1.8% or approximately $325,000 for the same six month period in 1995. A majority of the increase in 1996 is attributed to an increase in time deposits coupled with a decrease in non-interest bearing demand deposits. The increase for the same period in 1995 is due primarily to an increase in non-increase bearing deposits.

LIQUIDITY AND CAPITAL RESOURCES

The liquidity and capital resources of the Bank are monitored on a periodic basis by State and Federal regulatory authorities. As determined under guidelines established by those regulatory authorities, the Bank's liquidity ratios at June 30, 1996, were considered satisfactory. At that date, the Bank's short-term investments were adequate to cover any reasonably anticipated immediate need for funds.

At June 30, 1996, the Bank's capital ratios were considered adequate based on the Federal Reserve Board's and FDIC's minimum capital requirements. During the six month period in 1996, the Bank increased its capital by retaining net earnings of $93,000. At June 30, 1996, total capital of the Bank amounted to $2.06 million.

Selected financial information relating to the Bank's minimum capital requirements for the periods is as follows:

                                                       June 30            Regulatory
                                                     -----------
                                                   1996       1995       Requirements
                                                  ------     ------      ------------
     Tier 1 Capital (to risk weighted assets)     16.00%     16.00%             4.00%
     Tier 1 Capital (to average assets)           10.00%     10.00%             4.00%
     Total capital (to risk weighted assets)      18.00%     18.00%             8.00%

The purpose of liquidity management is to ensure that there are sufficient cash flows to satisfy demands for credit, deposit withdrawals and other needs of the company. Traditional sources of liquidity include asset maturities and growth in core deposits. A company may achieve its desired liquidity objectives from the management of assets and liabilities, and through funds provided by operations. Funds invested in short-term marketable instruments and the continuous maturing of other earning assets are sources of liquidity from the asset perspective. The liability base provides sources of liquidity through deposit growth, the maturity structure of liabilities and accessibility to market sources of funds.

Scheduled loan payments are a relatively stable source of funds, but loan payoffs and deposit flows fluctuate significantly, being influenced by interest rates and general economic conditions and competition. The Bank attempts to price its deposits to meet its asset/liability objectives consistent with local market conditions.

RESULTS OF OPERATIONS

The Bank's results of operations are determined by its ability to effectively manage interest income and expense, to minimize loan and investment losses, to generate non-interest income and to control operating expenses. Since interest rates are determined by market forces and economic conditions beyond the control of the Bank, the Bank's ability to generate net interest income is dependent upon its ability to obtain an adequate net interest spread between the rate paid on interest-bearing liabilities and the rate earned on interest-earning assets. The net yield on average interest-earning assets increased for the six month period ended June 30, 1996, to 9.10%, as compared to 9.38% for the same period in 1995. The Bank's net interest spread was 5.40% for the six months ended June 30, 1996, as compared to 5.9% for the same period in 1995. Net interest income remained relatively constant for the six months ended June 30, 1996 and 1995.

Provision for Loan Losses
- -------------------------

The Bank recorded provisions for loan losses for the six months ended June 30, 1996 and 1995, of $15,000 and $15,000, respectively. The allowance for loan loss amounted to $165,371 or 1.34% of total loans outstanding at June 30, 1996, as compared to $163,429 or 1.49% of total loans outstanding at June 30,1995. Nonaccurual loans totaled $139,000 at June 30, 1996. Other non-performing assets totaled $235,000 and consisted of other real estate. Based on management's evaluation of the loan portfolio, which includes a continuing review of past due loan loss experience, current conditions which may affect the borrower's ability to pay and the underlying collateral value of the loans, the reserve for loan losses is considered adequate to absorb possible losses on existing loans that may become uncollectible.

Other Income
- ------------

Other operating income consists,in part, of service charges on deposit accounts. Service charges on deposits increased for the six months ended June 30, 1996, by 19.3% to 68,000, as compared to $57,000 for the same period in 1995.

Cash Flows
- ----------

Cash flows for the Bank are of three major types.Cash flows from operating activities consist primarily of interest and fees recieved on loans, interest recieved on investment securities and Federal funds sold, and cash paid for interest and operating expenses. Investing activities use cash for the purchase of investment securities and fixed assets, and to fund loans. Investing activities also generate cash from the proceeds of matured investment securities and loan repayments. Cash flows from financing activities generate cash from a net increase in deposit accounts. Financing activities use cash for the payment of cash dividends.

For the six months ended June 30, 1996, cash flows for operating activities provided an increase in net cash flows of $85,000 and a decrease for the same period in 1995 of $143,305. Cash flows used by investing activities during the six months ended June 30, 1996, were approximately $965,000 which consisted primarily of investments and certificate of deposit purchases. The net cash flow used by investing activities was $110,000 during the same period in 1995 and consisted primarily of the increase in loans of approximated $1.1 million coupled by proceeds from redemption of securities available for sale. Net cash flows provided by financing activities for the six months ended June 30, 1996 and 1995, amounted to $985,000 and 325,000., respectively. These increasese were due to an increase in overall deposits accounts.

The Bank considers its liquidity and capital resourses adequate to meet its foreseeable short and long-term needs.The Bank anticipates that it will have sufficiet funds available to meet current loan commitments and to fund or fincance, on a timely basis,its other material commitments and liabilities.

Other than the effect of events as described above, the Bank is not aware of any other known trends, events or uncertainties that will have or that are reasonably likely to have a material effect on the Bank's liquidity, capital resources or operations. The Bank is also not aware of any current recommendations by the regulatory authorities which, if they were implemented, would have such an effect.

Effects of Inflation
- --------------------

The impact of inflation on banks differs from its impact on non-financial institutions. Banks, as financial intermediaries, have assets which are primarily monetary in nature and which tend to fluctuate in concert with inflation. A bank can reduce the impact of inflation if it can manage its rate sensitivity gap. This gap represents the difference between rate sensitive assets and rate sensitive liabilities. The Bank, through its asset-liability management, attempts to structure the assets and liabilities and manage the rate sensitivity gap, thereby seeking to minimize the potential effects of inflation. For information on the management of the Bank's interest rate sensitivity assets and liabilities, see the "Asset/Liability Management" section.

Other Expense
- -------------

Non-interest expense increased 4.3% or $19,000 for the six months ended June 30, 1996. Overall non-interest expense remained stable for the same period in 1995.

Income Tax
- ----------

The Bank had income tax expense of $30,000 for the six months ended June 30,1996, which represented an effective tax rate of 24.31%, as compared to tax expense of $16,163 for the same period in 1995, or an effective tax rate of 15.56%. At June 30, 1996, the Bank had net deferred tax assets of $6,000 consisting primarily of timing differences related to depreciation and loss reserves.

The Bank, as required, adopted Financial Accounting Standards Board Statement No.109, "Accounting For Income Taxes" in 1993. The impact of adopting this standard on the Bank's financial statements was minimal.

Net Income
- ----------

The Bank had net income of $93,000 for the six months ended June 30, 1996, as compared to net income $87,000 for the the same period in 1995.

Average Total Assets
- --------------------

Average total assets increased by 5.90% or $1.2 million for the six months ended June 30, 1996, when compared to the same period in 1995. The increase was due primarily to an increase in loans.

Average Total Deposits
- ----------------------

Average total deposits increased by 5.16% or $920,000 for the six months ended June 30, 1996, when compared to the same period in 1995. The increase was due primarily to an increase in time deposits.

Asset/Liability Management
- --------------------------

It is the Bank's objective to manage assets and liabilities to provide a satisfactory, consistent level of profitability within the frame work of established cash, loan, investment, borrowing and capital policies. The chief executive officer and the Board of Directors are charged with the responsibility for monitoring policies and procedures that are designed to ensure acceptable composition of the asset/liability mix. It is the overall philosophy of management to support asset growth primarily through growth of core deposits of all categories made by local individuals, partnerships and corporations.

The Bank's asset/liability mix is monitored on a regular basis with a report reflecting the interest rate sensitive assets and interest rate sensitive liabilities being prepared and presented to the Board of Directors on a monthly basis. The objective of this policy is to monitor interest rate sensitive assets and liabilities so as to minimize the impact of substantial movements in interest rates on earnings.

The most common way to measure a bank's interest rate exposure is through its one-year cumulative repricing gap. The one-year gap is calculated by taking all assets that reprice or mature within one year and subtracting all liabilities that reprice or mature within one year. The difference between these two amounts is called the "gap," the amount of either liabilities or assets that will reprice within the next year without a corresponding asset or liability repricing within such year.

The following tables, sets forth the distribution of the repricing of the Bank's earning assets and interest-bearing liabilities as of June 30, 1996, the interest rate sensitivity gap, the cumulative interest rate sensitivity gap, the interest rate sensitivity gap ratio and the cumulative sensitivity gap ratio. The table also sets forth the time periods in which earning assets and liabilities will mature or any reprice in accordance with their contractual terms. However, the table does not necessarily indicate the impact of general interest rate movements on the net interest margin since the repricing of various categories of assets and liabilities is subject to competitive pressures and the needs of the Bank's customers. In addition, various assets and liabilities indicate as repricing within the same period may in fact, reprice at different times within the same period and at different rates.

                              BROXTON STATE BANK
                             INTEREST SENSITIVITY
                                 JUNE 30, 1996


                                                                 Dollars in Thousands

                                                    Within      3 Months to      After
                                                   3 Months       1 Year         1 Year        Total
Earnings Assets:
  Federal Funds Sold                               $   1,331     $       0     $       0     $   1,331
  Investment Securities                                1,626         1,298         3,294         6,218
  Loans                                                6,633         1,340         4,854        12,827
                                                    ---------     ---------     ---------     ---------

   Total Rate Sensitive Assets                     $   9,590     $   2,638     $   8,148     $  20,376
                                                    =========     =========     =========     =========

  Memo: RSA 1-5 years = $6,073; RSA over 5 years = $2,076

Interest-bearing Liabilities
  NOW and Savings                                  $   2,906     $       0     $       0     $   2,906
  Insured Money Market                                 3,024             0             0         3,024
  Certificates, less than $100,00                      2,014         5,011         1,633         8,658
  Certificates, $100,000 and over                        908         1,209           300         2,417
                                                    ---------     ---------     ---------     ---------

   Total Interest-bearing Liabilities              $   8,852     $   6,220     $   1,933     $  17,005
                                                    =========     =========     =========     =========

  Memo: RSL 1-5 years = $1,312; RSL over 5 years = $621

Interest Rate Sensitivity Gap                      $     738     $  (3,582)    $   6,215     $   3,371
                                                    =========     =========     =========     =========

Cumulative Interest rate sensitivity gap           $     738     $  (2,844)    $   3,371
                                                    =========     =========     =========

Interest rate sensitivity gap ratio                     1.08          0.42          4.22
                                                    =========     =========     =========

Cumulative Interest rate sensitivity gap ratio          1.08          0.81          1.20
                                                    =========     =========     =========

  Memos: Gap 1-5 years =$4,761; Gap over 5 years = $1,455 Cumulative Gap 1-5 years = $1,916; Cumulative Gap over 5 years = $3,371 Gap Ratio 1-5 years = 4.63; Gap Ratio over 5 years = 3.34 Cumulative Gap Ratio 1-5 years = 1.12; Cumulative Gap Ratio over 5 years = 1.20

________________________________________________________________________________

                              BROXTON STATE BANK
                      SELECTED HISTORICAL FINANCIAL DATA

________________________________________________________________________________

                              Broxton State Bank
                      Selected Historical Financial Data

                                               Six Months Ended June 30,            Year Ended December 31,
                                            -----------------------------  -------------------------------------
                                                 1996             1995               1995               1994
                                            -----------------------------  -------------------------------------
                                                      unaudited
Income Statement Data:
    Total interest income                      $862,826         $799,009          $1,655,044         $1,454,299
    Total interest expense                      392,991          325,198             698,797            517,202
    Net interest income                         469,835          473,811             956,247            937,097
    Provision for loan losses                    15,000           15,000              30,000             16,862
    Net interest income after loan
     loss provision                             454,835          458,811             926,247            920,235
    Total noninterest income excluding
     security gains (losses)                    122,338           72,432             269,269            189,886
    Security gains (losses)                           0            7,420               7,420                566
    Total noninterest expense                   453,766          434,764             911,331            865,656
    Income tax expense                           30,000           16,163              60,000             43,219
    Net income                                   93,407           87,736             231,605            201,812

Per Share Data:
    Net income                                    $1.84            $1.73               $4.57              $3.98
    Cash dividends                                 0.00             0.00                2.00               2.00
    Book value                                    40.63            38.31               39.72              33.65

Other Information:
    Average number of shares
     outstanding                                 50,730           50,730              50,730             50,730

Statement of Condition Data(Period End):
    Total assets                            $21,434,564      $20,085,198          20,679,814         19,659,129
    Securities                                6,426,332        6,090,812           5,536,680          6,677,117
    Loans, net of unearned income            12,326,871       11,138,304          12,452,003         10,139,317
    Total deposits                           19,188,899       18,035,325          18,402,955         17,710,606
    Long-term borrowings                              0                0                   0                  0
    Stockholders' equity                      2,061,209        1,943,649           2,015,104          1,707,041

Performance Ratios:
    Return on average assets (1)                   0.90%            0.86%               1.15%              1.02%
    Return on average stockholders'
     equity (1)                                    9.33%            8.87%              12.44%             11.59%
    Net interest margin (1)                        5.44%            5.93%               4.69%              4.80%
    Efficiency (2)                                79.34%           85.58%              77.56%             83.11%
    Dividend payout                                0.00%            0.00%              43.81%             50.27%

Asset Quality Ratios:
    Net charge-offs to average loans,
     net of unearned income (1)                    0.00%            0.00%               0.00%              0.00%
    Problem assets to net loans and
     other real estate (3)                         0.00%            0.00%               0.00%              0.00%
    Nonperforming assets to net loans
     and other real estate (4)                     0.00%            0.00%               0.00%              0.00%
    Allowance for loan losses to loans,
     net of unearned income                        0.00%            0.00%               0.00%              0.00%
    Allowance for loan losses to
     nonperforming assets (4)                     44.17%           35.70%              46.75%             37.14%

Liquidity and Capital Ratios:
    Average stockholders' equity to
     average assets                                9.65%            9.71%               9.23%              8.81%
    Average loans to average deposits             63.04%           64.74%              62.56%             55.57%
    Total capital(to risk weighted assets         18.00%           17.00%              18.00%             19.00%
    Tier 1 capital(to risk weighted assets        16.00%           16.00%              16.00%             18.00%
    Tier 1 capital(to average assets)             10.00%           10.00%              10.00%              9.00%

                                             ------------------------------------------------
                                                1993             1992                1991
                                             ------------------------------------------------
Income Statement Data:
     Total interest income                   $1,478,680       $1,723,276          $2,059,407
     Total interest expense                     532,939          753,080           1,157,432
     Net interest income                        945,741          970,196             901,975
     Provision for loan losses                   63,000           45,000              64,000
     Net interest income after loan
      loss provision                            882,741          925,196             837,975
     Total noninterest income excluding
      security gains (losses)                   159,195          204,597             188,189
     Security gains (losses)                     22,512           15,114              40,517
     Total noninterest expense                  861,199          882,360             875,390
     Income tax expense                          32,771           57,727              23,736
     Net income                                 170,478          204,820             167,555

Per Share Data:
     Net income                                   $3.36            $4.04               $3.30
     Cash dividends                                2.00             2.00                1.50
     Book value                                   35.02            33.65               31.62

Other Information:
     Average number of shares outstanding        50,730           50,730              50,730

Statement of Condition Data(Period End):
     Total assets                           $19,857,325      $19,409,939         $21,503,746
     Securities                               6,853,106        7,556,865           8,003,768
     Loans, net of unearned income            9,414,748        8,688,287          10,659,178
     Total deposits                          17,477,498       17,500,296          19,664,969
     Long-term borrowings                             0                0                   0
     Stockholders' equity                     1,776,325        1,707,307           1,603,947

Performance Ratios:
     Return on average assets (1)                  0.87%            1.00                1.56%
     Return on average stockholders' equity (1)    9.79%           12.37               20.89%
     Net interest margin (1)                       5.03%            4.73                3.94%
     Efficiency (2)                               83.88%           81.54               79.77%
     Dividend payout                              59.52%           49.54               45.41%

Asset Quality Ratios:
     Net charge-offs to average loans,
      net of unearned income (1)                   0.00%            0.00                0.00%
     Problem assets to net loans and
      other real estate (3)                        0.00%            0.00                0.00%
     Nonperforming assets to net loans
      and other real estate (4)                    0.00%            0.00                0.00%
     Allowance for loan losses to loans,
       net of unearned income                      0.00%            0.00                0.00%
     Allowance for loan losses to
      nonperforming assets (4)                    39.78%           34.00%              24.24%

Liquidity and Capital Ratios:
     Average stockholders' equity to
      average assets                               8.87%            8.09%               7.46%
     Average loans to average deposits            51.76%           52.06%              54.20%
     Total capital(to risk weighted assets        19.00%           18.00%              15.00%
     Tier 1 capital(to risk weighted assets       17.00%           17.00%              14.00%
     Tier 1 capital(to average assets)             9.00%            9.00%               8.00%

(1)  Interim period ratios are annualized
(2) Noninterest expenses divided by the sum of net interest income (taxable-equivalent basis) and noninterest income and noninterest income net of gains (losses) from security transactions
(3) Problem assets include loans on a nonaccrual basis, restructured loans, and foreclosed properties
(4) Nonperforming assets include loans on a nonaccrual basis, restructured loans, loans 90 days of more past due, and foreclosed properties.
(5) The required minimum Tier 1 and total risk-based capital ratios are 4.0% and 8.0%, respectively. The minimum leverage ratio of Tier 1 capital to total adjusted assets is 3.0% to 5.0%, depending on the risk profile of the institution and other factors.

- --------------------------------------------------------------------------------

                             SUMMARY OF OPERATIONS
                            OF COLONY BANKCORP, INC.
                                  (Unaudited)

- --------------------------------------------------------------------------------

          Colony's following Unaudited Summary of Operations is presented for the periods indicated. The following Unaudited Summary of Operations of Colony is presented for the periods indicated. These comments should be read in conjunction with the other financial statements appearing elsewhere in the Proxy Statement.

           SUMMARY OF OPERATIONS (UNAUDITED) OF COLONY BANKCORP, INC.
                    (IN THOUSANDS EXCEPT FOR PER SHARE DATA)

                                                           Year Ended December 31
                                                 ----------------------------------------------
                                                 1995      1994      1993      1992      1991
INTEREST INCOME
Interest and Fees on Loans                      $20,763   $18,223   $17,265   $18,107   $17,685

Interest on Investment
Securities                                        2,617     2,400     2,332     2,422     3,355

Interest on Federal Funds
Sold                                                581       252       281       265       604

Dividends on Other
Investments                                          97        75       -0-       -0-       -0-

Interest on Deposits in Banks                        31        43       194       112       136
                                                -------   -------   -------   -------   -------

Total Interest Income                           $24,089   $20,993   $20,072   $20,906   $21,780
                                                =======   =======   =======   =======   =======

INTEREST EXPENSE
Interest on Deposits                            $11,105   $ 8,672   $ 8,917   $10,349   $13,419

Fed Funds Purchased                             $    33   $    88   $    13   $    28   $    28

Other Borrowed Money                            $   303   $   235   $   227   $   259   $   274
                                                -------   -------   -------   -------   -------

Total Interest Expense                          $11,441   $ 8,995   $ 9,157   $10,636   $13,721
                                                =======   =======   =======   =======   =======

Net Interest Income                             $12,648   $11,998   $10,915   $10,270   $ 8,059

Provisions for Loan Losses                      $ 3,216   $ 2,080   $ 4,089   $ 3,679   $ 1,245
                                                -------   -------   -------   -------   -------

Net Interest Income After
Provisions for Loan Losses                      $ 9,432   $ 9,918   $ 6,826   $ 6,591   $ 6,814
                                                =======   =======   =======   =======   =======

OTHER INCOME
Service Charge on Deposit
Accounts                                        $ 1,457   $ 1,427   $ 1,303   $ 1,180   $ 1,140
Other Service Charges,
Commissions and Fees                                137       102       160       153       131

Gains on Sale of
Securities (Losses)                                  42         8        11       566        71

Other Noninterest Income                        $   416   $   227   $   135   $   187   $   200
                                                -------   -------   -------   -------   -------

Total Other Income                              $ 2,052   $ 1,764   $ 1,609   $ 2,086   $ 1,542
                                                =======   =======   =======   =======   =======

OTHER EXPENSES
Salary and Employee Benefits                    $ 4,196   $ 4,065   $ 3,584   $ 3,260   $ 2,960

Occupancy Expenses of
Bank Premises                                     1,033     1,202     1,031       963       972

Other Operating Expenses                          3,191     3,174     3,102     3,059     2,450
                                                -------   -------   -------   -------   -------

Total Operating Expenses                        $ 8,420   $ 8,441   $ 7,717   $ 7,282   $ 6,382
                                                =======   =======   =======   =======   =======

Net Other Income (Loss)                         $(6,368)  $(6,677)  $(6,108)  $(5,196)  $(4,840)
                                                =======   =======   =======   =======   =======

Income Before Taxes                             $ 3,064   $ 3,241   $   718   $ 1,395   $ 1,974

Federal Income Tax Expense
(Net of Income Tax Benefits)                    $   923   $ 1,022   $   121   $   291   $   488
                                                =======   =======   =======   =======   =======

Net Income (Loss)                               $ 2,141   $ 2,219   $   597   $ 1,104   $ 1,486

Earnings Per Share - Net                          $1.75     $1.82      $.49      $.91     $1.25

           SUMMARY OF OPERATIONS (UNAUDITED) OF COLONY BANKCORP,INC.
                    (IN THOUSANDS EXCEPT FOR PER SHARE DATA)

                                              6 Months Ended June 30
                                              -----------------------
                                                  1996       1995
INTEREST INCOME
Interest and Fees on Loans                       $10,256   $ 9,988
Interest on Investment
Securities                                         1,368     1,323
Interest on Federal Funds
Sold                                                 416       229
Dividends on Other Investments                        50        48

Interest on Deposits in Banks                          4        33
                                                 -------   -------
Total Interest Income                            $12,094   $11,621
                                                 =======   =======

INTEREST EXPENSE
Interest on Deposits                             $ 5,900   $ 5,021

Federal Funds Purchased                                3        29

Other Borrowed Money                                 145       162
                                                 -------   -------
Total Interest Expense                           $ 6,048   $ 5,212
                                                 =======   =======

Net Interest Income                              $ 6,046   $ 6,409
Provisions for Loan Losses                       $ 1,130   $ 1,187
                                                 -------   -------

Net Interest Income After
Provisions for Loan Losses                       $ 4,916   $ 5,222
                                                 =======   =======

OTHER INCOME
Service Charge on Deposit
Accounts                                         $   801   $   758
Other Service Charges,
Commissions and Fees                                 258       203

Gains on Sale of Securities
(Losses)                                               3        18

Other Noninterest Income                         $   160   $   131
                                                 -------   -------
Total Other Income                               $ 1,222   $ 1,110
                                                 =======   =======

OTHER EXPENSES
Salary and Employee Benefits                     $ 2,265   $ 2,180
Occupancy Expenses of
Bank Premises                                        498       524

Other Operating Expenses                           1,340     1,550
                                                 -------   -------

Total Operating Expenses                         $ 4,103   $ 4,254
                                                 =======   =======

Net Other Income (Loss)                          $(2,881)  $(3,144)
                                                 =======   =======

Income Before Taxes                              $ 2,035   $ 2,078
Federal Income Tax Expense
(Net of Income Tax Benefits)                     $   634   $   681
                                                 =======   =======
Net Income (Loss)                                $ 1,401   $ 1,397

Earnings Per Share - Net                           $1.09     $1.15

- --------------------------------------------------------------------------------

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
               CONDITION AND RESULTS OF OPERATIONS FOR THE YEARS
            ENDED DECEMBER 31, 1995 AND 1994 AND FOR THE SIX MONTHS
              ENDED JUNE 30, 1996 AND 1995 (COLONY BANKCORP, INC.)

- --------------------------------------------------------------------------------

                           DECEMBER 31, 1995 AND 1994
                           --------------------------

Liquidity and Capital Resources
- -------------------------------

     Liquidity represents the ability to provide adequate sources of funds for funding loan commitments and investment activities as well as the ability to provide sufficient funds to cover deposit withdrawals, payment of debt and financing of operations. These funds are obtained by converting assets to cash (representing primarily proceeds from collections on loans and maturities of investment securities) or by attracting and obtaining new deposits. During 1995, Colony was successful in obtaining deposits as evidenced by the fact that average deposits increased by 4.91 percent to $236,899,000 in 1995 from average deposits of $225,807,000 in 1994.

     Colony's liquidity position remained acceptable in 1995. Average liquid assets (cash and amounts due from banks, interest-bearing deposits in other banks, funds sold and investment securities) represented 26.82 percent of average deposits in 1995 as compared to 25.83 percent in 1994. Average loans represented 79.09 percent of average deposits in 1995 as compared to 79.56 percent in 1994. Average interest-bearing deposits were 87.91 percent of average earning assets in 1995 as compared to 88.74% percent in 1994.

     Colony satisfies most of its capital requirements through retained earnings. During 1995, retained earnings provided $1,770,000 of increase in equity. Additionally, equity had an increase of $1,035,000 resulting from the change during the year in unrealized losses on securities available for sale, net of taxes and an increase of $1,500,000 resulting form proceeds realized form a stock offering in 1995. Thus, total equity increased by a net amount of $4,305,000 in 1995. In 1994, growth in equity was provided by retained earnings of $1,903,000.

     As of December 31, 1995, total capital of Colony amounted to approximately $21,055,000. As of December 31, 1995, there were no outstanding commitments for any major capital expenditures.

     The Federal Reserve Board and the FDIC have issued risk-based capital guidelines for U.S. banking organizations. The objective of these efforts was to provide a more uniform capital framework that is sensitive to differences in risk assets among banking organizations. The guidelines define a two-tier capital framework. Tier 1 capital consists of common stock and qualifying preferred stockholders' equity less goodwill. Tier 2 capital consists of certain convertible, subordinated and other qualifying term debt and the allowance for loan losses up to 1.25 percent of risk-weighted assets. Colony has no Tier 2 capital other than the allowance for loan losses.

     Using the capital requirements in effect at the end of 1995, the Tier 1 ratio as of December 31, 1995 was 9.96 percent and total Tier 1 and 2 risk-based capital was 11.22 percent. Both of these measures compare favorably with the regulatory minimums of 4 percent for Tier 1 and 8 percent for total risk-based capital. Colony's leverage ratio was 7.50 percent as of December 31, 1995 which exceeds the required leverage ratio standard of 4 percent.

     In 1995, Colony paid annual dividends of $ .30 per share. The dividend payout ratio, defined as dividends per share divided by net income per share, was 17.14 percent in 1995 as compared with 14.25 percent for 1994.

     As of December 31, 1995, management was not aware of any recommendations by regulatory authorities which, if they were to be implemented, would have a material effect on Colony's liquidity, capital resources or operations.
However, it is possible that examinations by regulatory authorities in the future could precipitate additional loss charge-offs which could materially impact Colony's liquidity, capital resources and operations.

Results of Operations
- ---------------------

     Colony's results of operations are determined by its ability to effectively manage interest income and expense, to minimize loan and investment losses, to generate noninterest income and to control noninterest expense. Since interest rates are determined by market forces and economic conditions beyond the control of Colony, the ability to generate net interest income is dependent upon the bank's ability to obtain an adequate spread between the rate earned on earning assets and the rate paid on interest-bearing liabilities. Thus, the key performance measure for net interest income is the interest on interest-bearing liabilities. Thus, the key performance measure for net interest income is the interest margin or net yield, which is taxable-equivalent net interest income divided by average earning assets.

Interest Rate Sensitivity
- -------------------------

     The net interest margin remained constant at 5.24 percent in 1995 as compared to 5.24 percent in 1994. Net interest income increase by 5.28 percent to $12,772,000 in 1995 from $12,131,000 in 1994 on an increase in average earning assets to $243,648,000 in 1995 from $231,420,000 in 1994 with an interest spread of 4.69 percent in 1995 as compared to 4.85 percent in 1994. Average loans increased by $7,711,000 or 4.29 percent, average funds sold increased by $4,121,000 or 68.24 percent, average investment securities increased by $769,000 or 1.72 percent and average interest-bearing deposits in other banks decreased by $373,000 or 39.55 percent, resulting in a net increase in average earning assets of $12,228,000 or 5.28 percent.

     The net increase in average earning assets was funded by a net increase in average deposits of 4.91 percent to $236,899,000 in 1995 from $225,807,000 in 1994. Average interest-bearing deposits increased by 4.30 percent to $214,181,000 in 1995 from $205,352,000 in 1994 while average noninterest-bearing deposits increased by 11.06 percent to $22,718,000 in 1995 from $20,455,000 in 1994. Noninterest-bearing deposits represented 9.59 percent of total deposits in 1995 as compared to 9.06 percent in 1994.

     The net interest margin increased by 42 basis points to 5.24 percent in 1994 as compared to 4.82 percent in 1993. Net interest income increased by 9.80 percent to $12,131,000 in 1994 from $11,048,000 in 1993 on a nominal increase in average earning assets to $231,420,000 in 1994 from $229,279,000 in 1993 with an interest spread of 4.85 percent in 1994 as compared to 4.47 percent in 1993. Average loans increased by $7,649,000 or 4.45 percent, average funds sold decreased by $3,328,000 or 35.53 percent, average investment securities increased by $2,073,000 of 4.85 percent and average interest-bearing deposits in other banks decreased by $4,253,000 or 81.85 percent, resulting in a net increase in average earning assets of $2,141,000 or 0.93 percent.

     The net increase in average earning assets was funded by a net increase in average deposits of 1.25 percent to $225,807,000 in 1994 from $223,024,000 in 1993. Average interest-bearing deposits decreased by 0.87 percent to $205,352,000 in 1994 from $207,156,000 in 1993 while average noninterest-bearing deposits increased by 28.91 percent to $20,455,000 in 1994 from $15,868,000 in 1993. Noninterest-bearing deposits represented 9.06 percent of total deposits in 1994 as compared to 7.11 percent in 1993.

     The allowance for loan losses represents a reserve for potential losses in the loan portfolio. The adequacy of the allowance for loan losses is evaluated periodically based on a review of all significant loans, with a particular emphasis on nonaccruing, past due and other loans that management believes require attention.

     The provision for loan losses is a charge to earnings in the current period to replenish the allowance for loan losses and maintain it at a level management has determined to be adequate. The provision for loan losses was $3,216,050 in 1995 as compared to a provision of $2,080,500 in 1994 representing an increase in the provision of $1,135,550 or 54.58 percent. Net loan charge-offs represented 73.38 percent of the provision for loan losses in 1995 as compared to 81.10 percent in 1994. The increase in loan charge-offs in 1995 resulted from the deterioration of the quality of the collateral held as security on loans and the ability of the creditors to service their debt. During 1995, it became evident that the collateral value of one commercial line and one agricultural line had deteriorated to the point that management determined it prudent to charge off a considerable portion of the line. The charge-off on these two lines represented 47.57 percent of the net charge-offs for 1995. Net loan charge-offs for 1995 represented 1.26 percent of average loans outstanding as compared to 0.94 percent for 1994. As of December 31, 1995, the allowance for loan losses was 2.06 percent of total loans outstanding as compared to an allowance for loan losses of 1.75 percent of total loans outstanding as of December 31, 1994. The determination of the reserve rests upon management's judgment about factors affecting loan quality and assumptions about the economy. Management considers the year-end allowance for loan losses adequate to cover potential losses in the loan portfolio.

     Noninterest income consists principally of service charges on deposit accounts. Service charges on deposit accounts amounted to $1,457,000 in 1995 as compared to $1,427,000 in 1994 or an increase of 2.10 percent. The increase in 1995 is compared to an increase of 9.52 percent in 1994 when service charges increased to $1,427,000 in 1994 from $1,303,000 in 1993. All other noninterest income increased by $259,000 to $596,000 in 1995 from $337,000 in 1994 as compared to an increase of $32,000 to $337,000 in 1994 as compared to $305,000 in 1993. The significant increase in noninterest income of $259,000 in 1995 is attributable to recovery of embezzled funds by a former employee of $74,000, an increase in securities gains of $34,000 and an increase in other commissions, fees and other income of $151,000. There was no significant change in all other noninterest income for 1994 compared to 1993.

     Noninterest expense decreased by 0.24 percent to $8,420,000 in 1995 from $8,441,000 in 1994. The significant decrease in noninterest expense was a decreased of $237,000 in FDIC premiums which was offset by an increase in salaries and employee benefits of $130,000 and an increase in other real estate expenses of $137,000 resulting from losses and other expenses incurred in the disposition of other real estate owned. All other expenses in the aggregate remained virtually unchanged.

     Noninterest expense increased by 9.38 percent to $8,441,000 in 1994 from $7,717,000 in 1993. Salaries and employee benefits increased by 13.45 percent to $4,066,000 in 1994 from $3,584,000 in 1993, due primarily to an increase in the number of full-time employees from 104 in 1993 to 124 in 1994. All other noninterest expense increased by 5.86 percent to $4,375,000 in 1994 from $4,133,000 in 1993. The only significant increase in noninterest expense other than salaries and employee benefits was an increase of $215,000 in other real estate expense resulting from losses and other expenses incurred in the disposition of other real estate owned.

     Income before taxes decreased by $177,000 to $3,064,000 in 1995 from $3,241,000 with significant changes being an increase in provision for loan losses of $1,135,000 in 1995 as compared to 1994, an increase in net interest income of $650,000 in 1995 as compared to 1994 and a decrease in noninterest expenses net of noninterest income of $309,000 in 1995 as compared to 1994. Income taxes as a percent of income before taxes decreased by 4.44 percent to
30.13 percent in 1995 from 31.53 percent in 1994.

     The Bank of Fitzgerald is operating under a Memorandum of Understanding originated on October 20, 1992 and revised on October 24, 1995, which requires that the Bank maintain specified minimum capital ratios and minimum reserve for loan losses. The Bank of Fitzgerald was in substantial compliance with the provisions of the Memorandum of Understanding as of December 31, 1995.

                             JUNE 30, 1996 AND 1995
                             ----------------------

Liquidity and Capital Resources
- -------------------------------

     Liquidity represents the ability to provide adequate sources of funds for funding loan commitments and investment activities, as well as the ability to provide sufficient funds to cover deposit withdrawals, payment of debt and financing of operations. These funds are obtained by converting assets to cash (representing primarily proceeds from collections on loans and maturities of investment securities) or by attracting and obtaining new deposits. For the six months ended June 30, 1996, Colony was successful in meeting its liquidity needs with deposits decreasing $1,777,000 from December 31, 1995 by converting Federal Funds into cash. Federal Funds decreased 64.69 percent to $8,590,000 at June 30, 1996 from $24,325,000 at December 31, 1995.

     Colony's liquidity position remained acceptable for the six months ended June 30, 1996. Average liquid assets (cash and amounts due from banks, interest-bearing deposits in other banks, funds sold and investments securities) represented 28.96 percent of average deposits for six months ended June 30, 1996 as compared to 27.10 percent of average deposits for six months ended June 30, 1995 and 26.82 percent for calendar year 1995. Average loans represented 77.65 percent of average deposits for six months ended June 30, 1996 as compared to
77.92 percent for six months ended

June 30, 1995 and 79.09 percent calendar year 1995. Average interest-bearing deposits were 87.01 percent of average earnings assets for six months ended June 30, 1996 as compared to 87.14 percent for six months ended June 30, 1995 and
87.91 percent for calendar year 1995.

     Colony satisfies most of its capital requirements through retained earnings. During first quarter 1996, retained earnings provided $601,000 of increase in equity and during second quarter of 1996, retained earnings provided $606,000 of increase in equity. Additionally, equity capital decreased by $101,000 in first quarter 1996 and $291,000 in second quarter of 1996, resulting from the change during the first two quarters of 1996 in unrealized losses on securities available for sale, net of taxes. Thus, total equity increased by a net amount of $815,000 for the six-month period ended June 30, 1996. This compares to growth in equity of $1,102,000 in the first quarter of 1995 and $987,000 in second quarter of 1995 for a total increase in equity of $2,089,000 for the six-month period ended June 30, 1995 and $4,305,000 for the 1995 calendar year.

     At June 30, 1996, total capital of Colony amounted to approximately $21,870,000. At June 30, 1996, there were no outstanding commitments for any major expenditures.

     The Federal Reserve Bank Board and the FDIC have issued capital guidelines for U. S. banking organizations. The objective of these efforts was to provide a more uniform capital framework that is sensitive to differences in risk assets among banking organizations. The guidelines define a two-tier capital framework. Tier 1 capital consists of common stock and qualifying preferred stockholders' equity less goodwill. Tier 2 capital consists of certain convertible, subordinated and other qualifying term debt and the allowance for loan losses up to 1.25 of risk-weighted assets. Colony has no Tier 2 capital other than the allowance for loan losses.

     Using the capital requirements presently in effect, the Tier 1 ratio at June 30, 1996 was 10.03 percent and total Tier 1 and 2 risk-based capital was
11.29 percent. Both of these measures compare favorably with the regulatory minimums of 4 percent for Tier 1 and 8 percent for total risk-based capital. Colony's leverage ratio at June 30, 1996 was 7.89 percent which exceeds the required leverage ratio standard of 4 percent.

     In the first and second quarters of 1996, Colony paid dividends of $0.15. The dividend payout ratio, defined as dividends per share divided by net income per share, was 13.76 percent as compared to $0.15 for the six-month period ended June 30, 1995 and a dividend payout ratio of 13.04 percent.

     At June 30, 1996, management was not aware of any recommendations by regulatory authorities which, if they were to be implemented, would have a material effect on Colony's liquidity, capital resources or operations. However, it is possible that examinations by regulatory authorities in the future could precipitate additional loss charge-offs which could materially impact Colony's liquidity, capital resources and operations.

Results of Operation
- --------------------

     Colony's results of operations are determined by its ability to effectively manage interest income and expense, to minimize loan and investment losses, to generate noninterest income and to control noninterest expense. Since interest rates are determined by market forces and economic conditions beyond the control of Colony, the ability to generate net interest income is dependent upon the Bank's ability to obtain an adequate spread between the rate earned on earning assets and the rate paid on interest-bearing liabilities. Thus, the key performance measure for net interest income is the interest margin or net yield, which is taxable-equivalent net interest income divided by average earning assets.

     Net income for the three months ended June 30, 1996 was $703,000 as compared with $550,000 for the three months ended June 30, 1995, or an increase of 27.82 percent and net income for the six months ended June 30, 1996 was $1,401,000 as compared with $1,397,000 for the six months ended June 30, 1995, or an increase of 0.29 percent. Second quarter 1996 earnings increased significantly over the same period in 1995 primarily due to a reduction in the bad debt provision to $491,000 in the second quarter of 1996 compared to $810,000 in the second quarter of 1995. Colony experienced a reduction in its net interest margin with a decrease in its net overhead expense to realize flat earnings for the six-month period ended June 30, 1996 compared to the same period in 1995.

     The net interest margin decreased by 40 basis points to 4.83 percent in the second quarter of 1996 as compared to 5.23 percent in the second quarter of 1995 and decreased by 59 basis points to 4.78 percent for the six months ended June 30, 1996 as compared to 5.37 percent for the same period in 1995. Net interest income decreased by 6.32 percent to $3,069,000 in the second quarter of 1996 from $3,276,000 for the same period in 1995 on an increase in average earning assets to $258,528,000 in the second quarter of 1996 from $240,818,000 in the same period in 1995. Net interest income decreased by 5.66 percent to $6,046,000 for the six months ended June 30, 1996 from $6,409,000 for the same period in 1995 on an increase in average earnings assets to $257,045,000 for the six months ended June 30, 1996 from $235,893,000 in the same period in 1995.
For the six months ended June 30, 1996 compared to the same period in 1995, average loans increased by $11,576,000 or 6.42 percent, average funds sold increased by $7,865,000 or 102.38%, average investment securities increased by $2,669,000 or 5.72 percent and average interest-bearing deposits in other banks decreased by $957,000 or 87.96 percent, resulting in a net increase in average earning assets of $21,152,000 or
8.97 percent.

     The net increase in average earning assets was funded by a net increase in average deposits of 8.22 percent to $247,325,000 for the six months ended June 30, 1996 from $228,538,000 for the same period in 1995. Average interest-bearing deposits increased by 8.81 percent to $223,668,000 for the six months ended June 30, 1996, compared to $205,558,000 for the six months ended June 30, 1995, while average noninterest-bearing deposits represented 9.57 percent of average total deposits for the six months ended June 30, 1996 as compared to
10.15 percent for the same period in 1995 and 9.93 percent for calendar year
1995.

     Interest expense increased for the three months ended June 30, 1996 by $216,000 compared to the same period in 1995 and increased by $836,000 for the six months ended June 30, 1996 compared to the same period in 1995. The increase in interest expense is primarily attributable to the increase in interest rates in 1996 as compared to 1995 and the increase in our average interest-bearing deposits to $223,668,000 for the six months ended June 30, 1996 compared to $205,558,000 for the six months ended June 30, 1995. The combination of the reduced net interest margin, increased average earnings assets along with increased rates on interest-bearing deposits resulted in a decrease in net interest income of $207,000 for the three months ended June 30, 1996 compared to the same period in 1995 and a decrease of $363,000 for the six months ended June 30, 1996 compared to the same period in 1995.

     The allowance for loan losses represents a reserve for potential losses in the loan portfolio. The adequacy of the allowance for loan losses is evaluated periodically based on a review of all significant loans, with a particular emphasis on non-accruing, past due and other loans that management believes requires attention.

     The provision for loan losses is a charge to earnings in the current period to replenish the allowance for loan losses and maintain it at a level management has determined to be adequate. The provision for loan losses was $491,000 for the three months ended June 30, 1996 as compared to $810,000 for the same period in 1995 representing a decrease in the provision of $319,000 or 39.38 percent. The provision for loan losses was $1,130,000 for the six months ended June 30, 1996 compared to $1,187,000 for the same period in 1995 representing a decrease of $57,000 or 4.80 percent. Net loan charge-offs represented 16.70 percent of the provision for loan losses in the second quarter of 1996 as compared to 91.73 percent in the second quarter of 1995. Net loan charge-offs represented 75.93% of the provision for loan losses in the six-month period ended June 30, 1996 and
75.99 percent of the provision
for loan losses in the six-month period ended June 30, 1995. Charge-offs in both periods are attributable to weakness in the local market and in particular to the agricultural sector which experienced a difficult year in 1995 due to poor weather conditions. During the first six months of 1996 and 1995, a net of $858,000 and $902,000 was charged off. Net loan charge-offs for the six months ended June 30, 1996 represented 0.45 percent of average loans outstanding as compared to 0.50 percent for the six months ended June 30, 1995. At June 30, 1996 the allowance for loan losses was 2.06 percent of total loans outstanding as compared to an allowance for loan losses of 1.70 percent at June 30, 1995 and
2.06 percent at December 31, 1995. The determination of the reserve rests upon management's judgment about factors affecting loan quality and assumptions about the economy. Management considers the June 30, 1996 allowance for loan losses adequate to cover potential losses in the loan portfolio.

     Non-interest income consists principally of service charges on deposit accounts. Service charges on deposit accounts amounted to $411,000 in the second quarter of 1996 compared to $377,000 in the second quarter of 1995, or an increase of 9.02 percent and amounted to $801,000 for the six months ended June 30, 1996 compared to $758,000 for the six months ended June 30, 1995, or an increase of 5.67 percent. All other non-interest income increased by $44,000 to $192,000 for the second quarter of 1996 from $148,000 for the second quarter of 1995 and all other non-interest income increased by $69,000 to $421,000 for the six months ended June 30, 1996 from $352,000 for the six months ended June 30, 1995. The increase in other non-interest income was primarily attributable to a recovery realized on the sale of other real estate of approximately $58,000 during the period.

     Non-interest expense decreased by 1.19 percent to $2,158,000 for the three months ended June 30, 1996 from $2,184,000 in the same period in 1995. Salaries and benefits increased by 5.30 percent to $1,193,000 in the second quarter of 1996 from $1,133,000 in the second quarter of 1995. All other non-interest expense decreased by 8.18 percent to $965,000 in the second quarter of 1996 from $1,051,000 in the second quarter of 1995. Non-interest expense decreased by
3.55 percent to $4,103,000 for the six-month period ended June 30, 1996 compared to $4,254,000 for the same period in 1995. This decrease was primarily attributable to a reduction in FDIC insurance premiums of $223,000 to $58,000 for the six-month period ended June 30, 1996 from $281,000 for the same period in 1995.

     Income before taxes increased by $216,000 to $1,023,000 in the second quarter of 1996 from $807,000 in the second quarter of 1995 and decreased by $43,000 to $2,035,000 for the six months ended June 30, 1996 from $2,078,000 for the same period in 1995. The increase for the three months ended June 30, 1996 is primarily attributable to the decrease in the bad debt provision and reduced net interest margin. Income taxes as a percentage of income before taxes decreased by 1.79 percent to 31.28 percent in the second quarter of 1996 as compared to 31.85 percent in the second quarter of 1995 while income taxes as a percentage of income before taxes decreased by 4.94 percent to 31.15 percent for the six-month period ended June 30, 1996 as compared to 32.77 percent for the same period in 1995. Income tax expense decreased 6.90 percent to $634,000 for the six months ended June 30, 1996 compared to $681,000 for the same period in 1995.

     The Bank of Fitzgerald is operating under a Memorandum of Understanding dating back to October, 1992 that was revised in October, 1995 due to portions of the old Memorandum of Understanding not being relevant to the Bank's current situation. The current Memorandum requires that the Bank maintain specified minimum capital ratios and minimum reserves for loan losses. The Bank of Fitzgerald was in substantial compliance with the provisions of the Memorandum of Understanding at June 30, 1996.

Liquidity
- ---------

     Colony's goals with respect to liquidity are to insure that sufficient funds are available to meet current operating requirements, to provide reserves against unforeseen liquidity requirements. Management continuously reviews Colony's liquidity position, which is maintained on a basis consistent with established internal guidelines and the tests and reviews of the various regulatory authorities. Colony's primary liquidity sources at June 30, 1996 included cash due form banks, federal funds and short-term investment securities. Colony also has the ability, on a short-term basis, to borrow funds from the Federal Reserve System and to invest in federal funds sold from other financial institutions. The mix of asset maturities contributes to Colony's overall liquidity position.

- --------------------------------------------------------------------------------

                            SOLICITATION OF PROXIES

- --------------------------------------------------------------------------------

     Proxies are solicited by management of Broxton State Bank, comprised of the following persons:

     L. G. Summerlin - Director and Chairman of the Board
     Curtis A. Summerlin - President, Chief Executive Officer and Director Martha K. Summerlin - Vice President, Secretary and Director
     Mary Jarrard - Director
     Charles W. Ricketson - Director
     D. A. Summerlin - Director

     Consummation of the Agreement is contingent upon Curtis A. Summerlin, President, Chief Executive Officer and director of Broxton, executing a covenant not to compete which will preclude Mr. Summerlin from competing in the banking business against Colony and its subsidiaries in Coffee County and in the other counties in which Colony Bankcorp, Inc. conducts a banking business through its subsidiaries. Mr. Summerlin will be paid the sum of $100,000.00 as consideration for the execution of the covenant not to compete.

- --------------------------------------------------------------------------------

                      MANAGEMENT OF COLONY BANKCORP, INC.

- --------------------------------------------------------------------------------

Directors and Principal Officers
- --------------------------------

     The table below sets forth the name of each director of Colony; the year he was first elected a director; a description of his position and offices with Colony (other than as a director), if any; a brief description of his principal occupation and business experience during at least the last five years; and certain other information including his age, number of shares of Colony's common stock beneficially owned by him on June 30, 1996 and the percentage of the total shares of Colony's common stock outstanding on June 30, 1996, which such beneficial ownership represents. Except as disclosed, there are no family relationships between any directors or executive officers of Colony, and no director is a member of the Board of Directors of a publicly held company which is required to file reports with the Securities and Exchange Commission. Directors serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified. For information concerning memberships on committees of the Board of Directors, see: "INFORMATION ABOUT MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS".

     Upon consummation of the Reorganization, the present officers and directors of Colony will continue in those positions.

DIRECTOR                               INFORMATION ABOUT            SHARES OF COLONY COMMON
- --------                               -----------------            -----------------------
                                       DIRECTORS                    STOCK OWNED (PERCENTAGE
                                       ---------                    -----------------------
                                                                    OF CLASS)/1/
                                                                    ------------
Paul Branch, Jr.                       Age 70; Director since            22,368 (1.73%)
493 Benjamin H. Hill Drive West        November 11, 1982;
Fitzgerald, Georgia  31750             Farmer and Businessman;
                                       Director Emeritus, The
                                       Bank of Fitzgerald;
                                       brother-in-law of
                                       Harold Kimball

Terry Coleman                          Age 52; Director since            26,226 (2.03%)
P.O. Box 157                           May, 1990; Owner of
Eastman, Georgia  31032                Eastman Travel Services
                                       & Huddle House in
                                       Eastman; State
                                       Representative;
                                       Director, The Bank of
                                       Dodge County

L. Morris Downing, Jr.                 Age 53; Director since            41,694 (3.23%)
127 Shady Lane                         July, 1994; President of
Fitzgerald, Georgia  31750             Lowell Packing Company

Terry L. Hester                        Age 41; Director since            25,543/2/ (1.98%)
128 Carter's Road                      March, 1990; Executive
Fitzgerald, Georgia  31750             Vice President and Chief
                                       Financial Officer of
                                       Colony since June, 1994;
                                       Acting President and CEO
                                       from June, 1993 to June,
                                       1994; Treasurer since
                                       1982

Milton N. Hopkins, Jr.                 Age 69; Director since            19,650 (1.52%)
Route 5, Osierfield                    November 11, 1982;
Fitzgerald, Georgia  31750             Farmer and Businessman;
                                       Director, The Bank of
                                       Fitzgerald

Harold E. Kimball                      Age 62; Director since            26,552 (2.06%)
155 Pine Needle Road                   November 11, 1982; Vice
Fitzgerald, Georgia  31750             President of Dixie
                                       Electron, Inc.; Chairman
                                       of the Board, The Bank
                                       of Fitzgerald;
                                       brother-in-law of
                                       Paul Branch

___________________________
     /1/Includes shares owned by spouses and minor children of officers and directors, as well as shares owned by trust or businesses in which officers and directors have a significant interest. The information contained herein shall not be construed as an admission that any such person is, for purposes of
Section 13(d) or Section 13(g) of the Securities Exchange Act of 1934, the beneficial owner of any securities not held of record by that person or entity.

     /2/Includes shares held by Trustees of Colony Bankcorp, Inc. Profit Sharing and Stock Bonus Plan, of which, Messrs. Hester, Minix and Hortman participate and own 11,877, 4,410, and 1,013 allocated shares respectfully on June 30, 1996. Although shares are held by the Trustees, all plan participants direct the Trustees in the manner in which they wish their allocated shares to be voted. Unallocated shares, if any, will not be voted pursuant to the Plan.

Marion H. Massee, III                  Age 66; Director since                 46,736 (3.62%)
226 Jeff Davis Highway                 November 11, 1982;
Fitzgerald, Georgia  31750             Chairman of Board since
                                       February, 1990;
                                       Chairman, Massee
                                       Builders, Inc.; Director
                                       Emeritus, The Bank of
                                       Fitzgerald

Ben B. Mills, Jr.                      Age 63; Director since                 44,118 (3.41%)
Post Office Box 985                    November 11, 1982;
Fitzgerald, Georgia  31750             Attorney, Mills &
                                       Chasteen; Secretary of
                                       Colony since June 8,
                                       1993; Director, The Bank
                                       of Fitzgerald; Director,
                                       Ashburn Bank

James D. Minix                         Age 54; Director since                 22,314/2/ (1.73%)
150 Lakeview Drive                     March, 1994; President
Fitzgerald, Georgia  31750             and Chief Executive
                                       Officer of Colony since
                                       June, 1994; President
                                       and CEO of The Bank of
                                       Fitzgerald January, 1993
                                       to June, 1994; President
                                       and CEO of Ashburn Bank
                                       February, 1990 to
                                       December, 1992

Ralph D. Roberts, M.D.                 Age 72; Director since                 25,339 (1.96%)
948 West Roanoke Drive                 November 11, 1982;
Fitzgerald, Georgia  31750             Physician; Director
                                       Emeritus, The Bank of
                                       Fitzgerald

W. B. Roberts, Jr.                     Age 54; Director since                  5,000 (0.39%)
Route 1, Box 166                       March, 1990; Farmer and
Ashburn, Georgia  31714                Businessman; Chairman of
                                       the Board, Ashburn Bank

R. Sidney Ross                         Age 54; Director since                160,763 (12.45%)
Post Office Box 666                    November 11, 1982;
Ocilla, Georgia  31774                 President, Ross of
                                       Georgia, Inc.; Director
                                       and Vice Chairman of the
                                       Board, The Bank of
                                       Fitzgerald

Joe K. Shiver                          Age 70; Director since                 15,310 (1.19%)
407 East Wallace Street                June, 1994; President of
Sylvester, Georgia  31791              Shiver Tractor Company;
                                       Director, The Bank of
                                       Worth

All Directors as a Group                                                     481,613 (37.30%)
(Thirteen Persons)

Other Executive Officers                                                       4,251 ( .33%)
(One Person)

All Directors and Executive                                                  485,864 (37.63%)
Officers as a Group
(Fourteen Persons)

     James D. Minix, age 54, serves as President and Chief Executive Officer of Colony. He previously served as President and Chief Executive Officer of The Bank of Fitzgerald from January, 1993 to June, 1994, and as President and Chief Executive Officer of Ashburn Bank from February, 1990 to December, 1992.

     Terry L. Hester, age 41, has served as Executive Vice President and Chief Financial Officer of Colony since June, 1994. He has served as Treasurer of Colony since 1982, and he served as Acting President and Chief Executive Officer from June, 1993 to June, 1994.

     Edwin W. Hortman, Jr., age 42, has served as Senior Vice President of Colony since February, 1996. He served as Vice President of Colony from November, 1992 to February, 1996, and prior to that time he was employed as Executive Vice President of United Bank of Griffin. He owns 4,251 shares (0.33%) of the common stock of Colony Bankcorp, Inc.

     No director is a director or has been nominated or chosen to become a director in any company with a class of securities registered pursuant to (S)12 of the Exchange Act or subject to the requirements of (S)15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, 15 U.S.C. (S)80(a)-1 et seq.
                              ------

     No director of Colony has filed a petition under the federal bankruptcy laws or any state insolvency laws; has been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or is the subject of an order, judgment or decree of any court of competent jurisdiction enjoining him from, or otherwise limiting, his activities in any type of business practice; was the subject of an order, judgment or decree of any federal and state authority limiting the right of such person to engage in any type of business practice; or was found by a court of competent jurisdiction or by the Securities and Exchange Commission to have violated any federal or state securities laws; or was found by a court of competent jurisdiction to have violated any federal commodities laws.

     All executive officers serve at the pleasure of the Board of Directors.

Information About Meetings and Committees of the Board of Directors
- -------------------------------------------------------------------

     The Board of Directors of Colony meets monthly, and special meetings are called as needed. Colony has formed a number of committees to assist it in the discharge of its duties.

     The Audit Committee, consisting of Messrs. Branch, Hopkins and Kimball, is responsible for reviewing and evaluating Colony's financial controls. It met four times in 1995.

     The Executive Committee is authorized to act on behalf of the Board between meetings of the Board. It is composed of Messrs. Minix, Massee, Ross, Kimball and Mills. It met three times in 1995.

     The Incentive and Compensation Committee, which presently consists of Messrs. Minix, Massee, Kimball, Downing and Shiver, is responsible for reviewing and setting the salaries and bonuses of the executive officers of Colony, and establishing and reviewing a cash incentive and profit sharing compensation plan for the employees of Colony and subsidiary banks. It met three times in 1995.

     No director failed to attend at least 75% of all meetings of the Board of Directors during 1995 and of committees of which he was a member except Terry Coleman, who, because of conflicts of his capacity as serving as State Representative, attended eight of the twelve meetings of the Board of Directors.

Transactions with Management
- ----------------------------

     Each of the subsidiary banks of Colony has made loans in the ordinary course of its business to officers and directors of Colony, and also to their relatives, spouses, and entities in which they may have an interest. Each of these loans has been made in strict compliance with state and federal statutes and rules and regulations of the Federal Deposit Insurance Corporation and the Georgia Department of Banking and Finance. As of June 30, 1996, certain executive officers and directors and companies in which they are an executive officer or partner or in which they have a 10% or more beneficial interest, were indebted to the banks in the aggregate amount of $2,679,085. Each of the loans was made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

     The law firm of Mills & Chasteen, of which director Ben B. Mills, Jr. is a partner, was paid $83,015.04 in 1995 by Colony Bankcorp, Inc. and its subsidiaries for services rendered by that firm to those entities in the normal course of business.

Compensation of Colony's Executive Officers and Directors
- ---------------------------------------------------------

     The following Summary Compensation Table sets forth the compensation earned by James D. Minix, Colony's Chief Executive Officer, and for its other four most highly-compensated executive officers for 1995:

                                                Summary Compensation Table

                                                    Annual Compensation
                                 ----------------------------------------------------------
Name and                                                  Other Annual    Long Term         All Other
Principal Position    Year   Salary        Bonus          Compensation    Compensation/3/   Compensation/4/
- ------------------    ----   -----------   -----------    ------------    ---------------   ---------------
James D. Minix,       1995   $116,000.04   $12,000.00     $20,347.22(1)   $     -0-         $      -0-
President and         1994   $110,000.02   $10,000.00     $24,064.86(1)   $     -0-         $      -0-
Chief Executive       1993   $110,000.00   $   -0-        $ 6,458.18(1)   $     -0-         $      -0-
Officer of Colony

Stephen C. Wood,      1995   $ 91,000.00   $   -0-        $17,124.91(1)   $     -0-         $      -0-
President and Chief   1994   $ 82,500.00   $ 2,750.00     $18,674.75(1)   $     -0-         $      -0-
Executive Officer     1993   $ 71,500.00   $ 2,750.00     $18,060.80(1)   $     -0-         $      -0-
of Ashburn Bank

Walter P. Patten,     1995   $ 93,999.88   $   -0-        $13,023.59(1)   $     -0-         $      -0-
President and Chief   1994   $ 88,810.00   $   600.00     $13,357.00(1)   $     -0-         $      -0-
Executive Officer     1993   $ 83,007.28   $   500.00     $12,648.00(1)   $     -0-         $      -0-
of The Bank of Worth

Thomas T. Dampier,    1995   $ 88,000.00   $ 8,800.00     $11,008.44(1)   $     -0-         $      -0-
President and Chief   1994   $    N/A          N/A            N/A               N/A                N/A
Executive Officer     1993        N/A          N/A            N/A               N/A                N/A
of The Bank of
Fitzgerald

Joe D. Taylor,        1995   $ 90,000.04   $   -0-        $14,103.55(1)   $     -0-         $      -0-
President and Chief   1994        N/A          N/A            N/A               N/A                N/A
Executive Officer     1993        N/A          N/A            N/A               N/A                N/A
of The Bank of
Dodge County

(1) Includes dollar value of Group Term Life and Company Vehicle provided to executive officers as follows:

            Name                 1995             1994              1993
            ----                 ----             ----              ----
     James D. Minix          $ 1,472.22        $ 1,214.84        $ 1,658.18
     Stephen C. Wood         $ 2,024.91        $ 1,299.74        $ 1,773.31
     Walter P. Patten        $   748.60        $   228.00        $   228.00
     Thomas T. Dampier       $ 1,368.44             N/A               N/A
     Joe D. Taylor           $ 2,453.55             N/A               N/A

     Includes contribution to the profit sharing plan of Colony Bankcorp, Inc. and subsidiary banks as follows:

            Name                 1995             1994              1993
            ----                 ----             ----              ----
     James D. Minix          $ 9,375.00        $14,400.02        $   -0-
     Stephen C. Wood         $ 9,100.00        $12,375.01        $11,287.49

     __________________________

          /3/There were no long term compensation awards for restricted stock awards or options/SARs or long term compensation payouts for LTIP payouts for any executive officers.

          /4/There was no additional compensation for any executive officers to be reported in this column.

Walter P. Patten        $ 9,399.99        $10,729.00        $10,020.00
Thomas T. Dampier       $ 4,840.00            N/A               N/A
Joe D. Taylor           $ 6,750.00            N/A               N/A

Includes director's fees paid by Colony and its subsidiaries as follows:

       Name                1995              1994              1993
       ----                ----              ----              ----
James D. Minix          $ 9,500.00        $ 8,450.00        $ 4,800.00
Stephen C. Wood         $ 6,000.00        $ 5,000.00        $ 5,000.00
Walter P. Patten        $ 2,875.00        $ 2,400.00        $ 2,400.00
Thomas T. Dampier       $ 4,800.00            N/A               N/A
Joe D. Taylor           $ 4,900.00            N/A               N/A

     Directors of Colony receive $400.00 for each meeting of the Board of Directors of Colony Bankcorp, Inc. attended, and $300.00 for each meeting of the Board of Directors at which they are not in attendance. In addition, each director of Colony, except Terry L. Hester, W. B. Roberts, Jr., Terry Coleman,
L. Morris Downing, Jr. and Joe K. Shiver, is also a director of The Bank of Fitzgerald, and in that capacity the directors are compensated for participation on the Board of Directors of The Bank of Fitzgerald in the same manner as they are compensated for their services as directors of Colony.

     W. B. Roberts, Jr. and Ben B. Mills, Jr. serve as directors of Ashburn Bank and receive additional compensation for service in that capacity of $300.00 for each board meeting attended and $50.00 for each loan committee meeting. Terry Coleman serves as a director of The Bank of Dodge County and receives additional compensation for service in that capacity of $50.00 for each loan committee meeting and $200.00 for each board meeting attended. Joe K. Shiver serves as a director of The Bank of Worth and receives additional compensation for those services in that capacity of $25.00 for each loan committee meeting and $300.00 for each board meeting attended.

     Under a plan, as amended, directors of The Bank of Fitzgerald were able to defer all or a portion of director's fees in return for a deferred income agreement under which a director agrees to serve as a director for either five or ten years without the director's fees compensation in exchange for an agreement for Colony to pay the director a deferred amount of income at death, or upon their attaining the age of 65. With the deferred compensation, Colony has purchased key man insurance on the participating directors to pay to Colony a death benefit equal in value to the projected cost of the deferred income. Management believes the program will have no net cost to Colony. Colony charged $43,865.05 in expenses to the deferred compensation arrangement in 1995, representing payments made to five directors who had attained the specified age, together with a difference between premiums paid for the key man insurance by Colony and accrual for funding payments under the plan at retirement and the increase in the cash value of the policies. All directors are participating in the plan, except for new directors elected since 1990. Neither Colony nor the other subsidiaries of Colony have a similar deferred income arrangement. All fees covered by that deferred compensation plan have been deferred, and all directors are now receiving director's fees. The Bank of Fitzgerald continues to pay premiums on the insurance policy procured, and five directors in 1995 received payments pursuant to that plan.

     Director compensation of all directors of Colony, whether as directors of the company or its subsidiaries, totalled $110,600, consisting of $108,800 for board meetings and $1,800 for committee meetings.

- --------------------------------------------------------------------------------

                  PRINCIPAL SHAREHOLDERS OF BROXTON AND COLONY

- --------------------------------------------------------------------------------

     As of June 30, 1996, there were 50,730 shares of common stock of Broxton State Bank issued and outstanding, which is the only class of stock of Broxton State Bank. Each holder of record of Broxton's common stock at the close of business on August ______, 1996, the date notice of the shareholder's meeting is given, will be entitled to vote at the shareholder's meeting. The right to vote is limited to security holders of record on that date, and each share is entitled to one vote.

     The following table sets forth as of the date of June 30, 1996 the name, amount beneficially owned, and the percent of the class of Broxton's common stock held by persons known by the Bank to be beneficial owners of more than 5% of its common stock and of all directors and executive officers of Broxton.

                                Amount
                                Beneficially
Name                            Owned              % of Class
- ----                            ------------       -----------
Curtis A. Summerlin              29,736               58.62%
1320 South Madison Avenue
No. 165
Douglas, GA  31533

L. G. Summerlin                     672                1.32%
803 Alabama Street, N.
Broxton, GA  31519

Martha K. Summerlin                 -0-                 -0-
401 Alabama Street North
Broxton, Georgia  31519

Mary Jarrard                        476                 .94%
P.O. Box 271
Broxton, GA  31519

Charles W. Ricketson                388                 .76%
6855 Douglas-Broxton Highway
Broxton, GA  31519

D. A. Summerlin                     166                 .33%
1500 Dunwody Club Drive
Atlanta, GA  30350

Carl C. Atkinson
Route 2, Box 77
Broxton, Georgia 31519            3,025                5.96%

All directors and executive
officers as a group (six
persons)                         31,438               61.97%

     As of June 30, 1996 there were 1,291,110 shares of Colony's $10.00 par value common stock issued and outstanding. The following table sets forth as of that date the name, amount beneficially owned, and the percent of the class of Colony's common stock held by persons known by it to be beneficial owners of more than 5% of its common stock:

                    Amount
                    Beneficially
Name                Owned                       % of Class
- ----                -------------------         ----------
Robert Sidney Ross
P.O. Box 666
Ocilla, GA  31774        160,763                   12.45%

     See "MANAGEMENT OF COLONY - Directors and Principal Officers" for additional information concerning shares owned by directors and principal officers.

_______________________________________________________________________________

                      OPERATION OF COLONY AND BROXTON UPON
                       CONSUMMATION OF THE REORGANIZATION

_______________________________________________________________________________

Colony
- ------

     Upon consummation of the Reorganization, Colony will be subject to regulation by the Securities and Exchange Commission with respect to its securities and reporting to its shareholders. As long as Colony is a reporting company, it will be required to file with the Securities and Exchange Commission certain annual, quarterly, and current reports under
Section 15(d) of the Securities Exchange Act of 1934.

     Colony is a registered bank holding company subject to regulation by the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, (the "Act"). As a bank holding company, Colony will be required to file with the Board of Governors an annual report of its operations at the end of each fiscal year and such additional information as the Board of Governors may require pursuant to the Act. The Board may also make examinations of Colony and each of its subsidiaries.

     The Act requires every bank holding company to obtain the prior approval of the Board of Governors (i) before it may acquire direct or indirect ownership or control of more than 5% of the voting shares of any bank which is not controlled by it; (ii) before it or any of its subsidiaries, other than a bank, may acquire all or substantially all the assets of a bank; and (iii) before it may merge or consolidate with any other bank holding company. A bank holding company is, with certain exceptions, prohibited from engaging, acquiring, or retaining direct or indirect control of voting shares of any company engaged in non-banking activities except for those activities found by the Board of Governors to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

     The laws of Georgia require annual registration with the Department of Banking and Finance by all Georgia bank holding companies. Such registration includes information with respect to the financial condition, operations, management, and inter-company relationships of the bank holding company and its subsidiaries in related matters as the Department of Banking and Finance deems necessary or appropriate to carry out the purposes of the law. The Department of Banking and Finance may also require such other information as is necessary to keep itself informed as to whether the provisions of Georgia law and the regulations and orders issued thereunder by the Department have been complied with, and the Department may make examinations of each bank holding company and each subsidiary (other than a national bank) thereof.

Broxton
- -------

     Upon consummation of the Reorganization, Broxton will be operated as a wholly-owned subsidiary of Colony. No significant changes are planned with respect to the management or operation of Broxton. Broxton will continue to be regulated as a state chartered bank under the laws of Georgia and subject to the supervision of and regulation by the Georgia Department of Banking and Finance, and the Federal Deposit Insurance Corporation. See:

"HISTORY AND BUSINESS OF BROXTON STATE BANK - Supervision and Regulation".

- --------------------------------------------------------------------------------

                           DESCRIPTION OF SECURITIES

- --------------------------------------------------------------------------------

Common Stock of Colony
- ----------------------

     Colony is authorized by its articles of incorporation to issue 5,000,000 shares of $10.00 par value common stock. Assuming no additional shares are issued prior to consummation of the Reorganization, there will be an estimated 1,450,585 shares of the $10.00 par value common stock of Colony issued and outstanding upon completion of the Reorganization, based upon the book value of Broxton common stock and the value of Colony's stock as defined in the Agreement as of June 30, 1996. All shares of common stock of Colony are entitled to share equally in dividends from funds legally available therefor, when, as and if declared by the Board of Directors and upon the liquidation or dissolution of Colony, whether voluntary or involuntary, to share equally in the assets of Colony available for distribution to shareholders.

     Shareholders of Broxton have pre-emptive rights, which entitle the shareholders of Broxton to acquire in proportion to their present share ownership any additional shares of common stock of Broxton which may in the future be sold or issued for cash by Broxton; the holders of common stock of Colony will have no such pre-emptive rights. The affirmative vote of a majority of the issued and outstanding shares of common stock of Colony is required in the event of any proposed merger, consolidation, or sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Company. Neither the articles of incorporation of Colony nor its bylaws includes any provision intended to, or that would have the effect of, delaying, deferring, preventing or making more difficult a change in control of Colony and that would operate only with respect to an extraordinary corporate transaction involving Colony, such as a merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation. There has been no classification of the Board of Directors, each member of which is elected annually at the annual meeting of shareholders. There are no redemption rights, sinking fund provisions, or rights of conversion in existence with respect to Colony common stock. The shares of Colony common stock do not have cumulative voting rights which means that the holders of more than 50% of the shares voting for the election of directors can elect all (100%) of the directors if they choose to do so, and in such event, the remaining minority owners of the voting shares for the election of directors will not be able to elect any person to the Board of Directors. All outstanding shares of Colony common stock are fully paid and non-assessable.

     See "THE PROPOSED REORGANIZATION - Effect of Reorganization on Rights of Shareholders."

Common Stock of Broxton
- -----------------------

     Under Broxton's articles of incorporation, it is authorized to issue 50,730 shares of its $10.00 par value common stock, all of which are issued and outstanding. All shares of common stock are entitled to share equally in dividends from funds legally available therefor, when, as, and if declared by the Board of Directors. Dividends paid may not exceed 50% of the net profits of Broxton after taxes for the previous fiscal year without prior approval of the Georgia Department of Banking and Finance. Upon liquidation or dissolution of Broxton, whether voluntary or involuntary, the shareholders of Broxton will be entitled to share equally in the assets of Broxton available for distribution to shareholders. Each holder of common stock is entitled to one vote for each share on all matters submitted to the shareholders. The shareholders of Broxton have pre-emptive rights, but there are no cumulative voting rights, redemption rights, sinking fund provisions, or rights of conversion in existence with respect to Broxton's common stock. All outstanding shares of Broxton's common stock are fully paid and non-assessable. Any merger or consolidation of Broxton must be approved by the affirmative vote of the holders of two-thirds of the issued and outstanding shares of common stock of Broxton.

- --------------------------------------------------------------------------------

                 MATERIAL CONTRACTS BETWEEN BROXTON AND COLONY

- --------------------------------------------------------------------------------

     Colony, Interim and Broxton are parties to the Agreement, a copy of which is attached as Appendix "B". The Agreement contemplates the execution by Curtis
A. Summerlin, President, Chief Executive Officer and director of Broxton, of a covenant not to compete with Colony in the banking business in Coffee County and in the other counties in which Colony conducts a banking business through its subsidiaries upon consummation of the acquisition in exchange for the payment by Colony to Mr. Summerlin of the sum of $100,000.00. It is contemplated that Mr. Summerlin will continue to serve as Chief Executive Officer and President of Broxton. Otherwise, there are no past, present or proposed material contracts, arrangements, understandings, relationships, negotiations or transactions between Colony and Broxton.

- --------------------------------------------------------------------------------

                         LEGAL OPINION AND ACCOUNTANTS

- --------------------------------------------------------------------------------
     The legality of the shares of common stock of Colony to be issued in the Reorganization will be passed upon by Martin, Snow, Grant & Napier, special counsel to the Bank, 240 Third Street, Post Office Box 1606, Macon, Georgia 31202-1606. The Martin, Snow, Grant & Napier Keogh Plan and individual members of that firm own shares of the Company's common stock. However, neither Martin, Snow, Grant & Napier nor any member of that firm was hired on a contingent basis, will receive a direct or indirect interest in the Company, or is a promoter, underwriter, voting trustee, director, officer, or employee of the Company.

     Attached to this proxy statement are financial statements which have been audited with an opinion expressed by the accounting firms of McNair, McLemore & Middlebrooks, P.C. and Nichols, Cauley & Associates, P.C. No partner in either of those firms are the beneficial owners of any shares of Colony or Broxton, nor is any accountant or employee of those firms to receive in connection with the offering a substantial direct or indirect interest in Colony or Broxton.

- --------------------------------------------------------------------------------

                            EXPENSES OF SOLICITATION

- --------------------------------------------------------------------------------

     Broxton estimates the cost of soliciting proxies, including attorney's fees and printing costs, and also including the fees and expenses incurred in registering the stock to be issued by Colony with the Securities and Exchange Commission, will be $30,000.00. Under the Agreement, Colony is responsible for payment of all of these expenses unless the Agreement should be terminated as a result of any breach by Broxton.

- --------------------------------------------------------------------------------

         INDEMNIFICATION OF DIRECTORS, OFFICERS AND CONTROLLING PERSONS

- --------------------------------------------------------------------------------

     Article 8, Part 5 of the Georgia Business Corporation Code provides for indemnification of directors and officers of corporations. Under the provisions of O.C.G.A. (S)14-2-852, a director of Colony, to the extent successful in the defense of any proceeding or claim to which he is a party because he is a director of Colony, is entitled as a matter of right to indemnification against reasonable expenses, including attorneys' fees, incurred by him in connection therewith. Colony is further authorized to indemnify any person who is made a party to a proceeding because he or she is a director against any liability incurred including the obligation to pay any judgment rendered against him or her if the director acted in a manner he or she believed in good faith to be in, or not opposed to, the best interests of the corporation and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The authority of Colony to indemnify a director is not applicable in connection with any proceeding brought by or in the right of the corporation in which the director was adjudged liable to the corporation, or in connection with any other proceeding in which he or she is adjudged liable on the basis that personal benefit was improperly received by him. Indemnification in any action brought by or in the right of the corporation is limited in any event to reasonable expenses incurred in connection with the proceeding, and does not include the obligation to pay any judgment, settlement, penalty or fine.

     A determination that a director is entitled to indemnification must be made by the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceedings; if a quorum cannot be obtained then by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceedings; by special legal counsel; or by the shareholders of the corporation, excluding shares owned by or voted under the control of directors who are at the time parties to the proceeding. A director of the Company who is a party to a legal proceeding in that capacity may apply to the court for indemnification or advances for expenses. The court may order indemnification or advances for expenses if it determines (1) the director is entitled to mandatory indemnification under O.C.G.A. (S)14-2-852; or (2) the director is fairly and reasonably entitled in view of all relevant circumstances to indemnification, even if he or she has not met the standard conduct set forth in O.C.G.A. (S)14-2-851(a) or was adjudged liable as described in O.C.G.A. (S)14-2-851(d), in which latter event, however, his or her indemnification is limited to reasonable expenses incurred. If the court determines that the director is entitled to indemnification or advance for expenses under this part, it may also order the corporation to pay the director's reasonable expenses to obtain court-ordered indemnification or advance for expenses. The articles of incorporation of Colony also eliminate, as permitted by law, the personal liability of directors of the company from monetary damages for breach of duty of care or other duty as a director, excepting only any liability for misappropriation of any business opportunity of the corporation, intentional misconduct, and other specified conduct.

     An officer of Colony who is not a director is entitled to mandatory indemnification under O.C.G.A. (S)14-2-852 and is entitled to apply for court ordered indemnification in each case to the same extent as is a director of Colony. Colony may also indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its Board of Directors, or contract.

     Colony's bylaws provides for indemnification of officers and directors substantially similar to that provided by Article 8, Part 5 of the Georgia Business Corporations Code.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Colony pursuant to the foregoing provisions, Colony has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

- --------------------------------------------------------------------------------

                                 OTHER MATTERS

- --------------------------------------------------------------------------------

     The management of Broxton knows of no other matters which may be brought before the meeting. However, if any matter other than the proposed Reorganization or matters incident thereto should properly come before the meeting, the persons named in the enclosed proxy will vote such proxy in accordance with their judgment on such matters.



                                        L. G. SUMMERLIN
                                        Chairman of the Board

Broxton, Georgia
August _____, 1996

                                 APPENDIX "A"

                             FINANCIAL STATEMENTS

                         INDEX TO FINANCIAL STATEMENTS

                                                               Page
                                                               ----
Colony Bankcorp, Inc. and Subsidiaries (Audited)

     Independent Auditor's Report                              F-1

     Consolidated Balance Sheets -
     December 31, 1995 and 1994                                F-2

     Consolidated Statements of Operations -
     Years Ended December 31, 1995 and 1994                    F-4

     Consolidated Statements of Changes in
     Stockholders' Equity -
     Years Ended December 31, 1995 and 1994                    F-5

     Consolidated Statements of Cash Flows -
     Years Ended December 31, 1995 and 1994                    F-6

     Notes to Consolidated Financial Statements                F-7

Colony Bankcorp, Inc. and Subsidiaries (Unaudited)

     Balance Sheets - June 30, 1996 and
     December 31, 1995                                        F-22

     Consolidated Statements of Income -
     Three months ended June 30, 1996 and 1995
     Six months ended June 30, 1996 and 1995                  F-23

     Consolidated Statements of Cash Flows -
     Six months ended June 30, 1996 and 1995                  F-24

     Notes to Consolidated Financial Statements               F-25

Broxton State Bank (Audited)

     Independent Auditor's Report                             F-34

     Balance Sheets - December 31, 1995 and 1994              F-35

     Statements of Income for the Years Ended
     December 31, 1995 and 1994                               F-36

     Statements of Changes in Stockholders'
     Equity for the Years Ended
     December 31, 1995 and 1994                               F-37

     Statements of Cash Flows for the Years Ended
     December 31, 1995 and 1994                               F-38

     Notes to Financial Statements - December 31, 1995
     and 1994                                            F-40

Broxton State Bank (Unaudited)

     Balance Sheets - June 30, 1996 and 1995             F-58

     Statements of Income -
     Six months ended June 30, 1996 and 1995             F-59

     Statements of Changes in Stockholders'
     Equity - Six months ended June 30, 1996
     and 1995                                            F-60

     Statement of Cash Flows -
     Six months ended June 30, 1996 and 1995             F-61

     Notes to Financial Statements
     Six months ended June 30, 1996 and 1995             F-63

                   COLONY BANKCORP, INC. AND SUBSIDIARIES
                              FITZGERALD, GEORGIA


                       CONSOLIDATED FINANCIAL STATEMENTS
                      AS OF DECEMBER 31, 1995 AND 1994 AND
                        REPORT OF INDEPENDENT ACCOUNTANTS

       [LETTERHEAD OF MCNAIR, MCLEMORE, MIDDLEBROOKS & CO. APPEARS HERE]



                                January 29, 1996


                       REPORT OF INDEPENDENT ACCOUNTANTS


The Board of Directors and Stockholders
Colony Bankcorp, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of COLONY BANKCORP, INC. AND SUBSIDIARIES as of December 31, 1995 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The financial statements of COLONY BANKCORP, INC. AND SUBSIDIARIES as of December 31, 1994 and for the year then ended were audited by other auditors whose report dated February 3, 1995 expressed an unqualified opinion thereon.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of COLONY BANKCORP, INC. AND SUBSIDIARIES as of December 31, 1995 and the results of operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

As discussed in Note 3 to the consolidated financial statements, in 1994 COLONY BANKCORP, INC. AND SUBSIDIARIES changed its method of accounting for investment securities.



                         McNAIR, McLEMORE, MIDDLEBROOKS & CO.

                     COLONY BANKCORP, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                                  DECEMBER 31


                                     ASSETS

                                                         1995           1994
                                                     ------------   ------------

CASH AND BALANCES DUE FROM DEPOSITORY
  INSTITUTIONS (NOTE 2)                              $  9,517,260   $ 10,464,830


FEDERAL FUNDS SOLD                                     24,325,000      6,760,000


INVESTMENT SECURITIES (AGGREGATE FAIR VALUE OF
   $45,917,217 AND $46,242,352 AS OF DECEMBER 31,
   1995 AND 1994, RESPECTIVELY) (NOTE 3)               46,022,970     46,780,667



LOANS (NOTES 4 AND 5)                                 188,396,380    173,377,719
 Allowance for Loan Losses                             (3,884,817)    (3,028,750)
 Unearned Interest and Fees                               (11,084)       (18,500)
                                                       ----------     ----------

                                                      184,500,479    170,330,469


PREMISES AND EQUIPMENT (NOTE 6)                         5,623,964      5,821,850


OTHER REAL ESTATE                                       1,721,221      1,824,183


OTHER ASSETS                                            6,857,416      6,833,726
                                                        ---------     ---------


TOTAL ASSETS                                         $278,568,310   $248,815,725
                                                     ============   ============




The accompanying notes are an integral part of these balance sheets.

                        COLONY BANKCORP, INC. AND SUBSIDIARIES
                              CONSOLIDATED BALANCE SHEETS
                                      DECEMBER 31


                         LIABILITIES AND STOCKHOLDERS' EQUITY


                                                               1995           1994
                                                           ------------   ------------

DEPOSITS
  Noninterest-Bearing                                      $ 25,151,984   $ 25,742,573
  Interest-Bearing (Note 8)                                 228,091,178    201,299,984
                                                           ------------   ------------

                                                            253,243,162    227,042,557

BORROWED MONEY
  Federal Funds Purchased                                             -        760,000
  Other Borrowed Money (Note 9)                               2,504,468      2,779,334
                                                           ------------   ------------

                                                              2,504,468      3,539,334

OTHER LIABILITIES                                             1,765,505      1,484,155

COMMITMENTS AND CONTINGENCIES (NOTE 11)

STOCKHOLDERS' EQUITY
  Common Stock, Par Value $10 a Share; Authorized
    5,000,000 Shares, Issued 1,291,110 and 608,055
    Shares as of December 31, 1995 and 1994,
    Respectively (Note 18)                                   12,911,100      6,080,550
  Paid-In Capital                                             1,117,248      1,447,798
  Retained Earnings                                           7,202,910     10,432,847
  Net Unrealized Loss on Securities Available for Sale,
    Net of Tax Benefit of $19,901 in 1995 and $514,479
    in 1994 (Note 7)                                           (176,083)    (1,211,516)
                                                           ------------   ------------

                                                             21,055,175     16,749,679
                                                           ------------   ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $278,568,310   $248,815,725
                                                           ============   ============



The accompanying notes are an integral part of these balance sheets.

                    COLONY BANKCORP, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                        FOR THE YEARS ENDED DECEMBER 31


                                                          1995         1994
                                                       -----------  -----------
INTEREST INCOME
  Loans, Including Fees                                $20,762,932  $18,222,699
  Federal Funds Sold                                       580,442      252,105
  Deposits with Other Banks                                 31,433       43,236
  Investment Securities
    U. S. Treasury                                          88,572       83,759
    U. S. Government Agencies                            2,286,145    2,057,575
    State, County and Municipal                            242,150      259,073
  Dividends on Other Investments                            96,878       74,989
                                                       -----------  -----------

                                                        24,088,552   20,993,436
                                                       -----------  -----------
INTEREST EXPENSE
  Deposits                                              11,104,853    8,671,610
  Federal Funds Purchased                                   33,012       87,970
  Other Borrowed Money                                     303,021      235,529
                                                       -----------  -----------

                                                        11,440,886    8,995,109
                                                       -----------  -----------

NET INTEREST INCOME                                     12,647,666   11,998,327

  Provision for Loan Losses (Note 5)                     3,216,050    2,080,500
                                                       -----------  -----------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES      9,431,616    9,917,827
                                                       -----------  -----------

NONINTEREST INCOME
  Service Charges on Deposits                            1,456,928    1,427,054
  Other Service Charges, Commissions and Fees              137,291      101,807
  Security Gains                                            41,747        8,209
  Other                                                    416,532      227,101
                                                       -----------  -----------

                                                         2,052,498    1,764,171
                                                       -----------  -----------
NONINTEREST EXPENSES
  Salaries and Employee Benefits                         4,195,964    4,065,570
  Occupancy and Equipment                                1,032,754    1,201,764
  Directors' Fees                                          269,450      260,700
  FDIC Premiums                                            338,901      576,351
  Legal and Professional Fees                              333,766      304,766
  Other Real Estate Expense                                452,579      315,399
  Other                                                  1,797,052    1,716,360
                                                       -----------  -----------

                                                         8,420,466    8,440,910
                                                       -----------  -----------

INCOME BEFORE INCOME TAXES                               3,063,648    3,241,088

INCOME TAXES (NOTE 7)                                      923,128    1,021,998
                                                       -----------  -----------

NET INCOME                                             $ 2,140,520  $ 2,219,090
                                                       ===========  ===========

NET INCOME PER SHARE OF COMMON STOCK                         $1.75        $1.82
                                                       ===========  ===========

WEIGHTED AVERAGE SHARES OUTSTANDING                      1,221,200    1,216,110
                                                       ===========  ===========

The accompanying notes are an integral part of these statements.

                    COLONY BANKCORP, INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994


                                                                                    NET
                                                                                 UNREALIZED
                                                                                GAIN (LOSS)
                                                                               ON SECURITIES
                                         COMMON       PAID-IN       RETAINED     AVAILABLE
                                          STOCK       CAPITAL       EARNINGS      FOR SALE      TOTAL
                                       -----------  -----------   -----------   -----------   -----------

BALANCE, DECEMBER 31, 1993             $ 6,080,550  $ 1,447,798   $ 8,529,946   $  (101,725)  $15,956,569

  Net Unrealized Loss on Securities
    Available for Sale, Net of Tax                                               (1,109,791)   (1,109,791)
  Dividends Paid                                                     (316,189)                   (316,189)
  Net Income                                                        2,219,090                   2,219,090
                                       -----------  -----------   -----------   -----------   -----------

BALANCE, DECEMBER 31, 1994               6,080,550    1,447,798    10,432,847    (1,211,516)   16,749,679

  Equity Transfer                                     5,000,000    (5,000,000)                          -
  Issuance of Common Stock                 750,000      750,000                                 1,500,000
  100 Percent Stock Split                6,080,550   (6,080,550)
  Net Unrealized Gain on Securities
    Available for Sale, Net of Tax                                                1,035,433     1,035,433
  Dividends Paid                                                     (370,457)                   (370,457)
  Net Income                                                        2,140,520                   2,140,520
                                       -----------  -----------   -----------   -----------   -----------

BALANCE, DECEMBER 31, 1995             $12,911,100  $ 1,117,248   $ 7,202,910   $  (176,083)  $21,055,175
                                       ===========  ===========   ===========   ===========   ===========



The accompanying notes are an integral part of these statements.

                     COLONY BANKCORP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                         FOR THE YEARS ENDED DECEMBER 31


                                                         1995           1994
                                                     ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income                                         $  2,140,520   $  2,219,090
  Adjustments to Reconcile Net Income to Net Cash
    Provided from Operating Activities
      Depreciation                                        527,425        551,638
      Amortization and Accretion                          108,998        172,699
      Provision for Loan Losses                         3,216,050      2,080,500
      Deferred Income Taxes                               (86,458)       (67,626)
      Securities Gains                                    (41,747)        (8,209)
      Loss on Sale of Equipment                            50,656              -
      Loss on Sale of Other Real Estate                   250,314              -
      CHANGE IN
        Interest Receivable                              (382,621)      (554,789)
        Prepaid Expenses                                  (61,726)             -
        Interest Payable                                  324,592         39,528
        Accrued Expenses and Accounts Payable             (91,296)             -
        Other                                              14,978       (633,251)
                                                     ------------   ------------

                                                        5,969,685      3,799,580
                                                     ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Interest-Bearing Deposits in Other Banks              1,783,000       (590,000)
  Purchase of Investment Securities
    Available for Sale                                 (9,895,162)   (11,987,267)
    Held to Maturity                                            -     (3,772,428)
  Proceeds from Sale of Investment Securities
    Available for Sale                                  6,839,403      2,296,491
  Proceeds from Maturities, Calls and Paydowns
    of Investment Securities
      Available for Sale                                4,667,539     10,059,246
      Held to Maturity                                    654,291        404,715
  Proceeds from Sale of Equipment                          50,493              -
  Loans to Customers                                  (18,422,128)   (10,431,468)
  Purchase of Premises and Equipment                     (430,689)      (418,183)
  Other Real Estate                                       888,716              -
                                                     ------------   ------------

                                                      (13,864,537)   (14,438,894)
                                                     ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Interest-Bearing Customer Deposits                   26,791,194      6,544,152
  Noninterest-Bearing Customer Deposits                  (590,589)     5,990,430
  Proceeds from Long-Term Borrowings                            -      1,445,000
  Dividends Paid                                         (370,457)      (316,189)
  Federal Funds Purchased                                (760,000)       760,000
  Note to Federal Home Loan Bank                          200,000              -
  Principal Payments on Notes and Debentures             (474,866)    (1,871,283)
  Proceeds from Issuance of Common Stock                1,500,000              -
                                                     ------------   ------------

                                                       26,295,282     12,552,110
                                                     ------------   ------------

NET INCREASE IN CASH AND CASH EQUIVALENTS              18,400,430      1,912,796

CASH AND CASH EQUIVALENTS, BEGINNING                   15,342,830     13,430,034
                                                     ------------   ------------

CASH AND CASH EQUIVALENTS, ENDING                    $ 33,743,260   $ 15,342,830
                                                     ============   ============

The accompanying notes are an integral part of these statements.

                    COLONY BANKCORP, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Colony Bankcorp, Inc. is a multi-bank holding company located in Fitzgerald, Georgia. The consolidated financial statements include the accounts of Colony Bankcorp, Inc. and its wholly-owned subsidiaries, The Bank of Fitzgerald, Fitzgerald, Georgia; Ashburn Bank, Ashburn, Georgia; The Bank of Worth, Sylvester, Georgia; The Bank of Dodge County, Eastman, Georgia and Community Bank of Wilcox, Pitts, Georgia (the Banks). All significant intercompany accounts have been eliminated in consolidation. The accounting and reporting policies of Colony Bankcorp, Inc. conform to generally accepted accounting principles and practices utilized in the commercial banking industry. The following is a description of the more significant of those policies.

BASIS OF PRESENTATION

In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the balance sheet date and revenues and expenses for the period. Actual results could differ significantly from those estimates.

Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses, the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans and the valuation of deferred tax assets.

INVESTMENT SECURITIES

The Company adopted Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities, as of January 1, 1994. Under the provisions of SFAS No. 115, the Company must classify its securities as trading, available for sale or held to maturity. Trading securities are purchased and held for sale in the near term. Securities held to maturity are those which the Company has the ability and intent to hold until maturity. All other securities not classified as trading or held to maturity are considered available for sale.

Securities available for sale are measured at fair value with unrealized gains and losses reported net of deferred taxes as a separate component of stockholders' equity. Fair value represents an approximation of realizable value as of December 31, 1995 and 1994. Realized and unrealized gains and losses are determined using the specific identification method.

LOANS

Loans are generally reported at principal amount less unearned interest and fees. On January 1, 1995, the Company adopted SFAS No. 114, Accounting by Creditors for Impairment of a Loan and SFAS No. 118, Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures. Impaired loans are loans for which principal and interest are unlikely to be collected in accordance with the original loan terms and, generally, represent loans delinquent in excess of 120 days which have been placed on nonaccrual status and for which collateral values are less than outstanding principal and interest. Small balance, homogeneous loans are excluded from impaired loans. Generally, interest payments received on impaired loans are applied to principal. Upon receipt of all loan principal, additional interest payments are recognized as interest income on the cash basis.

Other nonaccrual loans are loans for which payments of principal and interest are considered doubtful of collection under original terms but collateral values equal or exceed outstanding principal and interest.

Colony Bankcorp, Inc.'s loans consist of commercial, financial and agricultural loans, real estate mortgage loans and consumer loans primarily to individuals and entities located throughout central and south Georgia. Accordingly, the ultimate collectibility of the loans is largely dependent upon economic conditions in the central and south Georgia area.

ALLOWANCE FOR LOAN LOSSES

The allowance method is used in providing for losses on loans. Accordingly, all loan losses decrease the allowance and all recoveries increase it. The provision for loan losses is based on factors which, in management's judgment, deserve current recognition in estimating possible loan losses. Such factors considered by management include growth and composition of the loan portfolio, economic conditions and the relationship of the allowance for loan losses to outstanding loans.

An allowance for loan losses is maintained for all impaired loans. Provisions are made for impaired loans upon changes in expected future cash flows or estimated net realizable value of collateral. When determination is made that impaired loans are wholly or partially uncollectible, the uncollectible portion is charged off.

Management believes the allowance for possible loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses. Such agencies may require the Company to recognize additions to the allowance based on their judgment about information available to them at the time of their examination.

PREMISES AND EQUIPMENT

Premises and equipment are recorded at acquisition cost net of accumulated depreciation.

Depreciation is charged to operations over the estimated useful lives of the assets. The estimated useful lives and methods of depreciation are as follows:

       DESCRIPTION            LIFE IN YEARS              METHOD
   -------------------    ---------------------    ------------------

Banking Premises                   15-40           Straight-Line and
                                                      Accelerated

Furniture and Equipment             5-10           Straight-Line and
                                                      Accelerated

Expenditures for major renewals and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. When property and equipment are retired or sold, the cost and accumulated depreciation are removed from the respective accounts and any gain or loss is reflected in other income or expense.

CASH FLOWS

For reporting cash flows, cash and cash equivalents include cash on hand, noninterest-bearing amounts due from banks and federal funds sold. Cash flows from demand deposits, NOW accounts, savings accounts, loans and certificates of deposit are reported net.

INCOME TAXES

Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to depreciable assets (use of different depreciation methods for financial statement and income tax purposes) and allowance for loan losses (use of the allowance method for financial statement purposes and the experience method for tax purposes). The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

OTHER REAL ESTATE

Other real estate generally represents real estate acquired through foreclosure and is initially recorded at the lower of cost or estimated market value at the date of acquisition. Losses from the acquisition of property in full or partial satisfaction of debt are recorded as loan losses. Subsequent declines in value, routine holding costs and gains or losses upon disposition are included in other losses.

STOCKHOLDERS' EQUITY

Banking regulations impose minimum capital levels in relation to assets. To be considered "well capitalized," a financial institution must generally have a leverage ratio of at least 5 percent, a tier 1 risk-based capital ratio of at least 6 percent and a total risk-based capital ratio of at least 10 percent. As of December 31, 1995, the Company is in compliance with its minimum regulatory capital requirements and is considered "well capitalized" as defined by FDICIA.

Cash dividends payable to the parent company by subsidiary banks are limited by various bank regulatory agencies. Dividends available for payment to the parent during 1996 without prior approval approximated $1,264,187. Standard limitations may be exceeded by specific approval of regulatory authorities.


(2)  CASH AND BALANCES DUE FROM DEPOSITORY INSTITUTIONS

Components of cash and balances due from depository institutions are as follows as of December 31:

                                                    1995         1994
                                               -------------  -----------

Cash on Hand and Cash Items                       $3,299,455  $ 2,307,925
Noninterest-Bearing Deposits with Other Banks      6,118,805    6,274,905
Interest-Bearing Deposits with Other Banks            99,000    1,882,000
                                               -------------  -----------

                                                  $9,517,260  $10,464,830
                                               =============  ===========

(3)  INVESTMENT SECURITIES

Investment securities as of December 31, 1995 are summarized as follows:

                                                GROSS        GROSS
                                  AMORTIZED   UNREALIZED  UNREALIZED      FAIR
                                    COST        GAINS       LOSSES        VALUE
                                 -----------    --------   ---------   -----------

SECURITIES AVAILABLE FOR SALE

U.S. Treasury                    $   988,704    $  3,796               $   992,500
U.S. Government Agencies
  Mortgage-Backed                 22,209,705      81,559   $(255,095)   22,036,169
  Other                           14,449,180      67,655     (29,227)   14,487,608
State, County and Municipal        3,065,563      80,821      (8,042)    3,138,342
The Banker's Bank Stock               50,000                                50,000
Federal Home Loan Bank Stock         249,800                               249,800
Marketable Equity Securities       1,130,024                (137,452)      992,572
                                 -----------    --------   ---------   -----------

                                 $42,142,976    $233,831   $(429,816)  $41,946,991
                                 ===========    ========   =========   ===========

SECURITIES HELD TO MATURITY

U.S. Government Agencies         $ 2,149,888               $ (23,434)  $ 2,126,454
State, County and Municipal        1,926,091                 (82,265)    1,843,826
                                 -----------    --------   ---------   -----------

                                 $ 4,075,979    $   -      $(105,699)  $ 3,970,280
                                 ===========    ========   =========   ===========


The amortized cost and fair value of investment securities as of December 31, 1995, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                SECURITIES
                                        --------------------------------------------------------

                                             AVAILABLE FOR SALE                 HELD TO MATURITY
                                        --------------------------            ------------------

                                           AMORTIZED      FAIR      AMORTIZED           FAIR
                                             COST         VALUE        COST             VALUE
                                          -----------  -----------  ----------        ----------

Due in One Year or Less                   $ 6,530,541  $ 6,541,544
Due After One Year Through Five Years      11,434,647   11,539,923  $3,321,442        $3,281,521
Due After Five Years Through Ten Years        330,258      332,795     298,257           286,820
Due After Ten Years                           208,001      204,188     456,280           401,939
                                          -----------  -----------  ----------        ----------

                                           18,503,447   18,618,450   4,075,979         3,970,280

Federal Home Loan Bank Stock                  249,800      249,800
The Banker's Bank Stock                        50,000       50,000
Marketable Equity Securities                1,130,024      992,572
Mortgaged-Backed Securities                22,209,705   22,036,169
                                          -----------  -----------  ----------        ----------

                                          $42,142,976  $41,946,991  $4,075,979        $3,970,280
                                          ===========  ===========  ==========        ==========


Investment securities as of December 31, 1994 are summarized as follows:

                                                GROSS          GROSS
                                  AMORTIZED   UNREALIZED     UNREALIZED      FAIR
                                    COST         GAINS        LOSSES        VALUE
                                 -----------  ----------    -----------   -----------

SECURITIES AVAILABLE FOR SALE

U.S. Government and Agencies     $ 9,708,445     $ 1,289  $  (231,009)  $ 9,478,725
Mortgage-Backed Securities        26,771,180      25,145   (1,331,139)   25,465,186
State, County and Municipal        2,151,208      32,067       (9,525)    2,173,750
Marketable Equity Securities       1,130,022                 (212,822)      917,200
                                 -----------   ---------  -----------   -----------

                                 $39,760,855     $58,501  $(1,784,495)  $38,034,861
                                 ===========   =========  ===========   ===========

SECURITIES HELD TO MATURITY

U.S. Government and Agencies     $ 5,906,547              $  (306,047)  $ 5,600,500
State, County and Municipal        2,839,259                 (232,268)    2,606,991
                                 -----------  ----------  -----------   -----------

                                 $ 8,745,806  $    -      $  (538,315)  $ 8,207,491
                                 ===========  ==========  ===========   ===========

Proceeds from sales of investments available for sale were $6,839,403 in 1995 and $2,296,491 in 1994. Gross realized gains totaled $41,747 and $8,209 in 1995 and 1994, respectively.

Investment securities having a carrying value approximating $29,163,000 and $27,753,000 as of December 31, 1995 and 1994, respectively, were pledged to secure public deposits and for other purposes.


(4)  LOANS

The composition of loans as of December 31 are:
                                                               1995          1994
                                                          ------------  ------------

Loans Secured by Real Estate
   Construction and Land Development                      $    371,075  $    438,979
   Secured by Farmland (Including Farm Residential and
     Other Improvements)                                    23,441,501    25,284,371
   Other                                                    89,796,616    75,550,393
Loans to Finance Agricultural Production and Other
  Loans to Farmers                                          17,243,711    17,187,344
Commercial and Industrial Loans (U.S. Addresses)            13,907,281    18,170,133
Loans to Individuals for Household, Family and Other
  Personal Expenditures                                     36,393,220    32,252,357
All Other Loans                                              7,242,976     4,494,142
                                                          ------------  ------------

                                                          $188,396,380  $173,377,719
                                                          ============  ============


Nonaccrual loans are loans for which principal and interest are doubtful of collection in accordance with original loan terms and for which accruals of interest have been discontinued due to payment delinquency. Nonaccrual loans totaled $5,228,900 and $2,092,500 as of December 31, 1995 and 1994,
respectively. Foregone interest on nonaccrual loans approximated $462,400 in 1995 and $141,400 in 1994.

Effective January 1, 1995, Colony Bankcorp, Inc. recognized impaired loans as nonaccrual loans delinquent in excess of 120 days for which collateral values were insufficient to recover outstanding principal and interest under original loan terms. Impaired loan data as of December 31, 1995 and for the year then ended follows:

Total Investment in Impaired Loans         $517,138

Less Allowance for Impaired Loan Losses     (38,696)
                                         ----------

Net Investment, December 31, 1995          $478,442
                                         ==========

Average Investment during 1995             $517,160
                                         ==========

Income Recognized during 1995              $  3,219
                                         ==========

Income Collected during 1995               $      -
                                         ==========

(5)  ALLOWANCE FOR LOAN LOSSES

Transactions in the allowance for loan losses are summarized below for the years ended December 31:

                                                 1995          1994
                                             -----------   -----------

BALANCE, BEGINNING                           $ 3,028,750   $ 2,635,538
  Provision Charged to Operating Expenses      3,216,050     2,080,500
  Loans Charged Off                           (2,886,405)   (1,812,437)
  Loan Recoveries                                526,422       125,149
                                             -----------   -----------

BALANCE, ENDING                              $ 3,884,817   $ 3,028,750
                                             ===========   ===========

The 1995 allowance for loan losses presented above includes an allowance for impaired loan losses which was established as of January 1, 1995. Transactions in the allowance for impaired loan losses during 1995 were as follows:

BALANCE, BEGINNING                            $26,895
  Provision Charged to Operating Expenses      11,801
  Loans Charged Off                                 -
  Loan Recoveries                                   -
                                           ----------

BALANCE, ENDING                               $38,696
                                           ==========

(6)  PREMISES AND EQUIPMENT

Premises and equipment are comprised of the following as of December 31:

                                         1995          1994
                                     -----------   -----------

Land                                 $   838,346   $   775,696
Building                               4,790,760     4,772,256
Furniture, Fixtures and Equipment      4,266,973     4,564,471
Leasehold Improvements                    17,332             -
                                     -----------   -----------

                                       9,913,411    10,112,423
Accumulated Depreciation              (4,289,447)   (4,290,573)
                                     -----------   -----------

                                     $ 5,623,964   $ 5,821,850
                                     ===========   ===========

Depreciation charged to operations totaled $527,425 in 1995 and $551,638 in 1994.


(7)  INCOME TAXES

The Company records income taxes under SFAS No. 109, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The components of income tax expense for the years ended December 31 are as follows:

                           1995         1994
                        ----------   ----------

Current Expense         $1,009,586   $1,089,624
Deferred Tax Benefit       (86,458)     (67,626)
                        ----------   ----------

                        $  923,128   $1,021,998
                        ==========   ==========


The income tax expense of $923,128 in 1995 and $1,021,998 in 1994 is less than the income taxes computed by applying the federal statutory rate of 34 percent to income before income taxes. The reasons for the differences are as follows:

                                                                                                           1995         1994
                                                                                                        ----------   ----------

FEDERAL STATUTORY INCOME TAXES                                                                          $1,041,640   $1,101,970
  Tax-Exempt Interest                                                                                     (114,060)    (119,210)
  Interest Expense Disallowance                                                                             16,546       12,738
  Premiums on Officers' Life Insurance                                                                     (19,688)     (11,329)
  Meal and Entertainment Disallowance                                                                        2,515        5,140
  Other                                                                                                     (3,825)      32,689
                                                                                                        ----------   ----------

ACTUAL INCOME TAXES                                                                                     $  923,128   $1,021,998
                                                                                                        ==========   ==========

Deferred taxes in the accompanying balance sheets as of December 31 include the following:

                                                                                                1995       1994
                                                                                              --------  ----------

Deferred Tax Assets
  Allowance for Loan Losses                                                                   $297,069  $  285,455
  Deferred Compensation                                                                         33,901     105,316
  Other Real Estate                                                                            148,769       3,400
  Other                                                                                            890           -
                                                                                              --------  ----------

                                                                                               480,629     394,171
  Unrealized Loss on Securities Available for Sale                                              19,901     514,479
                                                                                              --------  ----------

                                                                                              $500,530  $  908,650
                                                                                              ========  ==========

(8)  DEPOSITS

Components of interest-bearing deposits as of December 31 are as follows:

                               1995          1994
                           ------------  ------------

Interest-Bearing Demand    $ 50,440,527  $ 52,274,192
Savings                       9,855,540    10,542,733
Time, $100,000 and Over      48,111,114    43,188,835
Other Time                  119,683,997    95,294,224
                           ------------  ------------

                           $228,091,178  $201,299,984
                           ============  ============


(9) OTHER BORROWED MONEY

Other borrowed money is comprised of the following as of December 31:

                                                                           1995        1994
                                                                        ----------  ----------

 Advance agreement with Federal Home Loan Bank of
 Atlanta, dated March 31, 1995, payable in full on
 December 31, 1995.  Interest rate determined under the
 fixed rate credit program.  Effective interest rate of
 6.86% as of December 31, 1995.                                         $  200,000  $        -





 Variable interest debentures payable, due in annual
 payments of $266,867, plus interest, on November 1,
 1996 through November 1, 1999, collateralized by
 100% of the common stock of Ashburn Bank.  Effective
 interest rate of 8.0% as of December 31, 1995.                          1,067,468   1,334,334





 Variable interest at prime note payable, due in annual
 payments of $207,143 plus quarterly interest, balance
 due December 19, 1997.  Collateralized by 100% of the
 common stock of The Bank of Fitzgerald and 100% of
 the common stock of The Bank of Worth.  Effective
 interest rate of 8.5% as of December 31, 1995.                          1,237,000   1,445,000





                                                                        ----------  ----------

                                                                        $2,504,468  $2,779,334
                                                                        ==========  ==========

Maturities of borrowed money for the next five years are as follows:

      YEAR                          AMOUNT
      ----                      ------------

      1996                        $  674,010
      1997                         1,296,724
      1998                           266,867
      1999                           266,867
      2000                               -
      Thereafter                         -
                                ------------

                                  $2,504,468
                                ============

(10) PROFIT SHARING PLAN

The Company has a profit sharing plan that covers substantially all employees who meet certain age and service requirements. It is the Company's policy to make contributions to the plan as approved annually by the board of directors. The total provision for contributions to the plan was $209,745 for 1995 and $296,252 for 1994.

(11) COMMITMENTS AND CONTINGENCIES

In the normal course of business, certain commitments and contingencies are incurred which are not reflected in the consolidated financial statements. The Bank had commitments under standby letters of credit to U.S. addressees approximating $3,581,405 as of December 31, 1995 and $2,907,993 as of December 31, 1994. No losses are anticipated as a result of commitments and contingencies.


(12) DEFERRED COMPENSATION PLAN

The Banks have deferred compensation plans covering directors choosing to participate through individual deferred compensation contracts. In accordance with terms of the contracts, the Banks are committed to pay the directors deferred compensation over a period of 10 years, beginning at age 65. In the event of a director's death before age 65, payments are made to the director's named beneficiary over a period of 10 years, beginning on the first day of the month following the death of the director.

Liabilities accrued under the plan totaled $350,685 and $309,753 as of December 31, 1995 and 1994, respectively. Benefit payments under the contracts were $29,991 in 1995 and $23,520 in 1994. Provisions charged to operations totaled $69,408 in 1995 and $62,688 in 1994.


(13) INTEREST INCOME AND EXPENSE

Interest income of $241,333 and $258,667 from state, county and municipal bonds was exempt from regular income taxes in 1995 and 1994, respectively.

Interest on deposits includes interest expense on time certificates of $100,000 or more totaling $2,729,989 and $1,805,757 for the years ended December 31, 1995 and 1994, respectively.


(14) SUPPLEMENTAL CASH FLOW INFORMATION

Cash payments for the following were made during the years ended December 31:

                                                                                                   1995        1994
                                                                                               -----------  -----------

Interest Expense                                                                               $11,224,385  $ 8,955,581
                                                                                               ===========  ===========

Income Taxes                                                                                   $ 1,111,453  $   440,242
                                                                                               ===========  ===========

Noncash financing and investment activities for the years ended December 31 are as follows:

                                                                                                   1995         1994
                                                                                               -----------  -----------

Acquisitions of Real Estate Through Loan Foreclosures                                          $ 1,047,224  $         -
                                                                                               ===========  ===========

100 Percent Stock Split Effected as Stock Dividend                                             $ 6,080,550  $         -
                                                                                               ===========  ===========

Net Unrealized Gains (Losses) on Securities Available for Sale                                 $ 1,568,838  $(1,624,270)
                                                                                               ===========  ===========


(15) RELATED PARTY TRANSACTIONS

The aggregate balance of direct and indirect loans to directors, executive officers or principal holders of equity securities of the Bank was $8,987,256 as of December 31, 1995 and $5,999,531 as of December 31, 1994. All such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than a normal risk of collectibility. A summary of activity of related party loans is shown below:

                                                  1995          1994
                                              -----------   -----------

BALANCE, BEGINNING                            $ 5,999,531   $ 6,199,215
  New Loans                                     8,570,264     3,310,595
  Repayments                                   (5,582,539)   (2,752,815)
  Transactions Due to Changes in Directors              -      (757,464)
                                              -----------   -----------

BALANCE, ENDING                               $ 8,987,256   $ 5,999,531
                                              ===========   ===========


(16) FAIR VALUE OF FINANCIAL INSTRUMENTS

SFAS No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized on the face of the balance sheet, for which it is practicable to estimate that value. The assumptions used in the estimation of the fair value of Colony Bankcorp, Inc. and Subsidiaries' financial instruments are detailed below. Where quoted prices are not available, fair values are based on estimates using discounted cash flows and other valuation techniques. The use of discounted cash flows can be significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The following disclosures should not be considered a surrogate of the liquidation value of the Company, but rather a good-faith estimate of the increase or decrease in value of financial instruments held by the Company since purchase, origination or issuance.

 CASH AND SHORT-TERM INVESTMENTS - For cash, due from banks, bank-owned deposits and federal funds sold, the carrying amount is a reasonable estimate of fair value.

 INVESTMENT SECURITIES - Fair values for investment securities are based on quoted market prices.

 LOANS - The fair value of fixed rate loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings. For variable rate loans, the carrying amount is a reasonable estimate of fair value.

 DEPOSIT LIABILITIES - The fair value of demand deposits, savings accounts and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.

 STANDBY LETTERS OF CREDIT - Because standby letters of credit are made using variable rates, the contract value is a reasonable estimate of fair value.

The carrying amount and estimated fair values of the Company's financial instruments as of December 31, 1995 are as follows:

                                              CARRYING   ESTIMATED
                                               AMOUNT    FAIR VALUE
                                              --------   ----------

                                                 (IN THOUSANDS)

ASSETS
  Cash and Short-Term Investments             $ 33,842    $ 33,842
  Investment Securities Available for Sale      41,947      41,947
  Investment Securities Held to Maturity         4,076       3,970
  Loans                                        188,396     188,948


LIABILITIES
  Deposits                                     253,243     253,534
  Other Borrowed Money                           2,504       2,504


UNRECOGNIZED FINANCIAL INSTRUMENTS
  Standby Letters of Credit                      3,581       3,581

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on many judgments. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on existing on and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial instruments include deferred income taxes and premises and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

(17) FINANCIAL INFORMATION OF COLONY BANKCORP, INC. (PARENT ONLY)

The parent company's balance sheets as of December 31, 1995 and 1994 and the related statements of income and cash flows for the years then ended are as follows:


                      COLONY BANKCORP, INC. (PARENT ONLY)
                                BALANCE SHEETS
                                  DECEMBER 31


                                    ASSETS

                                                         1995          1994
                                                     -----------   -----------

Cash                                                 $    95,069   $    70,455
Investment in Subsidiary, at Equity                   22,997,252    19,214,815
Other                                                    373,493       397,002
                                                     -----------   -----------

TOTAL ASSETS                                         $23,465,814   $19,682,272
                                                     ===========   ===========


                     LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
  Dividends Payable                                  $    96,833   $    79,047
  Notes and Debentures Payable                         2,304,468     2,779,334
  Other                                                    9,338        74,212
                                                     -----------   -----------

                                                       2,410,639     2,932,593
                                                     -----------   -----------

STOCKHOLDERS' EQUITY
  Common Stock, Par Value $10; 5,000,000 Shares
    Authorized, 1,291,110 and 608,055 Shares
    Issued and Outstanding as of December 31,
    1995 and 1994, Respectively                       12,911,100     6,080,550
  Paid-In Capital                                      1,117,248     1,447,798
  Retained Earnings                                    7,202,910    10,432,847
  Net Unrealized Loss on Securities Available for
    Sale, Net of Tax                                    (176,083)   (1,211,516)
                                                     -----------   -----------

TOTAL STOCKHOLDERS' EQUITY                            21,055,175    16,749,679
                                                     -----------   -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY           $23,465,814   $19,682,272
                                                     ===========   ===========


                    COLONY BANKCORP, INC. (PARENT ONLY)
                            STATEMENTS OF INCOME
                      FOR THE YEARS ENDED DECEMBER 31

                                                         1995        1994
                                                      ----------  ----------

INCOME
  Dividends from Subsidiary                           $1,025,000  $  875,000
  Management Fees from Subsidiaries                      600,492     554,074
  Other                                                    9,874      15,101
                                                      ----------  ----------

                                                       1,635,366   1,444,175
                                                      ----------  ----------

EXPENSE
  Interest                                               221,901     235,529
  Amortization                                            17,951     149,897
  Other                                                  772,039     631,140
                                                      ----------  ----------

                                                       1,011,891   1,016,566
                                                      ----------  ----------

INCOME BEFORE TAXES AND EQUITY IN UNDISTRIBUTED
  EARNINGS OF SUBSIDIARY                                 623,475     427,609

    Income Tax Benefits                                  120,040     102,988
                                                      ----------  ----------

INCOME BEFORE EQUITY IN UNDISTRIBUTED EARNINGS
  OF SUBSIDIARY                                          743,515     530,597

    Equity in Undistributed Earnings of Subsidiary     1,397,005   1,688,493
                                                      ----------  ----------

NET INCOME                                            $2,140,520  $2,219,090
                                                      ==========  ==========



                       COLONY BANKCORP, INC. (PARENT ONLY)
                             STATEMENTS OF CASH FLOWS
                         FOR THE YEARS ENDED DECEMBER 31


                                                            1995          1994
                                                        -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income                                            $ 2,140,520   $ 2,219,090
  Adjustments to Reconcile Net Income to Net Cash
    Provided from Operating Activities
      Depreciation and Amortization                          32,664       156,829
      Equity in Undistributed Earnings of Subsidiary     (1,397,005)   (1,688,493)
      Other                                                 (49,441)     (134,782)
                                                        -----------   -----------

                                                            726,738       552,644
                                                        -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Capital Infusion in Subsidiary                         (1,350,000)            -
  Purchases of Premises and Equipment                        (6,801)      (45,542)
                                                        -----------   -----------

                                                         (1,356,801)      (45,542)
                                                        -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Dividends Paid                                           (370,457)     (316,189)
  Proceeds from Issuance of Common Stock                  1,500,000             -
  Principal Payments on Notes and Debentures               (474,866)   (1,871,283)
  Proceeds from Notes and Debentures                              -     1,445,000
                                                        -----------   -----------

                                                            654,677      (742,472)
                                                        -----------   -----------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS             24,614      (235,370)

CASH AND CASH EQUIVALENTS, BEGINNING                         70,455       305,825
                                                        -----------   -----------

CASH AND CASH EQUIVALENTS, ENDING                       $    95,069   $    70,455
                                                        ===========   ===========

(18) COMMON STOCK SPLIT

On May 16, 1995, the board of directors approved a 100 percent stock split to be effected on July 1, 1995 in the form of a dividend to stockholders of record on June 30, 1995. Share and per share data for all periods presented in the accompanying consolidated financial statements and related notes have been retroactively restated to reflect the additional shares outstanding resulting from the stock split.


(19) RECLASSIFICATIONS

Certain reclassifications have been made in the 1994 financial statements to conform to the 1995 presentation.

                    COLONY BANKCORP, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                      JUNE 30, 1996 AND DECEMBER 31, 1995
                                  (UNAUDITED)
                            (DOLLARS IN THOUSANDS)


ASSETS                                   JUNE 30, 1996        DECEMBER 31, 1995
                                         -------------        -----------------
Cash and Balances Due from
 Depository Institutions (Note 2)           $  7,382              $  9,517
Federal Funds Sold                             8,950                24,325
Investment Securities (Aggregate
 Fair Value of $50,890 and $45,917
 Respectively) (Note 3)                       51,012                46,023
Loans (Notes 4 and 5)                        201,561               188,396
Allowance for Loan Losses                     (4,157)               (3,885)
Unearned Interest and Fees                        (9)                  (11)
                                            ---------             ---------
     Total Loans                             197,395               184,500

Premises and Equipment (Note 6)                5,625                 5,624
Other Real Estate                              2,521                 1,721
Other Assets                                   6,982                 6,858
                                            --------              --------

     Total Assets                           $279,507              $278,568
                                            ========              ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
 Noninterest-Bearing                        $ 24,216              $ 25,152
 Interest-Bearing (Note 8)                   227,250               228,091
                                            --------              --------
     Total Deposits                          251,466               253,243

Borrowed Money:
 Federal Funds Purchased                         860                   -0-
 Other Borrowed Money (Note 9)                 3,400                 2,504
                                            --------              --------
     Total Borrowed Money                      4,260                 2,504

Other Liabilities                              1,911                 1,766

Commitments and Contingencies (Note 11)

Stockholders' Equity:
 Common Stock, Par Value $10 a Share;
 Authorized 5,000,000 shares, Issued
 1,291,110 shares as of June 30, 1996
 and December 31, 1995 Respectively           12,911                12,911
Paid in Capital                                1,117                 1,117
Retained Earnings                              8,410                 7,203
Net Unrealized Loss on Securities
 Available for Sale, Net of Tax Benefit
 of $194 in 1996 and $20 in 1995                (568)                 (176)
                                            ---------             ---------
     Total Stockholders' Equity               21,870                21,055
                                            --------              --------

     TOTAL LIABILITIES AND STOCKHOLDERS'
     EQUITY                                 $279,507              $278,568
                                            ========              ========

The accompanying notes are an integral part of these balance sheets.

                    COLONY BANKCORP, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME

                   THREE MONTHS ENDED JUNE 30, 1996 AND 1995
                  AND SIX MONTHS ENDED JUNE 30, 1996 AND 1995
                                  (UNAUDITED)
                            (DOLLARS IN THOUSANDS)

                                            Three Months Ended       Six Months Ended
                                           6/30/96      6/30/95     6/30/96    6/30/95
                                           -------      -------     -------    -------

Interest Income:
  Loans, including fees                     $5,185       $5,269      $10,256    $ 9,988
  Federal Funds Sold                           157          126          416        229
  Deposits with Other Banks                      1           15            4         33
  Investment Securities:
  U.S. Treasury & Federal Agencies             693          605        1,310      1,248
  State, County and Municipal                   53           65          108        123
                                            ------       ------      -------    -------
     Total Interest Income                   6,089        6,080       12,094     11,621
                                            ------       ------      -------    -------

Interest Expense:
  Deposits                                   2,945        2,707        5,900      5,021
  Federal Funds Purchased                        1           13            3         29
  Other Borrowed Money                          74           84          145        162
                                            ------       ------      -------    -------
     Total Interest Expense                  3,020        2,804        6,048      5,212
                                            ------       ------      -------    -------

Net Interest Income                          3,069        3,276        6,046      6,409
Provision for Loan Losses                      491          810        1,130      1,187
                                            ------       ------      -------    -------
Net Interest Income After Provision          2,578        2,466        4,916      5,222
                                            ------       ------      -------    -------

Noninterest Income:
  Service Charge on Deposits                   411          377          801        758
  Other Income                                 192          138          418        334
  Security Gains, net                            0           10            3         18
                                            ------       ------      -------    -------
     Total Noninterest Income                  603          525        1,222      1,110
                                            ------       ------      -------    -------

Noninterest Expense:
  Salaries and Employee Benefits             1,193        1,133        2,265      2,180
  Occupancy and Equipment                      258          263          498        524
  Other Operating Expenses                     707          788        1,340      1,550
                                            ------       ------      -------    -------
     Total Noninterest Expense               2,158        2,184        4,103      4,254
                                            ------       ------      -------    -------

Income Before Income Taxes                  $1,023       $  807      $ 2,035    $ 2,078
Income Taxes                                   320          257          634        681
                                            ------       ------      -------    -------
Net Income                                  $  703       $  550      $ 1,401    $ 1,397
                                            ======       ======      =======    =======

Net Income Per Share of Common Stock         $0.54        $0.45      $  1.09    $  1.15
                                             =====        =====      =======    =======

Weighted Average Shares Outstanding      1,291,110    1,216,110    1,291,110  1,216,110
                                         =========    =========    =========  =========

The accompanying notes are an integral part of these statements

                    COLONY BANKCORP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                    SIX MONTHS ENDED JUNE 30, 1996 AND 1995
                                  (UNAUDITED)
                            (DOLLARS IN THOUSANDS)

                                                              1996      1995
                                                             ------    ------
CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)                                           $ 1,401    $ 1,397
Adjustments to reconcile net income to net cash
 provided by operating activities:
 (Gain) loss on sale of investment securities                    (3)       (18)
Depreciation                                                    227        260
Provision for loan losses                                     1,130      1,187
Amortization of excess costs                                     24         24
Other prepaids, deferrals and accruals, net                    (773)    (1,323)
                                                            --------   --------
     Total Adjustments                                      $   605    $   130
                                                            --------   --------
     Net cash provided by operating activities              $ 2,006    $ 1,527
                                                            --------   --------

CASH FLOWS FROM INVESTING ACTIVITIES

Purchases of securities available for sale                 ($11,528)   ($5,290)
Proceeds from sales of securities available for sale            498      2,908
Proceeds from maturities of securities available
 for sale                                                     5,731      5,454
Purchase of securities held for investment                      -0-        -0-
Proceeds from maturities of securities held for
 investment                                                      36        289
Proceeds from sales of securities held for investment           -0-        -0-
Decrease (Increase) in interest-bearing deposits in
 banks                                                           99      1,882
(Increase) in loans                                         (14,023)   (21,383)
Purchase of premises and equipment                             (213)      (343)
                                                           ---------   --------
     Net cash (used in) investing activities               ($19,760)  ($16,483)
                                                           ---------  ---------

CASH FLOW FROM FINANCING ACTIVITIES

Net (decrease) increase in deposits                        ($ 1,777)   $11,146
Net increase in short-term borrowings and Federal
 Funds Purchased                                              2,060      1,680
Dividends Paid                                                 (194)      (170)
Net (decrease) increase in long-term borrowings                (304)      (104)
                                                            --------   --------
     Net cash provided by financing activities              ($  215)   $12,552
                                                            --------   --------

Net increase (decrease) in cash and cash equivalents        (17,969)    (2,404)
Cash and cash equivalents at beginning of period             33,743     15,343
                                                            --------   --------
Cash and cash equivalents at end of period                  $15,774    $12,939

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                    COLONY BANKCORP, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    ------------------------------------------

Colony Bankcorp, Inc. is a multi-bank holding company located in Fitzgerald, Georgia. The consolidated financial statements include the accounts of Colony Bankcorp, Inc. and its wholly-owned subsidiaries, The Bank of Fitzgerald, Fitzgerald, Georgia; Ashburn Bank, Ashburn, Georgia; The Bank of Worth, Sylvester, Georgia; The Bank of Dodge County, Eastman, Georgia and Community Bank of Wilcox, Pitts, Georgia (the Banks). All significant intercompany accounts have been eliminated in consolidation. The accounting and reporting policies of Colony Bankcorp, Inc. conform to generally accepted accounting principles and practices utilized in the commercial banking industry. The following is a description of the more significant of those policies

BASIS OF PRESENTATION

In preparing the financial statements, management is required to make estimates and assumptions that affect the-reported amounts of assets and liabilities as of the balance sheet date and revenues and expenses for the period. Actual results could differ significantly from those estimates.

Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses, the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans and the valuation of deferred tax assets.

INVESTMENT SECURITIES

The Company adopted Statement of Financial Accounting Standards (SFAS) No. 115 Accounting for Certain Investments in Debt and Equity Securities, as of January 1, 1994. Under the provisions of SFAS No. 115, the Company must classify its securities as trading, available for sale or held to maturity. Trading securities are purchased and held for sale in the near term. Securities held to maturity are those which the Company has the ability and intent to hold until maturity. All other securities not classified as trading or held to maturity are considered available for sale.

Securities available for sale are measured at fair value with unrealized gains and losses reported net of deferred taxes as a separate component of stockholders' equity. Fair value represents an approximation of realizable value as of June 30, 1996 and December 31, 1995. Realized and unrealized gains and losses are determined using the specific identification method.

LOANS

Loans are generally reported at principal amount less unearned interest and fees. On January 1, 1995, the Company adopted SFAS No. 114, Accounting by Creditors for Impairment of a Loan and SFAS No. 118, Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures. Impaired loans are loans for which principal and interest are unlikely to be collected in accordance with the original loan terms and, generally, represent loans delinquent in excess of 120 days which have been placed on nonaccrual status and for which collateral values are less than outstanding principal and interest. Small balance, homogeneous loans are excluded from impaired loans. Generally, interest payments received on impaired loans are applied to principal. Upon receipt of all loan principal, additional interest payments are recognized as interest on the cash basis.

Other nonaccrual loans are loans for which payments of principal and interest are considered doubtful of collection under original terms but collateral equal or exceed outstanding principal and interest.

Colony Bankcorp, Inc.'s loans consist of commercial, financial and agricultural loans, real estate mortgage loans and consumer loans primarily to individuals and entities located throughout central and south Georgia. Accordingly, the ultimate collectibility of the loans is largely dependent upon economic conditions in the central and south Georgia area.

ALLOWANCE FOR LOAN LOSSES

The allowance method is used in providing for losses on loans. Accordingly, all loan losses decrease the allowance and all recoveries increase it. The provision for loan losses is based on factors which, in management's judgment, deserve current recognition in estimating possible loan losses. Such factors considered by management include growth and composition of the loan portfolio, economic conditions and the relationship of the allowance for loan losses to outstanding loans.

An allowance for loan losses is maintained for all impaired loans. Provisions are made for impaired loans upon changes in expected future cash flows or estimated net realizable value of collateral. When determination is made that impaired loans are wholly or partially uncollectible, the uncollectible part is charged off.

Management believes the allowance for possible loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses. Such agencies may require the Company to recognize additions to the allowance based on their judgment about information available to them at the time of their examination.

PREMISES AND EQUIPMENT

Premises and equipment are recorded at acquisition cost net of accumulated depreciation.

Depreciation is charged to operations over the estimated useful lives of the assets. The estimated useful lives and methods of depreciation are as follows:

     DESCRIPTION               LIFE IN YEARS                METHOD
     -----------               -------------                ------
Banking Premises                   15-40          Straight-Line and Accelerated
Furniture and Equipment            5-10           Straight-Line and Accelerated

Expenditures for major renewals and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. When property and equipment are retired or sold, the cost and accumulated depreciation are removed from the respective accounts and any gain or loss is reflected in other income or expense.

CASH FLOWS

For reporting cash flows, cash and cash equivalents include cash on hand, noninterest-bearing amounts due from banks and federal funds sold. Cash flows from demand deposits, NOW accounts, savings accounts, loans and certificates of deposit are reported net.

INCOME TAXES

Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to depreciable assets (use of different depreciation methods for financial statement and income tax purposes) and allowance for loan losses (use of the allowance method for financial statement purposes and the experience method for tax purposes). The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

OTHER REAL ESTATE

Other real estate generally represents real estate acquired through foreclosure and is intially recorded at the lower of cost or estimated market value at the date of acquisition. Losses from the acquisitions of property in full or partial satisfaction of debt are recorded as loan losses. Subsequent declines in value, routine holding costs and gains or losses upon disposition are included in other losses.


STOCKHOLDERS' EQUITY

Banking regulations impose minimum captial levels in relation to assets. To be considered "well capitalized," a financial institution must generally have a leverage ratio of at least 5 percent, a tier 1 risk-based capital ratio of a least 6 percent and a total risk-based capital ratio of at least 10 percent. As of June 30, 1996, the Company is in compliance with its minimum regulatory capital requirements and is considered "well capitalized" as defined by FDICIA.


(2) CASH AND BALANCES DUE FROM DEPOSITORY INSTITUTIONS
- ------------------------------------------------------

Components of cash and balances due from depository institutions at June 30, 1996 and December 31, 1995 are as follows:

                                                       June 30, 1996       December 31, 1995
                                                       -------------       -----------------
Cash on Hand and Cash Items                               $2,317                $3,299
Noninterest-Bearing Deposits with Other Banks              4,867                 6,119
Interest-Bearing Deposits With Other Banks                   198                    99
                                                          ------                ------
                                                          $7,382                $9,517
                                                          ======                ======


(3) INVESTMENT SECURITIES
- -------------------------

Investment securities as June 30, 1996 are summarized as follows:

                                                       Gross           Gross
                                      Amortized      Unrealized      Unrealized        Fair
                                        Cost           Gains           Losses         Value
Securities Available for Sale:
  U.S. Treasury                       $   497         $   -0-         $    -0-       $   497
U.S. Government Agencies:
  Mortgage-Backed                      19,256             31             (294)        18,993
  Other                                23,563              9             (353)        23,219
State, County & Municipal               3,012             51              (16)         3,047
The Banker's Bank Stock                    50             -0-              -0-            50
Federal Home Loan Bank Stock              250             -0-              -0-           250
Marketable Equity Securities            1,130             -0-            (191)           939
                                      -------         -------         --------       -------
                                      $47,758         $   91          $  (854)       $46,995
                                      =======         =======         ========       =======

Securities Held to Maturity:
  U.S. Government Agencies            $ 2,149         $   -0-         $   (46)       $ 2,103
  State, County and Municipal           1,868             -0-         $   (76)       $ 1,792
                                      -------         -------         --------       -------
                                      $ 4,017         $   -0-         $  (122)       $ 3,895
                                      =======         =======         ========       =======

- -------------------------------------

The amortized cost and fair value of investment securities as of June 30, 1996 by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                       Securities
                                                  Available for Sale                    Held to Maturity
                                             Amortized             Fair         Amortized              Fair
                                               Cost               Value           Cost                Value
Due in One Year or Less                      $ 9,454              $ 9,449       $  145                $  145
Due After One Year Through Five Years         13,659               13,460        3,176                 3,100
Due After Five Years Through Ten Years         3,853                3,754          100                    96
Due After Ten Years                              106                  100          596                   554
                                             -------              -------       ------                ------
                                              27,072               26,763        4,017                 3,895

Federal Home Loan Bank Stock                     250                  250
The Banker's Bank Stock                           50                   50
Marketable Equity Securities                   1,130                  939
Mortgage-Backed Securities                    19,256               18,993
                                             -------              -------       ------                ------
                                             $47,758              $46,995       $4,017                $3,895
                                             =======              =======       ======                ======

Investment securities as of December 31, 1995 are summarized as follows:

                                                         Gross            Gross
                                        Amortized     Unrealized        Unrealized    Fair
                                           Cost          Gains            Losses      Value
Securities Available for Sale:
U.S. Government and Agencies            $15,438         $  72            $  (29)    $ 15,481
Mortgage-Backed Securities               22,210            81              (255)      22,036
State, County & Municipal                 3,065            81                (8)       3,138
Marketable Equity Securities              1,430           -0-              (138)       1,292
                                        -------         -----            -------     -------
                                        $42,143         $ 234            $ (430)     $41,947
                                        =======         =====            =======     =======


Securities Held to Maturity:
U.S. Government and Agencies            $ 2,150         $ -0-            $  (24)     $ 2,126
State, County and Municipal               1,926           -0-               (82)       1,844
                                        -------         -----            -------     -------
                                        $ 4,076         $ -0-            $ (106)     $ 3,970
                                        =======         =====            =======     =======

Investment securities having a carrying value approximately $24,801 and $29,163 as of June 30, 1996 and December 31, 1995, respectively, were pledged to secure public deposits and for other purposes.

(4) LOANS
- ---------

The composition of loans as of June 30, 1996 and December 31, 1995 was as follows:

                                                                 June 30, 1996       December 31, 1995
                                                                 -------------       -----------------
Loans Secured by Real Estate
  Construction and Land Development                                  $    848            $    371
  Secured by Farmland (Including Farm Residential and
    Other Improvements)                                                24,853              23,441
  Other                                                                88,644              89,797
Loans to Finance Agricultural Production and Other Loans
  to Farmers                                                           24,009              17,244
Commercial and Industrial Loans (U.S. Addresses)                       15,626              13,907
Loans to Individuals for Household, Family and Other Personal
  Expenditures                                                         37,632              36,393
All Other Loans                                                         8,949               7,243
                                                                     --------            --------
                                                                     $201,561            $188,396
                                                                     ========            ========

Nonaccrual loans are loans for which principal and interest are doubtful of collection in accordance with original loan terms and for which accruals of interest have been discontinued due to payment delinquency. Nonaccrual loans totaled $6,321 and $5,229 as of June 30, 1996 and December 31, 1995, respectively. On June 30, 1996, the Company had 90 day past due loans with principal balances of $620 and restructured loans with principal balances of $322 that were not on non-accrual or past due 90 days or more.

Effective January 1, 1995, Colony Bankcorp, Inc. recognized impaired loans as nonaccrual loans delinquent in excess of 120 days for which collateral values were insufficient to recover outstanding principal and interest under original loan terms. Impaired loan data as of June 30, 1996 and December 31, 1995 was as follows:

Total Investment in Impaired Loans                     $245

Less Allowance for Impaired Loan Losses                 (10)
                                                       ----

Net Investment, March 31, 1996                         $235
                                                       ====

Total Investment in Impaired Loan                       517

Less Allowance for Impaired Loan Losses                 (39)
                                                       ----

Net Investment, December 31, 1995                      $478
                                                       ====

(5) ALLOWANCE FOR LOAN LOSSES
- -----------------------------

Transactions in the allowance for loan losses are summarized below for three months ended June 30, 1996 and June 30, 1995 as follows:

                                          June 30, 1996       June 30, 1995
                                          -------------       -------------

Balance, Beginning                              $3,885              $3,029
  Provision Charged to Operating Expenses        1,130               1,187
  Loans Charged Off                             (1,450)             (1,170)
  Loan Recoveries                                  592                 296
Balance, Ending                                 ------              ------
                                                $4,157              $3,315
                                                ======              ======

(6) PREMISES AND EQUIPMENT
- --------------------------

Premises and equipment are comprised of the following as of June 30, 1996 and December 31, 1995:

                                          June 30, 1996        December 31, 1995
                                          -------------        -----------------
Land                                          $  848                $  838
Building                                       4,779                 4,791
Furniture, Fixtures and Equipment              4,350                 4,267
Leasehold Improvements                            17                    17
                                              ------                ------
                                               9,994                 9,913
Accumulated Depreciation                      (4,369)               (4,289)
                                              -------               -------
                                              $5,625                $5,624
                                              ======                ======

(7) INCOME TAXES
- ----------------

The Company records income taxes under SFAS No. 109, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

(8) DEPOSITS
- ------------

Components of interest-bearing deposits as of June 30, 1996 and December 31, 1995 are as follows:

                                           June 30, 1996     December 31, 1995
                                           -------------     -----------------
Interest-Bearing Demand                       $ 42,316          $ 50,440
Savings                                          9,998             9,856
Time, $100,000 and Over                         54,163            48,111
Other Time                                     120,773           119,684
                                              --------          --------
                                              $227,250          $228,091
                                              ========          ========

(9) OTHER BORROWED MONEY
- ------------------------

Other borrowed money is comprised of the following as of June 30, 1996 and December 31, 1995:

                                                                 June 30, 1996            December 31, 1995
                                                                 -------------            -----------------
Advance agreement with Federal Home Loan Bank
of Atlanta, dated March 31, 1995, payable in full on
December 31, 1995. Interest rate determined under the
fixed rate credit program. Effective interest rate of 6.86%
as of December 31, 1995.                                              $  -0-                   $  200

- ------------------------------------

                                                               June 30, 1996         December 31, 1995
                                                               -------------         -----------------
Variable interest debentures payable, due in annual
payments of $266,867, plus interest, on November 1,
1996 through November 1, 1999, collateralized by 100%
of the common stock of Ashburn Bank.  Effective interest
rate of 8.00% as of June 30, 1996.                                   $1,067                  $1,067

Variable interest at prime note payable, due in annual
payments of $207,143 plus quarterly interest, balance
due December 19, 1997.  Collateralized by 100% of the
common stock of The Bank of Fitzgerald and 100% of the
common stock of The Bank of Worth.  Effective interest
rate of 8.25% as of June 30, 1996.                                    1,333                   1,237
                                                                     ------                  ------

Advance agreement with Federal Reserve Bank of Atlanta
dated June 28, 1996, payable in full on July 1, 1996.  Interest rate determined under the fixed rate credit program.  Effective
interest rate of 5.375% as of June 30, 1996.                          1,200                     -0-

                                                                     $3,400                  $2,504
                                                                     ======                  ======

Maturities of borrowed money for the next five years as of June 30, 1996:

                    YEAR                AMOUNT
                    1996                $1,570
                    1997                 1,296
                    1998                   267
                    1999                   267
                    2000                   -0-
                    Thereafter             -0-
                                        ------
                                        $3,400
                                        ======

(10) PROFIT SHARING PLAN
- ------------------------

The Company has a profit sharing plan that covers substantially all employees who meet certain age and service requirement. It is the Company's policy to make contributions to the plan as approved annually by the board of directors.

(11) COMMITMENTS AND CONTINGENT LIABILITIES
- -------------------------------------------

In the ordinary course of business, the Banks have entered into off balance sheet financial instruments which are not reflected in the consolidated financial statements. These instruments include commitments to extend credit, standby letters of credit, guarantees and liability for assets held in trust. Such financial instruments are recorded in the financial statements when funds are disbursed or the instruments become payable. The Banks use the same credit policies for these off balance sheet financial instruments as they do for instruments that are recorded in the consolidated financial statements.

- -------------------------------------------------------

Following is an analysis of significant off balance sheet financial instruments:

                                        June 30, 1996     December 31, 1995   June 30, 1995
                                        -------------     -----------------   -------------

Commitments to extend credit                $22,757            $17,753          $17,759
Standby letters of credit                     3,268              3,499            4,938
                                            -------            -------          -------
                                            $26,025            $21,252          $22,697
                                            =======            =======          =======

Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitment amounts expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The credit risk involved in issuing these financial instruments is essentially the same as that involved in extending loans to customers. The amount of collateral obtained, if deemed necessary by the Banks upon extension of credit, is based on management's credit evaluation of the borrower. Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment and income-producing commercial properties.

The Banks do not anticipate any material losses as a result of the commitments and contingent liabilities.

The nature of the business of the Banks is such that it ordinarily results in a certain amount of litigation. In the opinion of management and counsel for the company and the Banks, there is no litigation in which the outcome will have a material effect on the consolidated financial statements.

(12) EARNINGS PER SHARE
- -----------------------

Earnings per share are calculated on the basis of the weighted number of shares outstanding.

                              BROXTON STATE BANK
                             FINANCIAL STATEMENTS
                          DECEMBER 31, 1995 AND 1994

                [LOGO OF NICHOLAS, CAULEY, & ASSOCIATES, P.C.]


                         INDEPENDENT AUDITOR'S REPORT



Board of Directors
Broxton State Bank
Broxton, Georgia  31519



We have audited the accompanying balance sheets of Broxton State Bank as of December 31, 1995 and 1994, and the related statements of income, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Broxton State Bank as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                            NICHOLS, CAULEY, & ASSOCIATION, P.C.




Warner Robins, Georgia

January 11, 1996

                              BROXTON STATE BANK

                                BALANCE SHEETS

                          DECEMBER 31, 1995 AND 1994

                                                                                  1995           1994
                                                                              -------------  -------------
ASSETS
- ------
Cash and due from banks                                                       $    827,520   $  1,034,902
Securities available for sale (at market value)                                  5,536,680      6,677,117
Federal funds sold                                                                 800,000        200,000
Loans, less allowance for loan losses of $166,426
 and $150,061, respectively                                                     12,285,577      9,989,256
Premises and equipment                                                             640,023        643,062
Accrued interest receivable                                                        276,631        237,182
Cash value of officer's life insurance                                                  --        387,967
Foreclosed real estate                                                             280,000        345,526
Other assets                                                                        33,383        144,117
                                                                              ------------   ------------
                                                                              $ 20,679,814   $ 19,659,129
                                                                              ============   ============

LIABILITIES AND STOCKHOLDERS' EQUITY
- ------------------------------------
Deposits:
 Non-interest bearing demand                                                  $  2,706,396   $  2,508,057
 Money market                                                                    1,332,048      1,970,421
 NOW                                                                             3,342,314      3,171,851
 Savings                                                                         1,097,738      1,485,988
 Time, $100,000 and over                                                         2,081,015      1,761,652
 Other time                                                                      7,843,444      6,812,637
                                                                              ------------   ------------
  Total deposits                                                                18,402,955     17,710,606

Other liabilities                                                                  261,755        241,482
                                                                              ------------   ------------
  Total liabilities                                                             18,664,710     17,952,088
                                                                              ------------   ------------

Stockholders' equity:
 Common stock, par value $10; 50,730 shares authorized;
  50,730 shares issued and outstanding                                             507,300        507,300
 Surplus                                                                           892,700        892,700
 Unrealized gain (loss) on securities available for sale,
  net of applicable deferred income taxes                                            8,282       (169,636)
Undivided profits                                                                  606,822        476,677
                                                                              ------------   ------------
  Total stockholders' equity                                                     2,015,104      1,707,041
                                                                              ------------   ------------
                                                                              $ 20,679,814   $ 19,659,129
                                                                              ============   ============

            See independent auditor's report and accompanying notes
                           to financial statements.

                              BROXTON STATE BANK

                             STATEMENTS OF INCOME

                    YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                                   1995           1994
                                                                               ------------   ------------
Interest Income:
  Interest and fees on loans                                                   $  1,285,638   $  1,007,902
  Interest on securities available for sale                                         342,556        398,499
  Other interest                                                                     26,850         47,898
                                                                               ------------   ------------

                                                                                  1,655,044      1,454,299

Interest expense -
  Interest on deposits                                                              698,797        517,202
                                                                               ------------   ------------

    Net interest income                                                             956,247        937,097

Provision for loan losses                                                            30,000         16,862
                                                                               ------------   ------------

    Net interest income after provision for loan losses                             926,247        920,235

Other income:
  Service charges on deposit accounts                                               134,985        130,227
  Other service charges, commissions and fees                                        17,080         43,562
  Other                                                                             124,624         16,663
                                                                               ------------   ------------
                                                                                  1,202,936      1,110,687

Other expense:
  Salaries and employee benefits                                                    432,321        466,198
  Occupancy                                                                         146,391         98,121
  Other operating                                                                   332,619        301,337
                                                                               ------------   ------------

    Income before income taxes                                                      291,605        245,031

Income tax provision                                                                 60,000         43,219
                                                                               ------------   ------------

    Net income                                                                 $    231,605   $    201,812
                                                                               ============   ============

    Net income per share of common stock                                       $       4.57   $       3.98
                                                                               ============   ============

            See independent auditor's report and accompanying notes
                           to financial statements.

                              BROXTON STATE BANK

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                    YEARS ENDED DECEMBER 31, 1995 AND 1994

                                 Common Stock                          Undivided             Unrealized
                                  Par Value          Surplus            Profits          Holding Gain (Loss)           Total
                                --------------      ----------       -------------     -----------------------      ------------
Balance, December
  31, 1993                        $   507,300       $  892,700        $   376,325                $          --      $  1,776,325

Net Income                                 --               --            201,812                           --           201,812

Cash dividends declared,
  $2.00 per share                          --               --           (101,460)                          --          (101,460)

Unrealized gain (loss) on
 securities available for
 sale, net of applicable
 deferred taxes                            --               --                 --                     (169,636)         (169,636)
                                  ------------      ----------        ------------               -------------      ------------

Balance, December
  31, 1994                            507,300          892,700            476,677                     (169,636)        1,707,041

Net Income                                 --               --            231,605                           --           231,605

Cash dividends declared,
  $2.00 per share                          --               --           (101,460)                          --          (101,460)
                                  ------------      ----------        ------------               -------------      ------------

Unrealized gain (loss) on
 securities available for
 sale, net of applicable
 deferred taxes                            --               --                 --                      177,918           177,918
                                  ------------      ----------        ------------               -------------      ------------

Balance, December
  31, 1995                        $   507,300       $  892,700        $   606,822                $       8,282      $  2,015,104
                                  ============      ==========        ============               =============      ============

            See independent auditor's report and accompanying notes
                           to financial statements.

                              BROXTON STATE BANK

                           STATEMENTS OF CASH FLOWS

                    YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                               1995                1994
                                                                           ------------        ------------
Cash flow from operating activities:
 Net income                                                                $    231,605        $    201,812
 Adjustments to reconcile net income to net
   cash from operations:
   Depreciation                                                                  65,216              30,434
   Provision for loan losses                                                     30,000              16,862
   Gain on sale of securities, net                                               (7,420)               (566)
   Loss on sale of premises and equipment                                         1,078               1,073
   Amortization, net of accretion                                                   307               1,364
   (Increase ) decrease in accrued interest receivable                          (39,449)             16,078
   Decrease in other assets                                                      19,080              28,400
   Increase in other liabilities                                                 20,273              37,980
                                                                           ------------        ------------

        Net cash flow provided by operating activities                          320,690             333,437
                                                                           ------------        ------------

Cash flow from investing activities:
   Increase in loans, net                                                    (2,326,321)           (591,370)
   Decrease (increase) in foreclosed real estate                                 65,526            (163,526)
   Purchases of securities available for sale                                  (502,000)         (1,099,041)
   Proceeds from redemption of securities available for sale                  1,919,122           1,017,208
   Purchases of premises and equipment                                          (68,624)           (447,341)
   Decrease (increase) in cash value of officer's life insurance                387,967             (20,467)
   (Increase) decrease in Federal funds sold                                   (600,000)           (200,000)
   Proceeds from disposal of premises and equipment                               5,369              30,973
                                                                           ------------        ------------

        Net cash flow used by investing activities                           (1,118,961)         (1,473,564)
                                                                           ------------        ------------

Cash flow from financing activities:
   Increase in time deposits                                                  1,350,170             173,405
   Cash dividends paid                                                         (101,460)           (101,460)
   (Decrease) in Federal funds purchased                                             --            (400,000)
   Increase (decrease) in non-interest bearing demand deposits                  198,339            (259,215)
   Decrease in money market deposits                                           (638,373)           (376,351)
   Increase in NOW deposits                                                     170,463             303,740
   Increase (decrease) in savings deposits                                     (388,250)            391,529
                                                                           ------------        ------------

        Net cash flow provided (used) by financing activities                   590,889            (268,352)
                                                                           ------------        ------------

Net decrease in cash, cash items and due from banks                            (207,382)         (1,408,479)

Cash and due from banks, beginning of year                                    1,034,902           2,443,381
                                                                           ------------        ------------

Cash and due from banks, end of year                                       $    827,520        $  1,034,902
                                                                           ============        ============

            See independent auditor's report and accompanying notes
                           to financial statements.

                              BROXTON STATE BANK

                           STATEMENTS OF CASH FLOWS

                    YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                         1995                1994
                                                                   ----------------    -----------------
Non-cash transactions:
- ----------------------
  Other asset -
  -----------
    Increase (decrease) in deferred tax asset                      $       (91,655)    $         87,388
       resulting from the unrealized losses (gains)                ===============     ================
       on investments

  Securities -
  ---------
    Increase (decrease) in net unrealized loss (gain)               $      269,572       $     (257,023)
       on securities available for sale                             ==============       ==============

           See independent auditor's report and accompanying notes
                           to financial statements.

                              BROXTON STATE BANK

                         NOTES TO FINANCIAL STATEMENTS

                    YEARS ENDED DECEMBER 31, 1995 AND 1994


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     ------------------------------------------

     Broxton State Bank (Bank) is a state bank chartered under the laws of Georgia. The institution's primary source of revenue is providing loans to customers within the Bank's geographical area. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The accounting and reporting policies of the Bank conform to generally accepted accounting principles and with general practices within the banking industry. The following is a description of the more significant of these policies.

     Cash Equivalents
     ----------------

     For the purpose of presentation in the statements of cash flows, cash and cash equivalents are defined as those amounts included in the balance-sheet caption "cash and due from banks." Cash flows from demand deposits, savings deposits, federal funds purchased and sold, renewals and extensions of loans and time deposits are reported net.

     Securities
     ----------

     Management determines the appropriate classification of securities at the time of purchase. If management has the intent and the Bank the ability at the time of purchase to hold securities until maturity or on a long-term basis, they are classified as investments and carried at amortized historical cost. Securities to be held for indefinite periods of time and not intended to be held to maturity or on a long-term basis are classified as available for sale and carried at fair value. Securities held for indefinite periods of time include securities that management intends to use as part of its asset and liability management strategy and that may be sold in response to changes in interest rates, resultant prepayment risk and other factors related to interest rate and resultant prepayment risk changes.

     Realized gains and losses on dispositions are based on the net proceeds and the adjusted book value of the securities sold, using the specific identification method. Unrealized gains and losses on investment securities available for sale are based on the difference between book value and fair value of each security. These gains and losses are credited or charged to stockholders' equity, whereas realized gains and losses flow through the Bank's early operation.

                              BROXTON STATE BANK

                         NOTES TO FINANCIAL STATEMENTS

                    YEARS ENDED DECEMBER 31, 1995 AND 1994


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     ------------------------------------------

     Loans
     -----

     Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

     Interest on commercial and real estate loans is credited to income on a daily basis based upon the principal amount outstanding. Most interest on installment loans is credited to income on a daily basis based upon the principal amount outstanding. The remaining interest on installment loans is credited to income based on the Rule of 78's (sum-of-the-months'-digits) method, the results of which are not materially different from generally accepted accounting principles.

     Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan.

     The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

     The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions.

     For impairment recognized in accordance with Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards No. 114, Accounting by Creditors for Impairment of a Loan, the entire change in present value of expected cash flows is reported as bad debt expense in the same manner in which impairment initially was recognized or as a reduction in the amount of bad debt expense that otherwise would be reported.

                              BROXTON STATE BANK

                         NOTES TO FINANCIAL STATEMENTS

                    YEARS ENDED DECEMBER 31, 1995 AND 1994

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     ------------------------------------------

     Foreclosed Real Estate
     ----------------------

     Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at fair value at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of carrying amount or fair valuation allowance are included in loss on foreclosed real estate.

     Employee Benefits
     -----------------

     The Bank has a contributory 401(k) employee savings and profit sharing plan covering all employees who meet the eligibility requirements. To be eligible, an employee must be 19 years of age and have one year of continuous service. The plan provides for the employee to contribute through salary reduction to the plan and the employer to contribute a fifty percent match, within prescribed limits, of the employee contributions. The employer may also contribute additional amounts as directed by the Board of Directors.

     Premises and Equipment
     ----------------------

     Premises and equipment are stated at cost less accumulated depreciation, computed principally on the straight-line method over the estimated useful lives of the assets.

     Maintenance and repairs that do not extend the useful life of the premises and equipment are charged to expense. The useful lives of premises and equipment are as follows:

       Asset Type                                             Useful Life
       ----------                                             -----------
       Building and improvements                              10-35 years
       Furniture, fixtures, and equipment                      5-10 years
       Vehicles                                                   5 years

     Income Taxes
     ------------

     The provision for income taxes is based on amounts reported in the statements of income (after adjustments for permanent differences) and include deferred taxes on temporary differences in the recognition of income and expense for tax and financial statement purposes. Deferred taxes are computed on the liability method as prescribed in Statement of Financial Accounting Standards Number 109, "Accounting for Income Taxes" ("SFAS 109").

                              BROXTON STATE BANK

                         NOTES TO FINANCIAL STATEMENTS

                    YEARS ENDED DECEMBER 31, 1995 AND 1994


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     ------------------------------------------

     Net Income Per Share
     --------------------

     Net income per share is calculated on the basis of the weighed average number of shares outstanding.

     Financial Instruments
     ---------------------

     In the ordinary course of business the Bank has entered into off balance sheet financial instruments consisting of commitments to extend credit, commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

     Fair Values of Financial Instruments
     ------------------------------------

     The following methods and assumptions were used by the bank in estimating fair values of financial instruments as disclosed herein:

          Cash and short term instruments. The carrying amounts of cash and short-term instruments approximate their fair value.

          Available-for-sale securities. Fair values for securities, excluding restricted equity securities, are based on quoted market prices. The carrying values of restricted equity securities approximate fair values.

          Loans receivable. For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for certain mortgage loans (for example, one-to-four family residential), credit-card loans, and other consumer loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. Fair values for commercial real estate and commercial loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

                              BROXTON STATE BANK

                         NOTES TO FINANCIAL STATEMENTS

                    YEARS ENDED DECEMBER 31, 1995 AND 1994


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
    ------------------------------------------

          Deposit liabilities. The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of variable-rate, fixed-term money-market accounts and certificates of deposit (CDS) approximate their fair values at the reporting date. Fair values for fixed-rate CDS are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

          Short-term borrowings. The carrying amounts of federal funds purchased, borrowings under repurchase agreements, and other short-term borrowings maturing within 90 days approximate their fair values. Fiar values of other short-term borrowings are estimated using discounted cash flow analyses based on the Bank's current incremental borrowing rates for similar types of borrowing arrangements.

          Accrued interest. The carrying amounts of accrued interest approximate their fair values.

          Off-balance-sheet instruments. Fair values for off balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counter parties' credit standings.

    Reclassifications
    -----------------

    Certain reclassifications have been made to the December 31, 1994, financial statements in order for them to be better compared to the December 31, 1995, financial statements.

2.  SECURITIES:
    ----------

    For the year ended December 31, 1994, the Bank adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." This statement addresses the accounting and reporting for investments in equity securities that have readily determinable fiar values and for all investments in debt securities. Those investments are to be classified in three categories and accounted for as follows:

    . Debt securities that the enterprise has the positive intent and ability to hold to maturity are classified as investment securities and reported at amortized cost.

                              BROXTON STATE BANK

                         NOTES TO FINANCIAL STATEMENTS

                    YEARS ENDED DECEMBER 31, 1995 AND 1994


2.   SECURITIES:
     ----------
     . Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized gains and losses included in earnings.

     . Debt and equity securities not classified as either investment securities or trading securities are classified as available-for-sale securities and reported at fair value, with unrealized gains and losses excluded from earnings and reported in a separate component of stockholders' equity.

     As of December 31, 1995, the company classified investments with a cost of $5,524,131 and market value of $5,535,680 as available-for-sale securities. The classification has resulted in the following net changes to the accounts below:

          Securities available-for-sale                              $  12,549
          Deferred income taxes                                         (4,267)
                                                                     ---------
          Unrealized holding gain on securities available for
            sale, net of applicable deferred income taxes            $   8,282
                                                                     =========

                                                                 Gross          Gross         Estimated
                                                 Amortized     Unrealized     Unrealized       Market
                                                   Cost          Gains          Losses         Value
                                                -----------    ----------    -----------    -----------
     Obligations of U.S. Government
       corporation and agencies                 $ 3,393,092    $   20,224    $  (13,650)    $ 3,399,666

     Obligations of state and political
       subdivisions                               1,981,383        15,273       (10,511)      1,986,145

     Other securities                               149,656         1,213            --         150,869
                                                -----------    ----------    ----------     -----------

                                                $ 5,524,131    $   36,710    $  (24,161)    $ 5,536,680
                                                ===========    ==========    ==========     ===========

     The amortized cost and fair value of securities available for sale at December 31, 1995, by expected maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                              BROXTON STATE BANK

                        NOTES TO FINANCIAL STATEMENTS

                    YEARS ENDED DECEMBER 31, 1995 AND 1994


2.   SECURITIES:
     ----------

                                                    Cost          Estimated
                                                  Amortized      Market Value
                                                 -----------     ------------

     Due in one year or less                     $ 1,540,722    $   1,519,329
     Due after one year through five years         3,316,147        3,339,717
     Due after five years through ten years          529,836          539,460
     Due after ten years                             137,426          138,174
                                                 -----------    -------------

                                                 $ 5,524,131    $   5,536,680
                                                 ===========    =============

     The amortized cost and fair value of securities at December 31, 1994 were:

                                                                         Gross           Gross         Estimated
                                                        Amortized      Unrealized      Unrealized        Market
                                                          Cost           Gains           Losses           Value
                                                       -----------     ----------      -----------     ------------
     U.S. Treasury securities and obligations
       of U.S. Government corporations and
       agencies                                        $ 4,257,549      $   8,172      $  (145,151)    $  4,120,570
     Obligations of states and political
       subdivisions                                      2,528,456          4,940         (127,899)       2,405,497
     Other securities                                      148,136          2,914               --          151,050
                                                       -----------      ---------      -----------     ------------
                                                       $ 6,934,141      $  16,026      $  (273,050)    $  6,677,117
                                                       ===========      =========      ===========     ============

     Proceeds from sales and maturities of securities available for sale during 1995 were $1,919,122. Gross gains and losses on those sales and maturities were $7,420 and $-0-, respectively.

     Proceeds from sales and maturities of securities during 1994 were $1,017,208. Gross gains and losses on those sales and maturities were $566 and $-0-, respectively.

     Securities with an amortized cost of $455,000 and $246,875 at December 31, 1995 and 1994, respectively, were pledged as collateral on public deposits and for other purposes as required by law. The market values of the pledged securities were $468,637 and $252,658 at December 31, 1995 and 1994, respectively.

     Taxable interest income on securities was $240,018 and $299,141 for the years ended December 31, 1995 and 1994, respectively. Interest income exempt from Federal income taxes was $96,538 and $99,358 for the years ended December 31, 1995 and 1994, respectively.

                              BROXTON STATE BANK

                         NOTES TO FINANCIAL STATEMENTS

                    YEARS ENDED DECEMBER 31, 1995 AND 1994


3.   SALARY CONTINUATION AGREEMENT:
     -----------------------------

     During December 1993, the bank adopted a salary continuation agreement with a key employee. The salary continuation agreement was to be funded from two single premium universal life insurance policies which were purchased in December 1993. At December 31, 1994, the cash surrender value on these policies was $387,967. During 1994 the bank accrued and expensed the deferred compensation liability of $14,028. During 1995 the Board and employee agreed to discontinue the salary continuation agreement and redeemed the policies at their cash surrender value. The accrued deferred compensation liability of $14,028 was recorded as other income in the December 31, 1995 financial statements.

4.   LOANS AND ALLOWANCE FOR LOAN LOSSES:
     -----------------------------------

     The composition of loans are summarized as follows:

                                                              December 31,         December 31,
                                                                 1995                 1994
                                                              ------------         ------------
     Commercial, financial and agricultural                   $  5,529,976         $  4,374,260
     Consumer installment loans                                  6,920,035            5,766,472
     Other                                                           3,080                2,755
                                                              ------------         ------------

                                                                12,453,091           10,143,487

     Unearned interest                                              (1,088)              (4,170)
     Allowance for loan losses                                    (166,426)            (150,061)
                                                              ------------         ------------

     Loans, net                                               $ 12,258,577         $  9,989,256
                                                              ============         ============

Loans on which the accrual of interest has been discontinued or reduced amounted to $16,144 and $110,074 at December 31, 1995, 1994, respectively.

                              BROXTON STATE BANK

                       NOTES TO FINANCIAL STATEMENTS

                    YEARS ENDED DECEMBER 31, 1995 AND 1994



4.   LOANS AND ALLOWANCE FOR LOAN LOSSES:
     -----------------------------------

     Change in allowance for loan losses are as follows:

                                               December 31,     December 31,
                                                   1993             1994
                                               ------------     ------------
     Balance, beginning of year                $  150,061       $  138, 908
     Provision changed to operations               30,000           16, 862
     Loans charged off                            (20,532)         (28, 826)
     Recoveries                                     6,897           23, 117
                                               ----------        ----------
     Balance, end of year                      $  166,426        $  150,061
                                               ==========        ==========

     During 1995, the Bank had no impaired loans which were recognized in conformity with FASD Statement No. 114.

5.   PREMISES AND EQUIPMENT.
     ----------------------

     Major classifications of these assets are summarized as follows:


                                                    December 31,   December 31,
                                                       1995           1994
                                                    ------------   ------------
     Land                                           $  70, 400     $   71,400
     Buildings                                        464, 867        462,936
     Furniture, fixtures and equipment                495, 214        433,590
     Vehicles                                          28, 785         47,162
                                                    ----------     -----------
                                                     1,059,266      1,014,088
     Accumulated depreciation                         (419,243)      (371,026)
                                                    -----------    -----------
         Premises and equipment, net                $  640,023     $  643,062
                                                    ===========    ===========

     Depreciation expense for the Years ended December 31, 1995 and 1994, was $65,216 and $30, 434, respectively.

                              BROXTON STATE BANK

                         NOTES TO FINANCIAL STATEMENTS

                    YEARS ENDED DECEMBER 31, 1995 AND 1994


6.   INCOME TAXES:
     ------------

     The total provision for income taxes in the statements of income is as follows:

                                                  December 31,     December 31,
                                                     1995             1994
                                                  ------------     ------------

     Currently payable - Federal                   $    60,225      $    51,896
     Deferred receivable                                  (225)          (8,677)
                                                   ------------     ------------
                                                   $    60,000      $    43,219
                                                   ============     ============

     The deferred tax provisions for the years ended December 31, 1995 and December 31, 1994, are applicable to the following items:

                                                  December 31,     December 31,
                                                     1995             1994
                                                  ------------     ------------

     Difference between tax allowance for
      loan losses in excess of book allowance
      for loan losses                               $   (3,400)      $   (2,200)
     Deferred compensation                                  --           (4,208)
     Other items, net                                    3,175           (2,269)
                                                    ----------       ----------

                                                    $     (225)      $   (8,677)
                                                    ==========       ==========

     The Bank's position for income taxes differs from the amounts computed by applying the Federal income tax statutory rates to income before income taxes. A reconciliation of the differences is as follows:

                                    December 31, 1995       December 31, 1994
                                  --------------------     ---------------------
                                  Amount      Percent      Amount      Percent
                                 --------   ----------    --------    ----------

     Tax provision at
      statutory rate             $ 99,146      34.00 %    $ 83,311       34.00 %
     Difference resulting from:
      Surtax exemption             (2,170)     (0.70)       (4,499)      (1.80)
      Tax exempt interest         (39,381)    (13.50)      (37,320)     (15.20)
      Other items, net              2,405       0.82         1,727        0.60
                                ---------     --------    --------      --------

     Provision for income
      taxes                     $  60,000      20.62 %    $ 43,219       17.60 %
                                =========     ========    ========      ========

                              BROXTON STATE BANK

                         NOTES TO FINANCIAL STATEMENTS

                    YEARS ENDED DECEMBER 31, 1995 AND 1994


6.   INCOME TAXES:
     ------------

     At December 31, 1995 and 1994, the Bank's deferred tax assets and liabilities consist of the following:

                                                            December 31    December 31,
                                                               1995           1994
                                                            -----------    ------------

     Allowance for loan losses in excess of tax
      allowance for loan losses                              $   28,622     $    25,222

     Net unrealized appreciation (loss on) securities
      available for sale                                         (4,267)         87,388

     Tax depreciation in excess of book
      depreciation                                              (24,200)         (8,463)
     Other items, net                                             6,075          (5,941)
                                                             ----------     -----------

     Deferred tax asset, net                                 $    6,230     $    98,206
                                                             ==========     ===========

7.   EMPLOYEE BENEFIT PLANS:
     ----------------------

     Effective January 1, 1991, the Bank adopted a qualified 401(k) employee savings and profit sharing plan for the benefit of substantially all employees. Under the plan, employees can contribute and defer taxes on compensation contributed. The Bank matches, within prescribed limits, the contributions of the employees. The Bank also has the option to make an additional profit sharing contribution to the plan. Employer contributions to the plan during 1995 and 1994 were $7,878 and $7,762, respectively.

8.   RELATED PARTIES:
     ---------------

     The Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, principal officers, their immediate families, and affiliated companies in which they are principal stockholders (commonly referred to as related parties), on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. These persons and firms were indebted to the Bank for loans totaling $167,333 and $203,237 at December 31, 1995 and 1994, respectively.

                              BROXTON STATE BANK

                         NOTES TO FINANCIAL STATEMENTS

                    YEARS ENDED DECEMBER 31, 1995 AND 1994


9.   COMMITMENTS AND CONTINGENCIES:
     -----------------------------

     In the normal course of business, the Bank makes various commitments and incurs certain contingent liabilities that are not reflected in the accompanying financial statements. These commitments and contingent liabilities include commitments to extend credit and standby letters of credit.

     The Bank's nature of business is such that it ordinarily results in a certain amount of litigation. In the opinion of management, there is no litigation in which the outcome will have a material effect on the financial statements.

     The Bank does not anticipate any material losses as a result of the commitments and contingent liabilities.

10.  STATEMENTS OF CASH FLOWS:
     -----------------------

     For the purpose of reporting cash flows, cash and cash equivalents include cash on hand and amounts due from banks. Cash flows from demand deposits, savings accounts, time deposits, Federal Funds purchased and sold, and renewals and extensions of loans are reported net.

     Interest paid on deposits and other borrowings during 1995 and 1994 amounted to $653,782 and $507,252, respectively.

     Income taxes paid during 1995 and 1994 amounted to $72,296 and $33,382, respectively.

11.  RISK FACTORS:
     ------------

     The Bank's operations are affected by various risk factors including interest-rate risk, credit risk, and risk from geographic concentration of lending activities. Management attempts to manage interest rate risk through various assets/liability management techniques designed to match maturities of assets and liabilities. Loan policies and administration are designed to provide assurance that loans will only be granted to credit-worthy borrowers; although, credit losses are expected to occur because of subjective factors and factors beyond the control of the Bank. In addition, the Bank is a community bank and, as such, is mandated by the Community Reinvestment Act and other regulation to conduct most of its lending activities within the geographic area where it is located. As a result, the Bank and its borrowers may be especially vulnerable to the consequences of changes in the local economy.

                              BROXTON STATE BANK

                         NOTES TO FINANCIAL STATEMENTS

                    YEARS ENDED DECEMBER 31, 1995 AND 1994


12.  FINANCIAL INSTRUMENTS:
     ---------------------

     The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheets. The contract amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

     The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit written is presented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

                                                                    Contract Amount
                                                   -----------------------------------------------
                                                     December 31, 1995         December 31, 1994
                                                   ----------------------    ---------------------
     Financial instruments whose contract amounts
       represent credit risk;
         Commitments to extend credit                            $661,466                 $822,406
         Standby letters of credit                                 10,000                   45,526

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management's credit evaluation of the counterpart.

     Standby letters of credit written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan commitments to customers.

                              BROXTON STATE BANK

                        NOTES TO FINANCIAL STATEMENTS

                    YEARS ENDED DECEMBER 31, 1995 AND 1994


12.  FINANCIAL INSTRUMENTS:
     ---------------------

     The Bank has cash deposits with a financial institution in excess of the insured limitation of the Federal Deposit Insurance Corporation. If the financial institution were not to honor its contractual liability, the company could incur losses. Management is of the opinion that there is no material risk because of the financial strength of the institution.

     The estimated fair values of the Bank's financial instruments (in thousands) were as follows:

                                                                      In Thousands
                                                             ------------------------------
                                                                    December 31, 1995
                                                             ------------------------------
                                                               Carrying            Fair
                                                                Amount             Value
                                                             ------------      ------------

     Financial assets:
       Cash and due from banks, interest-bearing deposits
        with banks, and federal funds sold                   $      1,628      $      1,628
       Securities available for sale                                5,537             5,537
       Loans receivable                                            12,285            12,664
       Accrued interest receivable                                    277               277

     Financial liabilities:
       Deposit liabilities:                                  $    (18,403)     $    (18,545)
       Accrued interest payable                                       (91)              (91)

     The estimated fair values of the Bank's off-balance sheet assets (liabilities) are considered to be minimal.

13.  REGULATORY MATTERS:
     ------------------

     The Bank is subject to various capital requirements administered by the Federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory-and possibly additional discretionary-actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital adequacy guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting principles. The Bank's capital classification is also subject to qualitative judgements by the regulators about components, risk weighings, and other factors.

                              BROXTON STATE BANK

                         NOTES TO FINANCIAL STATEMENTS

                    YEARS ENDED DECEMBER 31, 1996 AND 1995


13.  REGULATORY MATTERS:
     ------------------

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1995, that the Bank meets all adequacy requirements to which it is subject.

     As of December 31, 1995, the most recent notification from the State Department of Banking and Finance categorized the Bank as well capitalized under the regulatory framework for prompt correction action. To be categorized as well as capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

     The Bank actual capital amounts and ratios are also presented in the following table:

                                                                                                         For Capital
                                                           Actual                                     Adequacy Purposes:
                                                     ------------------                               -----------------
                                                      Amount    Ratio                                   Amount   Ratio
                                                     ------------------                               -----------------
     As of December 31, 1996:

       Total Capital (to Risk Weighted
         Assets)                             $                 % greater than                 $              % greater than
                                                                   equal to                                        equal to

       Tier I Capital (to Risk Weighted
         Assets)                                               % greater than                                % greater than
                                                                   equal to                                        equal to

       Tier I Capital (to Average
         Assets)                                               % greater than                                % greater than
                                                                   equal to                                        equal to

       As of December 31, 1995:

       Total Capital (to Risk Weighted
         Assets)                             $  2,159,914  18.0% greater than                $  979,732  8.0% greater than
                                                                     equal to                                    equal to

       Tier I Capital (to Risk Weighted
         Assets)                                2,006,831  16.0% greater than                   813,031  4.0% greater than
                                                                     equal to                                    equal to

       Tier I Capital (to Average
         Assets)                                2,006,831  10.0% greater than                   489,866  4.0% greater than
                                                          equal to                                     equal to

                                                To Be Well Capitalized
                                               Under Prompt Corrective
                                                  Action Provisions:
                                                 --------------------
                                                   Amount     Ratio
                                                 ---------------------
     As of December 31, 1996:

       Total Capital (to Risk Weighted
         Assets)                            $              % greater than
                                                                equal to

       Tier I Capital (to Risk Weighted
         Assets)                                           % greater than
                                                                equal to

       Tier I Capital (to Average
         Assets)                                           % greater than
                                                                equal to

       As of December 31, 1995:


       Total Capital (to Risk Weighted
         Assets)                            $1,224,665 10.0% greater than
                                                               equal to

       Tier I Capital (to Risk Weighted
         Assets)                               733,999  6.0% greater than
                                                               equal to

       Tier I Capital (to Average
         Assets)                             1,016,289  5.0% greater than
                                                               equal to

                              BROXTON STATE BANK

                         NOTES TO FINANCIAL STATEMENTS

                    YEARS ENDED DECEMBER 31, 1996 AND 1995


14.  LIMITATION ON DIVIDENDS:
     -----------------------

     The Board of Directors of any state-chartered bank in Georgia may declare and pay cash dividends on its outstanding capital stock without any request for approval of the Bank's regulatory agency if the following conditions are met:

          1) Total classified assets at the most recent examination date do not exceed eighty (80) percent of equity capital;

          2) The aggregate amount of dividends declared in the calendar year does not exceed fifty (50) percent of the prior year's net income;

          3) The ratio of equity capital to adjusted total assets shall not be less than six (6) percent.

     The dividend paid during 1995 exceeded the fifty (50) percent rule for which the Bank received regulatory approval. As of January 1, 1996, the amount available for dividends in 1996 without regulatory consent was $115,803.

                              BROXTON STATE BANK
                             FINANCIAL STATEMENTS
                            JUNE 30, 1996 AND 1995

       [LETTERHEAD OF NICHOLS, CAULEY, & ASSOCIATES, P.C. APPEARS HERE]


Board of Directors
Broxton State Bank
Broxton, Georgia 31519

We have compiled the accompanying balance sheets of Broxton State Bank (a corporation) as of June 30, 1996 and 1995, and the related statements of income, changes in stockholders' equity, and cash flows for the six months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.


                                        /s/ Nichols, Cauley, & Associates, P.C.


Warner Robins, Georgia

July 5, 1996

                              BROXTON STATE BANK

                                BALANCE SHEETS

                            JUNE 30, 1996 AND 1995

                                                                   Six Months      Six Months
                                                                     Ended           Ended
                                                                 June 30, 1996   June 30, 1996
                                                                 -------------   -------------

ASSETS
- ------
Cash and due from banks                                            $   934,021    $  1,106,046
Certificates of deposits                                               200,000              --
Securities available for sale (at market value)                      6,167,212       6,059,352
Federal funds sold                                                     600,000              --
Loans, less allowance for loan losses of $165,371
 and $163,429, respectively                                         12,326,871      11,138,304
Premises and equipment, net                                            603,169         686,645
Accrued interest receivable                                            276,656         227,538
Cash value of officer's life insurance                                      --         387,967
Foreclosed real estate                                                 235,000         280,000
Other assets                                                            32,515         199,346
                                                                  ------------    ------------
                                                                  $ 21,375,444    $ 20,085,198
                                                                  ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
- ------------------------------------
Deposits:
 Non-interest bearing demand                                      $  2,185,980    $  3,034,245
 Money market                                                        1,121,002       1,515,383
 NOW                                                                 3,712,134       3,125,094
 Savings                                                             1,097,324       1,034,573
 Time, $100,000 and over                                             2,417,080       2,061,116
 Other time                                                          8,655,379       7,264,914
                                                                  ------------    ------------
     Total deposits                                                 19,188,899      18,035,325
Other liabilities                                                      125,336         106,224
                                                                  ------------    ------------
     Total liabilities                                              19,314,235      18,141,549
                                                                  ------------    ------------

Stockholders' equity:
 Common stock, par value $10; 50,730 shares authorized;
  50,730 shares issued and outstanding                                 507,300         507,300
Surplus                                                              1,092,700         892,700
Unrealized gain (loss) on securities available for sale,
 net of applicable deferred income taxes                               (39,020)        (20,764)
Undivided profits                                                      500,229         564,413
                                                                  ------------    ------------
 Total stockholders' equity                                          2,061,209       1,943,649
                                                                  ------------    ------------
                                                                  $ 21,375,444    $ 20,085,198
                                                                  ============    ============

          See accountant's compilation report and accompanying notes to financial statements.

                              BROXTON STATE BANK

                             STATEMENTS OF INCOME

                    SIX MONTHS ENDED JUNE 30, 1996 and 1995

                                                                    Six Months         Six Months
                                                                      Ended              Ended
                                                                  June 30, 1996       June 30, 1995
                                                                 ---------------     ---------------

Interest income:
  Interest and fees on loans                                        $   680,386         $   612,865
  Interest on securities available for sale                             182,440             179,612
  Other interest                                                             --               6,532
                                                                    -----------         -----------

                                                                        862,826             799,009

Interest expense -
  Interest on deposits                                                  392,991             325,198
                                                                    -----------         -----------

    Net interest income                                                 469,835             473,811

Provision for loan losses                                                15,000              15,000
                                                                    -----------         -----------

    Net interest income after provision for loan losses                 454,835             458,811

Other income
  Service charges on deposit accounts                                    68,843              56,603
  Other service charges, commissions and fees                            53,206              13,480
  Other                                                                     289               9,769
                                                                    -----------         -----------

                                                                        577,173             538,663

Other expense:
  Salaries and employee benefits                                        195,448             204,744
  Occupancy                                                              72,442              66,363
  Other operating                                                       185,876             163,657
                                                                    -----------         -----------

     Net income before incomes taxes                                    123,047             103,899

Income tax provision                                                     30,000              16,163
                                                                    -----------         -----------

    Net income                                                      $    93,407         $    87,736
                                                                    ===========         ===========

    Net income per share of common stock                            $      1.84         $      1.73
                                                                    ===========         ===========

          See accountant's complication report and accompanying notes to financial statements.

                              BROXTON STATE BANK

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                    SIX MONTHS ENDED JUNE 30, 1996 AND 1995

                              Common Stock                       Undivided        Unrealized Holding
                                Par Value         Surplus         Profits             Gain (Loss)              Total
                              ------------      -----------    -------------      ------------------       -------------
Balance, December
  31, 1994                     $   507,300      $   892,700     $    476,677           $    (169,636)      $   1,707,041

Net Income                              --               --           87,736                      --              87,736

Unrealized gain (loss)
  on securities avail-
  able for sale, net of
  applicable deferred
  taxes                       $         --               --               --                 148,872             148,872
                              ------------      -----------     ------------           -------------       -------------

Balance, June 30, 1995        $    507,300      $   892,700     $    564,413           $     (20,764)      $   1,943,649
                              ============      ===========     ============           =============       =============

Balance, December
  31, 1995                    $    507,300      $   892,700     $    606,822           $       8,282       $   2,015,104

Net Income                              --               --           93,407                      --              93,407

Transfer from undivided
  profit to surplus                     --          200,000         (200,000)                     --                  --

Unrealized gain (loss)
  on securities avail-
  able for sale, net of
  applicable deferred
  taxes                                 --               --               --                 (47,302)            (47,302)
                              ------------      -----------     ------------           -------------       -------------

Balance, June 30, 1996        $    507,300      $ 1,092,700     $    500,229           $     (39,020)      $   2,061,209
                              ============      ===========     ============           =============       =============

          See accountant's compilation report and accompanying notes to financial statements.

                              BROXTON STATE BANK

                           STATEMENTS OF CASH FLOWS

                    SIX MONTHS ENDED JUNE 30, 1996 AND 1995

                                                       Six Months Ended    Six Months Ended
                                                         June 30, 1996       June 30, 1995
                                                       ----------------    ----------------
Cash flow from operating activities:
 Net income                                              $       93,407      $       87,736
 Adjustments to reconcile net income to net
  cash from operations:
  Depreciation                                                   30,000              18,000
  Provision for loan losses                                      15,000              15,000
  Book write-down of fixed assets                                10,400                  --
  Gain on sale of securities, net                                    --              (7,420)
  Amortization, net of accretion                                  1,450                 914
  (Increase) decrease in accrued interest receivable                (25)              9,644
  (Increase) decrease in other assets                               868            (131,921)
  Increase in other liabilities                                 (65,481)           (135,258)
                                                         --------------      --------------

     Net cash flow provided (used) by operating
      activities                                                 85,619            (143,305)
                                                         --------------      --------------

Cash flow from investing activities:
 Increase in loans, net                                         (56,294)         (1,164,048)
 Decrease (increase) in foreclosed real estate                   45,000              65,526
 Purchases of securities available for sale                    (750,222)                 --
 Purchase of certificate of deposit                             200,000                  --
 Proceeds from redemption of securities available for
  sale                                                               --             849,835
 Purchases of premises and equipment                             (3,546)            (61,583)
 (Increase) decrease in Federal funds sold                           --             200,000
                                                         --------------      --------------

     Net cash flow used in investing activities                (965,062)           (110,270)
                                                         --------------      --------------

Cash flow from financing activities:
 Increase in time deposits                                    1,148,000             751,741
 Increase in Federal funds purchased                            200,000                  --
 Increase (decrease) in non-interest bearing demand
  deposits                                                     (520,416)            526,188
 Decrease in money market deposits                             (211,046)           (455,038)
 Increase (decrease) in NOW deposits                            369,820             (46,757)
 (Decrease) in savings deposits                                    (414)           (451,415)
                                                         --------------      --------------

     Net cash flow provided by financing activities             985,944             324,719
                                                         --------------      --------------

 Net increase in cash, cash items and due from banks            106,501              71,144

 Cash and due from banks, beginning of period                   827,520           1,034,902
                                                         --------------      --------------
 Cash and due from banks, end of period                  $      934,021      $    1,106,046
                                                         ==============      ==============

          See accountant's compilation report and accompanying notes to financial statements.

                              BROXTON STATE BANK

                           STATEMENTS OF CASH FLOWS

                    SIX MONTHS ENDED JUNE 30, 1996 AND 1995


                                                    Six Months     Six Months
                                                       Ended          Ended
                                                   June 30, 1996  June 30, 1995
                                                   -------------  -------------
Non-cash transactions:
- ---------------------
  Other asset
  -----------
    Increase in deferred tax asset
      resulting from the unrealized losses
      (gains) on investments                       $      24,368  $      76,692
                                                   =============  =============

  Securities -
  ----------
    (Decrease) in net unrealized loss (gain)
      on securities available for sale             $     (71,670) $    (225,564)
                                                   =============  =============

  Surplus -
  -------
    Transfer of undivided profits to surplus       $     200,000  $          --
                                                   =============  =============

  Undivided profits -
  -----------------
    Transfer to surplus of undivided profits       $    (200,000) $          --
                                                   =============  =============



          See accountant's compilation report and accompanying notes to financial statements.

                              BROXTON STATE BANK

                         NOTES TO FINANCIAL STATEMENTS

                    SIX MONTH ENDED JUNE 30, 1996 AND 1995


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     ------------------------------------------

     Broxton State Bank (Bank) is a state bank chartered under the laws of Georgia. The institution's primary source of revenue is providing loans to customers within the Bank's geographical area. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The accounting and reporting policies of the Bank conform to generally accepted accounting principles and with general practices within the banking industry. The following is a description of the more significant of these policies.

     Cash Equivalents
     ----------------

     For the purpose of presentation in the statements of cash flows, cash and cash equivalents are defined as those amounts included in the balance-sheet caption "cash and due from banks." Cash flows from demand deposits, savings deposits, federal funds purchased and sold, renewals and extensions of loans and time deposits are reported net.

     Securities
     ----------

     Management determines the appropriate classification of securities at a time of purchase. If management has the intent and the Bank the ability at the time of purchase to hold securities until maturity or on a long-term basis, they are classified as investments and carried at amortized historical cost. Securities to be held for indefinite periods of time and not intended to be held to maturity or on a long-term basis are classified as available for sale and carried at fair value. Securities held for indefinite periods of time include securities that management intends to use as part of its asset and liability management strategy and that may be sold in response to changes in interest rates, resultant prepayment risk and other factors related to interest rate and resultant prepayment risk changes.

     Realized gains and losses on dispositions are based on the net proceeds and the adjusted book value of the securities sold, using the specific identification method. Unrealized gains and losses on investment securities available for sale are based on the difference between book value and fair value of each security. These gains and losses are credited or charged to stockholders' equity, whereas realized gains and losses flow through the Bank's early operation.

                              BROXTON STATE BANK

                         NOTES TO FINANCIAL STATEMENTS

                    SIX MONTHS ENDED JUNE 30, 1996 AND 1995


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     ------------------------------------------

     Loans
     -----

     Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

     Interest on commercial and real estate loans is credited to income on a daily basis based upon the principal amount outstanding. Most interest on installment loans is credited to income on a daily basis based upon the principal amount outstanding. The remaining interest on installment loans is credited to income based on the Rule of 78's (sum-of-the-months'-digits) method, the results of which are not materially different from generally accepted accounting principles.

     Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan.

     The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accured interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

     The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions.

     For impairment recognized in accordance with Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards No. 114, Accounting by Creditors for Impairment of a Loan, the entire change in present value of expected cash flows is reported as bad debt expense in the same manner in which impairment initially was recognized or as a reduction in the amount of bad debt expense that otherwise would be reported.

                              BROXTON STATE BANK

                         NOTES TO FINANCIAL STATEMENTS

                    SIX MONTHS ENDED JUNE 30, 1996 AND 1995


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     ------------------------------------------

     Foreclosed Real Estate
     ---------------------

     Real estate properties acquired through , or in lieu of, loan foreclosure are to be sold and are initially recorded at fair value at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of carrying amount or fiar value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in loss on foreclosed real estate.

     Employee Benefits
     -----------------

     The Bank has a contributory 401(k) employee savings and profit sharing plan covering all employees who meet the eligibility requirements. To be eligible, an employee must be 19 years of age and have one year of continuous service. The plan provides for the employee to contribute through salary reduction to the plan and the employer to contribute a fifty percent match, within prescribed limits, of the employee contributions. The employer may also contribute additional amounts as directed by the Board of Directors.

     Premises and Equipment
     ----------------------

     Premises and equipment are stated at cost less accumulated depreciation, computed principally on the straight-line method over the estimated useful lives of the assets.

     Maintenance and repairs that do not extend the useful life of the premises and equipment are charged to expense. The useful lives of premises and equipment are as follows:

        Asset Type                                               Useful Life
        ----------                                               -----------
        Building and improvements                                10-35 years
        Furniture, fixtures, and equipment                        5-10 years
        Vehicles                                                     5 years

     Income Taxes
     ------------

     The provision for income taxes is based on amounts reported in the statements of income (after adjustments for permanent differences) and include deferred taxes on temporary differences in the recognition of income and expense for tax and financial statement purposes. Deferred taxes are computed on the liability method as prescribed in Statement of Financial Accounting Standards Number 109, "Accounting for Income Taxes" ("SFAS 109").

                              BROXTON STATE BANK

                         NOTES TO FINANCIAL STATEMENTS

                    SIX MONTHS ENDED JUNE 30, 1996 AND 1995


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     ------------------------------------------

     Net Income Per Share
     --------------------

     Net income per share is calculated on the basis of the weighted average number of shares outstanding.

     Financial Instruments
     ---------------------

     In the ordinary course of business the Bank has entered into off balance sheet financial instruments consisting of commitments to extend credit, commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

     Fair Values of Financial Instruments
     ------------------------------------

     The following methods and assumptions were used by the bank in estimated fair values of financial instruments as disclosed herein:

          Cash and short term instruments. The carrying amounts of cash and short-term instruments approximate their fair value.

          Available-for-sale securities. Fair values for securities, excluding restricted equity securities, are based on quoted market prices. The carrying values of restricted equity securities approximately fair values.

          Loans receivable. For variable-rate loans reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for certain mortgage loans (for example, one-to-four family residential), credit-card loans and other consumer loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. Fair values for commercial real estate and commercial loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

                              BROXTON STATE BANK

                         NOTES TO FINANCIAL STATEMENTS

                    SIX MONTHS ENDED JUNE 30, 1996 AND 1995


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     ------------------------------------------

          Deposit liabilities. The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of variable-rate, fixed-term money-market accounts and certificates of deposit (CDS) approximate their fair values at the reporting date. Fair values for fixed-rate CDS are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

          Short-term borrowings. The carrying amounts of federal funds purchased, borrowings under repurchase agreements, and other short-term borrowings maturing within 90 days approximate their fair values. Fair values of other short-term borrowings are estimated using discounted cash flow analyses based on the Bank's current incremental borrowing rates for similar types of borrowing arrangements.

          Accrued interest. The carrying amounts of accrued interest, approximate their fair values.

          Off-balance-sheet instruments. Fair values for off balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counter parties' credit standings.

2.   SECURITIES:
     ----------

     For the year ended December 31, 1994, the Bank adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." This statement addresses the accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. Those investments are to be classified in three categories and accounted for as follows:

     . Debt securities that the enterprise has the positive intent and ability to hold to maturity are classified as investment securities and reported at amortized cost.

     . Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized gains and losses included in earnings.

                              BROXTON STATE BANK

                         NOTES TO FINANCIAL STATEMENTS

                    SIX MONTHS ENDED JUNE 30, 1996 AND 1995


2.   SECURITIES:
     ----------

     . Debt and equity securities not classified as either investment securities or trading securities are classified as available-for-sale securities and reported at fair value, with unrealized gains and losses excluded from earnings and reported in a separate component of stockholders' equity.

     As of June 30, 1996, the company classified investments with a cost of $6,167,212 and market value of $6,226,332 as available-for-sale securities. The classification has resulted in the following net changes to the accounts below:

          Securities available-for-sale                                  $  (59,120)
          Deferred income taxes                                              20,100
                                                                         ----------

          Unrealized holding loss on securities available for sale,
            net of applicable deferred income taxes                      $  (39,020)
                                                                         ==========

                                                          Gross          Gross       Estimated
                                          Amortized     Unrealized     Unrealized      Market
                                             Cost         Gains          Losses         Value
                                         -----------    ----------     ----------   -----------

     Obligations of U. S. Government
      corporation and agencies           $ 4,125,488    $    7,616     $  (43,767)  $ 4,089,337

     Obligations of state and political
      subdivisions                         2,100,844        13,388        (36,307)    2,077,875
                                         -----------    ----------     ----------   -----------

                                         $ 6,226,332    $   20,954     $  (80,074)  $ 6,167,212
                                         ===========    ==========     ==========   ===========

     The amortized cost and fair value of securities available for sale at June 30, 1996, by expected maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                              BROXTON STATE BANK

                         NOTES TO FINANCIAL STATEMENTS

                    SIX MONTHS ENDED JUNE 30, 1996 AND 1995


2.   SECURITIES
     ----------

                                                     Cost         Estimated
                                                   Amortized     Market Value
                                                  ------------   ------------

     Due in one year or less                      $  1,355,123   $  1,348,887
     Due after one year through five years           4,449,664      4,403,389
     Due after five years through ten years            185,396        185,007
     Due after ten years                               236,153        229,929
                                                  ------------   ------------

                                                  $  6,226,336   $  6,167,212
                                                  ============   ============

     As of June 30, the company classified investments with a cost of $6,090,812 and market value of $6,059,352 as available-for-sale securities. The classification has resulted in the following net changes to the accounts below:

          Securities available-for-sale                           $   (31,460)
          Deferred income taxes                                        10,696
                                                                  -----------

          Unrealized holding loss on securities available for
            sale, net of applicable deferred income taxes         $   (20,764)
                                                                  ===========

                                                           Gross        Gross       Estimated
                                          Amortized      Unrealized   Unrealized      Market
                                            Cost           Grains       Losses        Value
                                          ---------      ----------   ----------    ---------

     Obligations of U. S. Government
      corporation and agencies            $ 3,504,403    $   22,565   $   (37,547)  $ 3,489,421

     Obligations of state and political
      subdivisions                          2,437,513        17,571       (37,867)    2,417,217

     Other investments                        148,896         3,818            --       152,714
                                          -----------    ----------   -----------   -----------

                                          $ 6,090,812    $   43,954   $   (75,414)  $ 6,059,352
                                          ===========    ==========   ===========   ===========

     Proceeds form sales and maturities of securities during for the six months ended June 30, 1996 and 1995 were $-0 and $818,375, respectively. Gross gains and losses on those sales and maturities were $-0 and $7,420, respectively.

                              BROXTON STATE BANK

                         NOTES TO FINANCIAL STATEMENTS

                    SIX MONTHS ENDED JUNE 30, 1996 AND 1995

2.   SECURITIES:
     ----------

     Securities with an amortized cost of $988,497 and $348,267 at June 30, 1996 and 1995, respectively, were pledged as collateral on public deposits and for other purposes as required by law. The market values of the pledged securities were $985,797 and $356,058 at June 30, 1996 and 1995 respectively.

     Taxable interest income on securities was $137,524 and $126,733 for the six months ended June 30, 1996 and 1995, respectively. Interest income exempt from Federal income taxes was $44,916 and $52,879 for the six months ended June 30, 1996 and 1995, respectively.

3.   LOANS AND ALLOWANCE FOR LOAN LOSSES;
     -----------------------------------

     The composition of loans are summarized as follows:

                                                       June 30, 1996     June 30, 1995
                                                       -------------     -------------
     Commercial, financial and agricultural             $  6,077,376      $  5,003,699
     Consumer installment loans                            6,411,503         6,296,414
     Other                                                     3,726             4,041
                                                        ------------      ------------
                                                          12,492,605        11,304,154

     Unearned interest                                          (363)           (2,421)
     Allowance for loan losses                              (165,371)         (163,429)
                                                        ------------      ------------

     Loans, net                                         $ 12,326,871      $ 11,138,304
                                                        ============      ============

     Loans on which the accrual of interest has been discontinued or reduced amounted to $139,390 and $17,432 at June 30, 1996 and 1995, respectively.

                              BROXTON STATE BANK

                         NOTES TO FINANCIAL STATEMENTS

                   SIX MONTHS ENDED JUNE 30, 1996 AND 1995


3.   LOANS AND ALLOWANCE FOR LOAN LOSSES:
     -----------------------------------

     Changes in allowance for loan losses are as follows:

                                                  Six Months       Six Months
                                                    Ended            Ended
                                                June 30, 1996    June 30, 1995
                                               ---------------  ---------------
     Balance, beginning of year                  $     166,426    $     150,061
     Provision charged to operations                    15,000           15,000
     Loans charged off                                 (30,165)          (4,393)
     Recoveries                                         14,110            2,761
                                                 -------------    -------------

     Balance, end of period                      $     165,371    $     163,429
                                                 =============    =============

     For the six months ended June 30, 1996 and 1995, the Bank had no impaired loans which were recognized in conformity with FASB Statement No. 114.

4.   PREMISES AND EQUIPMENT
     ----------------------

     Major classifications of these assets are summarized as follows:

                                                June 30, 1996    June 30, 1995
                                               ---------------  ---------------
     Land                                        $      65,000    $      70,400
     Buildings                                         464,867          469,936
     Furniture, fixtures and equipment                 498,760          488,173
     Vehicles                                           23,785           47,162
                                                 --------------   --------------
                                                     1,052,412        1,075,671

     Accumulated depreciation                         (449,243)        (389,026)
                                                 --------------   --------------

     Premises and equipment, net                 $     603,169    $     686,645
                                                 ==============   ==============

     Depreciation expense for the six months ended June 30, 1996 and 1995, was $30,000 and $18,000, respectively.

                              BROXTON STATE BANK

                         NOTES TO FINANCIAL STATEMENTS

                    SIX MONTHS ENDED JUNE 30, 1996 AND 1995

5.   INCOME TAXES:
     ------------

     The total provision for income taxes in the statements of income is as follows:

                                                  June 30, 1996      June 30, 1995
                                                  -------------      -------------
     Currently payable - Federal                     $   30,225         $   24,840
     Deferred receivable                                   (225)            (8,677)
                                                     -----------        -----------
                                                     $   30,000         $   16,163
                                                     ==========         ==========

     The deferred tax provisions for the six months ended June 30, 1996 and 1995, are applicable to the following items:

                                                  June 30, 1996      June 30, 1995
                                                  -------------      -------------
     Difference between tax allowance for loan
      losses in excess of book allowance for
      loan losses                                   $    (3,400)        $   (2,200)
     Deferred compensation                                   --             (4,208)
     Other items, net                                     3,175             (2,269)
                                                    -----------         -----------

                                                    $      (225)        $   (8,677)
                                                    ============        ===========

     The Bank's provision for income taxes differs from the amounts computed by applying the Federal income tax statutory rates to income before income taxes. A reconciliation of the differences is as follows:

                                                June 30, 1996                   June 30, 1995
                                          -------------------------       ------------------------
                                           Amount          Percent         Amount          Percent
                                          --------       ----------       --------       ----------
     Tax provision at
      statutory rate                     $  41,958         34.00 %       $  35,326         34.00 %
     Difference resulting from
      tax exempt interest and
      other items, net                     (11,958)        (9.69)%         (19,163)       (18,44)%
                                         ---------       -------         ---------      ---------

     Provision for income taxes          $  30,000         24.31 %       $  16,163         15.56 %
                                         =========       =======         =========      ========

                              BROXTON STATE BANK

                         NOTES TO FINANCIAL STATEMENTS

                    SIX MONTHS ENDED JUNE 30, 1996 AND 1995

5.   INCOME TAXES:
     ------------

     At June 30, 1996 and 1995, the Bank's deferred tax assets and liabilities consist of the following:

                                                             June 30, 1996       June 30, 1995
                                                             -------------       -------------
     Allowance for loan losses in excess of tax
      allowance for loan losses                                $   28,622          $   25,222

     Net unrealized appreciation (loss) on securities
      available for sale                                           20,100              10,696

     Tax depreciation in excess of book
      depreciation                                                (24,200)             (8,463)
     Other items, net                                               6,076             (14,475)
                                                               ----------          -----------

     Deferred tax asset, net                                   $   30,598          $   12,980
                                                               ==========          ==========

6.   EMPLOYEE BENEFIT PLANS:
     ----------------------

     Effective January 1, 1991, the Bank adopted a qualified 401(k) employee savings and profit sharing plan for the benefit of substantially all employees. Under the plan, employees can contribute and defer taxes on compensation contributed. The Bank matches, within prescribed limits, the contributions of the employees. The Bank also has the option to make an additional profit sharing contribution to the plan. Employer contributions to the plan for the six months ended June 30, 1996 and 1995, were $3,990 and $3,706, respectively.

7.   RELATED PARTIES:
     ---------------

     The Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, principal officers, their immediate families, and affiliated companies in which they are principal stockholders (commonly referred to as related parties) on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. These persons and firms were indebted to the Bank for loans totaling $157,150 and $127,075 at June 30, 1996 and 1995, respectively.

                              BROXTON STATE BANK

                         NOTES TO FINANCIAL STATEMENTS

                    SIX MONTHS ENDED JUNE 30, 1996 AND 1995



8.   COMMITMENTS AND CONTINGENENCIES:
     -------------------------------

     In the normal course of business, the Bank makes various commitments and incurs certain contingent liabilities that are not reflected in the accompanying financial statements. These commitments and contingent liabilities include commitments to extend credit and standby letters of credit.

     The Bank's nature of business is such that it ordinarily results in a certain amount of litigation. In the opinion of management, there is no litigation in which the outcome will have a material effect on the financial statements.

     The Bank holds in other real estate property that may require environmental clean up. The bank estimates the clean up cost to be $10,000. The Bank has established reserves to account for these costs.

     The Bank does not anticipate any material losses as a results of the commitments and contingent liabilities.

9.   STATEMENTS OF CASH FLOWS:
     ------------------------

     For the purpose of reporting cash flows, cash and cash equivalents include cash on hand and amounts due from banks. Cash flows from demand deposits, savings accounts, time deposits, Federal funds purchased and sold, and renewals and extensions of loans are reported net.

     Interest paid on deposits and other borrowings for the six months ended June 30, 1996 and 1995, amounted to $370,630 and $295,605, respectively.

     Income taxes paid for the six months ended June 30, 1996 and 1995, amounted to $30,000 and $26,000, respectively.

10.  RISK FACTORS:
     ------------

     The Bank's operations are affected by various risk factors including interest-rate risk, credit risk, and risk from geographic concentration of lending activities. Management attempts to manage interest rate risk through various asset/liability management techniques designed to match maturities of assets and liabilities. Loan policies and administration are designed to provide assurance that loans will only be granted to credit-worthy borrowers; although, credit

                              BROXTON STATE BANK

                         NOTES TO FINANCIAL STATEMENTS

                    SIX MONTHS ENDED JUNE 30, 1996 AND 1995


10.  RISK FACTORS:
     ------------

     losses are expected to occur because of subjective factors beyond the control of the Bank. In addition, the Bank is a community bank and, as such, is mandated by the Community Reinvestment Act and other regulation to conduct most of its lending activities within the geographic area where it is located. As a result, the Bank and its borrowers may be especially vulnerable to the consequences of changes in the local economy.

11.  FINANCIAL INSTRUMENTS:
     ---------------------

     The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheets. The contract amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

     The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit written is presented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

                                                             Contract Amount          Contract Amount
                                                           -------------------      -------------------
                                                              June 30, 1996            June 30, 1995
                                                           -------------------      -------------------
     Financial instruments whose contract amounts
       represent credit risk:
       Commitments to extend credit                               $    345,371             $    629,911
       Standby letters of credit                                        10,000                   10,000

     Commitments to extend credit are agreements to lend a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management's credit evaluation of the counterpart.

                              BROXTON STATE BANK

                         NOTES TO FINANCIAL STATEMENTS

                    SIX MONTHS ENDED JUNE 30, 1996 AND 1995


11.  FINANCIAL INSTRUMENTS:
     ---------------------

     Standby letters of credit written are conditional commitments issued by the Bank to guaratee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan commitments to customers.

     The Bank has cash deposits with a financial institution in excess of the insured limitation of the Federal Deposit Insurance Corporation. If the financial institution were not to honor its contractual liability, the company could incur losses. Management is of the opinion that there is no material risk because of the financial strength of the institution.

     The estimated fair values of the Bank's financial instruments (in thousands) were as follows:

                                                                                     In Thousands
                                                                             ------------------------------
                                                                                     June 30, 1996
                                                                             ------------------------------
                                                                                 Carrying         Fair
                                                                                  Amount          Value
                                                                             --------------  --------------
     Financial assets:
       Cash and due from banks, interest-bearing deposits
         with banks, and federal funds sold                                     $    1,734       $    1,734
       Securities availiable for sale                                                6,167            6,167
       Loans receiveable                                                            12,492           12,723
       Accured interest receivable                                                     277              277

     Financial liabilities:
       Deposit liabilities                                                      $  (19,189)      $  (19,283)
       Accured liabilities                                                            (113)            (113)

     The estimated fair value of the Bank's off-balance sheet assets(liabilities) are considered to be minimal.


12.  REGULATORY MATTERS:
     ------------------

     The Bank is subject to various capital requirements administered by the Federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory-and possibly additional discretionary-actions by regulators that,if undertaken, could have a direct meterial effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital

                              BROXTON STATE BANK

                         NOTES TO FINANCIAL STATEMENTS

                    SIX MONTHS ENDED JUNE 30, 1996 AND 1995


12.  REGULATORY MATTERS:
     ------------------

     adequacy guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting principles. The Bank's capital classification is also subject to qualitative judgements by the regulators about components, risk weighings and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of June 30, 1996 and 1995, that the Bank meets all capital adequacy requirements to which it is subject.

     As of June 30, 1996, the most recent notification from the State Department of Banking and Finance categorized the Bank as well capitalized under the regulatory framework for prompt correction action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

     The Bank actual capital amounts and ratios are also presented in the following table:

                                                                                                        To Be Well Capitalized
                                                                             For Capital                Under Prompt Corrective
                                        Actual                           Adequacy Purposes:               Action Provisions:
                                    -------------------                 -------------------           ---------------------------
                                      Amount    Ratio                     Amount    Ratio               Amount            Ratio
                                    -------------------                 -------------------           ---------------------------
As of June 30, 1996:

 Total Capital (to Risk
   Weighted Assets)          $  2,219,750  18.0% greater than    $ 1,041,661   8.0% greater than   $  1,268,326  10.0% greater than
                                                 or equal to                        or equal to                        or equal to

 Tier I Capital (to Risk
   Weighted Assets)             2,061,209  16.0% greater than        813,031   4.0% greater than        760,586   6.0% greater than
                                                 or equal to                        or equal to                        or equal to

 Tier I Capital (to Average
    Assets)                     2,061,209  10.0% greater than        507,330   4.0% greater than      1,016,289    10% greater than
                                                 or equal to                        or equal to                         or equal to

As of June 30,1995:

 Total Capital ( to Risk
   Weighted Assets)          $  2,094,824  18.0% greater than    $   967,519   8.0% greater than      1,209,398    10% greater than
                                                 or equal to                        or equal to                        or equal to

Tier I Capital (to Risk
  Weighted Assets)              1,943,649  16.0% greater than        813,031   4.0% greater than        724,904   6.0% greater than
                                                 or equal to                        or equal to                        or equal too

Tier I Capital(to average       1,943,649  10.0% greater than        483,759   4.0% greater than      1,016,289   5.0% greater than
   Assets)                                       or equal to                        or equal to                        or equal to

                              BROXTON STATE BANK

                         NOTES TO FINANCIAL STATEMENTS

                    SIX MONTHS ENDED JUNE 30, 1996 AND 1995


13.  LIMITATION ON DIVIDENDS:
     -----------------------

     The Boards of Directors of any state-chartered bank in Georgia may declare and pay cash dividends on its outstanding capital stock without any request for approval of the Bank's regulatory agency if the following conditions are met:

          1) Total classified assets at the most recent examination date do not exceed eighty (80) percent of equity capital;

          2) The aggregate amount of dividends declared in the calendar year does not exceed fifty (50) percent of the prior year's net income;

          3) The ratio of equity capital to adjusted total assets shall not be less than six (6) percent.

     The Bank did not declare dividends during the six months periods ending June 30, 1996 and June 30, 1995.

14.  SUBSEQUENT EVENTS:
     -----------------

     The Bank is in the process of negotiating the sale of the Bank's stock to Colony Bankcorp, Inc. The sale is expected to be completed by year-end pending stockholder and regulatory approval.

                                 APPENDIX "B"

                     AGREEMENT AND PLAN OF REORGANIZATION
             BETWEEN COLONY BANKCORP, INC. AND BROXTON STATE BANK
                              DATED JUNE 4, 1996

                             COLONY BANKCORP, INC.





                                      and





                              BROXTON STATE BANK






                                   AGREEMENT
                                      AND
                            PLAN OF REORGANIZATION






                              DATED JUNE 4, 1996

________________________________________________________________________________

                               TABLE OF CONTENTS
                               -----------------


INTRODUCTORY RECITALS                                                           1

ARTICLE I      MERGER                                                           1

ARTICLE II     CLOSING                                                          2

ARTICLE III    OTHER AGREEMENTS                                                 3

               3.1    Meeting of Shareholders                                   3
               3.2    Absence of Brokers                                        3
               3.3    Access to Properties, Books, Etc.                         3
               3.4    Confidentiality                                           3
               3.5    Full Cooperation                                          4
               3.6    Expenses                                                  4
               3.7    Approvals and Consents                                    4
               3.8    Agreement by Broxton Directors, Executive Officers and
                      Five Percent or Greater Shareholders                      5
               3.9    Public Announcements and Disclosures                      5
               3.10   Preservation of Goodwill                                  5
               3.11   Agreement as to Efforts to Consummate                     5
               3.12   Articles of Merger                                        5
               3.13   Deliver of Shares and Payment for
                      Fractional Shares                                         5

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF BROXTON                        6

               4.1    Disclosure Memorandum                                     6
               4.2    Corporate and Financial                                   6
                      4.2.1   Authority                                         6
                      4.2.2   Corporate Status                                  7
                      4.2.3   Capital Structure                                 7
                      4.2.4   Corporate Records                                 8
                      4.2.5   Tax Returns; Taxes                                8
                      4.2.6   Financial Statements                              9
                      4.2.7   Regulatory Reports                               10
                      4.2.8   Accounts                                         10

                    4.2.9   Notes and Obligations                         10
                    4.2.10  Liabilities                                   11
                    4.2.11  Absence of Changes                            11
                    4.2.12  Litigations and Proceedings                   13
                    4.2.13  Interest Rate Risk                            13

               4.3  Business Operations                                   13
                    4.3.1   Customers                                     13
                    4.3.2   Permits; Compliance with Law                  13
                    4.3.3   Environmental                                 14
                    4.3.4   Insurance                                     15

               4.4  Properties and Assets                                 16
                    4.4.1   Contracts and Commitments                     16
                    4.4.2   Licenses; Intellectual Property               16
                    4.4.3   Personal Property                             17
                    4.4.4   Leases                                        17
                    4.4.5   Real Property                                 17

               4.5  Employees and Benefits                                18
                    4.5.1   Compensation Structure                        18
                    4.5.2   Directors of Officers of Other Corporations   19
                    4.5.3   Employee Benefits                             19
                    4.5.4   Labor-Related Matters                         20
                    4.5.5   Related Party Transactions                    21

               4.6  Other Matters                                         21
                    4.6.1   Regulatory Reports                            21
                    4.6.2   Approvals, Consents and Fillings              21
                    4.6.3   Default                                       21
                    4.6.4   Representations and Warrants                  22

Article V      CONDUCT OF BUSINESS OF BROXTON
               PENDING CLOSING                                            22

ARTICLE VI     REPRESENTATIONS AND WARRANTIES OF COLONY                   25

               6.1  Good Standing                                         25
               6.2  Authority                                             25
               6.3  Default                                               25

               6.4   Applications                              25
               6.5   Capital Stock                             25
               6.6   SEC Filings; Financial Statements         26
               6.7   Absence of Certain Changes of Events      27
               6.8   Tax Matters                               27
               6.9   Legal Proceedings                         27

ARTICLE VII    CONDITIONS TO OBLIGATIONS OF COLONY             27

               7.1   Representations and Warranties            28
               7.2   Performance of Agreements                 28
               7.3   Certificates, Resolutions, Opinions       28
               7.4   Accountants' Letter                       29
               7.5   Regulatory Approvals                      29
               7.6   Certificate of Merger                     30
               7.7   Employment Agreements                     30
               7.8   Consents to the Merger                    30
               7.9   Covenant Not to Complete                  30
               7.10  Absence of Employment Contracts           30
               7.11  Adequacy of Loan Loss Reserve             30

ARTICLE VIII   CONDITIONS TO OBLIGATIONS OF BROXTON            30

               8.1   Representations and Warranties            30
               8.2   Performance of Agreements                 31
               8.3   Certificates, Resolutions, Opinion        31
               8.4   Shareholder Approval                      32
               8.5   Regulatory Approval                       32
               8.6   Payment to Mr. Summerlin                  32


ARTICLE IX     ADDITIONAL AGREEMENT                            32

               9.1   Registration Statement; Proxy Statement;
                     Shareholder Approval                      32
               9.2   Applications                              33
               9.3   Agreement of Affiliate                    33
               9.4   Covenant Not to Compete with
                     Curtis A. Summerlin                       33

ARTICLE X      WARRANTIES, NOTICES, ETC.                              34

               10.1  Warranties                                       34
               10.2  Survival of Representations                      34
               10.3  Notice                                           34
               10.4  Entire Agreement                                 35
               10.5  Waiver; Amendment                                35

ARTICLE XI     TERMINATION                                            36

               11.1  Material Adverse Change of Broxton               36
               11.2  Noncompliance of Broxton                         36
               11.3  Noncompliance of Colony                          36
               11.4  Failure to Disclose                              36
               11.5  Environmental Liability                          37
               11.6  Adverse Proceedings                              37
               11.7  Dissenters                                       37
               11.8  Termination Date                                 37
               11.9  Shareholder Vote                                 37
               11.10 Disclosure Memorandum                            38

ARTICLE XII    COUNTERPARTS, HEADINGS, ETC.                           38

ARTICLE XIII   BINDING EFFECT                                         38

ARTICLE XIV    GOVERNING LAW                                          38

                                   EXHIBITS
                                   --------

EXHIBIT A      Agreement and Plan of Merger between Broxton State Bank and
               Broxton Interim Corporation

EXHIBIT B      Agreement of Directors, Executive Officers and Five Percent or
               Greater Shareholders of Broxton State Bank

EXHIBIT C      Opinion of Solomon & Edgar, P.C.

EXHIBIT D      Covenant Not to Complete of Curtis A. Summerlin

EXHIBIT E      Opinion of Martin, Snow, Grant & Napier

                     AGREEMENT AND PLAN OF REORGANIZATION
                     ------------------------------------


     THIS AGREEMENT AND PLAN OF REORGANIZATION is made and entered into this 4th day of June, 1996 by and between BROXTON STATE BANK, a Georgia state chartered bank (hereinafter "BROXTON"), and COLONY BANKCORP, INC., a Georgia corporation (hereinafter "COLONY" and unless the context otherwise requires, the term "Colony" shall include COLONY BANKCORP, INC. and its subsidiaries);

                             W I T N E S S E T H:
                             --------------------

     WHEREAS, the Boards of Directors of each of Broxton and Colony deem it to be in the best interests of each such corporation and their respective shareholders that all of the issued and outstanding shares of Common Stock, par value $10.00 per share, of Broxton (the "BROXTON STOCK") be acquired by Colony; and

     WHEREAS, in order to effect the acquisition of all of the Broxton Stock by Colony, the Boards of Directors of the parties hereto deem it advisable and in the best interests of each such entity and their respective shareholders that Broxton Interim, Inc., a wholly-owned subsidiary of Colony ("INTERIM"), merge with and into Broxton, and Broxton shall be the surviving bank (the "MERGER"), with each share of Broxton Stock being converted into shares of the $10.00 par value common stock of Colony, all upon the terms and conditions hereinafter set forth and as set forth in the Agreement and Plan of Merger attached hereto as EXHIBIT A (the "MERGER AGREEMENT");

     NOW, THEREFORE, in consideration of the premises and the mutual and reciprocal representations, warranties, promises and covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I
                                   ---------

                                    MERGER
                                    ------

     Pursuant to the terms and conditions provided herein, on the Effective Date (hereinafter defined), Interim shall be merged with and into Broxton in accordance with and in the manner set forth in the Merger Agreement. Upon the terms and conditions of this Agreement and the Merger Agreement, Colony shall make available on or before the Effective Date of the Merger (as defined in the Merger Agreement) for delivery to (or to the order of) the holders of Broxton Stock sufficient shares of its common stock for distribution in accordance with the exchange ratio provided for hereinafter upon the consummation of the Merger and conversion of the shares of Broxton Stock, as provided in the Merger Agreement.

     Upon the Effective Date, the shares of Common Stock of Interim ("INTERIM STOCK") issued and outstanding immediately prior to the Effective Date, shall be converted into 50,730 shares of $10.00 par value Common Stock of the Surviving Bank.

     Upon the Effective Date, each of the shares of Broxton Common Stock outstanding on the Effective Date, other than those shares of Broxton Stock owned by Colony, shall by virtue of the merger and without any further action on the part of the holder thereof, be converted into the right to receive a number of shares of the $10.00 par value Common Stock of Colony which have a value equal to 1.65 times the per share book value of the Broxton Common Stock as of the Effective Date (the "EXCHANGE RATIO"). For purposes of determining the Exchange Ratio, the per share book value of the Broxton Common Stock to be acquired by Colony shall be the sum of the Bank's Common Stock, surplus, undivided profits and year-to-date earnings or losses as shown on the general ledger using generally accepted accounting principles consistently applied as maintained by Broxton as of the close of business on the Effective Date, without adjustment for net unrealized gains or losses on securities available for sale as provided by Statement of Financial Accounting Standards No. 115, divided by the number of issued and outstanding shares of Broxton as of the Effective Date. For purposes of determining the Exchange Ratio, the per share value of the shares of Common Stock of Colony to be issued in connection with the acquisition shall be equal to 1.25 times the sum of Colony's Common Stock, surplus, undivided profits and year-to-date earnings or losses as shown on the general ledger using generally accepted accounting principles consistently applied as maintained by Colony as of the close of business on the Effective Date, without any adjustment for net unrealized gains or losses on securities available for sale as provided by Statement of Financial Accounting Standards No. 115, divided by the number of issued and outstanding shares of the company as of the Effective Date. No fractional shares shall be issued; instead, fractional shares distributable to Broxton Shareholders shall be paid for in cash by Colony at a price equal to the value of Colony Common Stock as calculated for purposes of the Exchange Ratio.

                                  ARTICLE II
                                  ----------

                                    CLOSING
                                    -------

     The transactions contemplated herein shall be consummated (the "CLOSING") at the offices of Colony in Fitzgerald, Georgia on the Effective Date, or at such other time and place as may be mutually satisfactory to the parties hereto. The Effective Date shall be the date the Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of Georgia. The parties shall use their reasonable efforts to cause the Effective Date to be on or before the fifth business day (as designated by Colony), following the last to occur of (i) the last required consent of any regulatory authority having authority over and approving or exempting the Merger (including expiration of any applicable waiting period) and (ii) the date on which the shareholders of Broxton approve this Agreement to the extent such approval is required by appli cable law.

                                  ARTICLE III
                                  -----------

                               OTHER AGREEMENTS
                               ----------------

     3.1  MEETING OF SHAREHOLDERS.  Broxton shall call a special meeting of
          -----------------------
Broxton Shareholders to be held not more than forty-five (45) days after the registration statement to be filed by Colony with the Securities and Exchange Commission becomes effective under the Securities Act of 1933 for the purpose of submitting the Merger Agreement for the approval by Broxton Shareholders. In connection with such meeting, Broxton shall prepare and submit to its shareholders the relevant notice of meeting, proxy statement and proxy (collectively, the "BROXTON PROXY MATERIALS").

     3.2  ABSENCE OF BROKERS.  Each party to this Agreement represents and
          ------------------
warrants to the others that no broker, finder, other financial consultant or similar agent has acted on its behalf in connection with this Agreement or the transactions contemplated hereby. Each party agrees to indemnify the other and hold and save it harmless from any claim or demand for commissions or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the costs, including legal expenses, incurred in defending against any such claim.

     3.3  ACCESS TO PROPERTIES, BOOKS, ETC.  Broxton shall allow Colony and its
          --------------------------------
authorized representatives full access during normal business hours from and after the date of this Agreement and prior to the Closing Date to all of the properties, books, contracts, commitments and records of Broxton and shall furnish to Colony or its authorized representatives such information concerning the affairs of Broxton as Colony may reasonably request. Broxton shall cause its personnel to assist Colony in making any such investigation and shall cause the counsel, accountants, employees and other representatives of Broxton to be available to Colony for such purposes. During such investigation, Colony and its authorized representatives shall have the right to make copies of such records, files, tax returns and other materials as they may deem advisable and shall advise Broxton of those items of which copies are made. No investigation made heretofore or hereafter by Colony shall affect the representations and warranties of Broxton hereunder.

     3.4  CONFIDENTIALITY.  Prior to consummation of the Merger, the parties to
          ---------------
this Agreement will provide each other with information which may be deemed by the party providing the information to be confidential or proprietary. Each party agrees that it will hold confidential and protect all information provided to it by the other party to this Agreement, except that the obligations contained in this
SECTION 3.4 shall not in any way restrict the rights of any party or person to use information that (i) was known to such party prior to the disclosure by the other party; (ii) is or becomes generally available to the public other than by breach of this Agreement; or (iii) otherwise becomes lawfully available to a party to this Agreement on a non-confidential basis from a third party who is not under an obligation of confidence to the other party to this Agreement. If this Agreement is terminated prior to consummation of the Merger, each party agrees to return all documents and other material, and any copies thereof, whether or not confidential, provided to it by or on behalf of the other party to this Agreement. Notwithstanding anything to the contrary herein, the provisions of this SECTION 3.4 shall survive any termination of this Agreement.

     3.5  FULL COOPERATION.  The parties shall cooperate fully with each other
          ----------------
and with their respective agents, representatives, counsel and accountants in connection with any acts or actions required to be taken as part of their respective obligations under this Agreement, including cooperation in the filing of all applications and other requests for consents and approvals with respect to the transactions contemplated hereby and by the Merger Agreement.

     3.6  EXPENSES.  All of the expenses incurred by Colony in connection with
          --------
the authorization, preparation, execution and performance of this Agreement, including, without limitation, all fees and expenses of their agents, representatives, counsel and accountants and the fees and expenses related to filing regulatory applications with state and federal authorities in connection with the transactions contemplated hereby, shall be paid by Colony; provided, however, that Broxton agrees to pay all fees and expenses of Colony should this Agreement be terminated as a result of a breach by Broxton. All expenses incurred by Broxton in connection with the authorization, preparation, execution and performance of this Agreement, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants for Broxton shall be paid by Broxton; provided, however, that Colony agrees to pay all fees and expenses of Broxton should this Agreement be terminated as a result of a breach by Colony. Colony shall be responsible for the preparation of the Proxy Statement, subject to the review and approval by Broxton, and shall pay all legal fees incurred in connection therewith as well as the cost of reproducing and mailing the Proxy Materials.

     3.7.  APPROVALS AND CONSENTS.  Each party hereto represents and warrants as
           ----------------------
to any covenants with the others that it will, and will cause its officers, directors, employees and agents to, use its and their best efforts to obtain as soon as is reasonably practicable all approvals and consents of state and federal departments or agencies required or deemed necessary for consummation of the transactions contemplated by this Agreement; provided, however, that

Colony shall have primary responsibility for the preparation, filing and prosecution of all applications associated with such approvals and consents.

     3.8  AGREEMENT BY BROXTON DIRECTORS, EXECUTIVE OFFICERS AND FIVE PERCENT OR
          ----------------------------------------------------------------------
GREATER SHAREHOLDERS.  Contemporaneously with the execution of this Agreement,
- --------------------
each of the directors, executive officers and 5% or greater shareholders of Broxton will execute and deliver to Colony an agreement, the form of which is attached hereto as EXHIBIT B, pursuant to which each of them agrees (i) to recommend to the Broxton Shareholders approval of the Merger, and (ii) to vote the capital stock of Broxton owned or controlled by them in favor of the Merger (the "VOTING AGREEMENT").

     3.9  PUBLIC ANNOUNCEMENTS AND DISCLOSURES.  Colony and Broxton agree that,
          ------------------------------------
from the date hereof until the Closing, neither party to this Agreement shall make any public announcements or disclosures, other than public announcements and disclosures required to be made by law, relating to the Agreement or to the transactions contemplated hereby or by the Merger Agreement without the prior approval of the other party to this Agreement.

     3.10 PRESERVATION OF GOODWILL.  Each party to this Agreement shall use its
          ------------------------
best efforts to preserve its business organization and the business organization of its subsidiaries, to keep available the services of its present employees and of the present employees of its subsidiaries, and to preserve the goodwill of customers and others having business relations with such party or its subsidiaries.

     3.11 AGREEMENT AS TO EFFORTS TO CONSUMMATE.  Subject to the terms and
          -------------------------------------
conditions of this Agreement, the parties agree to use all reasonable efforts to take, or cause to be taken, all actions, and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective on a timely basis the transactions contemplated by this Agreement and by the Merger Agreement.

     3.12 ARTICLES OF MERGER.  The parties agree that the Articles of Merger
          ------------------
reflecting the merger of Interim into Broxton will not be filed with the Secretary of State of the State of Georgia until each of Broxton and Colony has executed a certificate acknowledging that all of the conditions precedent to consummation of the Merger have been satisfied or waived.

     3.13 DELIVERY OF SHARES AND PAYMENT FOR FRACTIONAL SHARES.  Colony will
          ----------------------------------------------------
prepare and mail a letter of transmittal to the Broxton Shareholders immediately after the Effective Date which shall specify the procedures for such shareholders to exchange their shares of Broxton Stock for shares of Colony Stock. For each shareholder of Broxton whose completed letter of transmittal and shares of Broxton Stock, duly endorsed for transfer as required by the letter of transmittal, is received by Colony, Colony shall mail or otherwise arrange for the delivery or availability of shares of its common stock which shareholders of Broxton are entitled to receive in accordance with the exchange ratio more particularly set forth herein.

                                  ARTICLE IV
                                  ----------

                   REPRESENTATIONS AND WARRANTIES OF BROXTON
                   -----------------------------------------

     As an inducement to Colony to enter into this Agreement and to consummate the transactions contemplated hereby, Broxton represents, warrants, covenants and agrees as follows:

     4.1  DISCLOSURE MEMORANDUM.  Within ten (10) days of the date of this
          ---------------------
Agreement, Broxton will deliver to Colony a memorandum (the "DISCLOSURE MEMORANDUM") containing certain information regarding Broxton as indicated at various places in this Agreement. All information set forth in the Disclosure Memorandum or in documents incorporated by reference in the Disclosure Memorandum is and will be true, correct and complete, does not and will not omit to state any fact necessary in order to make the statements therein not misleading, and shall be deemed for all purposes of this Agreement to constitute part of the representations and warranties of Broxton under this ARTICLE IV. The information contained in the Disclosure Memorandum shall be deemed to be part of and qualify only those representations and warranties contained in this ARTICLE IV which make specific reference to the Disclosure Memorandum. All information in each of the documents and other writings furnished to Colony pursuant to this Agreement or the Disclosure Memorandum is or will be true, correct and complete and does not and will not omit to state any fact necessary in order to make the statements therein not misleading. Broxton shall promptly provide Colony with written notification of any event, occurrence or other information necessary to maintain the Disclosure Memorandum and all other documents and writings furnished to Colony pursuant to this Agreement as true, correct and complete in all material respects at all times prior to and including the Closing.

     4.2  CORPORATE AND FINANCIAL.
          -----------------------

          4.2.1  AUTHORITY.  Subject to the approval of various state and
                 ---------
 federal regulators and the Broxton Shareholders, the execution, delivery and performance of this Agreement and the other transactions contemplated or required in connection herewith will not, with or without the giving of notice or the passage of time, or both, (a) violate any provision of federal or state law applicable to Broxton, the violation of which could be reasonably expected to have a material adverse effect on the business, operations, properties, assets, financial condition or prospects of Broxton; (b) violate any provision of the Articles of Incorporation or Bylaws of Broxton; (c) conflict with or result in a breach of any provision of, or termination of, or constitute a default under any instrument, license, agreement, or commitment to which Broxton is a party, which, singly or in the aggregate, could reasonably be expected to have a material adverse effect on the business, operations, properties, assets, financial condition or prospects of Broxton; or (d) constitute a violation of any order, judgment or decree to which Broxton is a party, or by which Broxton or any of its assets or properties are bound. Assuming this Agreement constitutes the valid and binding obligation of Colony, this Agreement constitutes the valid and binding obligation of Broxton, and is enforceable in accordance with its terms, except as limited by laws affecting creditors' rights generally and by the discretion of courts to compel specific performance.

          4.2.2  CORPORATE STATUS. Broxton is a banking corporation duly
                 ----------------
organized, validly existing and in good standing under the laws of the State of Georgia. Broxton has all of the requisite corporate power and authority and is entitled to own or lease its properties and assets and to carry on its business as and in the places where such properties or assets are now owned, leased or operated and such business is conducted. Broxton is a bank whose deposits are insured by the Federal Deposit Insurance Corporation.

          4.2.3  CAPITAL STRUCTURE. (a) Broxton has an authorized capital stock
                 -----------------
consisting solely of 50,730 shares, $10.00 par value, of Common Stock, all of which shares of Common Stock are issued and outstanding as of the date hereof. Broxton has no other class of equity securities, common or preferred, authorized or outstanding. All of the outstanding capital stock of Broxton is duly and validly issued, fully paid and non-assessable and was offered, issued and sold in compliance with all applicable federal and state securities laws. No person has any right of rescission or claim for damages under federal or state securities laws with respect to the issuance of any shares of capital stock of Broxton previously issued. None of the capital stock of Broxton has been issued in violation of any preemptive or other rights of its shareholders.

          (b) Broxton does not have outstanding any securities which are either by their terms or by contract convertible or exchangeable into capital stock of Broxton, or any other securities or debt of Broxton, or any preemptive or similar rights to subscribe for or to purchase, or any options or warrants or agreements or understandings for the purchase or the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or securities convertible into its capital stock. Broxton is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire, or to register, any shares of its capital stock.

          (c) There is no agreement, arrangement or understanding to which Broxton is a party restricting or otherwise relating to the transfer of any shares of capital stock of Broxton.

          (d) All shares of Broxton Stock or other capital stock, or any other securities or debt, of Broxton, which have been purchased or redeemed by Broxton have been purchased or redeemed in accordance with all applicable federal, state and local laws, rules, and regulations, including, without limitation, all federal and state securities laws and rules and regulations of any securities exchange or system on which such stock, securities or debt are, or at such time were, traded, and no such purchase or redemption has resulted or will, with the giving of notice or lapse of time, or both, result in a default or acceleration of the maturity of, or otherwise modify, any agreement, note, mortgage, bond, security agreement, loan agreement or other contract or commitment of Broxton.

          4.2.4  CORPORATE RECORDS.  The stock records and minute books of
                 -----------------
Broxton, whether heretofore or hereafter furnished or made available to Colony by Broxton, fully and accurately reflect all issuances, transfers and redemptions of the Common Stock, correctly show the record addresses and the number of shares of such stock issued and outstanding on the date hereof held by the shareholders of Broxton, correctly show all corporate action taken by the directors and shareholders of Broxton (including actions taken by consent without a meeting) and contain true and correct copies or originals of the respective Articles of Incorporation and all amendments thereto, Bylaws, as amended and currently in force, and the minutes of all meetings or consent actions of its directors and shareholders. No resolutions, regulations or Bylaws have been passed, enacted, consented to or adopted by such directors or shareholders except those contained in the minute books. All corporate records have been maintained in accordance with all applicable statutory requirements and are complete and accurate.

          4.2.5  TAX RETURNS; TAXES. (a)  Broxton has duly filed or will file
                 ------------------
when (i) all required federal and state tax returns and reports, and (ii) all required returns and reports of other governmental units having jurisdiction with respect to taxes imposed upon its income, properties, revenues, franchises, operations or other assets or taxes imposed which might create a lien or encumbrance on any of such assets or affect adversely its business or operations. Such returns or reports are, and when filed will be, true, complete and correct, and Broxton has paid, or will pay with respect to returns or reports not yet filed because not yet due, to the extent such taxes or other governmental charges have become due, all taxes and other governmental charges set forth in such returns or reports. All federal, state and local taxes and other governmental charges paid or payable by Broxton have been paid, or have been accrued or reserved on its books in accordance with generally accepted accounting principles applied on a basis consistent with prior periods. Adequate reserves for the payment of taxes have been established on the books of Broxton for all periods through the date hereof, whether or not due and payable and whether or not disputed. Until the Closing Date, Broxton shall continue to reserve sufficient funds for the payment of expected tax liabilities in accordance with generally accepted accounting principles applied on a basis consistent with prior periods. Broxton has not received any notice of a tax deficiency or assessment of additional taxes of any kind and, to the knowledge of the officers of Broxton (collectively "MANAGEMENT"), there is no threatened claim against Broxton, or any basis for any such claim, for payment of any additional federal, state, local or foreign taxes for any period prior to the date of this Agreement in excess of the accruals or reserves with respect to any such claim shown in the Unaudited Financial Statements described in SECTION
4.2.6 below or disclosed in the notes with respect thereto. There are no waivers or agreements by Broxton for the extension of time for the assessment of any taxes. There is no audit examination, deficiency, or refund litigation with respect to any taxes that is reasonably likely to result in a determination that would have, individually and in the aggregate, a material adverse effect on Broxton, except as may be reserved against in the Financial Statements of Broxton delivered prior to the date of this Agreement.

          (b) Except as set forth in the Disclosure Memorandum, proper and accurate amounts have been withheld by Broxton from its employees for all periods in full and complete compliance with the tax withholding provisions of applicable federal, state and local tax laws, and proper and accurate federal, state and local tax returns have been filed by Broxton for all periods for which returns were due with respect to withholding, social security and unemployment taxes, and the amounts shown thereon to be due and payable have been paid in full.

          4.2.6  FINANCIAL STATEMENTS.  Broxton has delivered to Colony true,
                 --------------------
correct and complete copies of (i) the audited financial statements of Broxton for the years ended December 31, 1993, 1994, and 1995, including balance sheets, statements of income, statements of shareholders' equity, statements of cash flows and related notes (the audited financial statements for the year ended December 31, 1995 being referred to as the "1995 FINANCIAL STATEMENTS") and (ii) unaudited financial statements of Broxton for the period ended March 31, 1996, including a balance sheet, statement of income and related notes (the "UNAUDITED FINANCIAL STATEMENTS"). All of such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and present fairly the assets, liabilities and financial condition of Broxton as of the dates indicated therein and the results of its operations for the respective periods then ended.

          4.2.7  REGULATORY REPORTS. Broxton has made available to Colony for
                 ------------------
 review and inspection the year-end Report of Condition and year-end Report of Income and Dividends as filed by Broxton with the Federal Deposit Insurance Corporation (the "FDIC") for each of the three years ended December 31, 1993, 1994 and 1995, together with all such other reports filed for the same three-year period with the FDIC, and the Department of Banking and Finance of the State of Georgia (the "DEPARTMENT OF BANKING"), and other applicable regulatory agencies (collectively, the "REPORTS"). All of such Reports, as amended, have been prepared in accordance with applicable rules and regulations applied on a basis consistent with prior periods and contain in all material respects all information required to be presented therein in accordance with such rules and regulations.

          4.2.8  ACCOUNTS.  The Disclosure Memorandum contains a list of each
                 --------
and every bank and other institution in which Broxton maintains an account or safety deposit box, the account numbers, and the names of all persons who are presently authorized to draw thereon, have access thereto or give instructions regarding the distribution of funds or assets therein.

          4.2.9  NOTES AND OBLIGATIONS. (a)  Except as set forth in the
                 ---------------------
Disclosure Memorandum or as provided for in the loss reserve described in subsection (b) below, all notes receivable or other obligations owned by Broxton or due to it shown in the Unaudited Financial Statements and any such notes receivable and obligations on the date hereof and on the Closing Date are and will be genuine, legal, valid and collectible obligations of the respective makers thereof and are not and will not be subject to any offset or counterclaim. Except as set forth in subsection (b) below, all such notes and obligations are evidenced by written agreements, true and correct copies of which will be made available to Colony for examination prior to the Closing Date. All such notes and obligations were entered into by Broxton in the ordinary course of its business and in compliance with all applicable laws and regulations.

          (b) Broxton has established a loss reserve in its Audited and Unaudited Financial Statements and as of the date of this Agreement, and will establish a loan loss reserve as of the Effective Date, which is adequate to cover anticipated losses that might result from such items as the insolvency or default of borrowers or obligors on such loans or obligations, defects in the notes or evidences of obligation (including losses of original notes or instruments), offsets or counterclaims properly chargeable to such reserve, or the availability of legal or equitable defenses which might preclude or limit the ability of Broxton to enforce the note or obligation, and the representations set forth in subsection (a) above are qualified in their entirety by the aggregate of such loss reserve. As of the Effective Date, the ratio of the loss reserve, established on such date in good faith by Broxton, to total loans outstanding at such time shall be not less than the ratio of the loan loss reserve to the total loans outstanding as reflected in the Unaudited Financial Statements.

          4.2.10  LIABILITIES.  Broxton has no debt, liability or obligation of
                  -----------
any kind required to be shown pursuant to generally accepted accounting principles on the consolidated balance sheet of Broxton, whether accrued, absolute, known or unknown, contingent or otherwise, including, but not limited to (a) liability or obligation on account of any federal, state or local taxes or penalty, interest or fines with respect to such taxes, (b) liability arising from or by virtue of the distribution, delivery or other transfer or disposition of goods, personal property or services of any type, kind or variety, (c) unfunded liabilities with respect to any pension, profit sharing or employee stock ownership plan, whether operated by Broxton or any other entity covering employees of Broxton, or (d) environmental liabilities, except (i) those reflected in the Unaudited Financial Statements, and (ii) as disclosed in the Disclosure Memorandum.

          4.2.11  ABSENCE OF CHANGES. Except as specifically provided for in
                  ------------------
this Agreement or specifically set forth in the Disclosure Memorandum, between March 31, 1996, the date of the Unaudited Financial Statements, and the date of this Agreement and the Effective Date:

          (a) there has been no change in the business, assets, liabilities, results of operations or financial condition of Broxton, or in any of its relationships with customers, employees, lessors or others, other than changes in the ordinary course of business, none of which individually or in the aggregate has had, or which Management believes may have, a material adverse effect on such businesses or properties;

          (b) there has been no material damage, destruction or loss to the assets, properties or business of Broxton, whether or not covered by insurance, which has had, or which Management believes may have, an adverse effect thereon;

          (c) the business of Broxton has been operated in the ordinary course, and not otherwise;

          (d) the properties and assets of Broxton used in its business have been maintained in good order, repair and condition, ordinary wear and tear excepted;

          (e) the books, accounts and records of Broxton have been maintained in the usual, regular and ordinary manner;

          (f) there has been no declaration, setting aside or payment of any dividend or other distribution on or in respect of the capital stock of Broxton;

          (g) there has been no increase in the compensation or in the rate of compensation or commissions payable or to become payable by Broxton to any director or executive officer, or to any employee earning $25,000.00 or more per annum, or any general increase in the compensation or in the rate of compensation payable or to become payable to employees of Broxton earning less than $25,000.00 per annum ("GENERAL INCREASE" for the purpose hereof meaning any increase generally applicable to a class or group of employees, but not including increases granted to individual employees for merit, length of service, change in position or responsibility or other reasons applicable to specific employees and not generally to a class or group thereof), or any director, officer, or employee hired at a salary in excess of $25,000.00 per annum, or any increase in any payment of or commitment to pay any bonus, profit sharing or other extraordinary compensation to any employee;

          (h) there has been no change in the Articles of Incorporation or Bylaws of Broxton;

          (i) there has been no labor dispute, unfair labor practice charge or employment discrimination charge, nor, to the knowledge of Broxton, any organizational effort by any union, or institution or threatened institution, of any effort, complaint or other proceeding in connection therewith, involving Broxton, or affecting its operations;

          (j) there has been no issuance, sale, repurchase, acquisition, or redemption by Broxton of any of its capital stock, bonds, notes, debt or other securities, and there has been no modification or amendment of the rights of the holders of any outstanding capital stock, bonds, notes, debt or other securities thereof;

          (k) there has been no mortgage, lien or other encumbrance or security interest (other than liens for current taxes not yet due or purchase money security interests arising in the ordinary course of business) created on or in (including without limitation, any deposit for security consisting of) any asset or assets of Broxton or assumed by it with respect to any asset or assets;

          (l) there has been no indebtedness or other liability or obligation (whether absolute, accrued, contingent or otherwise) incurred by Broxton which would be required to be reflected on a balance sheet of Broxton prepared as of the date hereof in accordance with generally accepted accounting principles applied on a consistent basis, except as incurred in the ordinary course of business;

          (m) no obligation or liability of Broxton has been discharged or satisfied, other than in the ordinary course of business;

          (n) there have been no sales, transfers or other dispositions of any asset or assets of Broxton, other than sales in the ordinary course of business; and

          (o) there has been no amendment, termination or waiver of any right of Broxton under any contract or agreement or governmental license, permit or permission which has had or may have an adverse effect on its business or properties.

          4.2.12  LITIGATION AND PROCEEDINGS. Except as set forth on the
                  --------------------------
Disclosure there are no actions, decrees, suits, counterclaims, claims, proceedings or governmental actions or investigations, pending or, to the knowledge of Broxton, threatened against, by or affecting Broxton, or any officer, director, employee or agent in such person's capacity as an officer, director, employee or agent of Broxton or relating to the business or affairs of Broxton, in any court or before any arbitrator or governmental agency, and no judgment, award, order or decree of any nature has been rendered against or with respect thereto by any agency, arbitrator, court, commission or other authority, not does Broxton have any unasserted contingent liabilities which might have an adverse effect on its assets or on the operation of its businesses or which might prevent or impede the consummation of the transactions contemplated by this Agreement.

          4.2.13  INTEREST RATE RISK.  The asset liability management of Broxton
                  ------------------
has not exposed Broxton to any material interest rate risk.

     4.3  BUSINESS OPERATIONS.
          -------------------

          4.3.1  CUSTOMERS.  Broxton has no knowledge of any presently existing
                 ---------
facts which could reasonably be expected to result in the loss of any material borrower or depositor or in Broxton's inability to collect amounts due therefrom or to return funds deposited thereby, except as set forth on the Disclosure Memorandum.

          4.3.2  PERMITS; COMPLIANCE WITH LAW.  (a)  Broxton has all permits,
                 ----------------------------
licenses, approvals, authorizations and registrations under all federal, state, local and foreign laws required for Broxton to carry on its business as presently conducted, and all of such permits, licenses, approvals, authorizations and registrations are in full force and effect, and no suspension or cancellation of any of them is pending or, to the knowledge of Broxton, threatened.

          (b) Broxton has complied with all laws, regulations, and orders applicable to it or its business. The Disclosure Memorandum contains a list of any known violations of such laws, regulations, ordinances or rules by any present officer, director, or employee of Broxton which occurred since December 31, 1990, and which resulted in any order, proceeding, judgment or decree which would be required to be disclosed pursuant to Item 401(f) of Regulation S-K promulgated by the Securities and Exchange Commission if Broxton had been subject to the reporting requirements under the Securities Act of 1933 or the Securities Exchange Act of 1934. No past violation of any such law, regulation, ordinance or rule has occurred which could impair the right or ability of Broxton to conduct its business.

          (c) Except as set forth in the Disclosure Memorandum, no notice or warning from any governmental authority with respect to any failure or alleged failure of Broxton to comply in any respect with any law, regulation or order has been received, nor is any such notice or warning proposed or, to the knowledge of Broxton, threatened.

          4.3.3. ENVIRONMENTAL.  (a)  For purposes of this Agreement, "HAZARDOUS
                 -------------
SUBSTANCE" and HAZARDOUS WASTE" shall mean, without limitation, (i) any substance or waste containing petroleum products, gasoline, diesel fuel or other petroleum hydrocarbons, (ii) any substance or waste which displays a toxic, reactive, radioactive, ignitable, corrosive, nitrogenic or carcinogenic chemicals symbol, (iii) any substance or waste, the presence of which on the Realty or Leased Property causes or threatens to cause a nuisance or hazard affecting human health, the environment, the properties or properties adjacent thereof, or (iv) any substance or waste which is or becomes regulated under any local, state or federal Environmental Law (as defined below), as the same may hereafter be amended. "ENVIRONMENTAL LAW" means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. (S) 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. (S) 1801 et seq.; the Clean Water Act, 33 U.S.C. (S) 1251 et seq.; the Clean Air Act, 42 U.S.C. (S) 7401 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. (S) 136 et seq.; the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq.; the emergency Planning and Community Right-to-Know Act (SARA Title III), 42 U.S.C.
(S) 11001 et seq.; the Georgia Hazardous Waste Management Act, O.C.G.A. (S) 12-8-60 et seq.; the Georgia Underground Storage Tank Act, O.C.G.A. (S) 12-13-1 et seq.; and the Georgia Hazardous Site Response Act, O.C.G.A. (S) 12-8-90 et seq.; and any other local, state or federal law, regulation, rule, ordinance, consent decree, order, permit or common law doctrine relating to pollution or protection of human health, welfare or the environment.

          (b)  Except as set forth in the Disclosure Memorandum, Broxton

               (i) has not caused or permitted, and has no knowledge of the generation, manufacture, use, or handling or the release or presence of, any Hazardous Substances or Hazardous Wastes on, in, under or from any properties or facilities currently owned or leased by Broxton or adjacent to any properties so owned or leased; and

               (ii) has complied with, and has kept all records and made all filings and reports required by, applicable Environmental Law relating to the generation, storage, disposal, transfer, production, manufacture, use, handling, release, processing or presence of any Hazardous Substance or Hazardous Waste on, in, under or from any properties or facilities currently owned or leased by Broxton.

          (c) Except as set forth in the Disclosure Memorandum, neither Broxton nor any of its officers, directors, employees or agents, in the course of such individual's employment by Broxton, has given advice with respect to, or participated in any respect, in, the management or operation of any entity or concern whose business relates in any way to the manufacture, generation, storage, handling, disposal, transfer, production, use, release or processing of Hazardous Substances or Hazardous Wastes, nor has Broxton foreclosed on any property on which there is a threatened release of any Hazardous Substances or Hazardous Wastes or on which there has been such a release and full remediation has not been completed, or any property on which contained (non-released) Hazardous Substances or Hazardous Wastes are located.

          (d) Except as set forth in the Disclosure Memorandum, neither Broxton, nor any of its officers, directors, employees, or agents, are aware of, has been told of, or has observed, the presence of any Hazardous Substance or Hazardous Wastes on, in, under, or around property on which Broxton holds a legal or security interest, in violation of, or creating liability under, Environmental Laws.

          4.3.4  INSURANCE.  The Disclosure Memorandum contains a complete list
                 ---------
and description (including the expiration date, premium amount and coverage thereunder) of all policies of insurance and bonds presently maintained by, or providing coverage for, Broxton or any of its officers, directors and employees, all of which are, and will be maintained through the Closing Date, in full force and effect, together with a complete list of all pending claims under any of such policies or bonds. All terms, obligations and provisions of each of such policies and bonds have been complied with, all premiums due thereon have been paid, and notice of cancellation with respect thereto has been received. Except as set forth in the Disclosure Memorandum, such policies and bonds provide adequate coverage to insure the properties and businesses of Broxton and the activities of its officers, directors and employees against such risks and in such amounts as are prudent and customary. Broxton will not as of the Closing Date have any liability for premiums or for retrospective premium adjustments for any period prior to the Closing Date. Broxton has heretofore made, or will hereafter make, available to Colony a true, correct and complete copy of each insurance policy and bond in effect since January 1, 1990 with respect to the business and affairs of Broxton.

  4.4     PROPERTIES AND ASSETS.
          ---------------------

          4.4.1   CONTRACTS AND COMMITMENTS.  The Disclosure Memorandum
                  -------------------------
contains a list identifying and briefly describing all written contracts, purchase orders, agreements, security deeds, guaranties or commitments to which Broxton is a party or by which it may be bound involving the payment or receipt, actual or contingent of more than $25,000.00 or having a term or requiring performance over a period of more than ninety (90) days. Each such contract, agreement, guaranty and commitment of Broxton is in full force and effect and is valid and enforceable in accordance with its terms, and constitutes a legal and binding obligation of the respective parties thereto and is not the subject of any notice of default, termination, partial termination or of any ongoing, pending, completed or threatened investigation, inquiry or other proceeding or action that may give rise to any notice of default, termination or partial termination. Broxton has complied with the provisions of such contracts, agreements, guaranties and commitments. A true and complete copy of each such document has been or will be made available to Colony for examination.

          4.4.2   LICENSES; INTELLECTUAL PROPERTY.  Broxton has all patents,
                  -------------------------------
trademarks, trade names, service marks, copyrights, trade secrets and know-how reasonably necessary to conduct its business as presently conducted and, except as described in the Disclosure Memorandum, Broxton is not a party, either as licensor or licensee, to any agreement for any patent, process, trademark, service mark, trade name, copyright, trade secret or other confidential information, and there are no rights of third parties with respect to any trademark, service mark, trade secrets, confidential information, trade name, patent, patent application, copyright, invention, device or process owned or used by Broxton or presently expected to be used by it in the future. All patents, copyrights, trademarks, service marks, trade names, and applications therefor or registrations thereof, owned or used by Broxton, are listed in the Disclosure Memorandum. Broxton has complied with all applicable laws relating to the filing or registration of "fictitious names" or trade names.

     4.4.3  PERSONAL PROPERTY.  Broxton has good and marketable title to all of
            -----------------
its personalty, tangible and intangible, reflected in the Unaudited Financial Statements (except as since sold or otherwise disposed of by it in the ordinary course of business), free and clear of all encumbrances, liens or charges of any kind or character, except (i) those referred to in the notes to the Unaudited Financial Statements as securing specified liabilities (with respect to which no default exists or, to the knowledge of Broxton, is claimed to exist), (ii) those described in the Disclosure Memorandum and (iii) liens for taxes not due and payable.

     4.4.4  LEASES. (a)  All leases (the "LEASES") pursuant to which Broxton is
            ------
lessor or lessee of any real or personal property (such property, the "LEASED PROPERTY") are valid and enforceable in accordance with their terms; there is not under any of such Leases any default or, to the knowledge of Broxton, any claimed default by Broxton, or event of default or event which with notice or lapse of time, or both, would constitute a default by Broxton and in respect of which adequate steps have not been taken to prevent a default on its part from occurring.

          (b) The copies of the Leases heretofore or hereafter furnished or made available by Broxton to Colony are true, correct and complete, and the Leases have not been modified in any respect other than pursuant to amendments, copies of which have been concurrently delivered or made available to Colony, and are in full force and effect in accordance with their terms.

          (c) Except as set forth in the Disclosure Memorandum, there are no contractual obligations, agreements in principle or present plans for Broxton to enter into new leases of real property or to renew or amend existing Leases prior to the Closing Date.

     4.4.5  REAL PROPERTY.  (a)  Broxton does not own any interest in any real
            -------------
property (other than as lessee), except as set forth in the Disclosure Memorandum (such properties being referred to herein as "REALTY"). Except as disclosed in the Disclosure Memorandum, Broxton has good and marketable title to the Realty and the titles to the Realty are insurable through owner's title insurance policies to be issued by a title insurance company authorized to issue titles in the state of Georgia showing good and marketable title to the Realty in Broxton (ALTA Form B-1970 as amended), subject only to the standard printed exceptions and such matters as do not materially and adversely affect the present operations of the business located on the Realty or materially and adversely affect marketability of title to the Realty. Broxton will deliver to Colony in advance of closing an attorney's certificate of title, certifying to those same matters.

          (b) Except as set forth in the Disclosure Memorandum, the interests of Broxton in the Realty and in and under each of the Leases are free and clear of any and all liens and encumbrances and are subject to no present claim, contest, dispute, action or, to the knowledge of Broxton, threatened action at law or in equity.

          (c) The present and past use and operations of, and improvements upon, the Realty and all Leased Property are in compliance with all applicable building, fire, zoning and other applicable laws, ordinances and regulations and with all deed restrictions of record, no notice of any violation or alleged violation thereof has been received, and to the knowledge of Broxton there are no proposed changes therein that would affect the Realty, the Leased Properties or their uses.

          (d) Except as set forth in the Disclosure Memorandum, no rent has been paid in advance and no security deposit has been paid by, nor is any brokerage commission payable, by or to Broxton with respect to any lease pursuant to which it is lessor or lessee.

          (e) Broxton is not aware of any proposed or pending change in the zoning of, or of any proposed or pending condemnation proceeding with respect to, any of the Realty or the Leased Properties which may adversely affect the Realty or the Leased Properties or the current or currently contemplated use thereof.

          (f) The buildings and structures owned, leased or used by Broxton are, taken as a whole, in good operating order (except for ordinary wear and tear), usable in the ordinary course of business, and are sufficient and adequate to carry on the business and affairs of Broxton.

     4.5  EMPLOYEES AND BENEFITS.
          ----------------------

          4.5.1  COMPENSATION STRUCTURE.  The Disclosure Memorandum contains a
                 ----------------------
true and complete list of the names, titles, responsibilities and compensation arrangements of each person whose earned compensation (including without limitation all salary, wages, bonuses and fringe benefits other than those fringe benefits made available to all employees on an equal basis), regardless of whether actually payable in such year, from Broxton for the current fiscal year will equal or exceed $25,000.00. Broxton has heretofore made available or shall make available to Colony copies of all written agreements, correspondence (other than outstanding offers of employment to prospective employees whose compensation levels will not exceed $25,000.00 in cash), memoranda and other written materials currently in effect which have been provided to such employees relating to their compensation.

          4.5.2  DIRECTORS OR OFFICERS OF OTHER CORPORATIONS.  Except as set
                 -------------------------------------------
forth in the Disclosure Memorandum, no director, officer, or employee of Broxton serves, or in the past five years has served, as a director or officer of any other corporation on behalf of, or as a designee of, Broxton.

          4.5.3  EMPLOYEE BENEFITS.  (a)  Except as set forth in the Disclosure
                 -----------------
Memorandum, Broxton does not have or maintain a pension plan, profit sharing plan, group insurance plan, employee welfare benefit plan (as such term is defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), severance plan, bonus plan, stock option plan or deferred compensation plan for any of its current or former employees.

          (b) Each "employee benefit plan" as defined in Section 3(3) of ERISA, maintained by or on behalf of Broxton (including any plans which are "multi-employer plans" under Section 3(37)(A) of ERISA ("MULTI-EMPLOYER PLANS")) and any defined benefit plan (as defined in Section 3(35) of ERISA) terminated by Broxton within the five plan-years ending immediately before the Closing Date), which covers or covered any employees of Broxton, of any subsidiary or of any predecessors ("PLAN"), is listed in the Disclosure Memorandum, and copies of all the Plans and Plan Trusts (if applicable), Summary Plan Descriptions, Actuarial Reports and Valuations (if any), and Annual Reports (and attachments thereto) on Form 5500, 5500-C or 5500-R, as the case may be (if required pursuant to ERISA) for the most recent three years with respect to the Plans, Internal Revenue Service determination letters and any other related documents requested by Colony or its counsel have been, or prior to the Closing Date will be, provided to Colony.

          (c) Except as set forth in the Disclosure Memorandum, with respect to each Plan, no litigation or administrative or other proceeding is pending or, to the knowledge of Broxton, threatened; the Plan has been restated or amended so as to comply with all applicable requirements of law, including all applicable requirements of ERISA, the Internal Revenue Code of 1986, as amended (the "CODE"), and the regulations promulgated thereunder by the Internal Revenue Service and the United States Department of Labor; neither the Plan nor any trustee, administrator or fiduciary thereof has at any time been involved in any transaction relating to the Plan which would constitute a breach of fiduciary duty under ERISA or a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code, unless such transaction is specifically permitted under Sections 407 or 408 of ERISA, Section 4975 of the Code or a class or administrative exemption issued by the Department of Labor.

     (d) Except as set forth in the Disclosure Memorandum, each Plan has been administered in compliance in all material respects with applicable law and the terms of the Plan.

     (e) Except as disclosed in the Disclosure Memorandum and except for obligations under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), Broxton has no obligation to provide, or material liability for, health care, life insurance or other benefits after termination of the active employment of any employee. As of the Closing Date, Broxton will have provided adequate reserves, or insurance or qualified trust funds, for all claims incurred through the Closing Date, including adequate reserves to provide for any post-retirement health care, life insurance or other benefits with respect to periods of employment prior to the Closing Date, based on an actuarial valuation satisfactory to the actuaries of Broxton representing a projection of claims expected to be incurred for such retirees during its period of coverage under such Plan.

     (f) To the knowledge of Broxton, no fact or circumstance exists which could constitute grounds in the future for the Pension Benefit Guaranty Corporation ("PBGC") (or any successor to the PBGC) to take any action whatsoever under Section 4042 of ERISA in connection with any plan which an Affiliate (as defined below) of Broxton maintains within the meaning of Section 4062 or 4064 of EISA, and, in either case, the PBGC has not previously taken any such action which has, or reasonably might, result in any liability of an Affiliate or Broxton to the PBGC, which would have an adverse effect on the business of Broxton. The term "AFFILIATE" for purposes of this Section means any trade or business (whether incorporated or unincorporated) which is a member of a group described in Sections 414(b) or 414(c) of the Code of which Broxton is also a member.

     (g)  Only current and former employees of Broxton participate in the Plans.

     4.5.4  LABOR-RELATED MATTERS.  Broxton is not, and has not been, a party to
            ---------------------
any collective bargaining agreement or agreement of any kind with any union or labor organization or to any agreement with any of its employees which is not terminable at will or upon ninety (90) days notice at the election of, and without cost or penalty to, Broxton. Broxton has not received at any time in the past five (5) years, any demand for recognition from any union, and no attempt has been made, or will have been made as of the Closing Date, to organize any of its employees. Broxton has complied with all obligations under the National Labor Relations Act, as amended, the Age Discrimination in Employment Act, as amended, and all other federal, state and local labor laws and regulations applicable to employees. There are no unfair labor practice charges pending or threatened against Broxton, and there are, and in the past three (3) years there have been, no charges, complaints, claims or proceedings, or slowdowns or strikes pending or threatened against, or involving Broxton with respect to any alleged violation of any legal duty (including but not limited to any wage and hour claims, employment discrimination claims or claims arising out of any employment relationship) by Broxton as to any of its employees or as to any person seeking employment therefrom, and no such violations exist.

          4.5.5  RELATED PARTY TRANSACTIONS.  Except for (a) loans and
                 --------------------------
extensions of credit made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by Broxton with other persons who are not affiliated with Broxton, and which do not involve more than the normal risk of repayment or present other unfavorable features, (b) deposits, all of which are on terms and conditions identical to those made available to all customers of Broxton at the time such deposits were entered into, and (c) transactions specifically described in the Disclosure Memorandum, there are no contracts with or commitments to present or former 5% or greater shareholders, directors, officers, or employees involving the expenditure after December 31, 1990 of more than $60,000.00 as to any one individual, including with respect to any business directly or indirectly controlled by any such person, or $100,000.00 for all such contracts or commitments in the aggregate for all such individuals (other than contracts or commitments relating to services to be performed by any officer, director or employee as a currently-employed employee of Broxton).

     4.6  OTHER MATTERS.
          -------------

          4.6.1  REGULATORY REPORTS.  Broxton will make available to Colony for
                 ------------------
review and inspection all applications, reports or other documents filed by it for each of its past three full fiscal years with any regulatory or governmental agencies. All of such applications, reports and other documents have been prepared in accordance with applicable rules and regulations of the regulatory agencies with which they were filed.

          4.6.2  APPROVALS, CONSENTS AND FILINGS.  Except for the approval of
                 -------------------------------
the Department of Banking, the Board of Governors of the Federal Reserve System (the "FEDERAL RESERVE") and the FDIC, or as set forth in the Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby or thereby will (a) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Broxton, or any of Broxton's assets.

          4.6.3  DEFAULT.  (a)  Except for those consents described in or set
                 -------
forth pursuant to SECTION 4.6.2 above, neither the execution of this Agreement nor consummation of the transactions contemplated herein (i) constitutes a breach of or default under any contract or commitment to which Broxton is a party or by which Broxton or its properties or assets are bound, (ii) does or will result in the creation or imposition of any security interest, lien, encumbrance, charge, equity or restriction of any nature whatsoever in favor of any third party upon any assets of Broxton, or (iii) constitutes an event permitting termination of any agreement or the acceleration of any indebtedness of Broxton.

          (b) Broxton is not in default under its Articles of Incorporation or Bylaws or under any term or provision of any security deed, mortgage, indenture or security agreement or of any other contract or instrument to which Broxton is a party or by which it or any of its property is bound.

          4.6.4  REPRESENTATIONS AND WARRANTIES.  No representation or warranty
                 ------------------------------
contained in this ARTICLE IV or in any written statement delivered by or at the direction of Broxton pursuant thereto or in connection with the transactions contemplated hereby contains or shall contain any untrue statement, nor shall such representations and warranties taken as a whole omit any statement necessary in order to make any statement not misleading. Copies of all documents that have been or will be furnished to Colony in connection with this Agreement or pursuant hereto are or shall be true, correct and complete.

                                   ARTICLE V
                                   ---------

                CONDUCT OF BUSINESS OF BROXTON PENDING CLOSING
                ----------------------------------------------

          During the period from the date of this Agreement and continuing until the Closing Date, or the earlier termination of this Agreement pursuant to
ARTICLE XI hereof, Broxton agrees (except as expressly contemplated by this Agreement or to the extent that Colony shall otherwise consent to in advance in writing) that:

          (a)    ORDINARY COURSE.     Broxton shall carry on its businesses in
                 ---------------
the usual, regular and ordinary course in the same manner as heretofore conducted, without the creation of any indebtedness for borrowed money (other than deposit and similar accounts and customary credit arrangements between banks in the ordinary course of business), and, to the extent consistent with such business, use its best efforts to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with representatives, customers, suppliers, personnel and others having business dealings with Broxton.

          (b)  DIVIDENDS: CHANGES IN STOCK.  Broxton shall not, and shall not
               ---------------------------
propose to, (i) split, combine or reclassify any of its capital stock, declare any dividend payable in its capital stock, or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of Broxton, or (ii) repurchase or otherwise acquire any shares of its capital stock.

          (c)  ISSUANCE OF SECURITIES.  Broxton shall not sell, issue,
               ----------------------
authorize or propose the sale or issuance of, or purchase or propose the purchase of, any shares of its capital stock or any class of securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities or enter into any agreement with respect to the foregoing.

          (d)  GOVERNING DOCUMENTS.  Broxton shall not amend its Articles of
               -------------------
Incorporation or Bylaws. Broxton will maintain its corporate existence and powers and fully comply with all federal, state and local laws with respect to its operations and the conduct of its business.

          (e)  NO ACQUISITIONS.   Broxton shall not acquire by merging or
               ---------------
consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other entity or division thereof or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to it.

          (f)  NO DISPOSITIONS.   Broxton shall not sell, mortgage, subject to
               ---------------
any lien, charge or other encumbrances, lease or otherwise dispose of any of its tangible or intangible assets, except for sales, leases and other dispositions in the ordinary course of business consistent with prior practice.

          (g)  MAINTENANCE OF PROPERTIES.  Broxton will maintain its properties
               -------------------------
and assets in satisfactory condition and repair for the purposes intended, ordinary wear and tear and damage by fire or other casualty excepted.

          (h)  BENEFITS PLANS, ETC. Broxton shall not enter into or amend any
               --------------------
bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, stock option, stock purchase or other benefit plan or any union, employment or consulting agreement except as required by law or regulations and shall not accelerate the exercisability of any options, warrants or rights to purchase securities of Broxton pursuant to any benefit plan.

          (i)  INCREASE IN COMPENSATION.  Broxton shall not grant to any
               ------------------------
director, officer, employee or agent any increase in compensation (other than any increase referred to in SECTION 4.2.11(G) hereof) or in severance or termination pay, or enter into any employment agreement, except as may be required under employment, termination or other agreements in effect on the date of this Agreement and which are described in the Disclosure Memorandum.

          (j)  PAYMENT OF DEBT.     Broxton shall not pay any claim or discharge
               ---------------
or satisfy any lien or encumbrance or pay any obligation or liability other than in the ordinary course of business or as required by the terms of any written instrument evidencing or governing the same, a copy of which has been heretofore provided to Colony.

          (k)  OTHER ACTIONS. Broxton shall not take any action that would or
               -------------
could reasonably be expected to result in any of the representations and warranties of Broxton set forth in this Agreement becoming untrue at any time on or prior to the Closing Date.

          (l)  MAINTENANCE OF INSURANCE.  Broxton will maintain and keep or
               ------------------------
cause to be maintained and kept in full force and effect all of the insurance referred to in SECTION 4.3.4 hereof or other insurance equivalent thereto.

          (m)  BANKING RELATIONSHIPS.  No change will be made in the banking and
               ---------------------
safe deposit arrangements referred to in SECTION 4.2.8 hereof.

          (n)  BOOKS AND RECORDS.   The books and records of Broxton shall be
               -----------------
maintained in the usual, regular and ordinary course on a basis consistent with past years. Broxton shall furnish monthly Unaudited Financial Statements to Colony by the tenth day following the end of the month reflected in such Unaudited Financial Statements, which statements shall consist of at least a balance sheet and income statement prepared in accordance with generally accepted accounting principles, consistently applied, subject to year-end adjustments.

          (o)  ADVICE OF CHANGES.   Broxton shall promptly advise Colony orally
               -----------------
and in writing of any change or event having, or which Management of Broxton believes could have, a material adverse effect on the assets, liabilities, business, operations or financial condition of Broxton.

          (p)  ACQUISITIONS.  Except for the purchase of United States Treasury
               ------------
Securities or United States Government Agency Securities, which in either case have maturities of three (3) years or less, Broxton shall not purchase any securities or make any material investments, either by purchase of stock or securities, contributions to capital, asset transfers, or purchase of any assets, or otherwise acquire direct or indirect control over any entity, other than in connection with foreclosures in the ordinary course of its business.

                                  ARTICLE VI
                                  ----------

                   REPRESENTATIONS AND WARRANTIES OF COLONY
                   ----------------------------------------

     As an inducement to Broxton to enter into this Agreement and to consummate the transactions contemplated hereby, Colony represents, warrants, covenants and agrees as follows:

     6.1    GOOD STANDING. Colony is a business corporation duly organized,
            -------------
validly existing and in good standing under the laws of the State of Georgia and is entitled to own or lease its properties and to carry on its business as now conducted.

     6.2    AUTHORITY.     Subject to approval of the Department of Banking, the
            ---------
Federal Reserve and the FDIC, Colony has full corporate power and authority to make, execute and perform this Agreement and the transactions contemplated hereby, and the execution, delivery and performance of this Agreement by Colony has been duly authorized by all necessary corporate action of Colony. Interim has full corporate power and authority to make, execute and perform the Merger Agreement and the transactions contemplated hereby, and the execution, delivery and performance of the Merger Agreement by Interim has been duly authorized by all necessary corporate action of Interim.

     6.3    DEFAULT.  Neither the execution and delivery of this Agreement and
            -------
the Merger Agreement nor performance by Colony and Interim in compliance with their respective terms will result in a breach of the terms or conditions of, or constitute a default under, the Articles of Incorporation or Bylaws of Colony or of any mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which it is a party or by which it or any of its properties or assets may be bound or, to the knowledge of Management of Colony, affected.

     6.4    APPLICATIONS.  Colony shall prepare and file, or shall cause to be
            ------------
prepared and filed, all regulatory applications as may be required in order to consummate the transactions contemplated by this Agreement.

     6.5    CAPITAL STOCK. The authorized capital stock of Colony consists of
            -------------
5,000,000 shares of its $10.00 par value Common Stock, of which 1,291,110 shares were issued and outstanding as of April 30, 1996. All of the issued and outstanding shares of Common Stock of Colony are, and all of the shares of Colony to be issued in exchange for shares of Broxton Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be duly and validly issued and outstanding and fully paid and non-assessable under applicable Georgia law. All shares of Colony's issued and outstanding common stock have been issued in compliance with all applicable state and federal securities laws. None of the outstanding shares of Colony Common Stock have been, and none of the shares of Colony Common Stock to be issued in exchange for shares of Broxton Common Stock upon consummation of the Merger will be, issued in violation of any pre-emptive rights of the current or past Shareholders of Colony. Colony does not have outstanding any securities which are either by their terms or by contract convertible or exchangeable into capital stock of Colony, or any other securities or debt of Colony, or any preemptive or similar rights to subscribe for or to purchase, or any options or warrants or agreements or understandings for the purchase or the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or securities convertible into capital stock. Colony is not subject to any obligations (contingent or otherwise) to repurchase or otherwise acquire or retire, or to register, any shares of its capital stock.

     6.6    SEC FILINGS; FINANCIAL STATEMENTS.  (a)  Colony has filed and made
            ---------------------------------
available to Broxton all forms, reports, and documents required to be filed by Colony with the Securities and Exchange Commission since December 31, 1993, other than a registration statement on Form SB2 (collectively, the "COLONY SEC REPORTS"). The Colony SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Colony SEC Reports or necessary in order to make the statements in such Colony SEC Reports, in light of the circumstances under which they were made, not misleading.

     (b) Each of the financial statements of Colony (including, in each case, any related notes) contained in the Colony SEC Reports, including any Colony Reports filed after the date of this Agreement until the Effective Date, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and fairly presented the consolidated financial position of Colony and its subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

     6.7    ABSENCE OF CERTAIN CHANGES OR EVENTS.  Since December 31, 1995,
            ------------------------------------
except as disclosed in Colony financial statements delivered prior to the date of this Agreement, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a material adverse effect on Colony.

     6.8    TAX MATTERS.   (a)  All tax returns required to be filed by or on
            -----------
behalf of Colony and its subsidiaries have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1995, and all tax returns filed are complete and accurate in all material respects. All taxes shown on filed tax returns have been paid, and there is no audit examination, deficiency, or refund litigation with respect to any taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a material adverse effect on Colony, except as may be reserved against in the Colony financial statements delivered prior to the date of this Agreement.

     (b) Adequate provision for any taxes due and or to be come due for Colony or any of its subsidiary banks for the period or periods through and including the date of the respective Colony Financial Statements has been made and is reflected on such Colony Financial Statements.

     6.9    LEGAL PROCEEDINGS.  There is no litigation instituted or pending,
            -----------------
or, to the knowledge of Colony, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable against Colony or its subsidiaries) that is likely to have, individually or in the aggregate, a material adverse effect on Colony or its subsidiaries, nor are there any orders of any regulatory authorities, other governmental authorities, or arbitrators outstanding against Colony or its subsidiaries that are reasonably likely to have, individually or in the aggregate, a material adverse effect on Colony.

                                  ARTICLE VII
                                  -----------

                      CONDITIONS TO OBLIGATIONS OF COLONY
                      -----------------------------------

     All of the obligations of Colony under this Agreement are subject to the fulfillment prior to or at the Closing Date of each of the following conditions, any one or more of which may be waived by Colony:

     7.1    REPRESENTATIONS AND WARRANTIES.  The representations and warranties
            ------------------------------
of Broxton contained herein, or in any certificate, schedule or other document delivered pursuant to the provisions hereof, or in connection herewith, shall be true in all material respects as of the date when made and, except where otherwise expressly provided herein, shall be deemed to be made again at and as of the Effective Date and shall be true in all material respects at and as of such time, except (i) for those representations and warranties confined to a specific date, which shall be true and correct as of such date, or (ii) as a result of changes or events expressly permitted or contemplated herein.

     7.2    PERFORMANCE OF AGREEMENTS.  Broxton shall have performed and
            -------------------------
complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

     7.3    CERTIFICATES, RESOLUTIONS, OPINION.  Broxton shall have delivered to
            ----------------------------------
Colony:

            (a) a certificate executed by the President of Broxton, dated as of the Effective Date, and certifying in such detail as Colony may reasonably request to the fulfilling of the conditions specified in SECTIONS 7.1 AND
     7.2 hereof;

            (b) duly adopted resolutions of the Board of Directors and shareholders of Broxton, certified by the Secretary or Assistant Secretary thereof as of the Effective Date, (i) authorizing and approving the execution of this Agreement (with respect to the directors of Broxton) and the Merger Agreement (with respect to the directors and the shareholders of Broxton), and the consummation of the transactions contemplated herein and therein in accordance with their respective terms, and (ii) authorizing all other necessary and proper corporate action to enable Broxton to comply with the terms hereof and thereof;

            (c) certificates executed by the Department of Banking dated not more than five (5) business days prior to the Closing Date, of the valid existence of Broxton under the laws of such state;

            (d) certificates from the appropriate public officials of the State of Georgia, dated not more than five (5) business days prior to the Closing Date, certifying that Broxton has filed all corporate tax returns required by the laws of such state and has paid all taxes shown thereon to be due;

            (e) the Bylaws of Broxton, as amended to date, certified by the Secretary or Assistant Secretary thereof;

            (f) Articles of Incorporation of Broxton, as amended to date, certified by the Secretary of the State of Georgia and dated not more than ten (10) days prior to Closing Date; and

            (g) an opinion of Solomon & Edgar, P.C., counsel for Broxton, dated the Effective Date, in the form attached as EXHIBIT C, which opinion may be issued in accordance with the January 1, 1992 edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia. The opinion letter shall contain the opinion of counsel as to such other matters as Colony may reasonably request.

     7.4    ACCOUNTANTS' LETTER.  Colony shall have received a letter from
            -------------------
Nichols, Cauley & Associates, P.C., dated the Effective Date, to the effect that, at the request of Broxton they have carried out procedures to a specified date not more than five (5) business days prior to the Effective Date, which procedures did not constitute an examination in accordance with generally accepted auditing standards, of the financial statement of Broxton, as follows:
(a) read the unaudited balance sheets and statements of income of Broxton from December 31, 1995 through the date of the most recent monthly financial statements available in the ordinary course of business; (b) read the minutes of the meetings of shareholders and Board of Directors of Broxton from December 31, 1995 to said date not more than five (5) business days prior to the Effective Date; and (c) consulted with certain officers and employees of Broxton responsible for financial and accounting matters and, based on such procedures, nothing has come to their attention which would cause them to believe that such unaudited interim balance sheets and statements of income are not fairly presented in conformity with generally accepted accounting principles applied on a basis consistent with that of the 1995 Financial Statements.

     7.5    REGULATORY APPROVALS.  Colony shall have received from any and
            --------------------
all governmental authorities, bodies or agencies having jurisdiction over the transactions contemplated by this Agreement, including, but not limited to, the Federal Reserve, the FDIC and the Department of Banking, all such consents, authorizations and approvals as are necessary for the consummation thereof and all applicable waiting or similar periods required by law shall have expired.

     7.6    CERTIFICATE OF MERGER.  The Secretary of State of Georgia shall have
            ---------------------
issued a certificate of merger with respect to the merger of Interim with and into Broxton.

     7.7    EMPLOYMENT AGREEMENTS.  All written employment, termination,
            ---------------------
consulting or similar agreements entered into by Broxton shall have been effectively terminated with no remaining liabilities, duties or obligations on the part of Broxton under said agreements.

     7.8    CONSENTS TO THE MERGER.  Broxton shall have delivered to Colony all
            ----------------------
consents to the Merger that are required to be secured from any party to any agreement with Broxton.

     7.9    COVENANT NOT TO COMPETE.  The execution by Curtis A. Summerlin of a
            -----------------------
Covenant Not to Compete, the form of which shall be that attached hereto as EXHIBIT D, on or prior to the Effective Date, the effect of which shall be conditioned upon the tender by Colony to Mr. Summerlin on the Closing Date of the consideration set forth in SECTION 9.4 hereof.

     7.10   ABSENCE OF EMPLOYMENT CONTRACTS.  There shall be in effect no
            -------------------------------
written or verbal contracts of employment for any employee of the Bank which cannot be terminated by Broxton at will.

     7.11   ADEQUACY OF LOAN LOSS RESERVE.  Colony shall be satisfied that as of
            -----------------------------
the Effective Date Broxton has established a loan loss reserve which, in the good faith opinion of Colony based upon its review of the loan portfolio of Broxton, is adequate to cover anticipated losses that might result from such loan portfolio. Colony shall have free access to the books and records of Broxton through and until the Effective Date for the purpose of making such determination.

                                 ARTICLE VIII
                                 ------------

                     CONDITIONS TO OBLIGATIONS OF BROXTON
                     ------------------------------------

     All of the obligations of Broxton under this Agreement are subject to the fulfillment prior to or at the Effective Date of each of the following conditions, any one or more of which may be waived by Broxton:

     8.1  REPRESENTATIONS AND WARRANTIES.  The representations and warranties of
          ------------------------------
Colony contained herein or in any certificate, schedule or other document delivered pursuant to the provisions hereof, or in connection herewith, shall be true in all material respects as of the date when made and shall be deemed to be made against at and as of the Closing Date and shall be true in all material respects at and as of such time.

     8.2  PERFORMANCE OF AGREEMENTS.  Colony shall have performed and complied
          -------------------------
with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

     8.3  CERTIFICATES, RESOLUTIONS, OPINION.  Colony shall have delivered to
          ----------------------------------
Broxton:

          (a) a certificate executed by the President of Colony, dated the Effective Date, certifying in such detail as Broxton may reasonably request to the fulfillment of the conditions specified in SECTIONS 8.1 and 8.2 hereof;

          (b) duly adopted resolutions of the Board of Directors of Colony, certified by the Secretary or an Assistant Secretary thereof as of the Effective Date, authorizing and approving (i) the execution of this Agreement and the consummation of the transactions contemplated herein in accordance with its terms, and (ii) all other necessary and proper corporate action to enable Colony to comply with the terms hereof;

          (c) duly adopted resolutions of the Board of Directors of Interim, certified by the Secretary or Assistant Secretary thereof as of the Effective Date, authorizing and approving (i) the execution of Broxton Merger Agreement and the consummation of the transactions contemplated therein in accordance with its terms, and (ii) all other necessary and proper corporate action to enable Interim to comply with the terms thereof;

          (d) an opinion of Martin, Snow, Grant & Napier, counsel for Colony, dated the Effective Date, in the form attached as EXHIBIT E, which opinion may be issued in accordance with the January 1, 1992 edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia; and

          (e) an opinion of Martin, Snow, Grant & Napier, counsel for Colony, dated the Effective Date, to the effect that the exchange of all the outstanding shares of Broxton for shares of Colony and the conversion of Interim shares into Broxton shares will qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code, and that no gain or loss will be recognized by Colony, Interim or Broxton, or their respective shareholders as a result of the transactions contemplated under the Agreement and Plan of Reorganization.

     8.4  SHAREHOLDER APPROVAL.  The Merger Agreement shall have been approved
          --------------------
by the vote of the holders of at least two-thirds of the shares of the Broxton Stock.

     8.5  REGULATORY APPROVALS.     Any and all governmental authorities, bodies
          --------------------
or agencies having jurisdiction over the transactions contemplated by this Agreement, including, but not limited to the Federal Reserve, the FDIC and the Department of Banking, shall have granted all such consents, authorizations and approvals as are necessary for the consummation thereof, and all applicable waiting or similar periods required by law shall have expired.

     8.6  PAYMENT TO MR. SUMMERLIN.  The tender to Curtis A. Summerlin in cash
          -------------------------
of the sum of $90,000.00 at Closing in exchange for the execution of a Covenant Not to Compete by Mr. Summerlin.

                                  ARTICLE IX
                                  ----------

                             ADDITIONAL AGREEMENT
                             --------------------

     9.1  REGISTRATION STATEMENT; PROXY STATEMENT; SHAREHOLDER APPROVAL.  As
          -------------------------------------------------------------
soon as practicable after execution of this Agreement, a registration statement shall be filed by Colony with the Securities and Exchange Commission on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto under the Securities Act of 1933 with respect to the shares of Colony Common Stock to be issued to the shareholders of Broxton in connection with the transactions contemplated by this Agreement. Colony shall use its reasonable efforts to cause the registration statement to become effective under the Securities Act of 1933 and take any action required to be taken under applicable state Blue Sky or securities laws in connection with the issuance of the shares of Colony Common Stock upon consummation of the Merger. Broxton shall furnish all information concerning it and the holders of its capital stock as Colony may reasonably request in connection with such action. Broxton shall call a shareholders meeting, to be held within forty-five (45) days after the registration statement is declared effective by the Securities and Exchange Commission, for the purpose of voting upon approval of the Agreement of Merger and such other related matters as it deems appropriate. In connection with the shareholders meeting (i) Broxton shall furnish to Colony such information as is necessary for Colony to prepare and file with the Securities and Exchange Commission a Proxy Statement, and shall mail such Proxy Statement to its shareholders, (ii) the parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (iii) the Board of Directors of Broxton shall recommend (subject to compliance with their fiduciary duties as advised by counsel) to its shareholders the approval of the Merger Agreement and (iv) the

Board of Directors and officers of Broxton shall (subject to compliance with their fiduciary duties as advised by counsel) use their reasonable efforts to obtain such shareholders approval.

     9.2  APPLICATIONS.  Colony shall promptly prepare and file, and Broxton
          ------------
shall cooperate in the preparation and, where appropriate, filing of applications with all regulatory authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite consents necessary to consummate the transactions contemplated by this Agreement.

     9.3  AGREEMENT OF AFFILIATE.   Broxton shall use its best efforts to obtain
          ----------------------
written acknowledgements from each executive officer, director, 10% shareholder or other person designated by Colony as, or believed by Colony to be, an "AFFILIATE" of Broxton at the time the Agreement of Merger is submitted to Broxton's shareholders for approval, that each such person is receiving shares of Colony as a result of the Merger which may in the future be subject to the provisions of Rule 145 as promulgated under the Securities Act of 1933, and the consent and agreement of each such person that: (i) he or she may be deemed an "UNDERWRITER" pursuant to Paragraph (c) of such Rule; (ii) he or she will make no disposition of such shares except in compliance with the provisions of Paragraph (d) of such Rule, or pursuant to an effective registration statement under the 1933 Act, unless Colony shall have received an opinion of counsel reasonably satisfactory to it that such compliance or registration is not required; (iii) the certificate(s) evidencing the shares of Colony Common Stock to be received by him or her as a result of the Merger will bear an appropriate legend reflecting Clauses (i) and (ii) of this paragraph; and (iv) a stop order will be placed upon the transfer of such shares of Colony Common Stock with the transfer agent of the company.

     9.4  COVENANT NOT TO COMPETE WITH CURTIS A. SUMMERLIN.  In exchange for the
          ------------------------------------------------
execution of a Covenant Not to Compete by Curtis A. Summerlin, President and chief executive officer of Broxton, the form of which is attached hereto as EXHIBIT D, Colony shall tender to Mr. Summerlin the sum of $90,000.00 in cash at Closing, and shall pay to Mr. Summerlin an additional $10,000.00 fifteen (15) months after the date of Closing, or at such earlier time after Closing as may be demanded by Mr. Summerlin. The execution of that Covenant Not to Compete by Mr. Summerlin is a condition to Closing, and in the event Mr. Summerlin fails, at or prior to the Effective Date, to execute a Covenant Not to Compete which prohibits him from participating in the banking business in Coffee County, Georgia through ownership of or affiliation with any financial institution other than Colony or its subsidiaries for a period of three (3) years following the Closing Date, Colony shall have the option of terminating this Agreement with no further liability to Broxton or to Mr. Summerlin.

                                   ARTICLE X
                                   ---------

                           WARRANTIES, NOTICES, ETC.
                           -------------------------

  10.1    WARRANTIES.  All statements contained in any certificate or other
          ----------
instrument delivered by or on behalf of Broxton or Colony pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties hereunder by the delivering party.

  10.2    SURVIVAL OF REPRESENTATIONS.  All representations, warranties,
          ---------------------------
covenants, and agreements made by either party hereto in or pursuant to this Agreement or in any instrument, exhibit or certificate delivered pursuant hereto shall be deemed to have been material and to have been relied upon by the party to which made, but, except as set forth hereafter or specifically stated in this Agreement, such representations, warranties, covenants, and agreements shall expire and be of no further force and effect upon the consummation of the Merger; provided, however, that the following shall survive consummation of the Merger and the transactions contemplated hereby:

          (a) the opinions of counsel referred to in SECTIONS 7.3(G) and 8.3(D) of this Agreement;

          (b) the opinion of accountants referred to in SECTION 7.4 of this Agreement;

          (c) any intentional misrepresentation of any material fact made by any party hereto in or pursuant to this Agreement or in any instrument, document or certificate delivered pursuant hereto; and

          (d) the covenant with respect to the confidentiality of certain information contained in SECTION 3.4 of this Agreement.

  10.3    NOTICE.   All notices, requests, demands and other communications
          ------
required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, first class, certified mail, postage prepaid to each of the parties hereto at the respective addresses set forth below (or at such other address either party may have theretofore notified the other party in writing):

          (a)  To Broxton:            Broxton State Bank
                                      P.O. Box 309
                                      Broxton, Georgia  31519
                                      Attn:  Curtis A. Summerlin

               With copies to:        Solomon & Edgar, P.C.
                                      P.O. Box 467
                                      Alma, Georgia  31510
                                      Attn:  Teddy Solomon

          (b)  To Colony:             Colony Bankcorp, Inc.
                                      P.O. Box 989
                                      302 South Main Street
                                      Fitzgerald, Georgia  31750
                                      Attn:  James D. Minix

               With copies to:        Martin, Snow, Grant & Napier
                                      240 Third Street
                                      P.O. Box 1606
                                      Macon, Georgia  31202-1606
                                      Attn:  John T. McGoldrick, Jr.

  10.4    ENTIRE AGREEMENT.   This Agreement and the Merger Agreement supersede
          ----------------
all prior discussions and agreements by and between Colony and Broxton with respect to the Merger and the other matters with respect thereto, and this Agreement and the Merger Agreement contain the sole and entire agreement between the parties hereto with respect to the transactions contemplated herein.

  10.5    WAIVER; AMENDMENT.  Prior to or on the Effective Date, Colony, acting
          -----------------
through its Board of Directors, Chairman or President, shall have the right to waive any default in the performance of any term of this Agreement by Broxton, to waive or extend the time for the fulfillment by Broxton of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Colony under this Agreement, except any condition which, if not satisfied, would result in the violation of any law or applicable governmental regulation. Prior to or on the Effective Date, Broxton, acting through its Board of Directors, Chairman or President, shall have the right to waive any default in the performance of any term of this Agreement by Colony, to waive or extend the time for the fulfillment by Colony of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Broxton under this Agreement, except any condition which, if not satisfied, would result in the violation of any law or applicable governmental regulation. This Agreement may be amended by a subsequent writing signed by the parties hereto upon the approval of the Boards of Directors of each of the parties hereto; provided, however, that the provisions of SECTIONS 7.5 and 8.5 requiring regulatory approval shall not be amended by the parties hereto without such approval.

                                  ARTICLE XI
                                  ----------

                                  TERMINATION
                                  -----------

     This Agreement may be terminated at any time prior to the Effective Date upon written notice to the other party hereto as follows, and, upon any such termination of this Agreement no party hereto shall have any liability to the other party, except that the provisions of SECTIONS 3.4 and 3.6 hereof shall survive the termination of this Agreement for any reason.

  11.1    MATERIAL ADVERSE CHANGE OF BROXTON.  By either party, if, after the
          ----------------------------------
date hereof, a material adverse change in the financial condition or business of the other party shall have occurred or the other party shall have suffered a material loss or damage to any of its properties or assets, which change, loss or damage materially affects or impairs the ability of the other party to conduct its business.

  11.2    NONCOMPLIANCE OF BROXTON.  By Colony, if the terms, covenants or
          ------------------------
conditions of this Agreement to be complied with or performed by Broxton at or before the Closing shall not have been complied with or performed in all material respects and such noncompliance or non-performance shall not have been waived by Colony.

  11.3    NONCOMPLIANCE OF COLONY.  By Broxton, if the terms, covenants or
          -----------------------
conditions of this Agreement to be complied with or performed by Colony at or before the Closing shall not have been complied with or performed in all material respects and such noncompliance or non-performance shall not have been waived by Broxton.

  11.4    FAILURE TO DISCLOSE.  By Colony, if it learns of any fact or condition
          -------------------
not disclosed in this Agreement, the Disclosure Memorandum, the 1995 Financial Statements or the Unaudited Financial Statements, which was required to be disclosed by Broxton pursuant to the provisions of this Agreement at or prior to the date of execution hereof with respect to the business, properties, assets or earnings of Broxton which materially and adversely affects such business, properties, assets or earnings or the ownership, value or continuance thereof; or by Broxton if it learns of any fact or condition not disclosed in this Agreement which was required to be disclosed by Colony pursuant to the provisions of this Agreement at or prior to the date of execution hereof with respect to the business, properties, assets or earnings of Colony which materially and adversely affect such business, properties, assets or earnings or the ownership, value or continuance thereof.

  11.5    ENVIRONMENTAL LIABILITY.  By Colony, if it learns of any potential
          -----------------------
liability of Broxton arising from noncompliance with any federal, state or local environmental law by Broxton, or any potential liability of Broxton arising from any environmental condition of the properties or assets of Broxton, including any properties or assets in which Broxton holds a security interest. Broxton has advised Colony of potential liability related to the leakage or spillage of hydrocarbons from underground tanks located on the Southside Pump & Pantry site on Madison Avenue in Douglas, Georgia which has been foreclosed upon and is now owned by Broxton. Broxton covenants that it has, or will, install monitoring wells at the facility to determine the extent of environmental contamination, if any, and to submit a Corrective Action Plan - Part A for the site to the Georgia Environmental Protection Division, and to take such other and further remedial measures as may be required under applicable federal, state or local laws, rules and regulations. In the event Colony determines in good faith the potential liability of Broxton in connection with that closing, in addition to costs previously paid or incurred by Broxton and any amount reserved for such liability by Broxton, exceeds the sum of $20,000.00, it may terminate this Agreement by written notice to Broxton.

  11.6    ADVERSE PROCEEDINGS.      By either party, if any action, suit or
          -------------------
proceeding shall have been instituted or threatened against either party to this Agreement to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated herein, which, in the good faith opinion of such party, makes consummation of the transactions herein contemplated inadvisable.

  11.7    DISSENTERS.    By Colony, if the holders of more than ten percent
          ----------
(10%) of the outstanding Broxton Stock elect to exercise their statutory right to dissent from the Merger and demand payment in cash for the "fair value" of their shares.

  11.8    TERMINATION DATE.   By either party, if all consents, authorizations
          ----------------
and approvals of any and all governmental authorities, bodies or agencies having jurisdiction over the transactions contemplated by this Agreement and the Merger Agreement necessary for the consummation of such transactions have not been granted on or before January 31, 1997.

  11.9    SHAREHOLDER VOTE.  By either party, if the Merger Agreement is not
          ----------------
approved by the vote of the holders of Broxton Stock as required by applicable law.

  11.10   DISCLOSURE MEMORANDUM.    By Colony, within fifteen (15) business days
          ---------------------
after the receipt of the Disclosure Memorandum set forth in ARTICLE 4.1, if any disclosure contained in such Memorandum causes Colony to believe in its sole discretion that the consummation of the Merger is inadvisable.

                                  ARTICLE XII
                                  -----------

                         COUNTERPARTS, HEADINGS, ETC.
                         ----------------------------

     This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The headings herein set out are for convenience of reference only and shall not be deemed a part of this Agreement.

                                 ARTICLE XIII
                                 ------------

                                BINDING EFFECT
                                --------------

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by any party without the prior written consent of the others.

                                  ARTICLE XIV
                                  -----------

                                 GOVERNING LAW
                                 -------------

     The validity and effect of this Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized corporate officers and their corporate seals to be affixed hereto all as of the day and year first above written.



                                    BROXTON STATE BANK

(BANK SEAL)
                                    By: /s/ Curtis A. Summerlin
                                       -----------------------------
Attest:                               Curtis A. Summerlin
                                      President
[SIGNATURE ILLEGIBLE]
- ---------------------
Secretary



                                    COLONY BANKCORP, INC.


                                    By: /s/ James D. Minix
                                       -----------------------------
                                      James D. Minix
                                      President

(CORPORATE SEAL)

Attest:


[SIGNATURE ILLEGIBLE]
- ---------------------
Secretary

                                   EXHIBIT A

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------


     THIS AGREEMENT AND PLAN OF MERGER (hereinafter referred to as the "AGREEMENT"), made and entered into as of the 4th day of June, 1996, by and between BROXTON INTERIM,INC., Broxton, Georgia, a Georgia business corporation ("INTERIM"), and a wholly-owned subsidiary of Colony Bankcorp, Inc., Fitzgerald, Georgia, a Georgia Corporation ("COLONY"), and BROXTON STATE BANK, Broxton, Georgia, a bank organized under the laws of the State of Georgia ("BROXTON") (Interim and Broxton being sometimes referred to collectively as the "CONSTITUENT COMPANIES");

                             W I T N E S S E T H:
                             --------------------

     WHEREAS, the Boards of Directors of Interim and Broxton deem it advisable and for the benefit of each of said entities and their respective shareholders that Interim merge into and with Broxton, with Broxton being the surviving bank;

     NOW, THEREFORE, FOR AND IN CONSIDERATION of the premises and of the mutual agreements hereinafter contained, it is agreed by and between the parties to this Agreement that pursuant to, and with the effects provided in the applicable provisions of, Part 14 of the Financial Institutions Code of the State of Georgia, as amended, Interim be merged into and with Broxton (hereinafter referred to as the "SURVIVING BANK"), the corporate existence of which shall be continued under the name "Broxton State Bank", and thereafter the individual existence of Interim shall cease. The terms and conditions of the merger hereby agreed upon and the mode of carrying the same into effect and the manner and basis of converting the shares of Common Stock, $10.00 par value, of Broxton (the "BROXTON COMMON STOCK") into shares of the $10.00 par value of Common Stock of Colony shall be as follows:

                                      1.

     The acts required to be done by the laws of the State of Georgia, in order to make this Agreement effective, including the submission of this Agreement to the shareholders of the Constituent Companies, if required, and the filing of this Agreement in the manner provided in Section 7-1-530, et seq. of the
                                                          ------
Financial Institutions Code of the State of Georgia, shall be attended to and done by the proper officers of the Constituent Companies as soon as practicable.

                                      2.

     The merger contemplated by this Agreement shall be effective as of the close of business on the date of the issuance of the certificate of merger by the Secretary of State of Georgia (the "EFFECTIVE DATE").

                                      3.

     The Articles of Incorporation of Broxton will remain unchanged and shall on the Effective Date be the Articles of Incorporation of the Surviving Bank.

                                      4.

     Until altered, amended or repealed, as therein provided, the Bylaws of Broxton as in effect on the Effective Date shall be the Bylaws of the Surviving Bank.

                                      5.

     The Board of Directors of the Surviving Bank shall be composed of the members of the Board of Directors of Broxton immediately prior to the merger.

                                      6.

     The manner and basis of converting the shares of capital stock of each of the Constituent Companies shall be as follows:

          (a) Upon the Effective Date, the shares of Common Stock of Interim ("INTERIM STOCK") issued and outstanding immediately prior to the Effective Date, shall be converted into 50,730 shares of $10.00 par value Common Stock of the Surviving Bank, less any shares of Broxton owned by Colony as of the Effective Date.

          (b) Upon the Effective Date, each of the shares of Broxton Common Stock outstanding on the Effective Date, other than those shares of Broxton Stock owned by Colony, shall, by virtue of the merger and without any further action on the part of the holder thereof, be converted into the right to receive a number of shares of the $10.00 par value Common Stock of Colony which have a value equal to 1.65 times the per share book value of the Broxton Common Stock as of the Effective Date (the "EXCHANGE RATIO"). For purposes of determining the Exchange Ratio, the per share book value of the Broxton Common Stock to be acquired by Colony shall be the sum of the Bank's Common Stock, surplus, undivided profits and year-to-date earnings or losses as shown on the general ledger using generally accepted accounting principles consistently applied as maintained by Broxton as of the close of business on the Effective Date, without adjustment for net unrealized gains or losses on securities available for sale as provided by Statement of Financial Accounting Standards No. 115, divided by the number of issued and outstanding shares of Broxton as of the Effective Date. For purposes of determining the Exchange Ratio, the per share value of the shares of Common Stock of Colony to be issued in connection with the acquisition shall be equal to 1.25 times the sum of Colony's Common Stock, surplus, undivided profits and year-to-date earnings or losses as shown on the general ledger maintained by Colony using generally accepted accounting principles consistently applied as of the close of business on the Effective Date, without any adjustment for net unrealized gains or losses on securities available for sale as provided by Statement of Financial Accounting Standards No. 115, divided by the number of issued and outstanding shares of the company as of the Effective Date. No fractional shares shall be issued; instead, fractional shares shall be paid in cash by Colony at a price equal to the value of Colony Common Stock as calculated for purposes of the Exchange Ratio.

          (c) If, prior to the Effective Date, the outstanding shares of Broxton Common Stock shall be increased by any stock dividend, stock split, subdivision, recapitalization or reclassification of shares or shall be combined into a lesser number of shares by reclassification, recapitalization, or reduction of capital, the number of shares of Colony Common Stock to be received by each Broxton Shareholder hereunder for each share of Broxton Common Stock shall be proportionately adjusted.

          (d) As soon as practicable after the Effective Date, each holder of any of the shares of Broxton Common Stock to be converted as above provided shall be entitled, upon presentation and surrender of the certificate or certificates representing such shares to the transfer agent or agents designated by Colony, to receive in exchange shares of Common Stock of Colony according to the Exchange Ratio.

                                      7.

     Upon the Effective Date, the shares of Broxton Common Stock which are to be surrendered in exchange for Colony Common Stock, until surrendered, shall be deemed for all corporate purposes to evidence the ownership of the respective number of shares of Colony Common Stock except for the payment of dividends. Until such certificates nominally representing shares of Broxton Common Stock shall be surrendered to Colony, no dividends payable on the shares of Colony Common Stock as of any date subsequent to the Effective

Date shall be paid to the holders thereof; but upon the surrender to Colony of such Broxton stock certificates, free and clear of any and all liens and encumbrances, for exchange, there shall be paid to the holders thereof the amount of dividends to which the shares of Broxton Common Stock being surrendered are entitled. Fractional shares to be surrendered in exchange for cash shall bear no interest until surrendered.

                                      8.

     On the Effective Date of the merger, the separate existence of Interim shall cease, and the Surviving Bank shall thereupon and thereafter possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the Constituent Companies; and all property, real, personal and mixed, and all debts due on whatever account, and each and every other interest of or belonging to or due to each of the Constituent companies shall be taken and deemed to be transferred to and invested in the Surviving Bank without further act or deed; and the title to any real estate, or any interest therein, vested in any of the Constituent Companies shall not revert or be in any way impaired by reason of such merger. The Surviving Bank shall thenceforth be responsible and liable for all of the liabilities and obligations of each of the Constituent Companies; and any claim existing or action or proceeding pending by or against either of the Constituent Companies may be prosecuted as if such merger had not taken place, or the Surviving Bank may be substituted in its place. Neither the rights of creditors not any liens upon the property of either of the Constituent Companies shall be impaired by such merger.

                                      9.

     If, at any time, the Surviving Bank shall consider or be advised that any further assignments or assurances in law or any other actions are necessary or desirable to vest in the Surviving Bank, according to the terms hereof, the title to any property or rights of Broxton, the proper officers and directors of Broxton shall execute and make all such proper assignments and assurances and do all things necessary and proper to vest title and such property rights in the Surviving Bank, and otherwise to carry out the purposes of this Agreement.

                                      10.

     This Agreement may be terminated and the merger abandoned in accordance with the Agreement and Plan of Reorganization, of even date herewith, entered into by and between Broxton and Colony, at any time before or after adoption of this Agreement by the Boards of Directors of the Constituent Companies, notwithstanding favorable action on the merger by the shareholders of either or both of the Constituent Companies, but not later than the Effective Date.

                                      11.

     Broxton and Interim, by mutual consent, may amend, modify and supplement this Agreement in the manner provided in SECTION 10.5 of the Agreement and Plan of Reorganization.

                                      12.

     This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the Constituent Companies have each caused this Agreement and Plan of Merger to be executed on their respective behalves and their respective corporate seals to be affixed hereto on the day and year first above written.

                                   BROXTON STATE BANK

                                   By: /s/ Curtis A. Summerlin
                                      ----------------------------
                                      Curtis A. Summerlin
                                      President

(BANK SEAL)

Attest:

[SIGNATURE ILLEGIBLE]
- --------------------------
Secretary

                                   BROXTON INTERIM, INC.

(CORPORATE SEAL)

Attest:                            By: /s/ James D Minix
                                       ---------------------------
                                       J. Dan Minix
                                       President
[SIGNATURE ILLEGIBLE]
- --------------------------
Secretary

                                   EXHIBIT B
                                   ---------



Colony Bankcorp, Inc.
P.O. Box 1029
Fitzgerald, Georgia  31750

Gentlemen:

     In connection with the proposed merger (the "Merger") of Broxton Interim, Inc. ("Interim") with and into Broxton State Bank ("Broxton") pursuant to the Agreement and Plan of Reorganization of even date herewith between Colony Bankcorp, Inc. and Broxton (the "Reorganization Agreement"), the undersigned hereby agrees to recommend to all holders of the capital stock of Broxton ("Broxton Stock") that they vote in favor of the Merger. In addition, the undersigned agrees to vote any and all shares of Broxton Stock owned or controlled by him in favor of the Merger.


                                        Sincerely,



                                        [Director or Executive Officer of
                                        Five Percent or Greater Shareholder
                                        of Broxton State Bank]

                                   EXHIBIT C
                                   ---------


     (1) Broxton was duly organized as a Bank, and is existing and in good standing, under the laws of the State of Georgia whose deposits are insured by the Federal Deposit Insurance Corporation.

     (2) Broxton has the corporate power to execute and deliver the Reorganization Agreement and the Merger Agreement, to perform its obligations thereunder, to own and use its Assets and to conduct its business.

     (3) Broxton has duly authorized the execution and deliver of the Reorganization Agreement and the Merger Agreement and all performance by Broxton thereunder, and has duly executed and delivered the Reorganization Agreement and the Merger Agreement.

     (4) No consent, approval, authorization or other action filed by, or filing with, any governmental authority of the United States or the State of Georgia is required for Broxton's execution and delivery of the Reorganization Agreement and the Merger Agreement and consummation of the Transaction, which consent, approval or authorization has not been previously received.

     (5) The Reorganization Agreement and the Merger Agreement are enforceable against Broxton.

     (6) The authorized capital stock of Broxton consists of 50,730 shares of Common Stock, par value $10.00 per share, all of which shares are issued and outstanding. All of the issued and outstanding capital stock of Broxton has been duly authorized and validly issued and are fully paid and non-assessable and, to such counsel's knowledge, there are no outstanding options, warrants, rights, calls, commitments, conversion rights, plans or other agreements providing for the purchase or issuance of any authorized but unissued shares of such capital stock.

                                   EXHIBIT D
                                   ---------


                            COVENANT NOT TO COMPETE
                            -----------------------


GEORGIA, COFFEE COUNTY


     WHEREAS, the undersigned, CURTIS A. SUMMERLIN, is a majority shareholder of Broxton State Bank, Broxton, Coffee County, Georgia and is serving as a director and as President and Chief Executive Officer of Broxton State Bank; and

     WHEREAS, Broxton State Bank is a party to an Agreement and Plan of Reorganization with Colony Bankcorp, Inc., pursuant to which Colony Bankcorp, Inc. will acquire all (100%) of the issued and outstanding common stock of Broxton State Bank; and

     WHEREAS, as a material inducement to the execution of that Agreement by Colony Bankcorp, Inc. the undersigned has agreed to execute a covenant not to compete precluding his participation in the banking business in Coffee County, Georgia for a period of three (3) years after the Effective Date of the merger between Broxton Interim, Inc. and Broxton State Bank pursuant to which the shares of Broxton State Bank were, or are to be, acquired by Colony Bankcorp, Inc.

     NOW, THEREFORE, in consideration of the obligation of Colony Bankcorp, Inc. to pay to the undersigned the sum of $100,000.00, as more particularly set forth in the Agreement and Plan of Reorganization between Colony Bankcorp, Inc. and Broxton State Bank dated June 4, 1996, the undersigned does hereby agree that for a period of three (3) years from the Effective Date of the merger between Broxton Interim, Inc. and Broxton State Bank, as that term is more particularly defined in the Agreement and Plan of Reorganization between Colony Bankcorp, Inc. and Broxton State Bank dated June 4, 1996, he will not compete in the banking business in Coffee, Ben Hill, Worth, Dodge, Wilcox or Turner Counties, Georgia with Colony Bankcorp, Inc. or its subsidiaries, including, without limitation, Broxton State Bank, directly or indirectly, whether as an employee, officer or director of any bank, bank holding company, savings and loan association, loan production office, credit union or other financial institution maintaining a facility or place of business within Coffee, Ben Hill, Worth, Dodge, Wilcox or Turner Counties, Georgia, which the undersigned stipulates to be the relevant banking market of Broxton State Bank as of the date of execution of this Agreement. For purposes of this Agreement, a financial institution shall include any business which accepts deposits, makes loans, and cashes and negotiates instruments constituting commercial paper.

The undersigned further covenants and agrees that he shall not serve as a spokesperson or consultant for any such financial institution which conducts a banking business in Coffee, Ben Hill, Worth, Dodge, Wilcox or Turner Counties Georgia during such time, and that he will not acquire or own, directly or indirectly, during such time any shares of voting stock of any such financial institution which maintains a place of business or conducts business in Coffee, Ben Hill, Worth, Dodge, Wilcox, or Turner Counties, Georgia which represents more than 1% of the issued and outstanding voting stock of such institution, whether directly, or indirectly, or exercise control over such shares. The covenant of the undersigned shall extend to any direct or indirect participation in the banking business, whether as principal, agent, partner, trustee, consultant or through the agency of any corporation, partnership, association, trust or other entity or person, whether on the undersigned's behalf or for others, and shall extend to any activity which seeks to promote, facilitate, consult, bring about, or participate in the organization, development, management or operation of a commercial banking business.

     The undersigned further agrees that during the term of this Covenant Not to Compete he will not encourage the discontinuance of any banking relationship between any person or entity with Colony Bankcorp, Inc. or any of its subsidiaries, including Broxton State Bank; provided, however, that nothing contained herein shall prohibit the undersigned from maintaining any banking or deposit account with any other financial institution with an office or doing business in Coffee, Ben Hill, Worth, Dodge, Wilcox, or Turner Counties, Georgia or from obtaining an extension of credit from any such financial institution.

     The undersigned further agrees that during the term of this covenant not to compete he will not knowingly solicit, entice, or persuade any other directors, officers, representatives, employees, consultants or agents of Broxton State Bank to leave its services for any reason.

     The effectiveness of this Covenant Not to Compete is conditioned upon the payment to the undersigned by Colony Bankcorp, Inc. on the Effective Date of the acquisition of Broxton State Bank by Colony Bankcorp, Inc., as that term is defined in the Agreement and Plan of Reorganization between Colony Bankcorp, Inc. and Broxton State Bank, of the sum of $90,000.00.

     The undersigned acknowledges and agrees that the type, period and territorial restrictions imposed herein are fair and reasonable and are supported by sufficient consideration, and that such limitations and restrictions will not prevent the undersigned from earning a livelihood. The undersigned further acknowledges that in the event of any breach of this covenant by the undersigned, ascertainment of damages will be difficult or impossible, and that accordingly Colony Bankcorp, Inc. shall be entitled, in addition to and not in limitation of any other rights, remedies or damages, to have a court of competent jurisdiction enjoin the undersigned from committing any such breach upon compliance with any conditions attached thereto, such as the posting of any necessary bond. The undersigned waives any defense that in such event Colony Bankcorp, Inc. has, or will have, an adequate remedy at law, and further agrees that the three-year term of the Agreement shall be tolled during any time in which the undersigned becomes involved in circumstances that a court of competent jurisdiction finds to violate this covenant. The undersigned further agrees that in the event it is determined the restrictions contained herein are too broad to be enforced as written, then such limitations or restrictions shall be enforced to the maximum extent permitted by law and the undersigned and Colony Bankcorp, Inc. hereby expressly consent and agree that such scope may be judicially modified accordingly in any proceeding brought to enforce such limitations or restrictions.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands and affixed their seals, this 4th day of June, 1996.
                          ---        ----


                                   /s/ Curtis A. Summerlin
                                   ---------------------------------------
                                   CURTIS A. SUMMERLIN



                                   COLONY BANKCORP, INC.  (SEAL)


                                   BY: /s/ James D. Minix,
                                      ------------------------------------
                                           James D. Minix, President

                                   EXHIBIT E
                                   ---------



     (1) Colony was duly organized as a corporation, and is existing and in good standing, under the laws of the State of Georgia. Interim was duly organized as a corporation, and is in good standing under the laws of the State of Georgia.

     (2) Colony has the corporate power to execute and deliver the Reorganization Agreement, to perform its obligations thereunder, to own and use it Assets and to conduct its business. Interim has the corporate power to execute and deliver the Merger Agreement, to perform its obligations thereunder, to own and use its Assets and to conduct its business.

     (3) Colony has duly authorized the execution and delivery of the Reorganization Agreement and all performance by Colony thereunder, and Interim has duly executed and delivered the Merger Agreement.

     (4) No consent, approval, authorization or other action filed by, or filing with, any governmental authority of the United States or the State of Georgia is required for Colony's execution and delivery of the Reorganization Agreement and Interim's execution and delivery of the Merger Agreement and consummation of the Transaction, which consent, approval or authorization has not been previously received by Colony and Interim, respectively.

     (5) The Reorganization Agreement and the Merger Agreement are enforceable against Colony, and Interim, respectively.

     (6) The shares to be issued by Colony in connection with the Merger Agreement have been duly registered with the Securities and Exchange Commission pursuant to an effective registration statement, and have either been registered in accordance with, or are exempt from, the securities laws of the various states in which the securities are to be issued.

                                 APPENDIX "C"

                       GEORGIA BUSINESS CORPORATION CODE
                        ARTICLE 13 - DISSENTERS' RIGHTS

                                  ARTICLE 13

                              DISSENTERS' RIGHTS

                                    Part 1

                RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

14-2-1301.  DEFINITIONS.

As used in this article, the term:

     (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (2) "Corporate action" means the transaction or other action by the corporation that creates dissenters' rights under Code Section 14-2-1302.

     (3) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (4) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

     (5) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporation action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

     (6) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

     (7) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     (8) "Shareholder" means the record shareholder or the beneficial shareholder. (Code 1981, (S)14-2-1301, enacted by Ga. L. 1988, p. 1070, (S)1.)

14-2-1302.  RIGHT TO DISSENT.

     (a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

          (1) Consummation of a plan of merger to which the corporation is a party:

               (A) If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

               (B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

          (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

          (3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

          (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

               (A)  Alters or abolishes a preferential right of the shares;

               (B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

               (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

               (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;

               (E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

               (F) Cancels, redeems, or repurchases all or part of the shares of the class; or

          (5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (b) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporation action creating his entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent or deceptive means, regardless of whether the shareholder has exercised dissenter's rights.

     (c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

          (1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

          (2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise. (Code 1981, (S)14-2-1302, enacted by Ga. L. 1988, p. 1070, (S)1.)

14-2-1303.  DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

     A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders. (Code 1981, (S)14-2-1303, enacted by Ga. L. 1988, p. 1070, (S)1.)

                                    Part 2

                 PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

14-2-1320.  NOTICE OF DISSENTERS' RIGHTS.

     (a)  If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

     (b) If corporate action creating dissenters' rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken. (Code 1981, (S)14-2-1320, enacted by Ga. L. 1988, p. 1070, (S)1.)

14-2-1321.  NOTICE OF INTENT TO DEMAND PAYMENT.

     (a)  If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:

          (1) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

          (2)  Must not vote his shares in favor of the proposed action.

     (b) A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his shares under this article. (Code 1981, (S)14-2-1321, enacted by Ga. L. 1988, p. 1970,
(S)1.)

14-2-1322.  DISSENTERS' NOTICE.

     (a)  If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

     (b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:

          (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

          (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

          (4) Be accompanied by a copy of this article. (Code 1981, (S)14-2-1322, enacted by Ga. L. 1988, p. 1070, (S)1.)


14-2-1323.  DUTY TO DEMAND PAYMENT.

     (a)  A record shareholder sent a dissenters' notice described in Code
Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

     (b) A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

     (c) A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article. (Code 1981, (S)14-2-1323, enacted by Ga. L. 1988, p. 1070, (S)1.)

14-2-1324.  SHARE RESTRICTIONS.

     (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action. (Code 1981, (S)14-2-1324, enacted by Ga. L. 1988, p. 1070, (S)1.)

14-2-1325.  OFFER OF PAYMENT.

     (a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code
Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

     (b)  The offer of payment must be accompanied by:

          (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

          (2) A statement of the corporation's estimate of the fair value of the shares;

          (3)  An explanation of how the interest was calculated;

          (4)  A statement of the dissenter's right to demand payment under Code
Section 14-2-1327; and

          (5)  A copy of this article.

     (c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later. (Code 1981, (S)14-2-1325, enacted by Ga. L. 1988, p. 1070, (S)1; Ga. L. 1989, p. 946,
(S)59.)

14-2-1326.  FAILURE TO TAKE ACTION.

     (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1322 and repeat the payment demand procedure. (Code 1981, (S)14-2-1326, enacted by Ga. L. 1988, p. 1070, (S)1; Ga.
L. 1990, p. 257, (S)20.)

14-2-1327.  PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

     (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

          (1) The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

          (2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

     (b) A dissenter waives his or her right to demand payment under this Code Section and is deemed to have accepted the corporation's offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his shares, as provided in Code Section 14-2-1325.

     (c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

          (1) The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

          (2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due. (Code 1981, (S)14-2-1327, enacted by Ga. L. 1988, p. 1070, (S)1; Ga. L. 1989, p. 946, (S)60;
Ga. L. 1990, p. 257, (S)21.)

                                    Part 3

                         JUDICIAL APPRAISAL OF SHARES

14-2-1330.  COURT ACTION.

     (a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or by publication, or in any other manner permitted by law.

     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the "Georgia Civil Practice Act", applies to any proceeding with respect to dissenters' rights under this chapter.

     (e) Each dissenter made a part to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment (Code 1981, (S)14-2-1330, enacted by Ga. L. 1988, p. 1070, (S)1).

14-2-1331.  COURT COSTS AND COUNSEL FEES.

     (a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expense of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

     (b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

          (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

          (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

     (c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted. (Code 1981, (S)14-2-1331, enacted by Ga. L. 1988, p. 1070, (S)1).

14-2-1332.  LIMITATION OF ACTIONS.

     No action by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322. (Code 1981, (S)14-2-1332, enacted by Ga. L. 1988, p.
1070, (S)1.)

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS
                    --------------------------------------

Item 20.  Indemnification of Directors and Officers
          -----------------------------------------

     Article 8, Part 5 of the Georgia Business Corporation Code provides for indemnification of directors and officers of corporations. Under the provisions of O.C.G.A. (S)14-2-852, a director of Colony, to the extent successful in the defense of any proceeding or claim to which the director is a party because he or she is a director of Colony Bankcorp, Inc., is entitled as a matter of right to indemnification against reasonable expenses, including attorneys' fees, incurred by him in connection therewith. Colony Bankcorp, Inc. is further authorized to indemnify any person who is made a director to a proceeding because he or she is a director against any liability incurred if that person acted in a manner he or she believed in good faith to be in, or not opposed to, the best interest of the corporation and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The authority of Colony Bankcorp, Inc. to indemnify a director is not applicable in connection with any proceeding brought by or in the right of the corporation in which the director was adjudged liable to the corporation, or in connection with any other proceeding in which he or she is adjudged liable on the basis that personal benefit was improperly received by him. Indemnification in any action brought by or in the right of the corporation is limited in any event to reasonable expenses incurred in connection with the proceeding, and does not include the obligation to pay any judgment, settlement, penalty or fine.

     A determination that a director is entitled to indemnification must be made by the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceedings; if a quorum cannot be obtained then by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceedings; by special legal counsel; or by the shareholders of the corporation, excluding shares owned by or voted under the control of directors who are at the time parties to the proceeding. A director of a corporation who is a party to a legal proceeding may apply to the court for indemnification or advances or expenses. The court may order indemnification or advances for expenses if it determines (1) the director is entitled to mandatory indemnification; or (2) the director is fairly and reasonably entitled to indemnification, even if he or she has not met the standard conduct set forth in O.C.G.A. (S)14-2-851(a) or was adjudged liable as described in O.C.G.A. (S)14-2-851(b), in which latter event, however, his or her indemnification is limited to reasonable expenses incurred. If the court determines that the director is entitled to indemnification or advance for expenses under this part, it may also order the corporation to pay the director's reasonable expenses to obtain court-ordered indemnification or advance for expenses. The articles of incorporation of Colony Bankcorp, Inc. also eliminate, as permitted by law, the personal liability of directors of the company from monetary damages for breach of duty of care or other duty as a director, excepting only any liability for misappropriation of any business opportunity of the corporation, intentional misconduct, and other specified conduct.

     An officer of Colony Bankcorp, Inc. who is not a director is entitled to mandatory indemnification and is entitled to apply for court ordered indemnification in each case to the same extent as is a director of Colony Bankcorp, Inc. Colony Bankcorp, Inc. may also indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

     Colony Bankcorp, Inc. bylaws provide for indemnification of officers and directors substantially similar to that provided by Article 8, Part 5 of the Georgia Business Corporation Code.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 21.  Exhibits
          --------

     The following exhibits are filed as a part of this Registration Statement:

     2.(a) Agreement and Plan of Reorganization dated June 4, 1996 between Colony Bankcorp, Inc., Broxton State Bank and Broxton Interim, Inc., which Agreement is included as Appendix "B" to the proxy statement included in this Registration Statement.

       (b)  Form of Proxy.

     3.(a) Articles of Incorporation of Registrant (as amended) -- Incorporated by reference to the Registration Statement filed by Colony Bankcorp, Inc. or Form SB-2, Commission File No. 33-96360.

        (b) Bylaws of Registrant -- Incorporated by reference to the Registration Statement filed by Colony Bankcorp, Inc. From SB-2, Commission File No. 33-96360.

     5. Opinion and consent of Martin, Snow, Grant & Napier as to the legality of the securities registered hereby.

     8. Opinion and consent of Martin, Snow, Grant & Napier as to the federal income tax consequences of the transaction to the shareholders of Broxton State Bank.

     10.    Deferred compensation plan for directors of The Bank of Fitzgerald.

     15.(a) The acknowledgement of Nichols, Cauley & Associates, P.C. of the awareness of the use in the registration statement of a report on unaudited interim financial information is contained in the consent of that firm filed as
Exhibit 23(b).

     21.    List of subsidiaries of Colony Bankcorp, Inc.

     23.(a) Consent of McNair, McLemore, Middlebrooks & Co. to use of financial statements.

        (b) Consent of Nichols, Cauley & Associates, P.C. to use of financial statements.

        (c) The consents of Martin, Snow, Grant & Napier are contained in the opinions of such firm filed or to be filed as Exhibits "5" and "8".


Item 22.  Undertakings.  The undersigned Registrant hereby undertakes as
          -------------
follows:

     (1) That prior to any public reoffering of the securities registered thereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement, and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (4) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (5) To file a post-effective amendment at such time as the number of shares to be issued in connection with the Reorganization can be determined with certainty to remove from registration any of the securities that remain unsold at the end of the offering.

                                  SIGNATURES
                                  ----------


     Pursuant to the requirements of the Securities Act of 1933, Colony Bankcorp, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Fitzgerald, State of Georgia, on the 16th day of July, 1996.


                             COLONY BANKCORP, INC.


                             BY:    /s/ James D. Minix
                                -------------------------
                                JAMES D. MINIX, President

                               POWER OF ATTORNEY
                               -----------------


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James D. Minix, Terry L. Hester and Ben B. Mills, Jr., jointly and severally, his or her attorneys-in-fact, with power of substitution for him or her in any and all capacities, to sign any amendment to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and affirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 16th day of July, 1996.



/s/James D. Minix
- -----------------------------
JAMES D. MINIX                                    President, Chief Executive
                                                  Officer, and Director

/s/Ben B. Mills, Jr.
- -----------------------------
BEN B. MILLS, JR.                                 Director and Secretary


/s/Terry L. Hester
- -----------------------------
TERRY L. HESTER                                   Director and Treasurer
                                                  (Chief Financial & Accounting
                                                  Officer)


/s/Paul Branch, Jr.
- -----------------------------
PAUL BRANCH, JR.                                  Director

/s/Terry Coleman
- -----------------------------
TERRY COLEMAN                                     Director

/s/L. Morris Downing, Jr.
- -----------------------------
L. MORRIS DOWNING, JR.                            Director

/s/Milton N. Hopkins, Jr.
- -----------------------------
MILTON N. HOPKINS, JR.                            Director

/s/Harold E. Kimball
- -----------------------------
HAROLD E. KIMBALL                                 Director

/s/Marion H. Massee, III
- -----------------------------
MARION H. MASSEE, III                             Director

/s/Ralph D. Roberts
- -----------------------------
RALPH D. ROBERTS                                  Director

/s/W. B. Roberts, Jr.
- -----------------------------
W. B. ROBERTS, JR.                                Director

/s/R. Sidney Ross
- -----------------------------
R. SIDNEY ROSS                                    Director

/s/Joe K. Shiver
- -----------------------------
JOE K. SHIVER                                     Director

                                 EXHIBIT INDEX
                                 -------------

Exhibit
- -------




2.(a)     Agreement and Plan of Reorganization dated
          June 4, 1996, by and among Colony Bankcorp,
          Inc., Broxton State Bank and Broxton
          Interim, Inc., which Agreement is included as Appendix "B" to the Proxy Statement included in this Registration Statement.

2.(b)     Form of Proxy.

3.(a)     Articles of Incorporation and Bylaws of
          Registrant - Incorporated by reference to the Registration Statement filed by Colony
          Bankcorp, Inc. on Form SB-2, Commission File
          No. 33-96360.

  (b) By-Laws of Registrant - Incorporated by reference to the Registration Statement filed by Colony
          Bankcorp, Inc. on forms SB-2, Commission File
          No. 33-96360.


5.        Opinion and consent of Martin, Snow, Grant
          & Napier as to the legality of the
          Securities registered hereby.

8.        Opinion and consent of Martin, Snow, Grant
          & Napier as to the federal income tax
          consequences of the transaction to the
          Shareholders of Broxton State Bank.

10.       Colony Bankcorp Profit Sharing and
          Stock Bonus Plan - Incorporated by reference to the Registration Statement filed by Colony
          Bankcorp, Inc. on Form SB-2, Commission File
          No. 33-96360.

15.(a)    The acknowledgement of Nichols, Cauley
          & Associates, P.C. of the awareness of the use in the registration statement of a report on unaudited interim financial information is contained in the consent of that firm filed as Exhibit 23(b).

21.       Subsidiaries of Colony Bankcorp, Inc.

23.       (a)  Consent of McNair, McLemore,
          Middlebrooks & Co. to use of financial
          statements.

          (b)  Consent of Nichols, Cauley & Associates,
          P.C. to use of financial statements.

          The consents of Martin, Snow, Grant & Napier are contained in the opinions of such firm filed or to be filed as Exhibits "5" and "8".
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